As Filed With the Securities and Exchange Commission on January 18, 2000
                                               Registration No. 333-
-----------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                          --------------------------

                                   FORM S-4
                            REGISTRATION STATEMENT
                                    UNDER
                          THE SECURITIES ACT OF 1933

                          --------------------------

                               BIORELEASE CORP.
            (Exact name of Registrant as specified in its charter)

         DELAWARE                      2836                   88-0218411
     (State or other             (Primary Standard         (I.R.S. Employer
jurisdication of incorpo-    Industrial Classification      Identification
 ration or organization)             Code No.)                  Number)

                        340 Granite Street, Suite 200,
                             Manchester, NH 03102
                                (603) 641-8443
             (Address, including zip code, and telephone number,
      including area code, of Registrant's principal executive offices)

                          --------------------------

                               R. Bruce Reeves
                               Biorelease Corp.
                        340 Granite Street, Suite 200,
                             Manchester, NH 03102
                                (603) 641-8443
          (Name, address, including zip code, and telephone number,
                  including area code, of agent for service)

                          --------------------------

                                  COPIES TO:
    Gary D. Bruhn, Esq.                                John Lowy, Esq.
    Berry Moorman P.C.                                 645 Fifth Avenue
    600 Woodbridge                                     Suite 403
    Detroit, MI 48226                                  New York, NY 10022
                          --------------------------

      APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
As soon as practicable after the effectiveness of this Registration Statement and the effective time ("Effective Time") of the Merger (the "Merger") of Polar Molecular Corporation ("PMC"), with and into Biorelease Corp. ("Biorelease"), as described in the Agreement and Plan of Merger dated as of July 26, 1999.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

                          --------------------------



                       CALCULATION OF REGISTRATION FEE
-----------------------------------------------------------------------------
  Title of                         Proposed        Proposed
 each class                         maximum          maximum
of securities      Amount          offering       aggregate      Amount of
   to be            to be            price          offering    registration
 registered      registered       per unit (1)      price (1)       fee
-----------------------------------------------------------------------------
Common Stock    13,620,000 (2)    $.1175 (3)       $1,600,350    $   422.49
Common Stock     1,550,174 (4)    $ 2.45 (5)       $3,803,412    $ 1,002.65
Common Stock     1,666,667 (6)    $ 3.00 (7)       $5,000,000    $ 1,320.00
Common Stock       500,000 (8)    $ 4.00 (9)       $2,000,000    $   528.00
                                                                 ----------
         TOTAL                                                   $ 3,273.15
-----------------------------------------------------------------------------

         (1) Estimated solely for the purposes of calculating the registration fee.

         (2) Represents the maximum number of shares of common stock of Biorelease (the "Biorelease common stock") issuable on consummation of the Merger to the holders of common stock of PMC ("PMC common stock") and the holders of options to purchase PMC common stock that have an exercise price of less than $.20 per share of PMC common stock.

         (3) Pursuant to Rules 457(f)(1) and 457(c) under the Securities Act, the registration fee was calculated based on $.1175, the average of the closing bid and ask prices for shares of Biorelease common stock on the Nasdaq OTCBB on January 12, 2000.

         (4) Represents shares of Biorelease common stock issuable upon the exercise of PMC stock options with an exercise price of at least $.20 per PMC share that, as a result of the Merger, will be converted into options to purchase these shares of Biorelease common stock.

         (5) Represents the weighted average exercise price of these options.

         (6) Represents shares of Biorelease common stock into which shares of Biorelease Series A Convertible Preferred Stock may be converted. Pursuant to the Merger, the Biorelease Series A Convertible Preferred Stock will be issued to the holders of shares of PMC Series A Convertible Preferred Stock.

         (7) The conversion price of the Biorelease Series A Convertible Preferred Stock.

         (8) Represents shares of Biorelease common stock issuable upon the exercise of Biorelease Class A Common Stock Purchase Warrants. Pursuant to the Merger, those warrants will be issued to the holders of the PMC Class A Common Stock Purchase Warrants.

         (9) Represents the exercise price of these Common Stock Purchase Warrants.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.


                                      2


                               BIORELEASE CORP.
January __, 2000

To the Stockholders of Biorelease Corp.:

On July 26, 1999, Biorelease and Polar Molecular Corporation ("PMC") entered into an Agreement and Plan of Merger (the "Merger Agreement") whereby PMC will be merged into Biorelease. The Board of Directors of Biorelease is seeking your vote for approval of this important transaction.

If the Merger is effected, PMC stockholders will become stockholders of Biorelease and the name of Biorelease will be changed to "Polar Molecular Corporation". As more fully set forth in the accompanying document, the existing shareholders of PMC will receive approximately 91.5% of the then outstanding shares of our common stock and various consultants that have provided services to us in connection with the Merger will receive approximately 5.2% of the then outstanding shares of our common stock.

Biorelease stockholders are being asked, at a special meeting of Biorelease's stockholders, to approve: (i) the merger of PMC into Biorelease (the "Merger") in accordance with the Merger Agreement, which would include changing the name of Biorelease to "Polar Molecular Corporation" and the issuance of shares of Biorelease common stock, preferred stock, stock options and warrants to PMC stockholders and security holders in accordance with the Merger Agreement; (ii) a proposal to amend Biorelease's certificate of incorporation to authorize 1,000,000 shares of Preferred Stock (the "Charter Amendment"); (iii) a proposal to reverse split the currently outstanding shares of Biorelease common stock on a 1-for-25 basis (the "Reverse Stock Split"); (iv) the election of certain persons selected by PMC (the "PMC Nominees") to Biorelease's Board of Directors; and (v) such other business as may properly come before the meeting or any postponement or adjournment thereof. The approval of the Charter Amendment and the Reverse Stock Split and the election of the PMC Nominees is contingent upon the approval of the Merger by the Shareholders of both corporations.

THE BOARD OF DIRECTORS OF BIORELEASE HAS UNANIMOUSLY APPROVED THE MERGER, THE CHARTER AMENDMENT, THE REVERSE STOCK SPLIT AND THE ELECTION OF THE PMC NOMINEES AND RECOMMENDS A VOTE FOR APPROVAL OF THOSE PROPOSALS.

You can find the full text of the Merger Agreement at the back of this document in Annex A.

Whether or not you plan to attend the special meeting, please take the time to vote on the proposals submitted to Biorelease stockholders by completing and mailing the enclosed proxy card. If you sign, date and mail your proxy card without indicating how you wish to vote, your proxy will be counted as a vote in favor of all of the proposals. If you fail to return a properly executed proxy card, it will have the same effect as a vote against the Merger, the Charter Amendment and the Reverse Stock Split. YOUR VOTE IS VERY IMPORTANT.

The date, time and place of the Biorelease special meeting is February __, 2000, 11:00 a.m., Eastern time, at ___________________.

This document provides you with detailed information about the Merger and the other proposals. We encourage you to read this entire document carefully. Stockholders who have questions about the Merger and other proposals should call Biorelease's Investor Relations Department at (603) 641-8443.

                                             Sincerely,

                                             /s/ R. Bruce Reeves,
                                             --------------------------------
                                             President




                         POLAR MOLECULAR CORPORATION

January __, 2000

To the Stockholders of Polar Molecular Corporation:

On July 26, 1999, Polar Molecular Corporation ("PMC") and Biorelease Corp. ("Biorelease") entered into an Agreement and Plan of Merger (the "Merger Agreement") whereby PMC would be merged into Biorelease (the "Merger") and the name of Biorelease would be changed to "Polar Molecular Corporation". The Board of Directors of PMC is seeking your vote for approval of this important transaction.

If the Merger is effected, PMC will no longer separately exist and the PMC stockholders will become stockholders of Biorelease. As more fully set forth in the accompanying document, the shares of PMC common stock will be converted into shares of Biorelease common stock, the outstanding shares of PMC preferred stock would be converted into shares of Biorelease preferred stock and the existing options and warrants to purchase PMC common stock would be converted into options and warrants to purchase Biorelease common stock. As a result, the shareholders of PMC would receive approximately 91.5% of the shares of Biorelease common stock that would be outstanding after the Merger.

PMC stockholders are being asked, at a special meeting of PMC's stockholders, to approve the terms of the Merger as provided in the Merger Agreement and any other business as may properly come before the meeting or any postponement or adjournment thereof.

THE BOARD OF DIRECTORS OF PMC HAS UNANIMOUSLY APPROVED THE MERGER AND RECOMMENDS A VOTE FOR APPROVAL OF THE MERGER.

You can find the full text of the Merger Agreement at the back of this document in Annex A.

Whether or not you plan to attend the special meeting, please take the time to vote on the proposal submitted to PMC stockholders by completing and mailing the enclosed proxy card. If you sign, date and mail your proxy card without indicating how you wish to vote, your proxy will be counted as a vote in favor of the Merger. If you fail to return a properly executed proxy card, it will have the same effect as a vote against the Merger. YOUR VOTE IS VERY IMPORTANT.

The date, time and place of the PMC special meeting is February __, 2000 at 9:00 a.m., Mountain time, at __________________.

This document provides you with detailed information about the Merger. We encourage you to read this entire document carefully. Stockholders who have questions about the Merger should call Mark Nelson, President of PMC, at
(303) 804-3804.

                                             Sincerely,

                                             /s/ Mark L. Nelson,
                                             --------------------------------
                                             Chairman and President

                                      2


                               BIORELEASE CORP.

  NOTICE OF SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON FEBRUARY __, 2000

NOTICE IS HEREBY GIVEN, that a special meeting of the stockholders of Biorelease Corp. ("Biorelease") will be held on February __, 2000 at __________________________________, commencing at 11:00 a.m., Eastern time, to consider the following:

o To approve the merger of Polar Molecular Corporation ("PMC") into Biorelease (the "Merger") in accordance with the Agreement and Plan of Merger dated July 26, 1999 between PMC and Biorelease (the "Merger Agreement"), a copy of which is attached hereto as Annex A. As a result of the Merger, Biorelease will be the surviving corporation but its name will be changed to "Polar Molecular Corporation." The holders of PMC common stock would receive shares of Biorelease common stock, the holders of PMC Series A Preferred Stock would receive shares of Biorelease Series A Preferred Stock and the holders of options and warrants to purchase PMC common stock would receive options and warrants to purchase shares of Biorelease common stock. Biorelease has also agreed, if the Merger is approved, to issue shares of Biorelease common stock to various consultants who have assisted Biorelease in connection with the Merger. If all then outstanding options were exercised and all authorized Series A Convertible Preferred Stock was issued and converted into Biorelease common stock and all authorized Class A Common Stock Purchase Warrants were issued and exercised, the holders of the common stock, preferred stock, options and warrants of PMC would own approximately 92.9% of the shares of Biorelease common stock that would then be outstanding, those consultants would own approximately 4.2% of those shares and the current shareholders and option holders of Biorelease would own approximately 2.9% of those shares.

o Subject to approval of the Merger by the shareholders of both companies, to approve an amendment (the "Charter Amendment") to the certificate of incorporation of Biorelease to authorize 1,000,000 shares of preferred stock.

o Subject to approval of the Merger by the shareholders of both companies, to reverse split the outstanding shares of Biorelease common stock on a 1-for-25 basis (the "Reverse Stock Split").

o Subject to approval of the Merger by the shareholders of both companies, to elect to Biorelease's Board of Directors seven persons (the "PMC Nominees") that have been selected by PMC. The existing directors of PMC will resign, so that the PMC Nominees will be the only directors.

o To transact such other business as may properly come before the special meeting or any adjournments thereof.

The Board of Directors has fixed the close of business on December _________, 1999 as the record date (the "Record Date") for determination of the stockholders entitled to notice of and to vote at the special meeting.


                                      3


The approval of the Merger, the Charter Amendment and the Reverse Stock Split will require the affirmative vote of the holders of a majority of the outstanding shares of Biorelease common stock. The election of the PMC Nominees will require them to receive more votes than any other persons nominated for election as directors. The consummation of the Merger is conditioned upon the approval of the Charter Amendment and the Reverse Stock Split and election of the PMC Nominees.

Holders of Biorelease common stock will be entitled to appraisal rights in connection with the Merger.

By action of the Board of Directors,

/S/ R. BRUCE REEVES
--------------------------------
President and CEO

Manchester, N.H.
January __, 2000


IMPORTANT

WHETHER OR NOT YOU EXPECT TO ATTEND THE BIORELEASE SPECIAL MEETING, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND PROMPTLY RETURN IT IN THE POSTAGE-PAID ENVELOPE PROVIDED FOR THAT PURPOSE, SO AS TO BE RECEIVED NO LATER THAN FEBRUARY __, 2000. TO AVOID ADDITIONAL EXPENSE TO BIORELEASE, WE ASK FOR YOUR COOPERATION IN PROMPTLY MAILING YOUR PROXY CARD.


                                      4


                         POLAR MOLECULAR CORPORATION

  NOTICE OF SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON February __, 2000

NOTICE IS HEREBY GIVEN that a special meeting of the stockholders of Polar Molecular Corporation ("PMC") will be held on February __, 2000, at _____________________ located at ________________ ______________________, commencing at 11:00 a.m., Eastern Standard time, to consider the following matters:

o To approve the Merger (the "Merger") of Polar Molecular Corporation into Biorelease Corp. ("Biorelease") in accordance with the Agreement and Plan of Merger dated July 26, 1999 between PMC and Biorelease (the "Merger Agreement"), a copy of which is attached hereto as Annex A. As a result of the Merger, Biorelease will be the surviving corporation but its name will be changed to "Polar Molecular Corporation." The holders of PMC common stock would receive shares of Biorelease common stock, the holders of PMC Series A Preferred Stock would receive shares of Biorelease Series A Preferred Stock and the holders of options and warrants to purchase PMC common stock would receive options and warrants to purchase shares of Biorelease common stock. If all then outstanding options were exercised and all authorized Series A Convertible Preferred Stock was issued and converted into Biorelease common stock and all authorized Class A Common Stock Purchase Warrants were issued and exercised, the holders of the common stock, preferred stock, options and warrants of PMC would own approximately 92.9% of the shares of Biorelease common stock that would then be outstanding.

o To transact such other business as may properly come before the special meeting or any adjournments thereof.

The Board of Directors has fixed the close of business on December ______, 1999 as the record date (the "Record Date") for determination of the stockholders entitled to notice of and to vote at the special meeting.

The approval of the Merger will require the affirmative vote of the holders of a majority of the shares of PMC common stock outstanding as of the Record Date.

Holders of PMC common stock will be entitled to dissenters' rights under the Utah Revised Business Corporation Act.

By action of the Board of Directors,

/s/ Mark L. Nelson
--------------------------------
Chairman and President

Denver, Colorado
January __, 2000


                                      5


                                  IMPORTANT

WHETHER OR NOT YOU EXPECT TO ATTEND THE PMC SPECIAL MEETING, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND PROMPTLY RETURN IT IN THE POSTAGE-PAID ENVELOPE PROVIDED FOR THAT PURPOSE, SO AS TO BE RECEIVED NO LATER THAN FEBRUARY __, 2000. TO AVOID ADDITIONAL EXPENSE TO PMC, WE ASK FOR YOUR COOPERATION IN PROMPTLY MAILING IN YOUR PROXY CARD.










                                      6


                 SUBJECT TO COMPLETION DATED DECEMBER _, 1999

[PMC LOGO]                                                   [BIORELEASE LOGO]


               BIORELEASE CORP. AND POLAR MOLECULAR CORPORATION
   ------------------------ JOINT PROXY STATEMENT ------------------------

                         BIORELEASE CORP. PROSPECTUS

This Proxy Statement/Prospectus is being furnished to holders of common stock of Biorelease Corp., a Delaware corporation ("Biorelease"), in connection with a Special Meeting of Stockholders of Biorelease (the "Biorelease Special Meeting") to be held on February __, 2000 at ________________ commencing at 11:00 a.m., Eastern time, and at any adjournment or postponement thereof.

This Proxy Statement/Prospectus is also being furnished to holders of common stock of Polar Molecular Corporation, a Utah corporation ("PMC"), in connection with the Special Meeting of Stockholders of PMC (the "PMC Special Meeting") to be held on February __, 2000, at _____________, commencing at 11:00 a.m., Eastern time, and at any adjournment or postponement thereof.

The Biorelease Special Meeting and the PMC Special Meeting have been called to consider and vote upon the proposals set forth in the attached notices of those meetings. Those proposals relate to the approval of a proposed merger of PMC into Biorelease. A copy of the Merger Agreement that sets forth the terms and conditions of that proposed Merger is attached to this Proxy Statement/Prospectus as Annex A and is incorporated herein by reference. In addition to voting on the Merger, the stockholders of Biorelease will also be asked to approve, subject to approval of the Merger, the authorization of preferred stock (the "Charter Amendment"), a 1-for-25 Reverse Stock Split of outstanding shares of Biorelease common stock (the "Reverse Stock Split") and the election of certain persons designated by PMC (the "PMC Nominees") to the Biorelease Board of Directors.

The Merger cannot be completed unless holders of a majority of the outstanding shares of PMC common stock on the Record Date affirmatively vote to approve the Merger and a majority of the outstanding shares of Biorelease common stock on the Record Date affirmatively vote to approve the Merger, the Charter Amendment and the Reverse Stock Split and the Biorelease stockholders elect the PMC Nominees. Pursuant to the Merger Agreement, Biorelease would be the surviving corporation but its name would then be changed to "Polar Molecular Corporation". The effect of the Merger, the Charter Amendment, the Reverse Stock Split and the election of the PMC Nominees is that the current holders of PMC securities will effectively control Biorelease. See "Proposal One-Approval of the Merger and Related Transactions-General."

The Board of Directors of both PMC and Biorelease have unanimously approved the Merger and recommend a vote for approval of the proposals that the stockholders of Biorelease and PMC are being asked to approve.


                                      7

Your approval of the Merger is equivalent to a purchase of securities of the combined companies. This involves a high degree of risk. See "Risk Factors," beginning on page __.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this document is truthful or complete. Any representation to the contrary is a criminal offense

Biorelease common stock is listed on the OTC Bulletin Board ("OTCBB") under the symbol "BRLZ." PMC common stock is not publicly traded.

This document gives you detailed information about the proposed Merger. We encourage you to read this entire document carefully. Please see "Where You Can Find More Information" on page ___ for additional information about Biorelease on file with the Securities and Exchange Commission.

This Proxy Statement/Prospectus and the accompanying forms of proxy are first being mailed to Biorelease and PMC stockholders on or about January __, 2000.


                                      8


                     WHERE YOU CAN FIND MORE INFORMATION

Biorelease files annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). You may read and copy any reports, statements or other information filed by Biorelease at the Commission's public reference rooms in Washington, D.C., New York City and Chicago. Please call the Commission at 1-800-SEC-0330 for further information on the public reference rooms. Biorelease's filings are also available to the public from commercial document retrieval services and at the Internet web site maintained by the Commission at http://www.sec.gov.

Biorelease filed a Registration Statement on Form S-4 (the "Registration Statement") to register with the Commission the Biorelease common stock to be issued to PMC stockholders in the Merger . This Proxy Statement/Prospectus is a part of that Registration Statement and constitutes a prospectus of Biorelease in addition to being a proxy statement of Biorelease for the Biorelease Special Meeting and a proxy statement of PMC for the PMC Special Meeting. As allowed by the Commission's rules, this Proxy Statement/Prospectus does not contain all of the information you can find in the Registration Statement or the exhibits to the Registration Statement. This Proxy Statement/Prospectus summarizes some of the documents that are exhibits to the Registration Statement, and you should refer to the exhibits for a more complete description of the matters covered by those documents.

Biorelease has also filed a Registration Statement on Form S-1 (the "Spinoff Registration Statement") to register with the Commission the shares of capital stock of Biorelease's operating subsidiary, Biorelease Technologies, Inc. ("BTI"), that it intends to distribute to the shareholders of Biorelease. The prospectus contained in the Spinoff Registration Statement contains information about the business and financial condition of BTI. That prospectus will be distributed to the shareholders of Biorelease and will be provided to any shareholder of PMC who desires one.

Biorelease has supplied all information contained in this Proxy
Statement/Prospectus relating to Biorelease and PMC has supplied all such information relating to PMC.

Neither Biorelease nor PMC has authorized anyone to give any information regarding the solicitation of proxies or the offering of shares of Biorelease common stock that is different from what is contained in this Proxy Statement/Prospectus. This Proxy Statement/Prospectus is not an offer to sell or a solicitation of anyone to whom it would be unlawful to make an offer of solicitation. You should not assume that the information contained in this Proxy Statement/Prospectus is accurate as of any time after the date of this Proxy Statement/ Prospectus, and neither the mailing of this Proxy Statement/Prospectus to PMC stockholders or Biorelease stockholders nor the issuance of Biorelease common stock in the Merger should create any implication to the contrary.


                                      9


                              TABLE OF CONTENTS

WHERE YOU CAN FIND MORE INFORMATION..........................................9
SUMMARY.....................................................................15
    The Companies (Pages __ and ___)........................................15
    The Merger (Page __)....................................................16
    The Results of the Merger, Charter Amendment, Reverse Stock
      Split and Election of the PMC Nominees................................16
    What PMC Stockholders Will Receive in the Merger (Page __)..............18
    Risks of the Merger (Page __)...........................................18
    The PMC Special Meeting (Page __).......................................18
    The Biorelease Special Meeting (Page __)................................18
    Record Date for Voting..................................................18
    Stockholder Vote Required to Approve the Merger (Page __)...............19
    Reasons for the Merger; Recommendation to PMC Stockholders (Page __)....19
    Conditions to the Merger (Page __)......................................19
    Termination of the Merger Agreement (Page __)...........................19
    Regulatory Approvals (Page __)..........................................20
    Accounting Treatment (Page __)..........................................20
    Important Federal Income Tax Consequences (Page __).....................20
    Appraisal Rights (Page __)..............................................20
    Comparative Per Share Data and Market Price Information
      (Pages ___ And ___)...................................................20
    Forward-Looking Statements May Prove Inaccurate.........................20
    Who Can Help Answer Your Questions......................................21
    Summary Historical Consolidated Financial Data..........................21
    Biorelease..............................................................22
    PMC.....................................................................22
RISK FACTORS................................................................22
    Risks Related to the Merger.............................................23
       Fixed Exchange Ratio.................................................23
       No Assurance of Market for Common Stock..............................23
       Volatility of Stock Prices...........................................23
       Market Restrictions on Broker-Dealers................................24
       Listing on NASDAQ Small Cap Market...................................24
       Tax Consequences.....................................................24
    Risks Relating to Biorelease............................................25
       Biorelease's Independent Auditors Expressed Doubt Over
         Biorelease's Ability to Continue as a Going Concern................25
    Risks Relating to PMC...................................................25
       PMC's Independent Auditors Expressed Doubt Over PMC's Ability
         to Continue as a Going Concern.....................................25
       Limited Operating History; Cumulative Net Loss.......................25
       Additional Financing.................................................26
       Competition..........................................................26
       Proprietary Rights; Risks of Infringement............................26
       Dependence on Outside Contractors....................................27
       Possible Shortage of Chemical Supplies...............................27


                                     10


       Dependence on Management.............................................27
       Control by Management................................................27
       Non-Arm's Length Transactions........................................28
MARKET PRICE AND DIVIDEND INFORMATION.......................................28
    Biorelease..............................................................28
    PMC.....................................................................29
    Stockholders............................................................29
    Dividends...............................................................29
THE PMC SPECIAL MEETING.....................................................29
    General.................................................................29
    Record Date and Outstanding Shares......................................30
    Voting of Proxies.......................................................30
    Quorum Required.........................................................31
    Vote Required...........................................................31
    Abstentions; Broker Non-Votes...........................................31
    Solicitation of Proxies and Expenses....................................32
THE BIORELEASE SPECIAL MEETING..............................................32
    General.................................................................32
    Record Date and Outstanding Shares......................................33
    Voting of Proxies.......................................................33
    Quorum Required.........................................................34
    Vote Required...........................................................34
    Abstentions; Broker Non-Votes...........................................34
    Solicitation of Proxies and Expenses....................................35
PROPOSAL ONE - APPROVAL OF THE  MERGER AND RELATED TRANSACTIONS.............35
    General.................................................................35
    Background of the Merger................................................37
    Reasons for the Merger..................................................38
    Biorelease's Reasons for the Merger.....................................39
    PMC's Reasons for the Merger............................................39
    Recommendation of the PMC Board.........................................39
    Recommendation of the Biorelease Board..................................40
    Interests of Certain Persons in the Merger..............................40
    Certain Federal Income Tax Considerations...............................40
    Appraisal Rights for PMC Shareholders...................................42
    Appraisal Rights for Biorelease Shareholders............................43
    Effective Time..........................................................46
    Conversion of Shares of PMC Common Stock in the Merger..................46
    Conversion of Shares of PMC Series A Convertible Preferred
      Stock in the Merger...................................................47
    Assumption of Stock Options and Warrants................................47
    Representations and Warranties..........................................47
    Conduct of Biorelease's and PMC's Business Prior to the Merger..........48
    Conditions To The Merger................................................48
    Termination of the Merger Agreement.....................................50
    Fees and Expenses.......................................................51
    Accounting Treatment....................................................52


                                     11


    Restrictions on Resale of Biorelease Common Stock.......................52
DESCRIPTION OF BIORELEASE CAPITAL STOCK.....................................52
    Common Stock............................................................52
    Preferred Stock.........................................................53
    Effect of Delaware Antitakeover Statute.................................53
    Transfer Agent..........................................................53
DESCRIPTION OF PMC CAPITAL STOCK............................................53
    Common Stock............................................................53
    Preferred Stock.........................................................54
    Series A Convertible Preferred Stock....................................54
       General..............................................................54
       Rank.................................................................54
       Dividends Payable in Cash and Restricted Stock.......................55
       Preference on Liquidation............................................56
       Voting...............................................................56
       Redemption by the Company............................................56
       Conversion...........................................................56
    Warrants................................................................57
       General..............................................................57
       Exercise Price and Period............................................57
       Restricted Shares and Registration Rights............................58
    Dividend Policy.........................................................58
    Transfer Agent and Registrar............................................58
COMPARATIVE RIGHTS OF STOCKHOLDERS OF PMC AND BIORELEASE....................58
    The Charters and Bylaws of PMC and Biorelease...........................58
    Certain Differences Between Delaware and Utah Corporation Law...........59
BIORELEASE STOCK OWNERSHIp..................................................63
    Beneficial Ownership....................................................64
PMC STOCK OWNERSHIp.........................................................65
HISTORICAL FINANCIAL INFORMATION............................................68
    Selected Financial Information of Biorelease............................68
    Biorelease Management's Discussion and Analysis of Financial
         Condition and Results of Operations................................69
       Results of Operations - General......................................69
       Year Ended June 30, 1999 Compared to the Year Ended June 30, 1998....70
       Liquidity and Capital Resources......................................71
       Effect of Inflation..................................................71
       Biorelease's Changes in and Disagreements With Accountants on
         Accounting and Financial Disclosures...............................71
    Selected Financial Information of PMC...................................71
    PMC Management's Discussion and Analysis of Financial Condition
      and Results of Operations.............................................72
       Liquidity and Capital Resources......................................72
       Results of Operations - Years ended March 31, 1998 and 1999..........73
       Results of Operations -Six Months Ended September 30,
         1998 and 1999......................................................74
       Year 2000............................................................74


                                     12


PRO FORMA COMBINED FINANCIAL INFORMATION....................................75
BUSINESS OF BIORELEASE......................................................79
    General.................................................................79
BUSINESS OF PMC.............................................................79
    General.................................................................80
    Background..............................................................80
    Industry and Product Background.........................................81
       Octane Numbers and Octane Requirement Increase.......................81
       Phase Out of Lead as a Fuel Additive.................................81
       Other Regulatory and Market Trends...................................82
    Products................................................................83
       DurAlt(R)Fuel Conditioner............................................83
       DurAlt(R)Concentrated Fuel Conditioner...............................84
       DuraFlo(R)...........................................................84
       DuraSta(R)...........................................................85
       DuraKleen............................................................85
    Marketing...............................................................85
    Production..............................................................88
    Patents & Trademarks....................................................88
    Competition.............................................................88
    Employees...............................................................89
PMC MANAGEMENT..............................................................89
    Directors and Executive Officers........................................89
    Board Compensation......................................................92
    Board Committees and Corporate Governance...............................92
    Executive Compensation..................................................92
    Employee Stock Option Plan..............................................94
    Indemnification of Directors and Officers...............................95
    PMC Certain Transactions................................................96
       Patent Assignments and License.......................................96
       Other Stock Options..................................................97
PROPOSAL TWO -- APPROVAL OF THE CHARTER AMENDMENT TO AUTHORIZE
  1,000,000 SHARES OF PREFERRED STOCK.......................................98
    General.................................................................98
    Effect on Common Stock..................................................99
    Authorization of Series A Convertible Preferred Stock..................100
       General.............................................................100
       Rank................................................................100
       Dividends Payable in Cash and Restricted Stock......................100
       Preference on Liquidation...........................................101
       Voting..............................................................101
       Redemption by Biorelease............................................102
       Conversion..........................................................102
       Registration Rights.................................................102
    Authorization of "Blank Check"Preferred Stock..........................103
    Vote Required and Effective Date.......................................103


                                     13


    Recommendation.........................................................104
PROPOSAL THREE - ADOPTION OF THE REVERSE STOCK SPLIT.......................104
    General................................................................104
    Reasons for the Reverse Stock Split Amendment..........................104
    Potential Effects of the Reverse Stock Split...........................105
    Shares of Common Stock Issued and Outstanding or Held as
      Treasury Shares......................................................105
    Increase of Shares of Common Stock Available for Future Issuance.......106
    Effectiveness of the Reverse Stock Split...............................106
    Fractional Shares......................................................107
    Certain Federal Income Tax Consequences................................107
    No Appraisal Rights....................................................107
    Recommendation of the Board of Directors...............................107
PROPOSAL FOUR - ELECTION OF PMC NOMINEES...................................108
    Information Concerning Nominees........................................108
    Recommendation.........................................................108
LEGAL MATTERS..............................................................108
EXPERTS....................................................................108
INDEX TO CONSOLIDATED FINANCIAL STATEMENTS.................................110

ANNEX A - RESTATED AGREEMENT AND PLAN OF REORGANIZATION BY AND AMONG BIORELEASE CORP AND POLAR MOLECULAR CORPORATION, DATED AS OF JULY 26, 1999

ANNEX B - PART 13 OF THE UTAH REVISED BUSINESS CORPORATION ACT REGARDING APPRAISAL RIGHTS OF PMC SHAREHOLDERS

ANNEX C - SECTION 262 OF THE DELAWARE GENERAL CORPORATION LAW REGARDING APPRAISAL RIGHTS OF BIORELEASE SHAREHOLDERS

ANNEX D - FORM OF CHARTER AMENDMENT


                                     14


                                   SUMMARY

This summary highlights selected information from this document and may not contain all of the information that is important to you. To understand the proposed Merger fully and for a more complete description of the terms of the proposed Merger, you should carefully read the entire document and the documents we have referred you to. See "Where You Can Find More Information" (page __). The Merger Agreement is attached as Annex A to this document. We encourage you to read the Merger Agreement. It is the legal document that governs the proposed Merger.

The Companies (Pages __ and ___)


Biorelease Corporation
304 Granite St., Suite 200
Manchester, N.H. 03102-4004
(603) 641-8443

Biorelease is currently engaged, on a limited basis through its subsidiary, Biorelease Technologies, Inc. ("BTI"), in the development and licensing of biotechnology-related products. The only business carried out by Biorelease is the limited business conducted by BTI. Prior to the effective date of the Merger, Biorelease will distribute to its shareholders all of its capital stock of BTI. As a result, Biorelease will not have any operating business as of the effective date of the Merger.

Because Biorelease will not have any operating business as of the effective date of the Merger, a description of the current business of Biorelease is not contained herein. Biorelease has filed a registration statement with the Securities and Exchange Commission with respect to its plan to distribute the shares of its operating subsidiary, BTI, to the persons who were shareholders of Biorelease prior to the Merger. That registration statement contains information regarding the business of BTI. The prospectus contained in that Registration Statement will be distributed to all of the Biorelease shareholders before the Biorelease Special Meeting. Any shareholder of PMC who desires a copy of that prospectus with information about the business of BTI may obtain one by contacting Biorelease or by viewing it on the Commission's website at www.sec.gov.

Polar Molecular Corporation
4600 S. Ulster Street, Suite 700
Denver, Colorado 80237
Tele:  (303) 804-3804

PMC develops and markets fuel additives. PMC's primary product, DurAlt(R) FC, is a fuel additive that has been widely tested for both performance and environmental impact over the past 10 years by independent laboratories, major oil companies and major engine manufacturers. DurAlt(R) FC has been shown to enhance fuel combustion efficiency, reduce octane requirement increase ("ORI") and thereby enable engines to run properly on lower octane fuel that has been treated with DurAlt(R) FC. The phasing out of the use of MTBE as a smog-fighting additive has recently been discussed by EPA, the State of California and others. MTBE, which is used in U.S. motor gasolines at 5 to 15% by volume, is also used as an octane booster. PMC believes


                                     15


that the potential elimination of MTBE from the available "octane pool" represents an important market opportunity for PMC's DurAlt(R) FC technology. Industry leaders are now taking the position in private and industry discussions that the use of ORI (octane requirement increase) control additives such as DurAlt(R) FC represents the next frontier of additive technology to address issues related to the available octane pool and greenhouse gas reduction through improvement in fuel economy.

The Merger (Page __)


Biorelease and PMC have entered into the Merger Agreement, a copy of which is attached as Annex A at the back of this Proxy Statement/Prospectus. Pursuant to the Merger Agreement, PMC will be merged into Biorelease and Biorelease would then change its name to "Polar Molecular Corporation". We encourage you to read the Merger Agreement because it is the legal document that governs the proposed Merger.

The Results of the Merger, Charter Amendment, Reverse Stock Split and Election of the PMC Nominees

In order for the Merger to be completed, it must be approved by the shareholders of PMC and the shareholders of Biorelease and the Biorelease shareholders must also adopt the Charter Amendment and the Reverse Stock Split and elect the PMC Nominees. In addition, Biorelease has agreed, if the Merger is completed, to issue a total of 780,000 post-reverse split shares of Biorelease common stock (the "Consultant Shares") to certain persons who have assisted Biorelease and PMC in connection with the Merger. All of the proposals to be voted upon by the shareholders of both companies and the issuance of the Consultant Shares can therefore be viewed as parts of a single, larger transaction that would result in the following:

o Biorelease will be the surviving corporation in the Merger. The separate existence of PMC will terminate and all of its assets and liabilities will become assets and liabilities of Biorelease.

o     The name of Biorelease will be changed to "Polar Molecular
      Corporation". To reduce confusion, we will continue to refer to the surviving corporation as Biorelease in this document, even though it will then be called "Polar Molecular Corporation."

o The existing Biorelease Certificate of Incorporation, amended as provided herein, will continue as the Certificate of Incorporation of Biorelease after the Merger. The existing Bylaws of Biorelease will continue as the Bylaws of Biorelease after the Merger.

o As a result of the Charter Amendment, the Certificate of Incorporation of Biorelease will be amended to authorize the issuance of a total of 1,000,000 shares of preferred stock, including 100,000 shares of Series A Convertible Preferred Stock that will be issued to the holders of the existing PMC Series A Convertible Preferred Stock as part of the Merger.

o As a result of the Reverse Stock Split, the Pre-Merger holders of Biorelease common stock will receive one share of Post-Merger Biorelease common stock for each 25 shares of


                                     16


      Biorelease common stock owned by them. The existing shareholders of Biorelease will therefore receive, in the aggregate, approximately 484,970 shares of Post-Merger Biorelease common stock. That will be approximately 3.3% of the shares of common stock that will then be outstanding and approximately 2.6% of the shares of common stock that would then be outstanding if all options and warrants were exercised and all authorized shares of Series A Convertible Preferred Stock were issued and converted into common stock.

o Each outstanding share of PMC common stock (with all shares of PMC common stock issuable upon the exercise of options with an exercise price of less than $.20 per share deemed to be outstanding) will be converted into the right to receive approximately 0 .150 of a share of Post-Merger Biorelease common stock (the "Exchange Ratio"), with fractional shares rounded to the nearest whole share. The existing shareholders of PMC (including the holders of those options) will therefore receive, in the aggregate, 13,620,000 shares of Post-Merger Biorelease common stock. That will be approximately 91.5% of the shares of common stock that will then be outstanding and approximately 73% of the shares of common stock that would then be outstanding if all options and warrants were exercised and all authorized shares of Series A Convertible Preferred Stock were issued and converted into common stock.

o The persons who receive the Consultant Shares will receive, in the aggregate, 780,000 shares of Post-Merger Biorelease common stock. That will be approximately 5.2% of the shares of common stock that will then be outstanding and approximately 4.2% of the shares of common stock that would then be outstanding if all options and warrants were exercised and all authorized shares of Series A Convertible Preferred Stock were issued and converted into common stock.

o Each outstanding share of PMC Series A Convertible Preferred Stock will be converted into one share of Biorelease Series A Convertible Preferred Stock. The terms of the Biorelease Series A Convertible Preferred Stock is identical to the terms of the PMC Series A Convertible Preferred Stock that is being exchanged, with appropriate changes, based on the exchange ratio, in the number of shares issuable upon conversion of that Series A Preferred Stock.

o Each outstanding option or warrant to purchase PMC common stock (each a "PMC Option" or a "PMC Warrant") will be assumed by Biorelease and converted into an option or warrant to acquire the number of shares of Biorelease common stock as the holder would have been entitled to receive had the holder exercised that PMC Option or PMC Warrant in full immediately prior to the Merger.

o As the result of the election of the PMC Nominees and the resignation of the current Biorelease directors, the Board of Directors of Biorelease will consist of persons that have been selected by the current management of PMC. The current officers and directors of Biorelease will no longer be involved in the management of Biorelease after the Merger and will be replaced by persons selected by the PMC Nominees.


                                     17


o Separately, but as an integral part of the Merger, Biorelease will distribute all of BTI's capital stock to those persons who were shareholders of Biorelease before the Merger. As a result, Biorelease will no longer have any interest in the business that it currently conducts through BTI. The only business to be carried on by Biorelease after the Merger will be the business of PMC.

What PMC Stockholders Will Receive in the Merger (Page __)


Upon completion of the Merger, Biorelease will issue to PMC stockholders approximately 0 .150 shares of Biorelease common stock for each share of PMC common stock that they own. PMC common stockholders will not receive fractional shares. Instead, any fractional shares to which they would be entitled would be rounded to the nearest whole share. Each holder of shares of PMC Series A Preferred Stock will receive one share of Biorelease Series A Preferred stock for each share of PMC Series A Preferred Stock owned by you.

DO NOT SEND IN YOUR STOCK CERTIFICATES NOW. WHEN THE MERGER IS COMPLETED, BIORELEASE WILL SEND YOU WRITTEN INSTRUCTIONS FOR EXCHANGING YOUR STOCK CERTIFICATES.

Risks of the Merger (Page __)


In considering whether to approve the Merger, you should consider all of the risks of the Merger, including the possibility that no market will develop and that, if one develops, there may be fluctuations in the market price of Biorelease common stock. WE ENCOURAGE YOU TO READ ALL OF THE RISKS SET FORTH IN THIS PROXY STATEMENT/ PROSPECTUS BEGINNING ON PAGE __.

The PMC Special Meeting (Page __)


PMC will hold a special meeting of stockholders on __________, February __, 2000 at 9:00 a.m. at ________________________________________. At the special meeting, PMC stockholders will be asked to approve the Merger.

The Biorelease Special Meeting (Page __)


Biorelease will hold a special meeting of stockholders on __________, February __, 2000 at 9:00 a.m. at ________________________________________.
At the special meeting, Biorelease stockholders will be asked to approve the Merger and, subject to the approval of the Merger by the Biorelease shareholders and the PMC shareholders, the approval of the Charter Amendment, the Reverse Stock Split and the election of the PMC Nominees.

Record Date for Voting


You are entitled to vote at the PMC Special Meeting if you owned shares of PMC common stock as of the close of business on December __, 1999. You are entitled to vote at the Biorelease special meeting if you owned shares of Biorelease common stock as of the close of business on


                                     18


December __, 1999. On that date, there were _____ shares of PMC common stock outstanding and __________ shares of Biorelease common stock outstanding. Stockholders will have one vote at the special meeting for each share of common stock they owned on the record date.

Stockholder Vote Required to Approve the Merger (Page __)


The affirmative vote of the holders of a majority of the outstanding shares of PMC common stock and of Biorelease common stock is required to approve the Merger. Therefore, your abstention or failure to vote will have the effect of a vote against the Merger. Holders of PMC Series A Preferred Stock do not have the right to vote on the Merger.

Reasons for the Merger; Recommendation to PMC Stockholders (Page __)


The Board of Directors of PMC and of Biorelease have determined that the terms of the Merger and the Merger Agreement are in the best interests of PMC, Biorelease and their stockholders.

In reaching its decision, the PMC board of directors believed that the Merger would benefit PMC and its shareholders by providing a basis for the creation of a public market for the common stock of the post-merger company and that, if such a public market develops and is maintained, then its existence would increase shareholder liquidity and enable PMC to use shares of common stock to attract and retain qualified employees and sell shares of common stock to obtain additional funds that will be required to expand its business.

The board of directors of Biorelease believe that the Merger will benefit Biorelease and its shareholders by enabling them to participate in an operating business with growth potential.

However, the PMC and the Biorelease boards of directors also recognized that the potential benefits of the Merger may not be realized and that there are a number of other risks related to the Merger. See "Risk Factors--Risks Related to the Merger" at page __.

THE BOARD OF DIRECTORS OF BOTH PMC AND BIORELEASE RECOMMEND THAT YOU VOTE FOR APPROVAL OF THE MERGER AGREEMENT.

Conditions to the Merger (Page __)


The Merger will not be completed unless the conditions contained in the Merger Agreement are met, including the approval of the Merger by the stockholders of PMC and Biorelease, the approval of the Charter Amendment and Reverse Stock Split by the shareholders of Biorelease and the election of the PMC Nominees.
Some of these conditions may be waived by the company entitled to assert the condition.

Termination of the Merger Agreement (Page __)


PMC and Biorelease may together agree to terminate the Merger Agreement without completing the Merger. This is the case whether or not the PMC and/or Biorelease stockholders have approved the Merger Agreement. In addition, either company may terminate the Merger


                                     19


Agreement if the Merger is not completed on or before March 31, 2000 or if specified events occur before that date.

Regulatory Approvals (Page __)


No federal or state regulatory requirements, other than securities laws and regulations, must be complied with or federal or state approval obtained in connection with the Merger, other than the filing of articles of merger with the Secretary of State of Utah and the Secretary of State at Delaware after a favorable vote is obtained on the proposed Merger.

Accounting Treatment (Page __)


PMC and Biorelease intend the Merger to be accounted for as a purchase.

Important Federal Income Tax Consequences (Page __)


PMC and Biorelease intend the exchange of PMC common stock for Biorelease common stock (other than cash paid for fractional shares) and the exchange of PMC Series A Preferred Stock for Biorelease Series A Preferred Stock to be tax-free to PMC stockholders for federal income tax purposes.

Tax matters are very complicated and the tax consequences to you from the Merger will depend on your own circumstances. You should consult your tax advisors for a full understanding of all of the tax consequences to you from the Merger.

Appraisal Rights (Page __)


Under Delaware law, Biorelease stockholders have the right to object to the Merger and be paid cash for their shares in an amount determined in accordance with Delaware law.

Under Utah law, PMC shareholders will also have the right to object to the Merger and be paid cash for their shares in an amount determined in accordance with Utah law.

Comparative Per Share Data and Market Price Information (Pages ___ And ___)


The shares of PMC Common stock are not publicly traded. Shares of Biorelease common stock are quoted on the OTC Electronic Bulletin Board ("OTCBB"). On July 29, 1999, the last trading day before the announcement of the proposed Merger, Biorelease common stock had a bid price of $.016 per share. On January __, 2000, the latest practicable trading day before the printing of this Proxy Statement/Prospectus, Biorelease common stock had a bid price of $_____ per share.

Forward-Looking Statements May Prove Inaccurate


This document contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to expectations concerning matters that are not historical facts and are therefore subject to risks and uncertainties. When we


                                     20


use words such as "believes," "expects," "anticipates" or similar expressions, we are making forward-looking statements. Although each of Biorelease and PMC believes that the expectations reflected in such forward-looking statements are reasonable, neither can give any assurance that such expectations will prove to have been correct. Important factors that could cause actual results to differ materially from such expectations ("Cautionary Statements") are disclosed herein and therein, including, without limitation in conjunction with the forward-looking statements included under "Risk Factors." All forward-looking statements attributable to Biorelease are expressly qualified in their entirety by the Cautionary Statements described herein. All forward-looking statements attributable to PMC are expressly qualified in their entirety by the Cautionary Statements described herein.

Who Can Help Answer Your Questions


If you have questions about the Merger you should contact:

Biorelease Investor Relations             PMC Investor Relations
Biorelease Corp.                          Polar Molecular Corporation
340 Granite Street, Suite 200             4600 S. Ulster Street, Suite 700
Manchester, NH 03102                      Denver, Colorado 80237
(603) 641-8443                            (303) 804-3804
ATTN: R. Bruce Reeves                     ATTN: Mark L. Nelson

Summary Historical Consolidated Financial Data

The following tables summarize selected financial data of Biorelease and PMC, Biorelease derived its information from the audited financial statements of Biorelease for the years ended June 30, 1999 and 1998 and the unaudited financial statements for the three months ended September 30, 1999. PMC derived its information from the audited financial statements of PMC for the years ended March 31, 1999 and 1998 and the unaudited statement of operations for the six months ended September 30, 1999. The unaudited financial statements include all adjustments, consisting of normal recurring accruals, which Biorelease and PMC consider necessary for a fair presentation of their respective financial positions and results of operations for these periods. Operating results of PMC for the six months ended September 30, 1999 are not necessarily indicative of results that may be expected for the entire year ending March 31, 2000 or any other period. This information is only a summary and should be read in conjunction with each company's historical consolidated financial statements (and related notes) contained in this document.


                                     21



Biorelease

                                  Fiscal Year Ended June 30,   3 Months Ended September 30
                                  --------------------------   ---------------------------
                                      1999           1998            1999          1998
                                      ----           ----            ----          ----
                                                                  (unaudited)   (unaudited)
Statements of Income:
Total Revenues                    $  11,630      $  62,825      $      --      $   3,130
Gross Profit                          8,812         60,784             --          2,953
Operating Expenses                   22,794         63,117          5,637         13,533
Other (Income) Expenses            (326,731)         9,935             --          1,574
Net Income (Loss)                   312,749        (12,268)        (5,637)       (12,154)

                                                                        (Unaudited)
                                             June 30                    September 30
                                       ------------------           -------------------
                                       1999          1998           1999           1998
                                       ----          ----           ----           ----
                                                                (unaudited)     (unaudited)
Balance Sheet Data:
Working Capital                   $ 10,778       $(253,664)     $  6,471       $(261,086)
Total Assets                        33,653          60,674        23,731          56,836
Total Liabilities                   25,020         401,307        19,768         409,623
Stockholders' Equity (Deficit)       8,633        (340,633)        3,963        (352,787)

PMC

                                  Fiscal Year Ended March 31,  6 Months Ended September 30
                                  ---------------------------  ---------------------------
                                      1999           1998            1999          1998
                                      ----           ----            ----          ----
                                                                 (unaudited)    (unaudited)
Statements of Income:
Sales                             $   182,130    $   306,999    $    56,367    $    70,085
Gross Profit                          120,779        243,937         33,237         32,973
Selling, General and
        Administrative Expenses     1,114,742      1,272,651        585,280        609,432
Non-Recurring, Non-Cash Exp         3,419,205         66,825      1,189,225
Other (Income) Expenses               203,496        217,688         13,207         34,439
Net Income (Loss)                  (4,616,664)    (1,313,227)    (1,754,475)      (610,898)


                                            March 31                    September 30
                                       ------------------           -------------------
                                       1999          1998           1999           1998
                                       ----          ----           ----           ----
                                                                 (unaudited)    (unaudited)
Balance Sheet Data:
Working Capital (Deficit)          (2,099,116)    (1,134,840)    (1,809,665)    (2,157,910)
Total Assets                          291,703        358,804        354,212        344,642
Total Liabilities                   2,224,165      1,993,332      2,022,720      2,269,418
Stockholders' Equity (Deficit)     (1,932,462)    (1,634,528)    (1,668,508)    (1,924,776)




                                 RISK FACTORS

You should carefully consider the risks described below before voting on the Merger and related proposals. The risks and uncertainties described below are not the only ones facing PMC and Biorelease. Additional risks and uncertainties not presently known to us or that we do not believe are important to an investor making a decision whether to invest in the securities of our combined companies may also harm our business operations.


                                     22


If any of the following risks actually occur, our business, financial condition or results of operations could be seriously harmed. In such case, the trading price of Biorelease common stock could decline, and you may lose all or part of your investment.

This Prospectus also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks faced by us described below and elsewhere in this Prospectus.

Risks Related to the Merger


       Fixed Exchange Ratio

In the Merger, Biorelease will exchange approximately 0 .150 of a share of Biorelease common stock for each outstanding share of PMC common stock (for purposes of that computation, all shares of PMC common stock that are issuable upon the exercise of options with an exercise price of less than $.20 per share are deemed to be outstanding). The exchange ratio is fixed and will not change if the market price of Biorelease common stock changes. As a result, PMC's stockholders will not be compensated if the market price of Biorelease common stock decreases before the Merger. If the market price of Biorelease common stock declines before the Merger, including the period between the Special Meetings and the closing of the Merger, the market value of the Biorelease common stock to be received by PMC's stockholders also would decline. You should obtain recent market quotations for Biorelease common stock because those shares have historically been subject to substantial volatility.

       No Assurance of Market for Common Stock

Although the Biorelease common stock is currently traded on the OTCBB, there is only a limited market for those shares and there is no assurance that an active market for those shares will develop after the Merger or that, if one develops, that it will be maintained. It is likely that any market that develops will be highly volatile and that the trading volume may be limited.

       Volatility of Stock Prices

The market price of Biorelease common stock may fluctuate significantly before and after the Merger. A number of factors could affect the market price of the Biorelease common stock before and after the Merger, including:

           - Revenue or income below analysts' expectations;

           - Quarterly fluctuations in financial results;

           - General business conditions in the fuel additive industry;

           - Changes in prices for products of PMC or its competitors;

           - Changes in revenue growth rates for PMC or its competitors;


                                     23


           - Sales of large blocks of Biorelease common stock; and

           - Conditions in the financial markets in general and smaller companies in particular, whose stock may experience extreme price and volume fluctuations without regard to operating performance.

       Market Restrictions on Broker-Dealers.

The Biorelease common stock is covered by SEC Rule 15-g that imposes additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5 million or individuals with net worth in excess of $1 million or annual income exceeding $200,000 or $300,000 jointly with their spouse). For transactions covered by the rule, the broker-dealer must make a special suitability determination for the purchaser and receive the purchaser's written agreement to the transaction prior to the sale. Consequently, the rule may affect the ability of broker-dealers to sell Biorelease common stock and also may affect the ability of persons receiving shares of Biorelease common stock to sell them in the secondary market. Further, Biorelease's common stock, after the Merger, will initially continue to be quoted on the OTCBB rather than on NASDAQ or an exchange, and may not be expected to command a market price of $5 per share, the price required for a non-NASDAQ-quoted security to escape the trading restrictions imposed by the SEC on so-called "penny stocks." These trading restrictions tend to reduce broker-dealer and investor interest in penny stocks and could operate to inhibit the ability of Biorelease's stock to reach a $4 per share trading price that would make it eligible for quotation on NASDAQ even should it otherwise qualify for quotation on NASDAQ.

       Listing on NASDAQ Small Cap Market.

PMC and Biorelease intend to have the Biorelease common stock listed on the NASDAQ Small Cap Market after the Merger. Initial inclusion in the NASDAQ Small Cap Market is contingent upon, among other things, Biorelease having net tangible assets of at least $4,000,000 or a market capitalization of $50,000,000 and a minimum bid price of $4 per share. Biorelease and PMC do not currently satisfy those requirements but PMC is attempting to raise additional funds that would enable it to satisfy that net worth requirement. One purpose of the Reverse Split is to potentially make it easier to satisfy the $4 minimum bid price requirement. However, even if sufficient funds are obtained to enable Biorelease to satisfy the requirements to be listed on the NASDAQ Small Cap Market, there can be no assurance that it will continue to be able to satisfy those requirements in the future and there can be no assurance that the Biorelease common stock will satisfy the minimum bid price requirement. If Biorelease fails to satisfy those requirements in the future, the Biorelease common stock may be removed from the NASDAQ Small Cap Market, with the effect that the market price for and liquidity of that common stock may be adversely affected.

       Tax Consequences.

The anticipated favorable tax consequences of the proposed Merger to PMC and its shareholders (see "Terms of the Transaction - Federal Income Tax Consequences") are not supported by an advance ruling by the Treasury Department but are based upon an opinion of Berry Moorman P.C., in its capacity as tax counsel to PMC (which tax opinion is one of the exhibits to the registration statement of which this Prospectus is a part). Should the actual income tax


                                     24


consequences be different than as represented herein by PMC, significant gain or loss might be recognized and reportable by any of PMC's shareholders.

Risks Relating to Biorelease


       Biorelease's Independent Auditors Expressed Doubt Over Biorelease's Ability to Continue as a Going Concern.

The report of independent public accountants on Biorelease's June 30, 1999 consolidated financial statements includes an explanatory paragraph stating that its limited working capital raises substantial doubt about Biorelease's ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Risks Relating to PMC


       PMC's Independent Auditors Expressed Doubt Over PMC's Ability to Continue as a Going Concern.

The report of independent public accountants on PMC's March 31, 1999 financial statements includes an explanatory paragraph stating that PMC's recurring losses incurred from operations and a net capital deficiency raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty

       Limited Operating History; Cumulative Net Loss.

PMC has had a limited operating history and has incurred losses in each year of its operations. During the year ended March 31, 1999, PMC had a net loss of $4,616,664 (including Non-Recurring, Non-Cash Expenses of $3,419,205) and, as of March 31, 1999 its current liabilities exceeded its current assets by $2,009,116. Subsequent to March 31, 1999, in order to reduce its working capital deficit, PMC sold additional shares of common stock to private investors and issued shares in exchange for the cancellation of debt resulting in a working capital deficit of $1,654,812 as of September 30, 1999. Since its inception, PMC has been engaged in development stage activities, including the development and testing of its products and distribution of several of those products. PMC's operations are subject to all of the risks inherent in the establishment of a new business enterprise. The likelihood of PMC's success must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered in connection with the formation of a new business, the highly competitive environment in which it operates and PMC's current financial condition. PMC is unable to predict whether its products will attain sufficient commercial acceptance. In the absence of such acceptance its viability cannot be sustained. Although PMC's management believes that a significant potential market exists for its products, there can be no assurance that revenues produced by its business activities will permit PMC ultimately to operate profitably. See "Business of PMC," "Historical Financial Information", "Selected Financial Information of PMC" and "PMC's Management's Discussion and Analysis of Financial Condition and Results of Operation."


                                     25


       Additional Financing.

The conduct of PMC's business will require the availability of additional funds. PMC may seek those funds through equity financings or from lending institutions, all of which may result in dilution to then-existing stockholders. There can be no assurance that such funds will be available upon favorable terms and when they are needed.

       Competition.

There are numerous companies, including Lubrizol, Ethyl Corporation and Octel, that are engaged in the business of manufacture and sale of chemical additives to petroleum products. Although PMC believes that its products compare favorably with those currently on the market, to the best of its knowledge, all of its competitors have substantially greater resources and established distribution networks and market shares. Its competitors have expended substantial sums on advertising to establish product identity and brand recognition, and PMC will not, for the foreseeable future, be in a position to establish product identity or brand recognition in this manner. PMC will face intense competition from these companies in its attempt to introduce its products into the market. There can be no assurance that PMC will be able to introduce and market its products successfully.

       Proprietary Rights; Risks of Infringement.

PMC relies primarily on a combination of patent, copyright and trademark laws, trade secrets, confidentiality procedures and contractual provisions to protect its proprietary rights. PMC also believes that factors such as the technological and creative skills of its personnel and new product developments are essential to establishing and maintaining a technology leadership position. PMC seeks to protect its documentation and other written materials under trade secret and copyright laws, which afford only limited protection. PMC currently has 38 U.S and foreign patents that are issued and one U.S. patent application pending. PMC also has 15 U.S. and foreign registered trademarks. Although PMC's first U.S. patent was issued in 1985 and has not been challenged, there can be no assurance that its existing patents will not be invalidated, circumvented or challenged. There can also be no assurance that any of the pending or future patent applications, whether or not being currently challenged by applicable governmental patent examiners, will be issued with the scope of the claims sought by PMC, if at all. Furthermore, there can be no assurance that others will not develop technologies that are similar or superior to its fuel additive technology or design around any patents owned by PMC. Despite PMC's efforts to protect its proprietary rights, unauthorized parties may attempt to copy aspects of its products or to obtain and use information that PMC regards as proprietary. In addition, the laws of some foreign countries do not protect its proprietary rights as fully as do the laws of the United States. There can be no assurance that its means of protecting its proprietary rights in the United States or abroad will be adequate or that others will not independently develop similar technology.

PMC does not believe it is infringing on any proprietary rights of third parties and, since its predecessors began business in 1984, no third party has ever claimed that PMC was infringing their proprietary rights. There can be no assurance, however, that third parties will not claim infringement by PMC of their intellectual property rights. Any such claims, with or without merit, against PMC could be time consuming to defend, result in costly litigation, divert management's attention and resources, cause product shipment delays or require PMC to enter


                                     26


into royalty or licensing agreements. Such royalty or licensing agreements, if required, may not be available on terms acceptable to PMC, if at all. In the event of a successful claim of product infringement against PMC and its failure or inability to license the infringed or similar technology, PMC's business, operating results and financial condition would be materially adversely affected.

       Dependence on Outside Contractors.

PMC's products are presently produced for it by an independent third party contractor. If that contractor fails to abide by those arrangements due to strikes, labor or supply shortage or for any other reason, shipment of PMC's products will be interrupted and its business may be materially adversely affected, although PMC believes that there are a number of other third party contractors with available blending capacity that could be utilized to produce its products. In addition, although that contractor has agreed in writing not to disclose any information with respect to its products to any person, if it fails to abide by its undertakings, PMC's competitors might be able to copy its products and techniques, and its business would be materially adversely affected.

       Possible Shortage of Chemical Supplies.

PMC's products are manufactured by a cold blending process which combines certain chemicals. Except for an agreement with the supplier of one ingredient, PMC does not have any contracts with the suppliers of those chemicals. PMC does not believe that it will encounter any difficulty in obtaining those chemicals in the future. However, if a shortage of any of those chemicals should arise, PMC may not be able to obtain adequate supplies or the cost of such supplies may become excessive and PMC could be adversely affected.

       Dependence on Management.

PMC's success is substantially dependent upon the ability of its management, particularly Mark Nelson, Dr. Chandra Prakash and Alan Smith. The loss of key personnel or an inability to attract and retain necessary replacement personnel could substantially and adversely affect its business. PMC does not have employment agreements with any of its management personnel, nor does PMC maintain any key person life insurance policies on those persons other than a $5.0 million key man insurance policy on Mark Nelson, its Chairman and President.

       Control by Management.

Upon completion of the Merger, assuming that all outstanding options are exercised, all of the authorized Series A Convertible Preferred Stock is issued and converted into common stock and all of the authorized Class A common stock purchase warrants are issued and exercised, management will own beneficially approximately 31.7% of the then outstanding shares of Biorelease common stock. Neither the Articles of Incorporation nor the Bylaws of Biorelease provide for cumulative voting. Since the election of directors and certain other matters requiring shareholder approval will be decided by majority vote (except as otherwise provided by the laws of Delaware or Biorelease's Articles of Incorporation or Bylaws ), management may be able to effectively control Biorelease. See "PMC Stock Ownership" and "Description of Biorelease Capital Stock."


                                     27


       Non-Arm's Length Transactions.

PMC has engaged in certain transactions with certain of its officers and directors which may not be considered as having occurred at arm's length. See "PMC Management - PMC Certain Transactions."

                    MARKET PRICE AND DIVIDEND INFORMATION

Biorelease


The Biorelease common stock is traded in the Over-the-Counter market. The Biorelease common stock was listed for trading on the NASDAQ Small Cap Market under the symbol "BREL" from October 1992 until April 27, 1994 (excluding from February 28, 1994 through March 17, 1994), at which time it was delisted for failing to meet net asset requirements. Since that time, Biorelease's common stock has been traded in the Over-the-Counter market and is listed on the OTC Electronic Bulletin Board (the "OTCBB"). In July 1997 the Biorelease common stock was given "BRLZ" as its new trading symbol and has traded under that symbol since that date. The following table sets forth the range of quoted high and low bid prices of Biorelease's common stock on a quarterly basis for the periods shown, as provided by the OTCBB. These quotes reflect inter-dealer prices without retail mark-up, markdown or commission and may not necessarily represent actual transactions.

                                                      Bid Price
                                                   -----------------
Quarter Ended                                      Low          High
-------------                                      ---          ----
September 30, 1996                                $0.125       $0.16
December 31, 1996                                 $0.08        $0.14

March 31, 1997                                    $0.09        $0.09
June 30, 1997                                     $0.13        $0.13
September 30, 1997                                $0.08        $0.115
December 31, 1997                                 $0.03        $0.08

March 31, 1998                                    $0.03        $0.055
June 30, 1998                                     $0.035       $0.07
September 30, 1998                                $0.01        $0.0125
December 31, 1998                                 $0.01        $0.01

March 31, 1999                                    $0.005       $0.01
June 30, 1999                                     $0.01        $0.015
September 30, 1999                                $0.05        $0.095
December 31, 1999 (1)                             $0.11        $0.11
   (1)  Through December 14, 1999

On July 29, 1999 (the last full trading date before the public announcement of the proposed Merger prior to the execution and delivery of the Merger Agreement and the public announcement thereof the closing price of the Biorelease common stock was $.016. On January


                                     28


__, 2000, the latest practicable trading day before the printing of this Proxy Statement/ Prospectus, the closing price of the Biorelease common stock was $_____.

No assurance can be given as to the market prices of Biorelease common stock at any time before the closing of the Merger or as to the market price of Biorelease common stock at any time thereafter. The exchange ratio is fixed and will not be adjusted to compensate PMC stockholders for decreases in the market price of Biorelease common stock which could occur before the Merger becomes effective. In the event the market price of Biorelease common stock decreases or increases prior to the Effective Time (as hereinafter defined), the market value at the Effective Time of the Biorelease common stock to be received in the Merger in exchange for PMC common stock would correspondingly decrease or increase. STOCKHOLDERS OF PMC ARE URGED TO OBTAIN CURRENT MARKET QUOTATIONS OF THE BIORELEASE COMMON STOCK.

PMC


The PMC common stock is not publicly traded.

Stockholders


As of December __, 1999, PMC had issued and outstanding _________ shares of PMC common stock held by approximately _____ stockholders of record.

As of December __, 1999, Biorelease had issued and outstanding _________ shares of Biorelease common stock held by approximately _____ stockholders of record, including brokerage firms and nominees with an undetermined number of beneficial owners.

Dividends


Neither Biorelease nor PMC has ever declared or paid cash dividends on their respective common stock. Biorelease currently expects to retain future earnings, if any, for use in the operation and expansion of its business and does not anticipate paying any cash dividends in the foreseeable future.

                           THE PMC SPECIAL MEETING

General


This Proxy Statement/Prospectus is being furnished to the holders of PMC common stock in connection with the solicitation of proxies by the PMC Board of Directors (the "PMC Board") for use at the PMC special meeting of stockholders to be held on ______, February __, 2000 at 9:00 a.m., local time, at ____________________, Colorado, and at any adjournments or postponements thereof (the "PMC Special Meeting"). This Proxy Statement/Prospectus, and the accompanying Proxy Card, are first being mailed to holders of PMC common stock on or about January __, 2000.


                                     29


The purpose of the PMC Special Meeting is to consider and vote upon a proposal to approve the merger of PMC into Biorelease (the "Merger") in accordance with the Agreement and Plan of Merger dated July 26, 1999 between PMC and Biorelease (the "Merger Agreement"), a copy of which is attached hereto as Annex A. See "Proposal One - Approval of the Merger" for more information regarding the terms and conditions of the Merger.

Record Date and Outstanding Shares


Only stockholders of record of PMC common stock at the close of business on December __, 1999 (the "Record Date") are entitled to notice of and to vote at the PMC Special Meeting. At the close of business on the Record Date, there were ________ shares of PMC common stock outstanding and entitled to vote, and there were approximately ____stockholders of record of PMC common stock. Each stockholder of record of PMC common stock is entitled to one vote for each share of PMC common stock held by them as of the Record Date.

Voting of Proxies


The proxy card accompanying this Proxy Statement/Prospectus is solicited on behalf of the PMC Board for use at the PMC Special Meeting. Whether or not you are able to attend the PMC Special Meeting, you are urged to complete, date, and sign the accompanying proxy and promptly return it in the accompanying envelope or otherwise mail it to PMC. All proxies that are properly executed and returned, and that are not revoked, will be voted at the PMC Special Meeting in accordance with the instructions you indicate thereon. EXECUTED BUT UNMARKED PROXIES WILL BE VOTED FOR APPROVAL OF THE MERGER. The PMC Board does not presently intend to bring any other business before the PMC Special Meeting other than the Merger. So far as is known to the PMC Board, as of the date this Proxy Statement/Prospectus is being mailed to holders of PMC common stock, no other matters are to be brought before the PMC Special Meeting. As to any business that may properly come before the PMC Special Meeting, including, among other things, consideration of any motion made for adjournment of the PMC Special Meeting (including, without limitation, for purposes of soliciting additional votes for approval of the Merger), it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the proxies. Any adjournment of the PMC Special Meeting will require the affirmative vote of the holders of at least a majority of the shares represented in person or by proxy at such meeting.

A stockholder of PMC who has delivered a proxy to PMC may revoke it at any time before it is exercised at the PMC Special Meeting, by (i) filing a written notice of revocation with, or delivering a duly executed proxy bearing a later date to Mark L. Nelson, Chairman and President, Polar Molecular Corporation., 4600 S. Ulster Street, Suite 700, Denver, Colorado 80237, or (ii) attending the PMC Special Meeting and voting in person (although attendance at the PMC Special Meeting will not, by itself, revoke a proxy). Please note, however, that if a stockholder's shares are held of record by a broker, bank, or other nominee and that stockholder wishes to vote at the PMC Special Meeting, the stockholder must bring to the PMC Special Meeting a letter from the broker, bank, or other nominee confirming that stockholder's beneficial ownership of such shares as of the Record Date. All shares represented by a valid proxy received prior to the PMC Special Meeting will be voted. All votes will be tabulated by the inspector of


                                     30


election appointed for the PMC Special Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

Quorum Required


The PMC Bylaws provide that the holders of a majority of PMC common stock issued and outstanding and entitled to vote at the PMC Special Meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business at the PMC Special Meeting. Abstentions and broker non-votes will be counted as present for the purpose of determining the presence of a quorum.

Vote Required


Pursuant to the Utah Revised Business Corporation Act and the PMC Articles of Incorporation and Bylaws, approval of the Merger requires the affirmative vote of the holders of a majority of the outstanding shares of PMC common stock entitled to vote at the PMC Special Meeting. Abstentions and broker non-votes are not affirmative votes and, therefore, will have the same effect as votes against approval of the Merger. Since the required vote of the stockholders of PMC is based upon the number of outstanding shares of PMC common stock, rather than upon the shares actually voted in person or by proxy at the PMC Special Meeting, the failure by a stockholder either to submit a proxy or to vote in person at the PMC special meeting will have the same effect as a vote against approval of the Merger.

The matters to be considered at the PMC Special Meeting are of great importance to the stockholders of PMC. Accordingly, stockholders are urged to read and carefully consider the information presented in this Proxy Statement/Prospectus and to complete, date, sign, and promptly return the enclosed proxy in the enclosed postage prepaid envelope.

All directors and executive officers of PMC have entered into agreements to vote all shares over which they exercise voting control for the approval of the Merger at the PMC Special Meeting. As of December ____, 1999 such persons beneficially owned _______ shares of outstanding PMC common stock (excluding shares which could be acquired upon stock option exercises within 60 days of that date), or _____% of the PMC common stock outstanding as of such date. Notwithstanding these voting agreements, the vote of each stockholder of PMC is important, and all stockholders are encouraged to vote.

Abstentions; Broker Non-Votes


If an executed PMC proxy is returned and the stockholder has specifically abstained from voting on any matter, the shares represented by such proxy will be considered present at the PMC Special Meeting for purposes of determining a quorum. If an executed proxy is returned by a broker holding shares in street name which indicates that the broker does not have discretionary authority as to certain shares to vote on one or more matters, such shares will be considered present at the meeting for purposes of determining a quorum. Since the required vote of the stockholders of PMC is based on the number of outstanding shares of PMC common stock, abstentions and broker non-votes will have the same effect as a vote against approval of the Merger.


                                     31


Solicitation of Proxies and Expenses


PMC will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of this Proxy Statement/Prospectus, the proxy and any additional solicitation material furnished to stockholders. Copies of solicitation material will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. In addition, PMC may reimburse such persons for their costs of forwarding the solicitation material to such beneficial owners. The original solicitation of proxies by mail may be supplemented by solicitation by telephone, telegram or other means by directors, officers, employees or agents of PMC. No additional compensation will be paid to these individuals for any such services. Except as described above, PMC does not presently intend to solicit proxies other than by mail.

PMC STOCKHOLDERS SHOULD NOT SEND ANY STOCK CERTIFICATES WITH THEIR PROXY CARDS. IF THE MERGER IS APPROVED, BIORELEASE WILL SEND YOU WRITTEN INSTRUCTIONS FOR EXCHANGING YOUR STOCK CERTIFICATES.

                        THE BIORELEASE SPECIAL MEETING

General


This Proxy Statement/Prospectus is being furnished to the holders of Biorelease common stock in connection with the solicitation of proxies by the Biorelease Board of Directors (the "Biorelease Board") for use at the Biorelease special meeting of stockholders to be held on ______, February __, 2000 at 8:00 a.m., local time, at ____________________, and at any adjournments or postponements thereof (the "Biorelease Special Meeting"). This Proxy Statement/Prospectus, and the accompanying Proxy Card, are first being mailed to holders of Biorelease common stock on or about January __, 2000.

The purpose of the Biorelease Special Meeting is to consider and vote upon the following proposals, all of which are more fully described elsewhere in this document:

o To approve the merger of PMC into Biorelease (the "Merger") in accordance with the Agreement and Plan of Merger dated July 26, 1999 between PMC and Biorelease (the "Merger Agreement"), a copy of which is attached hereto as Annex A. As part of the Merger, the name of Biorelease would be changed to "Polar Molecular Corporation".

o To approve an amendment (the "Charter Amendment") to the certificate of incorporation of Biorelease to authorize 1,000,000 shares of preferred stock, including 100,000 shares of Series A Preferred Stock.

o To reverse split the current outstanding shares of Biorelease common stock on a 1-for-25 basis (the "Reverse Split").

o To elect to Biorelease's Board of Directors certain persons (the "PMC Nominees") that have been selected by PMC.


                                     32


Record Date and Outstanding Shares


Only stockholders of record of Biorelease common stock at the close of business on December __, 1999 (the "Record Date") are entitled to notice of and to vote at the Biorelease Special Meeting. At the close of business on the Record Date, there were ________ shares of Biorelease common stock outstanding and entitled to vote, and there were approximately ____stockholders of record of Biorelease common stock. Each stockholder of record of Biorelease common stock is entitled to one vote for each share of Biorelease common stock held by them as of the Record Date.

Voting of Proxies


The proxy card accompanying this Proxy Statement/Prospectus is solicited on behalf of the Biorelease Board for use at the Biorelease Special Meeting. Whether or not you are able to attend the Biorelease Special Meeting, you are urged to complete, date, and sign the accompanying proxy and promptly return it in the accompanying envelope or otherwise mail it to Biorelease. All proxies that are properly executed and returned, and that are not revoked, will be voted at the Biorelease Special Meeting in accordance with the instructions you indicate thereon. EXECUTED BUT UNMARKED PROXIES WILL BE VOTED FOR APPROVAL OF THE MERGER, THE CHARTER AMENDMENT AND THE REVERSE SPLIT AND FOR ELECTION OF THE PMC NOMINEES. The Biorelease Board does not presently intend to bring any other business before the Biorelease Special Meeting other than the proposals set forth above. So far as is known to the Biorelease Board, as of the date this Proxy Statement/Prospectus is being mailed to holders of Biorelease common stock, no other matters are to be brought before the Biorelease Special Meeting. As to any business that may properly come before the Biorelease Special Meeting, including, among other things, consideration of any motion made for adjournment of the Biorelease Special Meeting (including, without limitation, for purposes of soliciting additional votes for approval of the Merger), it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the proxies. Any adjournment of the Biorelease Special Meeting will require the affirmative vote of the holders of at least a majority of the shares represented in person or by proxy at such meeting.

A stockholder of Biorelease who has delivered a proxy to Biorelease may revoke it at any time before it is exercised at the Biorelease Special Meeting, by (i) filing a written notice of revocation with, or delivering a duly executed proxy bearing a later date to R. Bruce Reeves, President, Biorelease Corp., 340 Granite Street, Suite 200, Manchester, NH 03102, or
(ii) attending the Biorelease Special Meeting and voting in person (although attendance at the Biorelease Special Meeting will not, by itself, revoke a proxy). Please note, however, that if a stockholder's shares are held of record by a broker, bank, or other nominee and that stockholder wishes to vote at the Biorelease Special Meeting, the stockholder must bring to the Biorelease Special Meeting a letter from the broker, bank, or other nominee confirming that stockholder's beneficial ownership of such shares as of the Record Date. All shares represented by a valid proxy received prior to the Biorelease Special Meeting will be voted. All votes will be tabulated by the inspector of election appointed for the Biorelease Special Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.


                                     33


Quorum Required


The Biorelease Bylaws provide that the holders of a majority of Biorelease common stock issued and outstanding and entitled to vote at the Biorelease Special Meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business at the Biorelease Special Meeting. Abstentions and broker non-votes will be counted as present for the purpose of determining the presence of a quorum.

Vote Required


Pursuant to the Delaware General Corporation Law and the Biorelease Articles of Incorporation and Bylaws, approval of the Merger, the Charter Amendment and the Reverse Stock Split requires the affirmative vote of the holders of a majority of the outstanding shares of Biorelease common stock entitled to vote at the Biorelease Special Meeting. Abstentions and broker non-votes are not affirmative votes and, therefore, will have the same effect as votes against approval of those proposals. Since the required vote of the stockholders of Biorelease for those approval of the Merger, Charter Amendment and Reverse Split is based upon the number of outstanding shares of Biorelease common stock, rather than upon the shares actually voted in person or by proxy at the Biorelease Special Meeting, the failure by the holder of any such shares either to submit a proxy or to vote in person at the Biorelease special meeting will have the same effect as a vote against approval of the Merger, the Charter Amendment and the Reverse Stock Split. The election of the PMC Nominees will require them to receive more votes than any other persons that may be nominated for election to the Biorelease Board.

The matters to be considered at the Biorelease Special Meeting are of great importance to the stockholders of Biorelease. Accordingly, stockholders are urged to read and carefully consider the information presented in this Proxy Statement/Prospectus and to complete, date, sign, and promptly return the enclosed proxy in the enclosed postage prepaid envelope.

Abstentions; Broker Non-Votes


If an executed Biorelease proxy is returned and the stockholder has specifically abstained from voting on any matter, the shares represented by such proxy will be considered present at the Biorelease Special Meeting for purposes of determining a quorum. If an executed proxy is returned by a broker holding shares in street name which indicates that the broker does not have discretionary authority as to certain shares to vote on one or more matters, such shares will be considered present at the meeting for purposes of determining a quorum. Since the required vote of the stockholders of Biorelease on the Merger, Charter Amendment and Reverse Stock Split is based on the number of outstanding shares of Biorelease common stock, abstentions and broker non-votes will have the same effect as a vote against approval of the Merger, the Charter Amendment and the Reverse Split.


                                     34


Solicitation of Proxies and Expenses


PMC will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of this Proxy Statement/Prospectus, the proxy and any additional solicitation material furnished to stockholders. Copies of solicitation material will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. In addition, PMC may reimburse such persons for their costs of forwarding the solicitation material to such beneficial owners. The original solicitation of proxies by mail may be supplemented by solicitation by telephone, telegram or other means by directors, officers, employees or agents of Biorelease. No additional compensation will be paid to these individuals for any such services. Except as described above, Biorelease does not presently intend to solicit proxies other than by mail.

BIORELEASE STOCKHOLDERS SHOULD NOT SEND ANY STOCK CERTIFICATES WITH THEIR PROXY CARDS. IF THE MERGER AND REVERSE SPLIT ARE APPROVED, BIORELEASE WILL SEND YOU WRITTEN INSTRUCTIONS FOR EXCHANGING YOUR STOCK CERTIFICATES.

        PROPOSAL ONE - APPROVAL OF THE MERGER AND RELATED TRANSACTIONS

This section of the Proxy Statement/Prospectus describes certain aspects of the proposed Merger. The following description does not purport to be complete. The discussion of the Merger in this Proxy Statement/ Prospectus and the description of the principal terms of the Merger Agreement are subject to and qualified in their entirety by reference to the Merger Agreement, a copy of which is attached to this Proxy Statement/Prospectus as Annex A. You are encouraged to read the Merger Agreement and the other annexes in their entirety.

General


In order for the Merger to be completed, it must be approved by the shareholders of PMC and the shareholders of Biorelease and the Biorelease shareholders must also adopt the Charter Amendment and the Reverse Stock Split and elect the PMC Nominees. In addition, Biorelease has agreed, if the Merger is completed, to issue a total of 780,000 post-reverse split shares of Biorelease common stock (the "Consultant Shares") to certain persons who have assisted Biorelease in connection with the Merger. All of the proposals to be voted upon by the shareholders of both companies and the issuance of the Consultant Shares can therefore be viewed as parts of a single, larger transaction that would result in the following:

o Biorelease will be the surviving corporation in the Merger. The separate existence of PMC will terminate and all of its assets and liabilities will become assets and liabilities of Biorelease.

o     The name of Biorelease will be changed to "Polar Molecular
      Corporation". To reduce confusion, we will continue to refer to the surviving corporation as Biorelease in this document, even though it will then be called "Polar Molecular Corporation."


                                     35


o The existing Biorelease Certificate of Incorporation, amended as provided herein, will continue as the Certificate of Incorporation of Biorelease after the Merger. The existing Bylaws of Biorelease will continue as the Bylaws of Biorelease after the Merger.

o As a result of the Charter Amendment, the Certificate of Incorporation of Biorelease will be amended to authorize the issuance of a total of 1,000,000 shares of preferred stock, including 100,000 shares of Series A Convertible Preferred Stock that will be issued to the holders of the existing PMC Series A Convertible Preferred Stock as part of the Merger.

o As a result of the Reverse Stock Split, the Pre-Merger holders of Biorelease common stock will receive one share of Post-Merger Biorelease common stock for each 25 shares of Biorelease common stock owned by them. The existing shareholders of Biorelease will therefore receive, in the aggregate, approximately 484,970 shares of Post-Merger Biorelease common stock. That will be approximately 3.3% of the shares of common stock that will then be outstanding and approximately 2.6% of the shares of common stock that would then be outstanding if all options and warrants were exercised and all authorized shares of Series A Convertible Preferred Stock were issued and converted into common stock.

o Each outstanding share of PMC common stock (with all shares of PMC common stock issuable upon the exercise of options with an exercise price of less than $.20 per share deemed to be outstanding) will be converted into the right to receive approximately 0 .150 of a share of Post-Merger Biorelease common stock (the "Exchange Ratio"), with fractional shares rounded to the nearest whole share. The existing shareholders of PMC (including the holders of those options) will therefore receive, in the aggregate, 13,620,000 shares of Post-Merger Biorelease common stock. That will be approximately 91.5% of the shares of common stock that will then be outstanding and approximately 73% of the shares of common stock that would then be outstanding if all options and warrants were exercised and all authorized shares of Series A Convertible Preferred Stock were issued and converted into common stock.

o The persons who receive the Consultant Shares will receive, in the aggregate, 780,000 shares of Post-Merger Biorelease common stock. That will be approximately 5.2% of the shares of common stock that will then be outstanding and approximately 4.2% of the shares of common stock that would then be outstanding if all options and warrants were exercised and all authorized shares of Series A Convertible Preferred Stock were issued and converted into common stock.

o Each outstanding share of PMC Series A Convertible Preferred Stock will be converted into one share of Biorelease Series A Convertible Preferred Stock. The terms of the Biorelease Series A Convertible Preferred Stock is identical to the terms of the PMC Series A Convertible Preferred Stock that is being exchanged, with appropriate changes, based on the Exchange Ratio, in the number of shares issuable upon conversion of that Series A Preferred Stock.

o Each outstanding option or warrant to purchase PMC common stock (each a "PMC Option" or a "PMC Warrant") will be assumed by Biorelease and converted into an option or warrant


                                     38


      to acquire the number of shares of Biorelease common stock as the holder would have been entitled to receive had the holder exercised that PMC Option or PMC Warrant in full immediately prior to the Merger.

o As the result of the election of the PMC Nominees and the resignation of the current Biorelease directors, the Board of Directors of Biorelease will consist of persons that have been selected by the current management of PMC. The current officers and directors of Biorelease will no longer be involved in the management of Biorelease after the Merger and will be replaced by persons selected by the PMC Nominees.

o Separately, but as an integral part of the Merger, Biorelease will distribute all of the capital stock of its subsidiary BTI to those persons who were shareholders of Biorelease before the Merger.
      As a result, Biorelease will no longer have any interest in the business that it conducts through BTI. The only business to be carried on by Biorelease after the Merger will be the business of PMC.

Background of the Merger


In early 1998, the Board of Directors and management of PMC began an extensive fact finding and evaluation process to identify and analyze various alternatives for obtaining additional equity financing. PMC felt that it needed additional equity in order to improve its growth prospects and thereby create increased value for its shareholders. During the course of this evaluation process, PMC enlisted the support, professional advice and services of (i) its legal counsel - Berry Moorman P.C. (ii) Houlihan Smith & Company, Inc., a registered Broker-Dealer firm with prior knowledge of PMC,
(iii) Bridgestone Capital Group, L.L.C., an investment banking firm whose principals had previously assisted PMC in a consulting capacity, and (iv) other individual financial consultants who had prior exposure and knowledge of the business of PMC. PMC and its advisors evaluated various sources of potential equity investment that might be available if it remained a private company including venture capital firms, private placement of common and/or preferred stock with accredited individual investors and institutions, and equity participation from environmental advocacy organizations such as the Conservation Law Foundation with whom a relationship was actually established in May of 1998 through CLF Services, Inc.

In the fall of 1998, management and the Board of Directors concluded that, as a private company, it would be highly unlikely, if not impossible, to raise the amounts of equity capital necessary for the achievement of its corporate objectives. Therefore, a decision was made to focus the evaluation process on various alternatives for becoming a publicly traded company and thus having greater access to the public capital markets. PMC evaluated the relative merits and difficulties associated with a self-underwritten public offering, an initial public offering through an underwriter and a business combination with an existing publicly traded company. The concept of a self-underwriting with possible internet marketing support was analyzed and subsequently dismissed as being too risky, time-consuming and uncertain. The Board of Directors and management also concluded that even if a qualified underwriter could be secured, an initial public offering would be very expensive, time-consuming and replete with uncertainties and risks as to the amount of equity that could be raised, the pricing of the offering,


                                     37


the amount of dilution to existing shareholders, and market conditions at the time of the offering which might cause the offering to be aborted.

As a result of these various considerations, conclusions and uncertainties, in March of 1999, PMC's Board of Directors authorized management to explore the potential for a business combination with an existing publicly traded company. Bridgestone Capital Group, L.L.C. ("Bridgestone") was then engaged on behalf of PMC to seek out potential publicly traded companies for such a combination. Bridgestone met with PMC's management and conferred with Houlihan Smith & Company, Inc. and Mr. Stanley Kranjc (a consultant to PMC who is currently a managing director of J.P. Morgan & Co., Incorporated and was then employed with Salomon, Smith Barney) concerning the capital structure and other corporate characteristics that would be desirable for a business combination.

After several weeks of searching and screening potential target companies, Bridgestone and Mark Nelson, the President of PMC, began intensive negotiations with Dr. Bruce Reeves, the President of Biorelease. Prior to those discussions, there had not been any contact or affiliation between PMC and Biorelease or their executive officers, directors of affiliates. The tentative terms of a proposed transaction were submitted to PMC's Board of Directors for a vote via telephone on May 5, 1999, whereupon the terms were approved and management was authorized to proceed to a final agreement subject to a favorable evaluation of the proposed terms and a preliminary due diligence review. A Letter of Intent was then executed between Biorelease and PMC on May 14, 1999, in which it was agreed that Biorelease would acquire PMC in a tax-free reorganization. On July 26, 1999, the management of Biorelease and the management of PMC executed the Merger Agreement which detailed all of the terms and conditions of the contemplated transaction.

Reasons for the Merger


Certain statements made in the following paragraphs regarding the potential benefits that could result from the Merger are forward-looking statements based on current expectations and entail various risks and uncertainties that could cause actual results to differ materially from those expressed in such forward-looking statements. The anticipated potential benefits of the Merger may not be realized. Such risks and uncertainties are set forth under "Risk Factors" and elsewhere in this Proxy Statement/Prospectus.

In reaching their decisions to approve the Merger Agreement, the Merger, and the transactions contemplated by the Merger Agreement, each of the Biorelease Board and the PMC Board consulted with their respective management teams and advisors and independently considered the proposed Merger Agreement and the transactions contemplated thereunder. Based on their respective reviews of the proposed transaction and the business and operations of the other party, the Biorelease Board and the PMC Board each approved the Merger Agreement and the Merger. Each board concluded that the companies' respective stockholders would benefit by becoming shareholders in a company that had growth potential and whose securities may become traded in the public markets.


                                     36


Biorelease's Reasons for the Merger


The Biorelease Board has unanimously approved the Merger Agreement and the Merger and has identified several potential benefits of the Merger to Biorelease. The Biorelease Board believes that the Merger will be beneficial to the Biorelease shareholders by enabling them to participate as shareholders in a company with growth potential. Biorelease currently has no operations and its shares would therefore have limited value unless Biorelease acquired another company that could add value to Biorelease. After reviewing the business of PMC, the Biorelease Board felt that PMC offered an attractive opportunity and that, although it was not currently profitable, it had future growth and profit potential.

PMC's Reasons for the Merger


The PMC Board has unanimously approved the Merger Agreement and the transactions contemplated thereby. The PMC Board unanimously recommends that the PMC stockholders vote to approve and adopt the Merger Agreement and the Merger.

The PMC Board believed that the primary reason the Merger will be beneficial to PMC is that it would give PMC an opportunity to have its shares publicly traded, which will potentially increase shareholder liquidity and make it easier for PMC to use shares to raise additional equity and to use stock options to attract and retain qualified employees.

The PMC Board also identified and considered a variety of potentially negative factors in its deliberations concerning the Merger, including, but not limited to the risk that the potential benefits sought in the Merger might not be fully realized, the transaction costs expected to be incurred in connection with the Merger and the other risks described under "Risk Factors--Risks Related to Merger" herein. After due consideration, the PMC Board concluded that the risks associated with the proposed Merger were outweighed by the potential benefits of the Merger.

The foregoing discussion of the information and factors considered by the PMC Board is not intended to be exhaustive but is believed to include all material factors considered by the PMC Board. In view of the wide variety of information and factors, both positive and negative, considered by the PMC Board, the PMC Board did not find it practical to, and did not, quantify or otherwise assign relative or specific weights to the foregoing factors considered. After taking into consideration all of the factors set forth above, the PMC Board concluded that the Merger was in the best interests of PMC and its stockholders.

Recommendation of the PMC Board


THE PMC BOARD HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND THE MERGER, AND BELIEVES THAT THE TERMS OF THE MERGER AGREEMENT ARE FAIR TO, AND THAT THE MERGER IS IN THE BEST INTERESTS OF, PMC AND ITS STOCKHOLDERS AND THEREFORE RECOMMENDS THAT THE HOLDERS OF PMC COMMON STOCK VOTE FOR APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND APPROVAL OF THE MERGER.


                                     39


Recommendation of the Biorelease Board


THE BIORELEASE BOARD HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND THE MERGER, AND BELIEVES THAT THE TERMS OF THE MERGER AGREEMENT ARE FAIR TO, AND THAT THE MERGER IS IN THE BEST INTERESTS OF, BIORELEASE AND ITS STOCKHOLDERS AND THEREFORE RECOMMENDS THAT THE HOLDERS OF BIORELEASE COMMON STOCK VOTE FOR APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND APPROVAL OF THE MERGER.

Interests of Certain Persons in the Merger


In considering the recommendation of the PMC and Biorelease Boards with respect to the Merger Agreement, you should be aware that members of the PMC and Biorelease Boards and the executive officers of PMC and Biorelease have certain interests in the Merger by virtue of their beneficial ownership of PMC common stock and Biorelease common stock.

As of December ___, 1999, the executive officers and directors of PMC beneficially owned an aggregate of _______ shares of PMC common stock (including ______ shares of PMC common stock subject to options exercisable within 60 days of that date). Based upon the average of the bid and ask price of Biorelease common stock on January __, 2000, the latest practicable trading day before the printing of this Proxy Statement/Prospectus, and assuming they exercise all outstanding options that are currently exercisable by them, the aggregate dollar value of Biorelease common stock to be received in the Merger by the executive officers and directors of PMC is approximately $________.

As of December ____, 1999, the executive officers and directors of Biorelease beneficially owned an aggregate of _______ shares of Biorelease common stock (including ______ shares subject to options exercisable within 60 days of that date). Based upon the average of the bid and ask price of Biorelease common stock on January __, 2000, the latest practicable trading day before the printing of this Proxy Statement/Prospectus, and assuming they exercise all of those outstanding options that are currently exercisable by them, the aggregate dollar value of Biorelease common stock owned by the executive officers and directors of Biorelease is approximately $________.

Certain Federal Income Tax Considerations


The following discussion summarizes certain material federal income tax considerations relevant to the Merger that are applicable to holders of PMC common stock. This discussion is based on currently existing provisions of the Internal Revenue Code of 1986, as amended (the "Code"), existing treasury regulations thereunder and current administrative rulings and court decisions, all of which are subject to change. Any such change, which may or may not be retroactive, could alter the tax consequences to Biorelease, PMC or PMC's stockholders as described herein.

PMC stockholders should be aware that this discussion does not deal with all federal income tax considerations that may be relevant to particular PMC stockholders in light of their particular circumstances, such as stockholders who are dealers in securities, who are subject to the


                                      40


alternative minimum tax provisions of the Code, who are foreign persons or entities, who are financial institutions or insurance companies, who do not hold their PMC shares as capital assets, who acquired their shares in connection with stock option or stock purchase plans or in other compensatory transactions, who hold PMC common stock as part of an integrated investment (including a "straddle") comprised of shares of PMC common stock and one or more other positions, or who may hold PMC common stock subject to the constructive sale provisions of Section 1259 of the Code. In addition, the following discussion does not address the tax consequences of the Merger under foreign, state or local tax laws, the tax consequences of transactions effectuated prior or subsequent to, or concurrently with, the Merger (whether or not any such transactions are undertaken in connection with the Merger), including without limitation any transaction in which PMC shares are acquired or shares of Biorelease common stock are disposed of, or the tax consequences to holders of options, warrants or similar rights to acquire PMC common stock, including the assumption by Biorelease of outstanding options and subscriptions to acquire PMC common stock. ACCORDINGLY, PMC STOCKHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES OF THE MERGER, INCLUDING THE APPLICABLE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES TO THEM OF THE MERGER.

Consummation of the Merger is conditioned upon receipt by PMC of an opinion (the "Tax Opinion") from their counsel, Berry Moorman Professional Corporation, that the Merger should constitute a "reorganization" within the meaning of Section 368(a) of the Code (a "Reorganization"). Assuming the Merger is a Reorganization, then, subject to the assumptions, limitations and qualifications referred to herein and in the Tax Opinion, the Merger should result in the following federal income tax consequences:

o No gain or loss should be recognized by holders of PMC common stock solely upon their receipt in the Merger of Biorelease common stock in exchange therefor (except to the extent of cash received in lieu of a fractional share of Biorelease common stock).

o The aggregate tax basis of the Biorelease common stock received by PMC stockholders in the Merger (including any fractional share of Biorelease common stock not actually received) should be the same as the aggregate tax basis of the PMC common stock surrendered in exchange therefor.

o The holding period of the Biorelease common stock received by each PMC stockholder in the Merger should include the period for which the PMC common stock surrendered in exchange therefor was considered to be held, provided that the PMC common stock so surrendered is held as a capital asset at the time of the Merger.

o Cash payments received by holders of PMC common stock in lieu of a fractional share should be treated as if such fractional share of Biorelease common stock had been issued in the Merger and then redeemed by Biorelease. A PMC stockholder receiving such cash should recognize gain or loss with respect to such payment, measured by the difference (if any) between the amount of cash received and the basis in such fractional share.

o Neither Biorelease or PMC should recognize gain or loss solely as a result of the Merger.


                                     41


Even if the Merger qualifies as a Reorganization, a recipient of shares of Biorelease common stock could recognize gain to the extent that such shares were considered to be received in exchange for services or property (other than solely PMC common stock). All or a portion of such gain may be taxable as ordinary income. Gain could also have to be recognized to the extent that an PMC stockholder was treated as receiving (directly or indirectly) consideration other than Biorelease common stock in exchange for such stockholder's PMC common stock.

The parties will not request a ruling from the Internal Revenue Service (the "IRS") in connection with the Merger. PMC stockholders should be aware that the Tax Opinion does not bind the IRS and the IRS is therefore not precluded from successfully asserting a contrary opinion. In addition, the Tax Opinion is subject to certain assumptions, limitations and qualifications, including but not limited to the truth and accuracy of certain representations made by Biorelease and PMC in certain certificates to be delivered to counsel by the respective managements of Biorelease and PMC.

A successful IRS challenge to the Reorganization status of the Merger as a result of a failure to meet any of the requirements of a Reorganization would result in PMC stockholders recognizing taxable gain or loss with respect to each share of PMC common stock surrendered equal to the difference between the stockholder's basis in such share and the fair market value, as of the Effective Time, of the Biorelease common stock received in exchange therefor. In such event, a stockholder's aggregate basis in the Biorelease common stock so received would equal its fair market value as of the Effective Time, and the stockholder's holding period for such stock would begin the day after the Merger.

Appraisal Rights for PMC Shareholders


Pursuant to the Utah Revised Business Corporation Act (the "Utah RBCA"), PMC's shareholders are entitled to dissent from the Merger and obtain from PMC the fair value of all shares of PMC common stock or preferred stock beneficially owned by such dissenting shareholder.

Under Utah law, a holder of PMC common stock or preferred stock who desires to dissent from the proposed Merger and receive cash payment for the fair value of his or her shares must give PMC, prior to the vote on the Merger at the PMC Special Meeting, written notice of his or her intent to demand payment for his or her shares if the Merger is effectuated. Within 10 days after receiving the required stockholder approval for the Merger, PMC shall send written notice of the approval to those stockholders who dissented and did not vote in favor of the Merger.

Stockholders who are given a dissenter's notice and wish to assert dissenters' rights must, within 30 days after the date of the dissenters' notice and in accordance with the terms of such notice, cause PMC to receive a payment demand and submit the certificates representing their shares to PMC or PMC's transfer agent as directed in the dissenters' notice. Voting against the Merger, either by proxy or at the meeting, does not fulfill the statutory requirements with respect to notice of his or her intent to demand payment and the required demand for payment. A vote, in person or by proxy, in favor of the Merger constitutes a waiver of appraisal rights. A stockholder giving such notice and making such demand, who did not vote for the proposal to approve the Merger, shall be entitled, if and when the Merger is effected, to be paid by PMC the fair value of his or her shares.


                                     42


Upon the later of the Effective Date and receipt by PMC of each payment demand, PMC shall pay the fair value of the dissenter's shares, plus interest, to each dissenter who has timely deposited his or her certificates. If the dissenter is dissatisfied with the payment, the dissenter may, within 30 days after PMC made payment for his or her shares, notify PMC in writing of his or her own estimate of the fair value of his or her shares and demand payment of the estimated amount, plus interest, less the payment already made. The dissenter may also deliver such notice to PMC if PMC fails to make payment within 60 days after the deadline to receive payment demands. If a demand for payment remains unresolved, PMC must commence a proceeding within 60 days after receiving the dissenter's payment demand to petition the court to determine the fair value of the shares, including interest. If PMC does not commence such a proceeding within the 60 day period, it must pay each dissenter whose demand remains unresolved the amount demanded.

The above summary with respect to the rights of PMC and the stockholders to object and demand payment for their shares does not purport to be complete and is qualified in its entirety by reference to the provisions of Part 13 of the Utah RBCA, a copy of which is attached hereto as Annex B.

Appraisal Rights for Biorelease Shareholders


Record holders of shares of Biorelease common stock who follow the appropriate procedures are entitled to appraisal rights under Section 262 of the Delaware General Corporation Law (the "DGCL") in connection with the Merger. The following discussion is not a complete statement of the law pertaining to appraisal rights under the DGCL and is qualified in its entirety by the full text of Section 262 which is reprinted in its entirety as Appendix III to this Proxy Statement. Except as set forth herein, stockholders of Biorelease will not be entitled to appraisal rights in connection with the Merger.

Under the DGCL, record holders of shares of Biorelease common stock who follow the procedures set forth in Section 262 and who have not voted in favor of adoption of the Merger will be entitled to have their shares of Biorelease common stock (such shares, "Dissenting Shares") appraised by the Delaware Court of Chancery and to receive payment in cash of the "fair value" of such shares, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with a fair rate of interest, as determined by such court.

Under Section 262, where a merger agreement is to be submitted for adoption at a meeting of stockholders, as in the case of the Special Meeting, not less than 20 days prior to the meeting, Biorelease must notify each of the holders of shares of Biorelease common stock at the close of business on the Record Date that such appraisal rights are available and include in each such notice a copy of Section 262. This Proxy Statement constitutes such notice. Any stockholder who wishes to exercise appraisal rights should review the following discussion and Appendix III carefully because failure to timely and properly comply with the procedures specified in Section 262 will result in the loss of appraisal rights under the DGCL.

A holder of shares of Biorelease common stock wishing to exercise appraisal rights must (i) deliver to Biorelease, before the vote on the approval of the Merger at the Special Meeting, a


                                     43


written demand for appraisal of such holder's shares of Biorelease common stock and (ii) not vote in favor of adoption of the Merger. In addition, a holder of shares of Biorelease common stock wishing to exercise appraisal rights must be the record holder of such shares on the date the written demand for appraisal is made and must continue to hold such shares of record through the Effective Time.

Only a holder of record of shares of Biorelease common stock is entitled to assert appraisal rights for the shares of Biorelease common stock registered in that holder's name. A demand for appraisal should be executed by or on behalf of the holder of record fully and correctly, as the holder's name appears on the Certificates.

If the shares of Biorelease common stock are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of the demand should be made in that capacity, and if the shares of Biorelease common stock are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand should be executed by or on behalf of all joint owners. An authorized agent, including one or more joint owners, may execute a demand for appraisal on behalf of a holder of record; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, the agent is agent for such owner or owners. A record holder such as a broker who holds shares of Biorelease common stock as nominee for several beneficial owners may exercise appraisal rights with respect to the shares of Biorelease common stock held for one or more beneficial owners while not exercising such rights with respect to the shares of Biorelease common stock held for other beneficial owners; in such case, the written demand should set forth the number of shares as to which appraisal is sought and where no number of shares is expressly mentioned the demand will be presumed to cover all shares of Biorelease common stock held in the name of the record owner. Holders of shares of Biorelease common stock who hold their shares in brokerage accounts or other nominee forms and who wish to exercise appraisal rights are urged to consult with their brokers to determine the appropriate procedures for the making of a demand for appraisal by such nominee. All written demands for appraisal of shares of Biorelease common stock should be mailed or delivered to Biorelease, 340 Granite Street, Ste. 200, Manchester, New Hampshire 03102, so as to be received before the vote on the adoption of the Merger Agreement at the Special Meeting.

Within 10 days after the Effective Time, Biorelease, as the surviving corporation in the Merger, must send a notice of the Effective Time of the Merger to each person who has duly demanded appraisal in accordance with the provisions of Section 262. Within 120 days after the Effective Time, but not thereafter, Biorelease, or any holder of shares of Biorelease common stock entitled to appraisal rights under Section 262 and who has complied with the foregoing procedures, may file a petition in the Delaware Court of Chancery demanding a determination of the fair value of such shares. Biorelease is not under any obligation, and has no present intention, to file a petition with respect to the appraisal of the fair value of the shares of Biorelease common stock. Accordingly, it is the obligation of the stockholders to initiate all necessary action to perfect their appraisal rights within the time prescribed in Section 262.

Within 120 days after the Effective Time, any record holder of shares of Biorelease common stock who has complied with the requirements for exercise of appraisal rights will be entitled, upon written request, to receive from Biorelease a statement setting forth the aggregate number of shares of Biorelease common stock with respect to which demands for appraisal have been


                                     44


received and the aggregate number of holders of such shares. Such statements must be mailed within 10 days after a written request therefor has been received by Biorelease.

If a petition for an appraisal is timely filed, after a hearing on such petition, the Delaware Court of Chancery will determine the holders of shares of Biorelease common stock entitled to appraisal rights and will appraise the "fair value" of the shares of Biorelease common stock, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. Holders considering seeking appraisal should be aware that the fair value of their shares of Biorelease common stock as determined under Section 262 could be more than, the same as or less than the current market value of the Biorelease common stock. The Delaware Supreme Court has stated that "proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court" should be considered in the appraisal proceedings. More specifically, the Delaware Supreme Court has stated that:
"Fair value, in an appraisal context, measures 'that which has been taken from the shareholder, viz., his proportionate interest in a going concern.' In the appraisal process the corporation is valued 'as an entity,' not merely as a collection of assets or by the sum of the market price of each share of its stock. Moreover, the corporation must be viewed as an on-going enterprise, occupying a particular market position in the light of future prospects." In addition, Delaware courts have decided that the statutory appraisal remedy, depending on factual circumstances, may or may not be a shareholder's exclusive remedy. The Court will also determine the amount of interest, if any, to be paid upon the amounts to be received by persons whose shares of Biorelease common stock have been appraised. The costs of the action may be determined by the Court and taxed upon the parties as the Court deems equitable. The Court may also order that all or a portion of the expenses incurred by any holder of shares of Biorelease common stock in connection with an appraisal, including, without limitation, reasonable attorneys' fees and the fees and expenses of experts utilized in the appraisal proceeding, be charged pro rata against the value of all of the shares of Biorelease common stock entitled to appraisal.

Any holder of shares of Biorelease common stock who has duly demanded an appraisal in compliance with Section 262 will not, after the Effective Time, be entitled to vote the shares of Biorelease common stock subject to such demand for any purpose or be entitled to the payment of dividends or other distributions on those shares (except dividends or other distributions payable to holders of record of shares of Biorelease common stock as of a date prior to the Effective Time).

If any holder of shares of Biorelease common stock who demands appraisal of shares under Section 262 fails to perfect, or effectively withdraws or loses, the right to appraisal, as provided in the DGCL, the shares of Biorelease common stock of such holder will remain as shares of Biorelease common stock. A holder of shares of Biorelease common stock will fail to perfect, or will effectively lose, the right to appraisal if no petition for appraisal is filed within 120 days after the Effective Time. A holder may withdraw a demand for appraisal by delivering to Biorelease a written withdrawal of the demand for appraisal and acceptance of the Merger, except that any such attempt to withdraw made more than 60 days after the Effective Time will require the written approval of Biorelease and, once an appraisal proceeding is commenced, such proceeding may not be dismissed as to any shareholder without the approval of the Court.


                                     45


Failure to follow the steps required by Section 262 of the DGCL for perfecting appraisal rights may result in the loss of such rights.

The foregoing is a summary of certain of the provisions of Section 262 of the DGCL and is qualified in its entirety by reference to the full text of such Section, a copy of which is attached hereto as Appendix III.

Effective Time


Subject to the provisions of the Merger Agreement, Biorelease and PMC shall cause the Merger to be consummated by the concurrent filing, as soon as practicable on or after the Closing (as hereafter defined), of a Certificate of Merger with the Secretary of State of the State of Delaware in accordance with the relevant provisions of Delaware law and the Secretary of State of the State of Utah in accordance with the relevant provisions of Utah law. The closing of the Merger (the "Closing") shall take place at the offices of Berry Moorman P.C., at a time and date to be specified by the parties, which shall be no later than the second business day after the satisfaction or waiver of the conditions set forth in the Merger Agreement, or at such other time, date and location as Biorelease and PMC agree in writing. The Closing is anticipated to occur on or about February __, 2000.

Conversion of Shares of PMC Common Stock in the Merger


At the Effective Time, by virtue of the Merger and without any action on the part of Biorelease, PMC or any of their security holders, each share of PMC common stock issued and outstanding immediately prior to the Effective Time will be canceled and extinguished and automatically converted into the right to receive approximately 0 .150 shares of the common stock of Biorelease (the "Exchange Ratio"), upon surrender of the certificate representing such share of PMC common stock in the manner provided in the Merger Agreement (or in the case of a lost, stolen or destroyed certificate, upon delivery of an affidavit (and bond, if required)). However, each share of PMC common stock held by PMC or owned by Biorelease or any direct or indirect wholly-owned subsidiary of PMC or Biorelease immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof.

The Exchange Ratio shall be adjusted to reflect appropriately the effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into Biorelease common stock or PMC common stock), reorganization, recapitalization, reclassification or other like change with respect to Biorelease common stock or PMC common stock occurring on or after the date hereof and prior to the Effective Time.

No fraction of a share of Biorelease common stock will be issued by virtue of the Merger, but in lieu thereof, each holder of shares of PMC common stock who would otherwise be entitled to a fraction of a share of Biorelease common stock (after aggregating all fractional shares of Biorelease common stock that otherwise would be received by such holder) shall be entitled to receive from Biorelease a number of shares rounded to the nearest whole share (i.e., fractions of less than .5 will be rounded down and fractions of .5 or more will be rounded up).


                                     46


Promptly after the Effective Time, Biorelease, acting thought the Exchange Agent, will deliver to each PMC stockholder of record as of such date a letter of transmittal with instructions to be used by such stockholder in surrendering certificates which, prior to the Merger, represented shares of PMC common stock and which, pursuant to the Merger, will be exchanged for shares of Biorelease common stock. CERTIFICATES SHOULD NOT BE SURRENDERED BY THE HOLDERS OF PMC COMMON STOCK UNTIL THEY RECEIVE THE LETTER OF TRANSMITTAL FROM THE EXCHANGE AGENT.

Conversion of Shares of PMC Series A Convertible Preferred Stock in the Merger


At the Effective Time, by virtue of the Merger and without any action on the part of Biorelease, PMC or any of their security holders, each share of PMC Series A Convertible Preferred Stock issued and outstanding immediately prior to the Effective Time will be canceled and extinguished and automatically converted into the right to receive one share of Biorelease Series A Convertible Preferred Stock upon surrender of the certificate representing such share of PMC Series A Convertible Preferred Stock in the manner provided in the Merger Agreement (or in the case of a lost, stolen or destroyed certificate, upon delivery of an affidavit (and bond, if required)).

Promptly after the Effective Time, Biorelease, acting thought the Exchange Agent, will deliver to each holder of record of PMC Series A Preferred Stock as of such date a letter of transmittal with instructions to be used by them in surrendering certificates which, prior to the Merger, represented shares of PMC Series A Preferred Stock and which, pursuant to the Merger, will be exchanged for shares of Biorelease Series A Preferred Stock. CERTIFICATES SHOULD NOT BE SURRENDERED BY THE HOLDERS OF PMC SERIES A CONVERTIBLE PREFERRED STOCK UNTIL THEY RECEIVE THE LETTER OF TRANSMITTAL FROM THE EXCHANGE AGENT.

Assumption of Stock Options and Warrants


At the Effective Time, each outstanding option or warrant to purchase shares of PMC common stock (each, a "PMC Stock Option" or a "PMC Warrant"), whether or not exercisable, and whether or not vested, shall by virtue of the Merger and without any further action on the part of PMC or the holder thereof, be assumed by Biorelease. Each PMC Stock Option or PMC Warrant so assumed by Biorelease will continue to have, and be subject to, the same terms and conditions of such options immediately prior to the Effective Time, except that each option or warrant will be or become exercisable for a certain number of shares of Biorelease common stock rather than shares of PMC common stock, as adjusted to reflect the Exchange Ratio, and at an exercise price adjusted to reflect the Exchange Ratio.

Representations and Warranties


The Merger Agreement contains various representations and warranties of Biorelease and PMC relating to, among other things, (i) their incorporation, existence, good standing, corporate power and similar corporate matters; (ii) their capitalization; (iii) their authorization, execution, delivery and performance and the enforceability of the Merger Agreement and related matters; (iv) the absence of conflicts, violations and defaults under their corporate charters and bylaws and certain


                                     47


other agreements and documents; (v) their pending or threatened litigation; and (vi) the absence of any occurrence or event that could reasonably be expected to have a material adverse effect on the assets, business, financial condition, operations or prospects (a "Material Adverse Effect") of PMC or Biorelease, as applicable.

PMC has provided certain additional representations and warranties relating to, among other things, (i) certain of its audited financial statements; (ii) the absence of undisclosed liabilities; (iii) ownership of its properties;
(iv) material contracts and no defaults thereunder; (v) its Intellectual Property Rights; (vi) tax matters; (vii) its employee benefits plans; (viii) its insurance coverage; and (ix) environmental matters.

Biorelease has also provided certain additional representations and warranties as to documents and reports filed by Biorelease with the Commission and the accuracy and completeness thereof.

Conduct of Biorelease's and PMC's Business Prior to the Merger


During the period from the date of the Merger Agreement and continuing until the earlier of the termination of the Merger Agreement pursuant to its terms or the Effective Time, PMC and Biorelease have each agreed (except to the extent that the other shall otherwise consent in writing) to carry on its business in the ordinary course in substantially the same manner as heretofore conducted and in compliance in all material respects with all applicable laws and regulations, to pay its debts and taxes when due (subject to good faith disputes over such debts or taxes), to pay or perform other material obligations when due, and to use all reasonable efforts consistent with past practice and policies to preserve intact its present business organization, keep available the services of its present officers and key employees, and preserve its relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with it, all with the goal of preserving unimpaired its goodwill and ongoing businesses at the Effective Time. However, as described previously, Biorelease, before or simultaneously with the Merger, intends to distribute all of the capital stock of BTI to the persons who were shareholders of Biorelease before the Merger.

Conditions To The Merger


The respective obligations of each party to the Merger Agreement to effect the Merger are subject to the satisfaction at or prior to the Closing of the following conditions:

o the Merger Agreement and the Merger and other transactions contemplated thereby shall have been approved and adopted by PMC's and Biorelease's stockholders by the requisite vote under applicable law and their certificate of incorporation;

o the SEC shall have declared the registration statement, of which this document is a part, effective and no stop order suspending the effectiveness of the registration statement, or any part thereof shall have been issued and no proceeding for that purpose, and no similar proceeding in respect of this Proxy Statement/Prospectus, shall have been initiated or threatened in writing by the SEC;


                                     48


o no governmental entity shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and which has the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger;

o PMC shall have received a written opinion from its legal counsel to the effect that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code.

o At some time within the six months prior to the Closing, PMC shall have raised sufficient funds through the sale of preferred stock, common stock and/or warrants or from its operation so that it will have Adjusted Cash (as defined below) of at least $2,000,000 as shown on a balance sheet attested to by PMC's president and CFO. For purposes of the foregoing, the Adjusted Cash shall equal the cash and cash equivalents shown on that balance sheet plus $2,139,460 (PMC's current liabilities and long term liabilities as of June 30, 1999) minus the current and long term liabilities shown on that balance sheet. As of the closing, the Adjusted Cash shall equal at least $1,000,000.

In addition, the obligation of PMC to consummate and effect the Merger shall be subject to the satisfaction on or prior to the Closing of each of the following conditions, any of which may be waived, in writing, exclusively by
PMC:

o Each representation and warranty of Biorelease contained in the Merger Agreement shall be true and correct.

o Biorelease shall have performed or complied in all material respects with all agreements and covenants required by the Merger Agreement to be performed or complied with by it on or prior to the Closing and PMC shall have received a certificate to such effect signed on behalf of Biorelease by an authorized officer of Biorelease;

o No Material Adverse Effect with respect to Biorelease shall have occurred since the date of the Merger Agreement.

o Biorelease shall have spun off or liquidated its operating subsidiary, Biorelease Technologies, Inc. ("BTI").

o Biorelease shall have a net worth of at least $0, after accounting for all expenses to be paid by Biorelease pursuant to the Merger Agreement and the spin off of its subsidiary, BTI. That net worth shall be shown on an unaudited balance sheet prepared by Biorelease's independent auditors.

o Dr. R. Bruce Reeves, President and a principal shareholder of Biorelease, will execute and deliver to PMC a certificate in which he warrants and represents that, to the best of his knowledge after due investigations, the representations and warranties made by Biorelease in the Merger Agreement are true and correct.

The obligations of Biorelease to consummate and effect the Merger shall be subject to the satisfaction on or prior to the Closing of each of the following conditions, any of which may be waived, in writing, exclusively by
Biorelease:

o Each representation and warranty of PMC contained in the Merger Agreement shall be true and correct.

o PMC shall have performed or complied in all material respects with all agreements and covenants required by the Merger Agreement to be performed or complied with by it at or prior to the Closing and Biorelease shall have received a certificate to such effect signed on behalf of PMC by an authorized officer of PMC.


                                     49


o No material adverse effect with respect to PMC shall have occurred since the date of the Merger Agreement.

o Each control person of PMC shall have entered into agreement that restricts their ability to resell the Biorelease common stock received by them and each of such agreements will be in full force and effect as of the Effective Time.

Termination of the Merger Agreement


The Merger Agreement may be terminated at any time prior to the Effective Time, whether before or after the requisite approval of the stockholders of PMC or Biorelease, in the following circumstances:

o by mutual written consent duly authorized by the Biorelease Board and PMC Board.

o by either PMC or Biorelease if the Merger shall not have been consummated by March 31, 2000 for any reason; PROVIDED, HOWEVER, that the right to terminate the Merger Agreement due to the failure of the Merger to occur prior to such date shall not be available to any party whose action or failure to act has been a principal cause of, or resulted in, the failure of the Merger to occur on or before such date and such action or failure to act constitutes a breach of the Merger Agreement.

o by either PMC or Biorelease if a governmental entity shall have issued an order, decree or ruling or taken any other action in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger, which order, decree or ruling is final and nonappealable.

o by either PMC or Biorelease if the required approvals of the stockholders of PMC contemplated by the Merger Agreement has not been obtained (except that PMC shall not be able to terminate the Merger Agreement for this reason where the failure to obtain approval of PMC's stockholders was caused by the action or failure to act of PMC in breach of the Merger Agreement).

o by either PMC or Biorelease if the required approvals of the stockholders of Biorelease contemplated by the Merger Agreement has not been obtained (except that Biorelease shall not be able to terminate the Merger Agreement for this reason where the failure to obtain approval of Biorelease's stockholders was caused by the action or failure to act of Biorelease in breach of the Merger Agreement).

o by PMC, upon a breach of any representation, warranty, covenant, or agreement on the part of Biorelease set forth in the Merger Agreement, or if any representation or warranty of Biorelease shall have become untrue, provided, that if such inaccuracy in Biorelease's representations and warranties or breach by Biorelease is curable by Biorelease through the exercise of its commercially reasonable efforts, then PMC may not terminate the Merger Agreement for 30 days after notice from PMC of such breach, provided that Biorelease continues to exercise such commercially reasonable efforts to cure such breach; and


                                     50


o by Biorelease, upon a breach of any representation, warranty, covenant or agreement on the part of PMC set forth in the Merger Agreement, or if any representation or warranty of PMC shall have become untrue, provided, that if such inaccuracy in PMC's representations and warranties or breach by PMC is curable by PMC through the exercise of its commercially reasonable efforts, then Biorelease may not terminate the Merger Agreement for 30 days after notice from Biorelease of such breach, provided that PMC continues to exercise such commercially reasonable efforts to cure such breach.

Fees and Expenses


Except as set forth below, all fees and expenses incurred in connection with the Merger Agreement and the transactions contemplated thereby shall be paid by the party incurring such expenses whether or not the Merger is consummated. As used herein, "Post Form 10K" when referring to any expenses incurred by Biorelease shall refer to expenses that relate to periods after Biorelease files its Form 10K for the year ended June 30, 1999 and shall not include any expenses incurred by Biorelease in preparing that Form 10K or the audited financial statements included therein.

PMC shall pay the following expenses relating to the Merger: the legal fees of its securities counsel, (including all legal fees, expenses related to the preparation and filing of the Form S-4 Registration Statement and the preparation of the Proxy Statement/Prospectus); all audit costs concerning the pre-closing and post-closing audit of PMC, (including the cost of producing any audited or unaudited pro-forma financial statements and/or any audited or unaudited stub financial statements for PMC); any Post Form 10K auditor fees incurred by Biorelease for the production of similar pro-forma or stub period financial statements relating to the Merger or the filing of any quarterly reports for any Post Form 10K periods; the Post Form 10K legal and other professional fees incurred by Biorelease relating to the Merger; Biorelease's Post Form 10K transfer agent fees and expenses; the Delaware franchise fees and filing fees (to complete the pre-closing capital structure changes called for in the Merger Agreement); all costs relating to press releases made by Biorelease; the cost of printing new stock certificates; the printing, duplication and mailing costs of the shareholders letter, proxy statement, meeting notice, and transmittal form; and the post-closing stock transfer fees for the re-issuance of replacement stock certificates in the new name of Biorelease. The maximum amount of Biorelease's fees and expenses that will be required to be paid by PMC hereunder shall be $40,000, including the $10,000 previously advanced by PMC. The Post Form 10K expenses of Biorelease that will be reimbursed by PMC hereunder shall not include any fees or expenses relating to the spin-off or liquidation of Biorelease's subsidiary, BTI.

Except as set forth above with respect to certain Post Form 10K expenses of Biorelease that will be paid by PMC, Biorelease shall pay the costs related to initiating the following actions: the legal fees of its securities counsel; the cost of an opinion letter by legal counsel regarding present or past litigation; audit fees to its auditors for pre-closing audit work concerning Biorelease only; the cost of preparation of board minutes and resolutions of Biorelease; shareholder consent resolutions; cover letter to transfer agent; various letters to NASD, and other regulatory agencies (concerning the required advance notices of the impending transaction and reverse-stock split); a


                                     51


letter to apply for a new CUSIP number; assistance to PMC on choice and printing of a new stock certificate; and a draft of a transmittal form for the new name replacement stock certificate.

Biorelease will either spinoff all of the shares of capital stock of its subsidiary, Biorelease Technologies Inc. ("BTI"), to the persons who were shareholders of Biorelease prior to the Merger or sell of the assets of BTI and distribute the net proceeds to those shareholders. Except as set forth below, Biorelease will pay all costs of completing those transactions. In the event Biorelease desires to spinoff the shares of capital stock of BTI, then Biorelease will, at its expense, prepare and file any registration statement required to be filed with the SEC and state securities administrators to enable those shares to be issued and pay all costs of printing and distributing the prospectus to those shareholders. However, if that prospectus is able to be distributed to the shareholders of Biorelease concurrently with the proxy statement for the meeting of shareholders of Biorelease called to vote to approve the Merger, then PMC will pay up to $5,000 of the cost of printing that prospectus and will also pay the cost of mailing that prospectus to the shareholders of Biorelease.


Accounting Treatment


The Merger will be treated as a purchase for accounting and financial reporting purposes.


Restrictions on Resale of Biorelease Common Stock


The Biorelease common stock to be issued in the Merger will have been registered under the Securities Act of 1933, as amended (the "Securities Act") by a Registration Statement on Form S-4, thereby allowing those shares to be traded without restriction by all former holders of PMC common stock who (i) are not deemed to be "affiliates" of PMC at the time of the PMC Special Meeting (as "affiliates" is defined for purposes of Rule 145 under the Securities Act) and (ii) who do not become "affiliates" of Biorelease after the Merger.

Shares of Biorelease common stock received by those stockholders of PMC who are deemed to be affiliates of PMC may be resold without registration under the Securities Act only as permitted by Rule 145 under the Securities Act or as otherwise permitted under the Securities Act. The Merger Agreement requires PMC to use commercially reasonable efforts to cause its affiliates to enter into agreements not to make any public sale of any Biorelease common stock received upon consummation of the Merger, except in compliance with Rule 145 under the Securities Act. In general, Rule 145, as currently in effect, imposes restrictions on the manner in which such affiliates may make resales of Biorelease common stock that such affiliates, and others (including persons with whom the affiliates act in concert), may sell within any three-month period. These restrictions will generally apply for at least a period of one year after the Merger (or longer if the person is an affiliate of Biorelease).

This Proxy Statement/Prospectus does not cover any resales of Biorelease common stock received by persons who are deemed to be affiliates of PMC.

                   DESCRIPTION OF BIORELEASE CAPITAL STOCK

Common Stock


Biorelease is authorized to issue fifty million (50,000,000) shares of common stock, $.01 par value per share, of which ________ shares were issued and outstanding as of the Record Date. Each outstanding share of Biorelease common stock is entitled to one vote, either in person or by proxy, on all matters that may be voted upon by the owners thereof at meetings of the Biorelease stockholders.

The holders of Biorelease common stock (i) have equal ratable rights to dividends from funds legally available therefor, when, and if declared by the Board of Directors of Biorelease; (ii) are entitled to share ratably in all of the assets of Biorelease available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of Biorelease; (iii) do not have preemptive, subscription or conversion rights, or redemption or sinking fund provisions


                                     52


applicable thereto; and (iv) are entitled to one non-cumulative vote per share on all matters on which stockholders may vote at all meetings of the Biorelease stockholders.

Preferred Stock


Biorelease currently does not have any preferred stock authorized. At the Biorelease Special Meeting, the shareholders of Biorelease will be asked to authorize a total of 1,000,000 shares of preferred stock. See "Proposal Two - Approval of the Charter Amendment to Authorize 1,000,000 Shares of Preferred Stock" for a description of the proposed preferred stock.

Effect of Delaware Antitakeover Statute


Biorelease is subject to Section 203 of the Delaware General Corporation Law (the "Antitakeover Law"), which regulates corporate acquisitions. The Antitakeover Law prevents certain Delaware corporations, including those whose securities are listed for trading on the Nasdaq National Market, from engaging, under certain circumstances in a "business combination" with any "interested stockholder" for three years following the date that such stockholder became an interested stockholder. For purposes of the Antitakeover Law, a "business combination" includes, among other things, a merger or consolidation involving Biorelease and the interested stockholder and the sale of more than ten percent (10%) of Biorelease's assets. In general, the Antitakeover Law defines an "interested stockholder" as any entity or person beneficially owning 15% or more the outstanding voting stock of Biorelease and any entity or person affiliated with or controlling or controlled by such entity or person. A Delaware corporation may "opt out" of the Antitakeover Law with an express provision in its original certificate of incorporation or an express provision in its certificate of incorporation or bylaws resulting from amendments approved by the holders of at least a majority of Biorelease's outstanding voting shares. Biorelease has not "opted out" of the provisions of the Antitakeover Law.

Transfer Agent


The Transfer Agent and Registrar for the Biorelease common stock is ________

                       DESCRIPTION OF PMC CAPITAL STOCK

As of the date of this Proxy Statement/Prospectus, the authorized capital stock of PMC consists of 150,000,000 shares of common stock, par value $.001 per share, and 10,000,000 shares of Preferred Stock, par value $.001 per share. The following description of PMC's capital stock does not purport to be complete and is subject to and qualified in its entirety by PMC's Articles of Incorporation and Bylaws and by the provisions of applicable Utah law.

Common Stock


Subject to preferences that may be applicable to any outstanding preferred stock, holders of PMC common stock are entitled to (a) receive ratably such dividends as may be declared by the Board of Directors out of funds legally available therefor, (b) cast one vote per share on all matters to


                                     53


be voted upon by the stockholders, and (c) in the event of a liquidation, dissolution or winding up of PMC, share ratably in all assets remaining after payment of PMC's liabilities and the liquidation preference of any outstanding preferred stock. Holders of PMC common stock have no cumulative voting rights or preemptive rights nor any rights to convert their common stock into any other securities, and there are no redemption provisions with respect to such shares. All of the outstanding shares of PMC common stock are fully paid and non-assessable. The rights, preferences and privileges of holders of PMC common stock are subject to, and may be adversely affected by, the rights of the holders of shares of the PMC Series A Convertible Preferred Stock and of any series of preferred stock which PMC may designate and issue in the future. Additional shares of PMC common stock may be issued without shareholder approval.

Preferred Stock


PMC is authorized to issue up to 10,000,000 shares of preferred stock, of which 100,000 shares have been designated as the Series A Convertible Preferred Stock as described below. PMC's Board of Directors has authority, without any further vote or action by the stockholders, to provide for the issuance of the shares of preferred stock in series, to establish from time to time the number of shares to be included in each such series and to fix the designations, preferences and relative participating, optional or other special rights, and qualifications or restrictions of the shares of each such series and to determine the voting powers, if any, of such shares. The issuance of preferred stock can, among other things, (a) adversely affect the rights of existing stockholders and the amount of earnings and assets available for distribution to holders of common stock, (b) delay, defer or prevent a change in control of PMC, and (c) make the removal of the present management of PMC more difficult.

Series A Convertible Preferred Stock


       General

PMC has authorized 100,000 shares of Series A Convertible Preferred Stock. Pursuant to the Merger, each share of the PMC Series A Convertible Preferred Stock will be exchanged for a share of Biorelease Series A Convertible Preferred Stock that will have the same terms and conditions except that the conversion price will be adjusted to reflect the exchange ratio used to convert the PMC common stock into common stock of Biorelease. In order to simplify the following discussion, the conversion prices set forth below are the conversion prices that will be in effect with respect to the shares of common stock of Biorelease after the Merger and references to "the Company" refer both to PMC prior to the Merger and to Biorelease after the Merger, as appropriate. References to shares of common stock refers to shares of Biorelease common stock after the Merger and the Reverse Split.

       Rank

Each share of the Series A Convertible Preferred Stock shall have the same relative rights and preferences as, and shall be identical in all respects with, all other shares of the Series A Convertible Preferred Stock. Except as may be authorized by a vote of the holders of the Series A Convertible Preferred Stock , the Series A Convertible Preferred Stock shall rank senior to any other series of preferred stock now or hereafter issued by the Company.


                                     54


       Dividends Payable in Cash and Restricted Stock

The Series A Convertible Preferred Stock has been and will be issued for $100.00 per share (the "Issue Price"). The holders of shares of the Series A Convertible Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors of the Company and out of the assets of the Company legally available therefor, cumulative cash dividends at the rate per annum of Twelve percent (12%) of the Issue Price per share, from the date of issuance of such shares until such shares are converted or redeemed, and payable quarterly on the last day of March, June, September and December in each year, commencing on December 31, 1999.

Notwithstanding the foregoing, during the period beginning January 1, 2002, if there is an established trading market for the Company's common stock, the Company shall have the option to pay the dividends in the form of shares of the Company's common stock rather than in cash. In that event, the shares to be issued would be valued at Fifty percent (50%) of the Current Market Price Per Share (as defined below) of the Company's common stock on the dividend payment date. For the purpose of this subsection, the Current Market Price Per Share of common stock at any date shall be the average of the daily closing prices for the twenty (20) business days before the date of such computation. The closing price for each day shall be (a) the last reported sale price regular way or, in case no reported such sale takes place on such day, the average of the closing bid and asked prices regular way for such day, in either case on the principal national securities exchange in the United States on which the shares are listed or admitted to trading, or (b) if the shares are not listed or admitted to trading on any national securities exchange in the United States, but are traded in the over-the-counter market in the United States, the average of the closing bid and asked prices of the common stock on NASDAQ, the OTCBB or any comparable system, or (c) if the common stock is not listed on NASDAQ, the OTCBB or a comparable system, then the average of the closing bid and asked prices as furnished by two members of the National Association of Securities Dealers, Inc. selected from time to time by the Company for that purpose. All shares issued pursuant to this paragraph will be "restricted securities" as that term is defined in Rule 144 promulgated by the Securities & Exchange Commission and therefore may not be freely sold or transferred by the recipient unless those shares are subsequently registered under the Securities Act of 1933 or an exemption from that registration is available.

Dividends on the Series A Convertible Preferred Stock shall be payable before any dividends or distributions shall be paid upon, or declared and set apart for, any Junior Stock (as defined below) and before any repurchase, redemption, retirement or other acquisition for valuable consideration of any shares of Junior Stock (other than upon conversion thereof into common stock) shall be effected, so that if in any quarterly dividend period all dividends at the rate fixed above accrued from the date of issuance of any shares of the Series A Convertible Preferred Stock shall not have been paid, or declared and set apart for payment, the deficiency shall be fully paid or set apart for payment, together with interest thereon as provided above, before any dividends or distributions shall be paid upon, or set apart for, or any repurchase, redemption, retirement or other acquisition for valuable consideration is effected of, the Junior Stock (other than upon conversion thereof into common stock). As used herein "Junior Stock" shall mean the Company's common stock and each other class or series of the Company's capital stock, whether common or preferred, the terms of which do not provide that shares of that class or


                                     55


series shall rank senior to or on a parity with the Series A Convertible Preferred Stock as to distributions of dividends and distributions upon the liquidation of the Company.

       Preference on Liquidation

The Series A Convertible Preferred Stock shall be preferred with respect to both earnings and assets of the Company. In the event of the voluntary or involuntary liquidation, dissolution or winding-up of the Company, the holders of shares of the Series A Convertible Preferred Stock shall be entitled, before any payment or distribution of the assets of the Company shall be made or set apart to the holders of Junior Stock, to receive from the net assets of the Company available for distribution to shareholders cash in an amount equal to the Issue Price of such shares, together with any accrued and unpaid dividends and any other amounts which may be payable with respect to such shares to the date of final distribution to the holders of the Series A Convertible Preferred Stock. The holders of shares of the Series A Convertible Preferred Stock shall be entitled to no further participation in any assets of the Company. Neither the consolidation or merger of the Company with or into any other corporation, nor the merger or consolidation of any other corporation into or with the Company, nor the sale, lease, exchange or conveyance of all or any part of the assets of the Company, shall be deemed to be a dissolution, liquidation or winding-up of the Company for the purposes of this paragraph.

       Voting

Except as may otherwise be required by law or for certain specified events that may alter the rights of the holders of the Series A Convertible Preferred Stock, the holders of shares of the Series A Convertible Preferred Stock shall not be entitled to vote upon any matter.

       Redemption by the Company

Commencing January 1, 2005, the Company shall have the right, but not the obligation, to redeem up to One Hundred percent (100%) of the then outstanding shares of Series A Convertible Preferred Stock at a price of $109.00 per share plus all accrued and unpaid dividends (and interest, if any) on such shares through and including the date selected by the Company for such redemption (the "Redemption Date"). In the event of any redemption pursuant to this paragraph, the Company shall determine the shares to be redeemed by random selection among all of the outstanding Series A Convertible Preferred Stock. The Series A Convertible Preferred Stock shall not be entitled to the benefit of any sinking fund to be applied to the redemption thereof.

       Conversion

Subject to the terms and conditions of this paragraph, each of the holders of shares of the Series A Convertible Preferred Stock shall have the option, at any time and from time to time, to convert each of those shares into shares of Biorelease common stock at a rate of one share of common stock for each $3.00 of Issue Price of the shares so converted (with the conversion price subject to certain specified adjustments) (such price or such price as last adjusted, as the case may be, being referred to herein as the "Conversion Price"). In order to exercise such conversion privilege, any such holder shall surrender to the Company at its principal offices (i) the certificates for the shares of the Series A Convertible Preferred Stock to be converted,
(ii) a


                                     56


notice (a "Conversion Notice") that such holder elects to convert such shares and (iii) an investment letter in form satisfactory to the Company to ensure compliance with the provisions of the Securities Act of 1933 and applicable state securities laws. In the event that such holder elects to convert only a portion of the number of shares of the Series A Convertible Preferred Stock covered by a certificate surrendered for conversion, the Company shall issue and deliver to such holder, a certificate or certificates for the number of full shares of the Series A Convertible Preferred Stock not converted.

The Conversion Price will be subject to change in the event of a stock split, combination or reclassification of the common stock or certain other events. The Conversion Price will also be subject to adjustment on a date that is the later of: (a) December 31, 2000 or (b) twelve (12) months after the consummation of the Merger (the "Adjustment Date") if the Current Market Price Per Share of the Company's common stock (as defined under "--Dividends Payable in Cash and Restricted Stock" above) is less than $3.00 per share. In that event, the Conversion Price will be adjusted to equal to the Current Market Price Per Share but not less than $1.50 per share.


Warrants


       General

PMC has authorized 100,000 Class A Common Stock Purchase Warrants. Pursuant to the Merger Agreement, the Warrants will become exercisable for shares of Biorelease common stock with the exercise price per share and the number of shares adjusted to reflect the exchange ratio used to convert the PMC common stock into Biorelease common stock. In order to simplify the following discussion, the exercise prices set forth below and the number of shares are the exercise prices and number of shares that will be in effect with respect to the shares of Biorelease common stock after the Merger and references to "the Company" refer both to PMC and to Biorelease after the Merger, as appropriate. References to shares of common stock refers to shares of Biorelease common stock after the Merger and the Reverse Split.

       Exercise Price and Period

Each Warrant entitles the holder to purchase Ten (10) shares of Biorelease common stock at an exercise price of $4.00 per share during the period ending December 31, 2004.

The exercise price will be subject to change in the event of a stock split, combination or reclassification of the common stock or certain other events. The exercise price will also be subject to adjustment on a date that is the later of: (a) December 31, 2000 or (b) twelve (12) months after the consummation of the Biorelease Merger (the "Adjustment Date") if the Current Market Price Per Share of the Company's Common Stock (as defined under "-Dividends Payable in Cash and Restricted Stock" above) is less than $3.00 per share. In that event, the Conversion Price will be adjusted to equal 133% of the Current Market Price Per Share but not less than $2.00 per share.


                                     57


       Restricted Shares and Registration Rights

All of the shares issued upon conversion of the Series A Preferred Stock and exercise of the Warrants will be "restricted securities" as defined in Rule 144 unless they are issued pursuant to an effective registration statement under the Securities Act of 1933. The Company agreed to register all of the shares of common stock underlying the Series A Convertible Preferred Stock and the Warrants in a registration statement on the appropriate form with the Commission so that the persons who require those shares shall be entitled to freely sell those shares in the public market. The Company will file that registration statement not later than 90 days after the effective date of the Merger (or such later date as may be agreed to by the broker dealers who acted as Placement Agents for the sale of the Series A Convertible Preferred Stock to enable the Company to prepare and include audited financial statements for the year ended March 31, 2000 in that registration statement). If the Company does not file that registration statement within 120 days after the effective date of the Biorelease Merger (or such later date as may be agreed to by the Placement Agents) then the conversion price of the Series A Preferred Stock and the exercise price of the Warrants will be reduced by ___% of what they were prior to that adjustment.


Dividend Policy


PMC has never paid a cash dividend on its common stock and does not anticipate paying cash dividends on its common stock in the foreseeable future. PMC's policy is to retain earnings to provide funds for the operation and expansion of its business. In addition, any loan agreement that PMC may enter into with any bank may prohibit it from paying dividends without that bank's consent.

Transfer Agent and Registrar


PMC currently acts as its own transfer agent and registrar for the PMC common stock and PMC Series A Convertible Preferred Stock.


           COMPARATIVE RIGHTS OF STOCKHOLDERS OF PMC AND BIORELEASE

The Charters and Bylaws of PMC and Biorelease


After consummation of the Merger, the holders of PMC common stock and PMC Series A Convertible Preferred Stock who receive Biorelease common stock and Series A Convertible Preferred Stock under the terms of the Merger Agreement will become stockholders of Biorelease. As stockholders of PMC, their rights are currently governed by Utah law, by PMC's Articles of Incorporation, as amended (the "PMC Certificate"), and by PMC's Bylaws, (the "PMC Bylaws"). As stockholders of Biorelease, their rights will be governed by Delaware law, by Biorelease's Certificate of Incorporation, as amended by the Charter Amendment and the Reverse Split (the "Biorelease Certificate"), and by Biorelease's Bylaws (the "Biorelease Bylaws"). The following discussion summarizes the material differences between the rights of holders of PMC common stock and holders of Biorelease common stock and differences


                                     58


between the charters and bylaws of PMC and Biorelease. This summary does not purport to be complete and is qualified in its entirety by reference to the PMC Certificate and PMC Bylaws, the Biorelease Certificate and Biorelease Bylaws, and the relevant provisions of Delaware law.

Certain Differences Between Delaware and Utah Corporation Law


Delaware law differs in certain respects from Utah law. Although it is not practical to compare all the differences between the laws governing corporations of Utah and Delaware, the following discussion provides a summary of the material differences which may significantly affect the rights of shareholders. Those differences can be determined in full by reference to the Utah Revised Business Corporation Act (the "Utah RBCA") and to the Delaware General Corporation Law (the "Delaware GCL"). In addition, both Utah and Delaware law provide that some of the statutory provisions as they affect various rights of holders may be modified by provisions in the certificate of incorporation or by-laws of the corporation.

Shareholder Appraisal Rights. Shareholder appraisal rights are statutory rights of dissenting shareholders to demand that, upon consummation of certain reorganizations, the corporation purchase their shares at an appraised fair market value. Delaware law provides rights of appraisal to stockholders in the event of a merger or consolidation, except (a) a merger by a corporation, the shares of which are either listed on a national securities exchange or widely held (by more than 2,000 stockholders of record) if such stockholders receive shares of the surviving corporation or of a listed or widely held corporation, and (b) a merger, if the corporation in which the dissenter is a stockholder survives the merger and no vote of such corporation's stockholders is required to approve the merger. Under Delaware law, no vote of the stockholders of a corporation surviving a merger is required if the number of shares to be issued in the merger does not exceed 20% of the shares of the surviving corporation outstanding immediately prior to such issuance and if certain other conditions are met. Delaware law provides that any corporation may stipulate in its certificate of incorporation that appraisal rights shall be available for shares of its stock as a result of an amendment to its certificate of incorporation, any merger in which the corporation is a constituent corporation, or the sale of all or substantially all of the assets of the corporation. The Delaware Certificate does not provide for such appraisal rights. A copy of Section 262 of the Delaware GLL regarding appraisal rights is set forth herein as Annex C.

The Utah law grants shareholder appraisal rights with many of its rights and exceptions similar to those under the Delaware law. A copy of Part 13 of the Utah RBCA regarding appraisal rights Utah Right statute is attached hereto as Appendix II.

Payment of Dividends and Repurchase of Shares of Stock. Under Delaware law, a corporation may pay dividends only out of surplus (generally, the stockholders' equity of the corporation less the par value of the capital stock outstanding) or, if there exists no surplus, out of the net profits of the corporation for the fiscal year in which the dividend is declared and/or the preceding fiscal year. If the capital of the corporation has diminished to an amount less than the aggregate amount of capital represented by issued and outstanding stock having a liquidation preference, the corporation may not declare and pay out of its net profits any dividends to the holders of its common stock until the deficiency has been repaired.


                                     59


In general, Delaware law provides that shares of a corporation's capital stock may only be repurchased or redeemed by the corporation out of surplus. To determine the surplus, assets and liabilities are valued at their current fair market value. Assuming that such assets have a fair market value greater than their book value and that liabilities have not increased in value to a greater extent, such revaluation will increase the surplus of the corporation and thereby permit the corporation to pay an increased dividend and/or to repurchase a greater number of shares.

Under Utah law, a corporation may not make any distribution (including dividends), whether in cash or other property, and repurchase of its shares if, after giving affect to the distribution, (a) the corporation would not be able to pay its debts as they become due in the normal course, or (b) its total assets would be less than the sum of its total liabilities plus the amount, if any, payable upon liquidation to holders of any preferred stock with distribution rights superior to the rights of holders of common stock.

It is the present policy of the Board of Directors of Biorelease and PMC to retain any earnings for use in their business.

Acquisition of Significant Shares of Stock. Section 203 of the Delaware GCL regulates certain business combinations, including tender offers. Section 203 may have the effect of significantly delaying certain stockholders' ability to acquire a significant equity interest in a Delaware corporation if such acquisition is not approved by the Board of Directors. In general, Section 203 prevents an "Interested Stockholder" (defined generally as a person with 15% or more of a corporation's outstanding voting stock) of a Delaware corporation from engaging in a "Business Combination" (defined to include mergers and a variety of other transactions such as transfers of assets, loans, and transactions that would increase the Interested Stockholder's proportionate share of stock) with a Delaware corporation for three years following the date that person became an Interested Stockholder unless, among other things, before that person became an Interested Stockholder the board of directors of the corporation approved the Business Combination or the transaction which resulted in the stockholder becoming an Interested Stockholder. Under Section 203, the restrictions described above do not apply to certain Business Combinations proposed by an Interested Stockholder following the announcement or notification of one of certain extraordinary transactions involving the corporation and a person who had not been an Interested Stockholder during the previous three years or who became an Interested Stockholder with the approval of a majority of the corporation's directors. In addition, the restrictions under Section 203 do not apply if the corporation's original certificate of incorporation contains a provision expressly electing not to be governed by Section 203. The Delaware Certificate does not contain such a provision.

The Utah Control Share Acquisitions Act provides, among other things, that, when any person obtains shares (or the power to direct the voting shares) of "an issuing public corporation" such that the person's voting power equals or exceeds any of three levels (20%, 33 1/3% or 50%), the ability to vote (or to direct the voting of) the "control shares" is conditioned on approval by a majority of the corporation's shares (voting in voting groups, if applicable), excluding the "interested shares". Shareholder approval may occur at the next annual meeting of the shareholders, or, if the acquiring person requests and agrees to pay the associated costs of the corporation, at a special meeting of the shareholders (to be held within fifty (50) days of the corporation's receipt of the request by the acquiring person). If authorized by the articles of incorporation or the Bylaws, the corporation may redeem "control shares" at the fair market


                                     60


value if the acquiring person fails to file an "acquiring person statement" or if the shareholders do not grant voting rights to control shares. If the shareholders grant voting rights to the control shares, and if the acquiring person obtained a majority of the voting power, shareholders may be entitled to dissenters' rights under the Utah RBCA. An acquisition of shares does not constitute a control share acquisition if (i) the corporation's articles of incorporation or bylaws provide that this Act does not apply, (ii) the acquisition is consummated pursuant to a merger in accordance with the Utah RBCA or (iii) under certain other specified circumstances.

Voting Rights with Respect to Extraordinary Corporate Transactions. Under Delaware law, approval of mergers and consolidations and sales, leases or exchanges of all or substantially all of the property or assets of a corporation, requires the affirmative vote or consent of the holders of a majority of the outstanding shares entitled to vote, except that, unless required by the certificate of incorporation, no vote of shareholders of the corporation surviving a merger is necessary if: (i) the merger does not amend the certificate of incorporation of the corporation; (ii) each outstanding share immediately prior to the merger is to be an identical share after the merger and (iii) either no common stock of the corporation and no securities or obligations convertible into common stock are to be issued in the merger, or the common stock to be issued in the merger plus that initially issuable on conversion of other securities issued in the merger does not exceed 20% of the common stock of the corporation outstanding immediately before the merger. Under Utah law, a merger, share exchange or sale of all or substantially all of the assets of a corporation (other than a sale in the ordinary course of the corporation's business) requires the approval of a majority (unless the articles of incorporation, the Bylaws or a resolution of the board of directors requires a greater number) of the outstanding shares of the corporation (voting in separate voting groups, if applicable). No vote of the shareholders of the surviving corporation in a merger is required if:
(i) the articles of incorporation of the surviving corporation will not be changed; (ii) each shareholder of the surviving corporation whose shares were outstanding immediately before the effective date of the merger will hold the same number of shares, with identical designations, preferences, limitations and relative rights, immediately after the merger; (iii) the number of voting shares outstanding immediately after the merger, plus the number of voting shares issuable as a result of the merger (either by the conversion of securities issued pursuant to the merger or the exercise of rights and warrants issued pursuant to the merger), will not exceed by more than 20% of the total number of voting shares of the surviving corporation outstanding immediately before the merger; and (iv) the number of participating shares (shares that entitle their holder to participate without limitation in distributions) outstanding immediately after the merger, plus the number of participating shares issuable as a result of the merger (either by the conversion of securities issued pursuant to the merger or the exercise of rights and warrants issued pursuant to the merger), will not exceed by more than 20% the total number of participating shares of the surviving corporation outstanding immediately before the merger.

Shareholders Consent Without a Meeting. Under Delaware law, unless otherwise provided in the certificate of incorporation, action requiring the vote of stockholders, including the removal and election of directors, may be taken without a meeting, without prior notice and without a vote, by the written consent of stockholders having not less than the minimum number of votes that would be necessary to take such action at a meeting at which all shares entitled to vote thereon were present and voted.

Under Utah law, unless otherwise provided in the articles of incorporation, action requiring the vote of shareholders may be taken without a meeting and without prior notice by one or more


                                     61


written consents of the shareholders having not less than the minimum number of votes that would be necessary to take such action at a meeting at which all shares entitled to vote thereon were present and voted (if shareholder action is by less than unanimous written consent, notice shall be provided to the shareholders who did not consent at least ten (10) days before the consummation of the transaction, action or event authorized by the shareholders). However, any written consent for the election of directors must be unanimous and the shareholders of any corporation in existence prior to July 1, 1992, are required to adopt a resolution permitting action by less than unanimous written consent otherwise, the shareholders are only permitted to act by unanimous written consent.

Special Meetings of Shareholders. Under Delaware law, stockholders generally do not have the right to call meetings of stockholders unless such right is granted in the certificate of incorporation or bylaws. The Biorelease bylaws provides that holders of at least a majority of shares eligible to vote for election of directors may call a special meeting of stockholders. However, if a corporation fails to hold its annual meeting within a period of 30 days after the date designated therefor, or if no date has been designated for a period of 13 months after its last annual meeting, the Delaware Court of Chancery may order a meeting to be held upon the application of a shareholder.

Under Utah law, special meetings of the shareholders may be called by: (i) the board of directors (ii) the person or persons authorized by the Bylaws to call a special meeting, or (iii) the holders of shares representing at least 10% of all votes entitled to be cast on any issue proposed to be considered at the special meeting. The corporation shall give notice of the date, time and place of the meeting no fewer than ten (10) and no more than sixty (60) days before the meeting. Notice of a special meeting must include a description of the purposes for which the special meeting is called. A special meeting of shareholders of PMC may be called as provided for in the statute.

Inspection of Books and Records. Under Delaware law, any stockholder of record, upon written demand under oath stating the purpose thereof, has the right during the usual hours for business to inspect for any proper purpose, the corporation's stock ledger, a list of its stockholders and its other books and records and to make copies or extract therefrom. Under Utah law, upon providing the corporation with a written demand at least five business days before the date the shareholder wishes to make an inspection, a shareholder and his agent and attorneys are entitled to inspect and copy, during regular business hours, (i) the articles of incorporation, bylaws, minutes of shareholders meetings for the previous three years, written communications to shareholders for the previous three years, names and business addresses of the officers and directors, the most recent annual report delivered to the State of Utah, and financial statements for the previous three years and (ii) if the shareholder is acting in good faith and for a proper purpose, excerpts from the records of the board of directors and shareholders (including minutes of meetings, written consents and waivers of notices), accounting records and shareholder lists.

Transactions with Officers and Directors. Utah law provides that every director who is in any way, directly or indirectly, interested in a proposed contract or transaction with the corporation is liable to account to the corporation for any profit made as a consequence of the corporation entering into such transaction unless such person (a) disclosed his or her interest at the meeting of directors where the proposed transaction was first considered, and, after his or her disclosure, the transaction was approved by the a majority of the disinterested directors; (b) disclosed his or


                                     62


her interest prior to a meeting or written consent of shareholders and, after his or her disclosure, the transaction was approved by the a majority of the disinterested shares; or (c) can show that the contract or transaction was fair and reasonable to the corporation. Under Delaware law, contracts or transactions in which a director or officer is financially interested are not automatically void or voidable, if approved by the stockholders or the directors under substantially the same circumstances as in Utah. Approval by the shareholders, however, requires only a simple majority. Board approval must be by a majority of the disinterested directors, but interested directors may be counted for purposes of establishing a quorum.

Limitation on Liability of Directors; Indemnification of Officers and Directors. Delaware law permits a corporation to adopt provisions in its certificate of incorporation eliminating or limiting the personal liability of a director to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, with the following exceptions: (a) a breach of the director's duty of loyalty; (b) payment of an unlawful stock dividend or making an unlawful stock repurchase or redemption; (c) acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law; or (d) in any transaction in which the director derived an improper personal benefit. The Biorelease Certificate does not contain a provision limiting the liability of directors as permitted by the Delaware GCL.

Under Utah law, a corporation may, if so provided in its articles of incorporation, its bylaws or in a shareholder resolution, eliminate or limit the personal liability of a director to the corporation or its shareholders for monetary damages due to any action taken or any failure to take action as a director, except liability for: (a) improper financial benefits received by a director; (b) intentional infliction of harm on the corporation or its shareholders; (c) payment of dividends to shareholders making the corporation insolvent; and (d) intentional violations of criminal law. The PMC certificate contains a provision limiting the liability of directors as permitted by the Utah RBCA.

The Delaware and Utah laws contain basically similar provisions governing indemnification of officers and directors.

                          BIORELEASE STOCK OWNERSHIP

The following table sets forth certain information regarding the beneficial ownership of Biorelease's outstanding common stock as of the Record Date for
(i) each person or entity who is known by Biorelease to own beneficially 5% or more of Biorelease's outstanding common stock; (ii) each current executive officer and director; and (iii) all current directors and executive officers of Biorelease as a group. Except as otherwise indicated, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock held by them.


                                     63


                                                              Beneficial Ownership
                             Beneficial Ownership of       of Biorelease Common Stock
                             Biorelease Common Stock          After the Merger (1)
                           ----------------------------    --------------------------
Name and Address             Shares          Percentage      Shares       Percentage
----------------             ------          ----------      ------       ----------
R. Bruce Reeves (2)         245,393(3)         2.0%           9,816(3)      0.1%

Richard Schubert (2)        452,639            3.7%          18,106         0.1%

Richard Whitney (2)         318,771(4)(5)      2.9%          12,751(4)(5)   0.1%

Kevin T. McGuire (2)        205,539(6)         1.7%           8,222(6)      0.0%

All Officers and
Directors as a Group
(4 Persons)               1,222,342(7)        10.3%          48,894(7)      0.3%

Sandra J. Reeves
754 Strawhill
Manchester, NH 03104      2,338,984(8)        19.3%          93,559(8)      0.5%

Genesis Farms, Inc
507 North Belt East
Suite 240
Houston, TX 77060         1,400,000           11.5%          56,000         0.3%


(1) Assumes the issuance of all of the shares that are issuable to the PMC shareholders in the Merger, the exercise of all outstanding options and warrants, the issuance and conversion into shares of common stock of all authorized shares of Series A Convertible Preferred Stock and the issuance and exercise of all authorized Class A Common Stock Purchase
      Warrants.

(2) An officer and/or director of Biorelease. The address for these persons is c/o Biorelease Corp., 340 Granite Street, Suite 200, Manchester, NH
      03102.

(3) Excludes 2,338,984 shares (56,000 post reverse shares) beneficially owed by Dr. Reeves' wife. Dr. Reeves disclaims beneficial ownership of the shares beneficially owned by his wife.

(4) Includes 45,000 shares (1,800 post reverse shares) issuable pursuant to options granted to Mr. Whitney under Biorelease's Directors' Stock
      Option Plan and 50,000 shares (2,000 post reverse shares) granted pursuant to a consulting agreement with Mr. Whitney.

(5)   Includes 223,771 shares (8,951 post reverse split shares owned by The
      Venture Fund of Washington, a limited partnership. Mr. Whitney is a limited partner owning approximately 19% of the limited partnership.

(6) Includes 154,539 shares (6,182 post reverse split shares) that are held by Mr. and Mrs. McGuire jointly with rights of survivorship.

(7)   Includes the shares set forth in notes (4) through (6) above.


                                     64


(8)   Includes 725,000 shares (29,000 reverse split shares) issued to RT
      Robertson Consultant, Inc., trustee under the Asset Agreement of June
      30, 1999. Mrs. Reeves is a stockholder in RT Robertson Consultants,
      Inc. and controls ninety percent (90%) of the shares of RT Robertson
      Consultants, Inc.'s common stock. Mrs. Reeves is the spouse of Dr. R.
      Bruce Reeves, president of Biorelease.


                             PMC STOCK OWNERSHIP

The following table sets forth certain information regarding beneficial ownership of PMC's common stock as of the Record Date and the beneficial ownership of Biorelease common stock following the Merger by: (i) each person (or group of affiliated persons) who is known by PMC to own beneficially more than 5% of the PMC common stock; (ii) each of PMC's directors and executive officers and (iii) PMC's directors and executive officers as a group. The amount of shares of Biorelease common stock shown as owned by each of those persons assumes that each share of PMC common stock is converted into 0.15022 shares of Biorelease common stock. Except as indicated in the footnotes to this table, the persons named in the table, based on information provided by such persons, have sole voting and sole investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable.


                                     65


                                         Beneficial Ownership of          Beneficial Ownership of Biorelease
                                           PMC Common Stock(1)           Common Stock After the Merger (2)(3)
                                      ------------------------------     ------------------------------------
Name and Address                          Shares          Percentage         Shares              Percentage
----------------                          ------          ----------         ------              ----------
Mark L. Nelson (4)                    14,066,248 (5)(6)      15.2%         2,113,067 (5)(6)         11.3%

Gerald E. Patera (4)                     721,250              0.8%           285,417 (7)             1.5%

Chandra B. Prakash (4)                   800,000 (8)          0.9%           120,178 (8)             0.6%

Alan L. Smith (4)                      1,200,000 (9)(10)      1.3%           180,267 (9)(10)         1.0%

Mary A. Stuart (4)                       500,000 (11)         0.5%            75,111 (11)            0.4%

Otis L. Nelson, Jr. (4)                6,687,288 (6)(12)      7.2%         1,004,581 (6)(12)         5.4%

A. Richard Nelson (4)                  6,657,166 (13)         7.2%         1,000,056 (13)            5.4%

Richard J. Socia (4)                   3,400,550 (14)(15)     3.7%           510,839 (14)(15)        2.7%

John Loveall (4)                       4,349,500 (16)(17)     4.8%           653,393 (16)(17)        3.5%

Terry Maynard (4)                      1,000,000              1.1%           150,222                 0.8%

Robert MacKenzie (4)                     325,712 (18)         0.4%            48,929 (18)            0.3%

All Directors and Executive
Officers as a group (11 persons)      39,707,714 (19)        40.6%         6,142,061 (19)           32.9%



Agro Puro Enterprises Pte., Ltd.      10,000,000             11.0%         1,502,225                   8.1%
P.T. Duta Dharma Bhakti Group
Jl. Gunung Sahari Raya No. 1
Jakarta 10720 Indonesia


Terry & Kelly Hall                     6,498,975 (20)         7.1%           976,292 (20)              5.2%
301 N. Every
Mason, MI   48854

(1) For the purposes of this table, all options to purchase PMC's common stock for an exercise price of less than $.20 per share are deemed to have been exercised and the shares issuable upon exercise of those options are deemed to be outstanding.

(2) Assumes each share of PMC common stock is converted into 0.15022 shares of Biorelease common stock.

(3)    Assumes the conversion of all of the Series A
       Convertible Preferred Stock into Biorelease common stock and the exercise of all the Warrants and all other currently existing options and warrants.

(4) An executive officer and/or director of PMC. The address of these persons are c/o Polar Molecular
       Corporation, 4600 S. Ulster, Suite 700, Denver,
       Colorado.


                             66


(5) Does not include 2,000,000 shares of PMC common stock owned by Mark Nelson's sister and 3,000,000 shares of PMC common stock owned by a trust for the benefit of his son, as to which Mark Nelson disclaims beneficial ownership. Otis L. Nelson, Jr., the father of Mark Nelson, also disclaims beneficial ownership of those 5 million shares. Those 5,000,000 PMC Shares will be converted into 751,112 shares of Biorelease common stock making the assumption set forth in note (2) above.

(6) Includes 1,895,000 shares of PMC common stock (284,672 shares of Biorelease common stock) issuable upon the exercise of options with an exercise price of $.20 per PMC share or more held by Mark L. Nelson.

(7) Includes 148,225 shares of Biorelease common stock to be received by Mr. Patera from Biorelease upon completion of the merger and 28,844 shares of Biorelease common stock to be issued to Bridgestone Capital Group, L.L.C. Mr. Patera has a 17.5% interest in Bridgestone and those shares represent 17.5% of the total number of shares to be issued to Bridgestone.

(8) Includes 200,000 shares of PMC common stock (30,044 shares of Biorelease common stock) issuable upon the exercise of options with an exercise price of $.20 per PMC share or more held by Chandra B. Prakash.

(9) Includes 50,000 shares of PMC common stock (7,511 shares of Biorelease common stock) held by the Alan L.
       Smith Trust.

(10) Includes 200,000 shares of PMC common stock (30,044 shares of Biorelease common stock) issuable upon the exercise of options with an exercise price of $.20 per PMC share or more held by Alan Smith.

(11) Includes 400,000 shares of PMC common stock (60,089 shares of Biorelease common stock) issuable upon the exercise of options with an exercise price of $.20 per PMC share or more held by Mary Stuart.

(12) Includes 1,645,000 shares of PMC common stock (247,116 shares of Biorelease common stock) issuable upon the exercise of options with an exercise price of $.20 per PMC share or more held by Otis L. Nelson, Jr.

(13) Includes 1,645,000 shares of PMC common stock (247,116 shares of Biorelease common stock) issuable upon the exercise of options with an exercise price of $.20 per PMC share or more held by A. Richard Nelson.

(14) Does not include 201,000 shares of PMC common stock and 47,000 shares of PMC common stock issuable upon the exercise of options with an exercise price of $.20 per PMC share or more held by Mr. Socia's wife, as to which he disclaims beneficial ownership.

(15) Includes 75,000 shares of PMC common stock (11,267 shares of Biorelease common stock) owned by Halso, Inc., a company owned by Mr. Socia, and 352,500 shares of PMC common stock (52,953 shares of Biorelease common stock) issuable upon the exercise of options with an exercise price of $.20 per PMC share or more held by Richard Socia.


                             67


(16) Includes 2,425,000 shares of PMC common stock (364,290 shares of Biorelease common stock) jointly held by Mr.
       Loveall and his wife.

(17) Includes 705,000 shares of PMC common stock (105,907 shares of Biorelease common stock) issuable upon the exercise of options with an exercise price of $.20 per PMC share or more held by John Loveall.

(18) Includes 100,000 shares of PMC common stock (15,022 shares of Biorelease common stock) issuable upon the exercise of options with an exercise price of $.20 per PMC share or more held by Robert MacKenzie.

(19) Includes all the shares set forth in footnotes (5) through (18) above.

(20) Includes 474,622 shares of PMC common stock (71,299 shares of Biorelease common stock) issuable upon the exercise of options with an exercise price of $.20 per PMC share or more held by Hall & Romkema, P.C. This also includes 268,952 shares of PMC common stock (40,403 shares of Biorelease common stock) owned by Hall & Romkema, P.C. Mr. Hall owns 65% of the shares of that firm and these options and shares represent 65% of the total options to purchase PMC common stock and shares of PMC commons stock that are held by that firm.


                       HISTORICAL FINANCIAL INFORMATION

Selected Financial Information of Biorelease


The selected financial information presented below as of June 30, 1999 and 1998 and for the years then ended is derived from the financial statements of Biorelease audited by Ferrari & Associates P.C. The selected financial information presented below as of September 30, 1999 and 1998 and for the three-month periods then ended is unaudited, but, in the opinion of management, includes all adjustments (consisting of only normally recurring accruals) necessary to fairly present such information. The results of the three-months ended September 30, 1999 are not necessarily indicative of results which may be expected for the full year. The financial data should be read in conjunction with those financial statements and the footnotes thereto appearing elsewhere in this document and with "Biorelease Management's Discussion and Analysis of Financial Condition and Results of Operations."


                             68



                                  Fiscal Year Ended June 30,   3 Months Ended September 30
                                  --------------------------   ---------------------------
                                      1999           1998            1999          1998
                                      ----           ----            ----          ----
                                                                  (unaudited)   (unaudited)
Statements of Income:
Total Revenues                    $  11,630      $  62,825      $      --      $   3,130
Gross Profit                          8,812         60,784             --          2,953
Operating Expenses                   22,794         63,117          5,637         13,533
Other (Income) Expenses            (326,731)         9,935             --          1,574
Net Income (Loss)                   312,749        (12,268)        (5,637)       (12,154)

                                                                        (Unaudited)
                                             June 30                    September 30
                                       ------------------           -------------------
                                       1999          1998           1999           1998
                                       ----          ----           ----           ----
                                                                (unaudited)     (unaudited)
Balance Sheet Data:
Working Capital                   $ 10,778       $(253,664)     $  6,471       $(261,086)
Total Assets                        33,653          60,674        23,731          56,836
Total Liabilities                   25,020         401,307        19,768         409,623
Stockholders' Equity (Deficit)       8,633        (340,633)        3,963        (352,787)


Biorelease Management's Discussion and Analysis of Financial
Condition and Results of Operations


The following Management's Discussion and Analysis of Financial Condition and Results of Operations contains forward-looking statements relating to future events or the future financial performance of Biorelease, which involve risks and uncertainties. Biorelease's actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth under "Risk Factors," "Business" and elsewhere in this prospectus.

       Results of Operations - General

In April, 1994, following a failed financing and delisting by NASDAQ for falling below required asset levels, Biorelease experienced a severe cash flow shortage and had to severely curtail its research funding. In May 1994, Biorelease terminated substantially all remaining personnel except for one remaining research scientist and Dr. Reeves. Late in June 1995 Biorelease moved to facilities in Bedford, NH. In October 1997 Biorelease moved to its current location in Manchester, NH. As a part of this consolidation, Biorelease Technologies, Inc. ("BTI" or the "Subsidiary") sold all non-essential equipment, destroyed all non-essential inventory and settled its outstanding lease obligations with both its equipment and facilities lessors. The Subsidiary also reached settlement with a number of creditors by issuing stock in Biorelease in exchange for creditor releases (see Financial Statements at Note 6). Currently, the Subsidiary continues to maintain inventory of Erythrogen(TM), its cell culture additive product, in order to provide for supply of the product to existing and new customers. For the past several years, Biorelease and the Subsidiary have focused primarily on ErythrogenTM sales activities. All other operating activities have now ceased. Other than possible licensing opportunities, therapeutic products which could have been derived from the Subsidiary's technologies are years away from market introduction and would require significant additional research and development, including


                             69


extensive preclinical and clinical testing and regulatory approval and additional resources the Subsidiary presently does not possess. See "Item 1. Business."

Sales from ErythrogenTM for the year ended June 30, 1999, and 1998, were $11,630 and $8,717, respectively. During year end June 30, 1995 the Subsidiary ceased promoting direct sales to research and laboratory markets because of the extremely high promotion costs necessary to access these markets. Instead, the Subsidiary has focused on supplying a single industrial client, which incorporates ErythrogenTM in a proprietary media.

In 1995, the Subsidiary obtained its first significant sponsored research revenues. This revenue amounted to $0 in 1999 and $47,154 in 1998. Chondroitin sulfate sales were $0 in 1999 and $6,404 in 1998. Total revenues were $11,630 in 1999 compared to $62,825 for the year ended June 30, 1998. Because of the closing of the Subsidiary's laboratory facilities, it is unlikely sponsored research will continue until the Subsidiary re-establishes new laboratory facilities, if ever. Following its restructuring and consolidation, the Subsidiary has and will continue to focus on industrial ErythrogenTM sales and continue to pursue licensing and/or sale of its chondroitin sulfate therapeutic sustained release drug technology. Biorelease intends to distribute to its shareholders all of the capital stock of the Subsidiary so that, upon the completion of the Merger, Biorelease will no longer have any interest in the business of the Subsidiary.

       Year Ended June 30, 1999 Compared to the Year Ended June 30, 1998

For the year ended June 30, 1999 Biorelease had revenues of $11,630, cost of revenues of $2,818, research and development costs of $0, purchased technology costs of $0, general and administrative costs of $22,794, interest expense of $5,183, Other income of $9,869, a loss on the sale of assets of $1, income recognized on indemnified liabilities of $242,276, Income recognized on settlements of $79,770 and no income taxes as compared with the year ended June 30, 1998 in which Biorelease had revenues of $62,825, cost of revenues of $2,041, research and development costs of $0, purchased technology costs of $0, general and administrative costs of $63,117, interest expense of $8,435 and $1,500 in offering costs, and no income taxes. This resulted in a net income of $312,749 for the year ended June 30, 1999 as compared with the year ended June 30, 1998, in which Biorelease, including the Subsidiary, had a net loss of $12,268. The income for year ended June 30, 1999 was primarily as a result of income recognized on indemnified liabilities $242,276 and income recognized on settlements $79,770. Without this income Biorelease would have a net loss of $9,297 as compared to the previous fiscal year's loss of $12,228. Loss from operations in fiscal year ended June 30, 1999 was $ 13,982 as compared with fiscal 1998 in which the loss from operations was $2,333. The change in loss from operations resulted from the discontinued Sponsored research revenues from Baxter Healthcare ("Baxter") in December 1997 offset by lower general and administrative expenses.

Other non-operational income in fiscal year ended June 30, 1999 in the aggregate of $326,731 as compared to an expense of $9,935 in fiscal 1998 was as a result of settlement of liabilities necessary to comply with the proposed Merger with PMC.


                                     70

       Three Months Ended September 30, 1999 Compared to the Three Months Ended September 30, 1998

For the three months ended September 30, 1999, Biorelease had zero revenues compared with $3,130 for the same period of 1998, reflecting the minimization of the operations of the Company's Subsidiary. General and Administrative Expenses were $5,637 for the 1999 period compared to $13,533 for the same period in 1998. Other Expenses were zero for the 1999 period compared to $1,574 for the same three month period of 1998. As a result of the changes in revenues and expenses, Biorelease experienced a net loss of $5,637 for the three months ending September 30, 1999 compared with the net loss of $12,154 for the three months ending September 30, 1998.

       Liquidity and Capital Resources

At September 30, 1999, Biorelease had working capital of $6,471 compared to a negative working capital position of ($261,086) at September 30, 1998. The improvement in working capital in the amount of $267,557 was primarily attributable to income recorded in the fiscal year period ended June 30, 1999 that resulted from indemnified liabilities and settlements against current liabilities (see discussion above for Year Ended June 30, 1999). Net income that resulted from indemnified liabilities and settlements against both current and long term liabilities combined with $36,517 in equity raised from option exercises are primarily responsible for the reduction in total liabilities to $19,768 at September 30, 1999 compared with $452,872 at September 30, 1998 and the improvement in Stockholder's Equity to a positive $3,963 at September 30, 1999 compared to a deficit of ($352,787) at September 30, 1998.

The drastic restructuring of its operations during the past four years has allowed Biorelease to operate at significantly lower expense levels than those of the previous years. Revenues from ErythrogenTM sales, have exceeded direct costs for the last four fiscal years, but they are not sufficient, to carry all other expenses not relating to ErythrogenTM, especially considering the conversion by Baxter from an exclusive to a non-exclusive license arrangement and loss of resulting exclusivity payments.

       Effect of Inflation

Management believes that inflation has not had a material effect on its operations for the periods presented.

       Biorelease's Changes in and Disagreements With Accountants on Accounting and Financial Disclosures.

Biorelease's directors appointed Ferrari & Associates, P.C. to perform the audit for the most recently completed fiscal period ending June 30, 1999, terminating the previous auditors, Berry Dunn McNeil & Parker.

In connection with the audits of the financial statements of Biorelease, for the fiscal years ended June 30, 1997 and 1998 and during the period commencing July 1, 1996 through the date of this report, there were no disagreements with Berry Dunn McNeil & Parker on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Berry Dunn McNeil & Parker, would have caused them to make reference to the subject matter of the disagreement in their report.

Except for an explanatory paragraph concerning Biorelease's ability to continue as a going concern, none of Berry Dunn McNeil & Parker's reports on Biorelease's financial statements contained an adverse opinion or disclaimer of opinion, nor was it qualified as to uncertainty, audit scope or accounting principles.

Selected Financial Information of PMC


The selected financial information presented below as of March 31, 1999 and 1998 and for the years then ended is derived from the financial statements of PMC audited by Hein + Associates


                                     71


LLP. The selected financial information presented below as of September 30, 1999 and 1998 and for the six-month periods then ended is unaudited, but, in the opinion of management, includes all adjustments (consisting of only normally recurring accruals) necessary to fairly present such information. The results of the six-months ended September 30, 1999 are not necessarily indicative of results which may be expected for the full year. The financial data should be read in conjunction with those financial statements and the footnotes thereto appearing elsewhere in this document and with "PMC's Management's Discussion and Analysis of Financial Condition and Results of Operations."


                                  Fiscal Year Ended March 31,  6 Months Ended September 30
                                  ---------------------------  ---------------------------
                                      1999           1998            1999          1998
                                      ----           ----            ----          ----
                                                                 (unaudited)    (unaudited)
Statements of Income:
Sales                             $   182,130    $   306,999    $    56,367    $    70,085
Gross Profit                          120,779        243,937         33,237         32,973
Selling, General and
        Administrative Expenses     1,114,742      1,272,651        585,280        609,432
Non-Recurring, Non-Cash Exp         3,419,205         66,825      1,189,225           --
Other (Income) Expenses               203,496        217,688         13,207         34,439
Net Income (Loss)                  (4,616,664)    (1,313,227)    (1,754,475)      (610,898)


                                            March 31                    September 30
                                       ------------------           -------------------
                                       1999          1998           1999           1998
                                       ----          ----           ----           ----
                                                                 (unaudited)    (unaudited)
Balance Sheet Data:
Working Capital (Deficit)          (2,099,116)    (1,134,840)    (1,809,665)    (2,157,910)
Total Assets                          291,703        358,804        354,212        344,642
Total Liabilities                   2,224,165      1,993,332      2,022,720      2,269,418
Stockholders' Equity (Deficit)     (1,932,462)    (1,634,528)    (1,668,508)    (1,924,776)


PMC Management's Discussion and Analysis of Financial Condition and Results of Operations


The discussion in this section contains forward-looking statements that involve risks and uncertainties regarding PMC's revenues and associated costs and expenses. PMC's actual results could differ materially from those discussed herein. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in the section entitled "Risk Factors--Risks Relating to PMC," as well as those risks discussed in this section and elsewhere in this Proxy Statement/Prospectus.

       Liquidity and Capital Resources

On March 31, 1999, PMC had a working capital deficit (current assets minus current liabilities) of $2,099,116. As of September 30, 1999, that working capital deficit had decreased to $1,809,665. That improvement of $289,000 was primarily the result of the sale of shares of common stock to private investors for net proceeds of approximately $829,000 less cash operating expenses paid in the period. PMC is seeking to raise additional funds from the private placement of convertible preferred stock to eliminate that working capital deficit and provide it with funds to expand its business operation and carry


                                     72


out its business plan. However, there can be no assurance as to the amount of funds that it will raise in that offering or the timing of the receipt of any funds that may be raised.

       Results of Operations - Years ended March 31, 1998 and 1999

Net Sales for the year ending March 31, 1999 were $182,130, a decrease of $124,869 (40.7%) from the sales of $306,999 for the year ended March 31, 1998. This decrease in net sales was primarily the result of PMC redirecting its efforts towards seeking to enter into agreements with major oil companies rather than the limited number of distributors that it had previously been selling to. The sales in fiscal 1999 also decreased because of a decrease in the licensing fee charged to one customer.

Although Net Sales decreased by 40.67% from 1998 to 1999, the Cost of Sales decreased by only 2.7% from $63,063 in 1998 to $61,352 for 1999. The fact that the Cost of Sales did not decrease in proportion to the Net Sales is due to the fact that those numbers were low and any comparison is therefore less meaningful and also because a portion of the decrease in Net Sales resulted from a decrease in licensing fees, which would not have a corresponding decrease in Cost of Sales. The cost of producing PMC's products did not materially increase from 1998 to 1999. The decrease in Net Sales without a corresponding decrease in Cost of Sales resulted in the Gross Margin decreasing from $243,937 in 1998 to $120,779 in 1999, a decrease of $123,158
(50.5%).

PMC's operating expenses increased by $3,194,471 (238.5%) from $1,339,476 in 1998 to $4,533,947 in 1999. The biggest cause of that increase was the non-cash expenses that were incurred with respect to shares of common stock and stock options that were issued in 1999 for payment of patent royalties ($2,053,995) and to employees and consultants ($1,365,210). In 1998, PMC only incurred $66,825 of non-cash expenses relating to the issuance of stock and stock options. PMC accounts for stock-based compensation issued to employees using the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations. Accordingly, compensation costs for stock options granted to employees is measured as the excess, if any, of the market price of PMC's common stock at the measurement date (generally the date of grant) over the amount an employee must paid to acquire the stock. PMC accounts for options, warrants and similar instruments which are granted to non-employees for goods and services at fair value on the grant date, as required by SFAS No. 123, Accounting for Stock-Based Compensation. Fair value is generally determined under an option pricing model using a criteria set forth under SFAS No. 123.

After excluding the non-cash expenses that were incurred with respect to the issuance of stock and stock options ($66,825 in 1998 and $3,419,205 in 1999) and depreciation and amortization ($43,157 in 1998 and $54,292 in 1999), PMC had total cash operating expenses of $1,060,450 in 1999, a decrease of $169,044 (14%) from the $1,229,494 of cash operating expenses in 1998.

Among the significant changes in PMC's cash operating expenses from 1998 to 1999 were the following:

           Bad Debt Expense decreased by $104,460 from $108,482 in 1998 to $4,022 in 1999 primarily due to a write off in 1998 that related to an uncollectible loan to a foreign Distributor.


                                     73


           Marketing expenses decreased by $30,490 from $35,955 (2.3% of operating expenses) in 1998 to $5,465 (0.1% of operating expenses) in 1999. This reflects PMC's efforts to redirect its marketing efforts towards major oil companies. Travel expenses experienced a similar decline of 18.5% from $155,538 in 1998 to $126,758 in 1999.

As a result of foregoing, PMC incurred a loss from operations of $4,413,168 in 1999, an increase of $3,317,629 from the $1,095,539 loss from operations that had incurred in 1998. After taking account of PMC's other income and expense items, its net loss for 1999 was $4,616,664, an increase of $3,303,440 from the net loss of $1,313,227 for 1998. However, in analyzing that net loss for 1999, it should be remembered that $3,419,205 of that amount was the result of the non cash expenses related to the grant of stock and options for various purposes in 1999.

       Results of Operations - Six Months Ended September 30, 1998 and 1999.

Net sales for the six months ended September 30, 1999 were $56,367, a decrease of $13,718 (19.6%) from the $70,085 of sales for the six months ended September 30, 1998. This decrease in net sales was primarily the result of PMC redirecting its efforts toward seeking to enter into agreements with major oil companies rather than the limited number of distributors that it had previously been selling to. The cost of sales decreased by $13,981 (37.7%) from $37,111 in 1998 to $23,130 in 1999. These factors resulted in the gross margin increasing from $32,973 in 1998 to $33,237 in 1999, an increase of $264 (0.8%) from the six months ended September 30, 1998 to the six months ended September 30, 1999.

PMC's operating expenses increased by $1,165,073 (191.2%) to $1,774,505 for the six months ending September 30, 1999 compared with $609,432 for the six months ending September 30, 1998. The major component of that increase was the non-cash expense incurred in the 1999 period for the issuance of common stock and options as payment to employees and consultants in the amount of $1,189,225 as compared with zero such expense for the 1998 period. PMC accounts for stock based compensation issued to employees using the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations. Accordingly, compensation costs for stock options granted to employees is measured as the excess, if any, of the market price of PMC's common stock at the measurement date (generally the date of grant) over the amount an employee must pay to acquire the stock. PMC accounts for options, warrants and similar instruments which are granted to non-employees for good and services at fair value on the grant date, as required by SFAS No. 123, Accounting for Stock-Based Compensation. Fair value is generally determined under an option pricing model using a criteria set forth under SFAS No. 123.

After excluding the non-cash expenses incurred on the issuance of stock and options, PMC's remaining operating expenses totaled $585,280 for the six months ended September 30, 1999, as compared with $609,432 for the six months ended September 30, 1998. Significant changes in operating expenses for the six months of 1999 as compared to the same period of 1998 were experienced in increased Accounting Fees of $19,034, an increase in the combined Salaries and Wages plus Consulting Fees accounts of $30,056, an increase in Payroll Taxes of $5,663, a reduction in Legal Fees of ($47,318), and a reduction in the Travel and Related Expenses of ($39,507). Other Expenses amounted to $13,207 for the six months ended September 30, 1999, a reduction of $21,232 from the same period in 1998 and resulted almost entirely from a $20,750 reduction in Interest Expense.

As a result of the foregoing, PMC incurred a net loss of $1,754,475 for the six months ended September 30, 1999, an increase of $1,143,577 compared to the net loss of $610,898 for the same six month period of 1998.

       Year 2000

PMC is aware that many computers, software and embedded processors will experience "Year 2000 compliance" problems during the transition from 1999 to 2000 and as a result of 2000


                                     74


being a leap year. Those problems arise when time, as expressed by a system or software, does not move forward successfully in line with true time. The most commonly known manifestation of this occurs in systems that use two rather than four digits to store a year so that the year 1999 would be stored as "99" and the year 2000 would be stored as "00". As a result, when moving from 1999 to 2000, that system could think that the date was 1900 or else fail altogether. Additionally, some systems will fail to recognize 2000 as a leap year, and thereby omit February 29, 2000 from their calendars.

PMC utilizes several stand-alone PC's in its operations. Because those computers are relatively new and the software that is utilized is also relatively new and widely sold to the public, PMC does not anticipate any material Year 2000 compliance issues. PMC has not expended any funds to make its hardware and software Year 2000 compliant other than updating its software to current retail versions. The possibility exists however, that certain of its computers or software may not be fully Year 2000 compliant or that unforeseen circumstances may arise that interrupt certain areas of its business or operations. In the case of any such occurrence, PMC believes that it could implement a solution within a matter of days by replacing the affected computer and/or software and no material interruption of PMC's business operations will occur.

PMC has not sought certification of Year 2000 compliance from its significant third-party vendors. The only third-party vendor that would cause a material adverse impact on PMC's operations if it was not Year 2000 compliant would be Grow Automotive, the supplier of PMC's products. However, because that supplier is a subsidiary of PPG Industries, a multi-billion dollar, multi-national firm, PMC is confident that Grow Automotive has conducted a Year 2000 compliance program. PMC has not generated and does not intend to generate any disaster contingency plans regarding the Year 2000 compliance issue.

                   PRO FORMA COMBINED FINANCIAL INFORMATION

For accounting purposes, Biorelease's acquisition of PMC will be accounted for as a recapitalization of PMC with no goodwill or other intangibles recorded, as Biorelease had minimal operations prior to the acquisition and the shareholders of PMC will have effective control of the combined entity.

The accompanying unaudited pro forma balance sheet combines the September 30, 1999 balance sheet of PMC and Biorelease as if the transaction had occurred on that date.

The accompanying unaudited pro forma statements of operations combine the operations of PMC and Biorelease for the years ended March 31, 1999 and June 30, 1999 respectively, and the six months ended September 30, 1999 as if the transaction had occurred as of the beginning of the periods presented.

These statements are not necessarily indicative of future operations or the actual results that would have occurred had the transaction been consummated at the beginning of the periods indicated.

The unaudited pro forma combined financial statements should be read in conjunction with the historical financial statements and notes thereto, included elsewhere in this Prospectus.


                                     75


                       PRO FORMA COMBINED BALANCE SHEET
                              SEPTEMBER 30, 1999
                                 (UNAUDITED)
                                                                               Subsidiary         Other           Pro Forma
                                                    PMC         Biorelease     Adjustment      Adjustments         Combined
                                                    ---         ----------     ----------      -----------        ---------
                                                                                  (a)
        ASSETS
        ------
CURRENT ASSETS:
Cash and cash equivalents                      $      8,604    $     2,673    $      --        $       --         $       11,277
Accounts receivable                                  10,481           --             --                --                 10,481
Other receivables                                    70,447           --             --                --                 70,447
Inventory                                             9,074         16,366        (16,366)             --                  9,074
Prepaid expenses                                     21,104          2,957           --                --                 24,061
                                               ------------    -----------    -----------      ------------        -------------
Total current assets                                119,710         21,996        (16,366)             --                125,340

PROPERTY, PLANT AND EQUIPMENT, net                   15,593          4,692         (4,173)             --                 16,112

PATENT AND TRADEMARK, net                           218,909           --             --                --                218,909
                                               ------------    -----------    -----------      ------------

TOTAL ASSETS                                   $    354,212    $    26,688    $   (20,539)     $       --                360,361
                                               ============    ===========    ===========      ============        =============

 LIABILITIES AND STOCKHOLDERS'
 EQUITY (DEFICIT)
 -----------------------------

CURRENT LIABILITIES:
Current portion of long-term debt, and notes   $    402,766    $      --      $      --        $       --          $     402,766
   with no stated maturity
Accounts payable                                    321,417          5,149           --                --                321,417
Deferred revenue                                    743,416           --             --                --                743,416
Accrued payroll and payroll taxes                   434,811           --             --                --                434,811
Other accrued liabilities                            26,965          7,419           --              40,000(b)            26,965
                                               ------------    -----------    -----------      ------------        -------------
Total current liabilities                         1,929,375         12,568           --              40,000            1,981,943

NOTES PAYABLE, net of current portion                93,345           --             --                --                 93,345

OTHER LIABILITIES                                      --            7,200           --                --                  7,200

STOCKHOLDERS' DEFICIT:
Common stock                                         74,292        121,242           --             (46,684)(c)          148,850
Additional paid-in capital                       10,039,959      9,114,729     (5,810,287)       (3,392,619)(c)        9,951,782
Accumulated deficit                             (11,782,759)    (9,220,977)     5,789,748         3,391,229(b)(c)    (11,822,759)
Stock subscriptions receivable                         --           (8,074)          --               8,074(c)            --
                                               ------------    -----------    -----------      ------------        -------------
Total stockholders' equity
  (deficit)                                      (1,668,508)         6,920        (20,539)          (40,000)(b)       (1,722,127)
                                               ------------    -----------    -----------      ------------        -------------

TOTAL LIABILITIES AND STOCKHOLDERS'
  EQUITY (DEFICIT)                             $    354,212    $    26,688    $   (20,539)     $       --          $     360,361
                                               ============    ===========    ===========      ============        =============


                                     76


                 PRO FORMA COMBINED STATEMENTS OF OPERATIONS
                 FOR THE SIX MONTHS ENDED SEPTEMBER 30, 1999
                                 (UNAUDITED)


                                                                               Subsidiary       Other          Pro Forma
                                                     PMC        Biorelease     Adjustments    Adjustments       Combined
                                                     ---        ----------     -----------    -----------      ---------
                                                                                   (a)
REVENUES                                        $     56,367    $    4,674    $    (4,150)    $      --         $    56,891

Cost of revenues                                      23,130         1,287         (1,287)           --              23,130
                                                ------------    ----------    -----------     -----------       -----------

GROSS PROFIT                                          33,237         3,387         (2,863)           --              33,761

OTHER OPERATING EXPENSES:
Officers' salaries                                   140,000          --             --              --             140,000
Travel and entertainment expenses                     44,439          --             --              --              44,439
Non-cash operating expenses:
     Expense for stock and options
           issued for royalties                         --            --             --              --                --
     Expense for stock options granted
           to employees and consultants            1,189,225          --             --              --           1,189,225
     Amortization and depreciation                    25,800          --             --              --              25,800
     General and administrative                      375,041        (6,853)        (8,252)        40,000(b)         399,936
                                                ------------    ----------    -----------     ----------        -----------
               Total other operating expenses      1,774,505        (6,853)        (8,252)        40,000(b)       1,799,400
                                                ------------    ----------    -----------     ----------        -----------

LOSS FROM OPERATIONS                              (1,741,268)       10,240          5,389        (40,000)        (1,765,639)

OTHER INCOME (EXPENSE):
     Interest expense                                (14,156)           (1)          --             --              (14,157)
     Other income                                        949        10,368           (394)          --               10,923
     Gain on Debt forgiveness                           --         321,892       (165,860)      (166,565)(d)        (10,533)
                                                ------------    ----------    -----------    -----------        -----------
               Total other income (expense)          (13,207)      332,259       (166,254)      (166,565)           (13,767)
                                                ------------    ----------    -----------    -----------        -----------

NET INCOME (LOSS)                               $ (1,754,475)   $  342,499    $  (160,865)   $  (206,565)       $(1,779,406)
                                                ============    ==========    ===========    ===========        ===========

EARNINGS (LOSS) PER SHARE                                                                                       $      (.12)
                                                                                                                ===========

SHARES OUTSTANDING                                                                                               14,884,970
                                                                                                                ===========


                                     77


                 PRO FORMA COMBINED STATEMENTS OF OPERATIONS
                                 (UNAUDITED)

                                                     PMC             Biorelease
                                               For the Year Ended  For the Year Ended   Subsidiary      Other         Pro Forma
                                                 March 31, 1999       June 30, 1999    Adjustments   Adjustments      Combined
                                               ------------------  -----------------   -----------   -----------      --------
                                                                                            (a)
REVENUES                                         $    182,130        $  11,630          $  (11,630)   $     --       $   182,130

     Cost of revenues                                  61,351            2,818              (2,818)         --            61,351
                                                 ------------        ---------          ----------    ----------     -----------

GROSS PROFIT                                          120,779            8,812              (8,812)         --           120,779

OTHER OPERATING EXPENSES:
     Officers' salaries                               215,861             --                  --            --           215,861
     Travel and entertainment expenses                126,758             --                  --            --           126,758
     Non-cash operating expenses:
          Expense for stock and options
                issued for royalties                2,053,995             --                  --            --         2,053,995
          Expense for stock options granted
               to employees and consultants         1,365,210             --                  --            --         1,365,210

          Amortization and depreciation                54,292             --                  --            --            54,292
     General and administrative                       717,831           22,794             (87,715)       40,000(b)      692,910
                                                 ------------        ---------          ----------    ----------     -----------
               Total other operating expenses       4,533,947           22,794             (87,715)       40,000       4,509,026
                                                 ------------        ---------          ----------    ----------     -----------

LOSS FROM OPERATIONS                               (4,413,168)         (13,982)             78,903       (40,000)(a)  (4,388,247)

OTHER INCOME (EXPENSE):
     Interest expense                                (207,133)          (5,183)              4,173          --          (208,143)
     Other income                                       3,637            9,868                (394)         --            13,111
     Gain on settlement of liabilities                   --            322,046            (166,014)     (156,032)(d)        --
                                                 ------------        ---------          ----------    ----------     -----------
               Total other income (expense)          (203,496)         326,731            (162,235)     (156,032)       (195,032)
                                                 ------------        ---------          ----------    ----------     -----------

NET INCOME (LOSS)                                $ (4,616,664)       $ 312,749          $  (83,332)   $ (196,032)    $(4,583,279)
                                                 ============        =========          ==========    ==========     ===========

EARNINGS (LOSS) PER SHARE                                                                                            $      (.31)
                                                                                                                     ===========

SHARES OUTSTANDING                                                                                                    14,884,970
                                                                                                                      ===========



                                      78



                            PRO FORMA ADJUSTMENTS

       (a) To remove the accounts of Biorelease Technologies, Inc., which is included in the consolidated financial statements of Biorelease and is to be disposed of prior to the merger.

       (b)   To accrue estimated costs of the merger.

       (c) To reflect the exchange of 13,624,000 post reverse split shares of Biorelease common stock for 100% of the outstanding common shares of PMC, and to reflect a 1 for 25 reverse stock split for Biorelease shares.

       (d)   To remove nonrecurring gains of Biorelease.



                            BUSINESS OF BIORELEASE

General


Biorelease is currently engaged, on a limited basis through its subsidiary, Biorelease Technologies, Inc. ("BTI"), in the development and licensing of biotechnology-related products. The only business carried out by Biorelease is the limited business conducted by BTI. Prior to the effective date of the Merger, Biorelease will distribute to its shareholders all of its capital stock of BTI. As a result, Biorelease will not have any operating business as of the effective date of the Merger.

Because Biorelease will not have any operating business as of the effective date of the Merger, a description of the current business of Biorelease is not contained herein. BTI has filed a registration statement with the Securities and Exchange Commission with respect to its plan to distribute the shares of its operating subsidiary, BTI, to the persons who were shareholders of Biorelease prior to the Merger. That registration statement contains information regarding the business of BTI. The prospectus contained in that Registration Statement will be distributed to all of the Biorelease shareholders before the Biorelease Special Meeting. Any shareholder of PMC who desires a copy of that prospectus with information about the business of BTI may obtain one by contacting Biorelease or by viewing it on the Commission's website at www.sec.gov.


                                     79


                               BUSINESS OF PMC


General


Polar Molecular Corporation ("PMC"), is a Utah corporation based in Denver, Colorado, that develops and markets fuel additives. PMC's primary product, DurAlt(R) FC, is a fuel additive that has been shown to be beneficial to the environment in tests conducted by independent laboratories, major oil companies and major engine manufacturers.

PMC maintains its principal office at 4600 S. Ulster, Suite 700, Denver, Colorado, telephone (303) 804-3804.

Background


PMC's predecessor was founded in 1984 by Otis L. Jr., Mark L. and A. Richard Nelson in Saginaw, Michigan. In February 1986, PMC went public through a merger with a public company and, in August 1987, sold shares of its common stock in an underwritten public offering. In June 1992, PMC's management lost a proxy contest and were replaced by a new board of directors. That new management group moved PMC's headquarters from Michigan to Massachusetts and, in February 1993, filed a voluntary bankruptcy proceeding. Mark Nelson and other shareholders formed a committee they called The Committee to Save Polar (the "Committee") which opposed the efforts of those who sought to acquire PMC's assets at an unreasonably low price. When the bankruptcy was completed, the Court cancelled all of PMC's then existing shares of common stock, terminated most of its liabilities and transferred ownership of PMC to the members of the Committee. Those persons then assumed control of PMC, elected new directors and issued new shares of common stock.

Since its formation, utilizing an investment of approximately $30 million, PMC has developed unique fuel additive technology which is protected by 40 U.S. and international patents and trademarks. Performance claims have been verified by major independent research laboratories, a major oil company, major engine manufacturers and leading environmental research institutes. PMC's DurAlt(R) FC technology has been successfully tested in both the bulk treatment and consumer markets.

PMC's principal product, DurAlt(R) FC, is an environmentally superior fuel additive that helps meet corporate and governmental goals for reducing greenhouse gases, reduces diesel particulate emissions, and can be used to facilitate the phase out of tetraethyl lead from gasoline. Demand for a bulk treatment fuel additive like DurAlt(R) FC is being driven by the worldwide movement toward improved air quality.

DurAlt(R) FC is EPA allowed for bulk treatment of gasoline while performance claims and benign health effects have been validated by two widely respected U.S. environmental research organizations, Rocky Mountain Institute, Snowmass, CO, and Health Effects Institute, Boston, MA; a major oil company, leading engine manufacturers, and government and independent research laboratories. In addition, the Society of Automotive Engineers, Inc. ("SAE") has published two technical papers on PMC's DurAlt(R) FC technology.


                                     80


Industry and Product Background


The demand for DurAlt(R) FC technology is driven by multiple factors. These include new environmental regulations which seek to reduce the use of lead and other octane boosters; stringent new fuel specification requirements of automakers who must meet rapidly evolving environmental regulations and challenges; and an agenda originating from environmental organizations, governmental agencies in the U.S. and other countries, and international organizations, such as the United Nations and the World Bank.

       Octane Numbers and Octane Requirement Increase

In order to understand the benefits of DurAlt(R) FC, you need to understand the basic concept of "octane numbers" in gasoline. For use in high-compression engines such as those in automobiles, it is desirable to produce gasoline that will burn evenly and completely in order to prevent knocking (the sound and damage caused by premature ignition of a part of the fuel and air in the combustion chamber of an internal-combustion engine). The antiknock characteristics of a gasoline are directly related to its efficiency and are indicated by its octane number. The higher this number, the less likely a fuel is to cause knocking. In order to increase the octane number of fuel and thereby reduce engine knocking, oil refiners add several additives to the gasoline. One "octane boosting" additive that has been heavily used in the past is Tetraethyl Lead ("TEL"). As will be discussed later in this document, many of the "octane booster" additives have adverse environmental and health effects.

Another concept that is important in understanding the benefits of DurAlt is "Octane Requirement Increase" which PMC refers to herein as "ORI". When a new gasoline engine is first started up, carbon from unburned fuel begins to build up in the combustion chamber and form "combustion chamber deposits" which PMC refers to herein as "CCD's". Over the first 10,000 miles of a new car's life, the accumulation of these CCD's drives up the octane demand of an engine 5 to 10 octane numbers so that higher octane fuel is required to get the same performance that the engine had when it was new. Almost all new vehicles can use about 80-octane (R+M)/2 fuel with optimum performance. However, after about 15,000 miles the vehicles require about 87-octane fuel (regular grade in the US) for good performance. The octane requirement increase may increase further depending on many factors, including engine design and driver habits. The use of leaded fuel increases the octane requirement of engines to a greater extent than unleaded fuel. Because of ORI, car manufacturers are forced to "de-tune" gasoline production engines at the factory, sacrificing fuel economy in order to prevent engine knock and resultant damage caused by the buildup of CCDs and ORI. DurAlt(R) FC reduces CCD's and reduces ORI by 55 to 80 percent in gasoline engines. If DurAlt(R) FC technology or its equivalent was used in all gasoline automotive fuels in the U.S., auto manufacturers could readjust engines to far more efficient engine settings at the factory, thus reducing the fuel economy penalty related to ORI. This, of course, would require the cooperation of all auto manufacturers and oil refiners in the U.S. market.

       Phase Out of Lead as a Fuel Additive

The EPA, United Nations, and World Health Organization have jointly identified that the removal of tetraethyl lead from gasoline is the number one health priority and adopted goals of


                                     81


elimination of lead by 2002. As previously described, TEL has been used as an "octane booster" to increase the octane level of gasoline. Although DurAlt(R) technology does not increase the octane rating of fuel, by cleaning the combustion chamber, it greatly decreases the octane demand of the engine, thus allowing optimal performance of conventional vehicles on reduced octane fuel. The use of additives such as DurAlt(R) FC that reduce the octane requirement of engines will allow refineries to also reduce the octane of the fuel by the same amount, thus reducing the amount of lead or other octane boosters that are added to the fuel. The result is satisfactory vehicle operation without using lead, importing high-octane fuel components, or modifying the refinery.

Additives that are intended to replace tetraethyl lead (TEL) in gasoline are octane boosters and some contain heavy metals which, according to auto manufacturers, can contribute to deterioration of emission control systems and may be deleterious to human health. DurAlt(R) FC contains no heavy metals and has been designated "substantially similar" to gasoline by the U.S. Environmental Protection Agency.

One "octane booster" additive that is used in place of lead is MTBE. Since MTBE is considered a possible human carcinogen by the U.S. Environmental Protection Agency (US EPA) and has a disagreeable taste and odor at extremely low concentrations, studies by many Federal, State and Local agencies are taking place to fully grasp the ecological and health issues circling the impact of inadvertent releases of MTBE into drinking water supplies. As a result of these ongoing studies and the potential cleanup costs involved, there is some interest in the industry to find an adequate substitute for MTBE's octane increasing properties.

In addition to acting as an octane booster, lead also serves as a lubricant. Using unleaded gasoline in older engines that were designed for leaded gasoline can cause valve seat problems unless another additive is used to replace the lubrication that was provided by lead. There are many other "lead substitute" additives that are intended to protect against valve seat problems in older engines. Many of these products have been shown to increase CCDs and cause other problems. DurAlt(R) FC both controls valve seat recession and reduces CCDs.

In a 1995 study commissioned by the U.S. EPA for the Russian oil industry, costs for alternative means to phase lead out of gasoline were compared. DurAlt(R) FC was shown to be the most cost effective means of achieving lead phase down in motor gasolines.

       Other Regulatory and Market Trends

Since January 1995, all gasoline in the U.S. has contained some type of detergent additive as mandated by the EPA. Unfortunately, these additives have also been shown to increase CCDs which have resulted in customer and auto manufacturer complaints. Again, DurAlt(R) FC reduces CCDs and has demonstrated compatibility with detergent additives. One U.S. automaker has stated that deposit free engines would emit 10 to 15 percent fewer hydrocarbons and would have 5 percent better fuel economy.

In June 1998, the world's auto manufacturers sent a unified signal to refiners indicating fuel qualities they require in order to meet the environmental expectations of the international community. The focus is on reducing sulfur in fuel, minimizing the use of oxygenates such as MTBE in gasoline, and eliminating the use of additives which contain heavy metals or contribute


                                     82


to increased CCD formation. In view of the automakers' fuel specifications, PMC believes DurAlt(R) may become a fuel additive technology of choice in both gasoline and diesel fuel.

In addition to minimizing sulfur in both gasoline and diesel fuel, the future regulatory requirements would focus on reducing combustion chamber deposits in gasoline engines, reducing particulate emissions from diesel engines, and lowering greenhouse gas emissions. DurAlt(R) FC can help automakers and refiners achieve these new, more stringent emissions standards.

Products


       DurAlt(R) Fuel Conditioner

DurAlt(R) FC is PMC's main flagship product. DurAlt(R) FC is an effective combustion modifying agent in both gasoline and diesel engines. The accelerated combustion reduces combustion chamber deposits, smoke, particulate, and other emissions while increasing engine efficiency, power and fuel economy. DurAlt(R) FC also enhances fuel stability and fuel octane quality in diesel fuel.

PMC believes that benefits of using DurAlt(R) include a reduction or elimination of combustion knock and detonation equivalent to that obtained by a fuel octane increase; more complete combustion of fuel resulting in a reduction in the amount of fuel required and a reduction of hydrocarbon and carbon monoxide emissions; a reduction in valve and ring wear; increased cleanliness of combustion chambers, ring grooves, pistons, carburetors and gasoline and diesel fuel injectors; reduction of condensation; use as a de-icer and elimination of the cost of a separate de-icer and prevent of rust and corrosion.

In May, 1986, the EPA determined that DurAlt(R) FC meets the EPA's "substantially similar" designation so that DurAlt(R) is allowable for bulk treatment of unleaded fuel by refiners, fuel wholesalers, bulk stores, and users of unleaded fuel.

DurAlt(R) technology offers several areas of improvement to diesel fuel, which allows the product to be marketed for many purposes. The specific benefits derived from use of DurAlt(R) in diesel fuel include:

o Improved cetane - Cetane is a measure of the affinity of diesel fuel to ignite easily and is perhaps the most important characteristic of diesel fuel. Increased cetane reduces smoke, particulate and unburned fuel emissions, and improves performance and economy. New specifications for premium diesel fuels will certainly require increased cetane. Conventional cetane enhancers are nitrate compounds, can be explosive by nature, are hazardous when breathed by humans, and have the potential to cause increased NOx emissions in the exhaust. DurAlt(R) FC increases cetane and has none of the hazards associated with nitrate compounds.

o Improved lubrication - New fuel specifications require reduced sulfur as a means to reduce sulfur oxide (SOx) emissions.
        Reduction in sulfur reduces the natural lubricity of


                                     83


        diesel fuel as well as the potential for increased wear on fuel injection pumps. DurAlt(R) FC improves the lubricity of diesel fuel.

o Injector cleaning - Partially clogged fuel injectors result in poor injector spray characteristics and produce unusually high emissions and poor engine efficiency. Premium diesel fuels will contain detergent additives designed to keep injectors clean. DurAlt(R) FC improves the detergency action of diesel fuel and keeps injectors clean.

o Reduced combustion noise and improved efficiency - Higher cetane fuels reduce combustion noise and improve fuel economy and power. Diesel combustion noise is particularly annoying to owners of diesel vehicles. DurAlt(R) FC has been shown to reduce combustion noise while enhancing fuel economy and performance.

o Significantly reduced smoke and emissions - Diesel particulates, when inhaled, are collected on the surface of the lungs and have the potential to cause lung cancer. DurAlt(R) FC reduces smoke and particulate emissions as well as unburned fuel emissions. Both of these classes of emissions result from incomplete combustion.

       DurAlt(R) Concentrated Fuel Conditioner

DurAlt(R) CFC contains the concentrated active components of DurAlt(R) FC and a minimum of blended agents. The primary market for DurAlt(R) CFC is refinery operations where large quantities are involved and sophisticated blending equipment is available.

       DuraFlo(R)

           DuraFlo(R) antigel compound ("DuraFlo(R)") is an anti-gel compound that is added to diesel fuel to combat problems that occur when diesel fuel is used in winter months. When diesel fuel oil is used in winter months, the waxes contained in the fuel can crystallize and conglomerate into larger particles and cause plugging of filters and fuel lines. In addition, the condensation of water in diesel fuel in winter can cause ice crystals to form with the same plugging effect. The condensation and settling of water to the bottom of fuel tanks also allows bacteria and algae to grow at the interface between the oil and the water. The bacteria cause fuel to deteriorate and secrete acids which attack tank linings. The algae and bacterial growth also plugs filters and fuel lines.

           DuraFlo(R) is composed of ingredients targeted to those specific problems described above. One ingredient acts chemically to prevent the formation of large three-dimensional wax crystals. A second ingredient in DuraFlo(R) antigel compound acts to keep wax crystals in a finely-dispersed state that allows easy passage through fuel lines and filters, even at very low temperatures. A third ingredient of DuraFlo(R) shows, during testing, the capability of causing dispersed water to settle rapidly from the fuel for easy removal before ice crystals form to block fuel lines and filters. Additionally, DuraFlo(R) prevents growth of algae and bacteria which typically multiply at the bottom of large fuel storage tanks at the oil/water interface.


                                     84


       DuraSta(R)

DuraSta(R) fuel stabilizer ("DuraSta(R)") provides improved long-term fuel oxidation stability in both gasoline and distillate fuels and is marketed to improve the long-term storage characteristic of gasoline and diesel.

When fuels are stored for long periods of time, they begin to deteriorate as the result of oxidation and bacterial growth. When added to fuel, DuraSta(R) retards oxidation and prevents growth of algae and bacteria. Additionally, DuraSta(R) contains a de-icer/water precipitator to precipitate suspended water from fuel and reduce the water freeze-point for easier separation and draining from fuel tanks; and a corrosion inhibitor to reduce corrosion in the fuel tank in which it is stored and the engine in which it is utilized. DuraSta(R) can also be added to fuel that has already begun to deteriorate in long term storage and will reverse that deterioration process. PMC believes that DuraSta(R) will improve fuel combustion for a cleaner running engine with reduced emissions and less combustion chamber deposit formation.

       DuraKleen

DuraKleen(TM) residual and crude oil compound ("DuraKleen(TM)") is designed for treating "bunker C" type heavy oils. DuraKleen(TM) contains effective emulsifier agents that control the formation of sludge and stratification during storage and transportation. Residual oils (such as #6 heating oil) are a major fuel source for such users as large ships, utility generators, heating plants in large buildings, tankers, and transport barges. These residual oils or crude oils contain dispersed carbon and asphaltine particles which settle during shipping and tank storage. During barge shipments of heavy oil, 1% to 4% of the oil can be lost due to undeliverable oil volume when those particles settle as sludge to the bottom of barges. This sludge cannot be pumped out, and barge or tanker companies suffer large expenses when barges or tankers must be taken out of service for periodic cleaning. Residual oils also cause major problems in heating plants, where they plug filters and furnace burners and reduce combustion efficiency.

DuraKleen(TM) was formulated to solve these problems by keeping heavy oil and sludge particles suspended uniformly in a finely divided state. Field tests have shown that DuraKleen(TM) is capable of re-establishing sludge suspension in large storage tanks containing already-settled fuel. In addition, DuraKleen(TM) contains a de-mulsifier for dispersed water, causing water to settle rapidly to tank bottoms, where it can be easily removed, thus improving oil quality. DuraKleen(TM) further improves oil quality and tank life by reducing algae and bacteria growth in DuraKleen(TM)-treated fuel oil or crude oil.

Marketing


Prior to the recent market developments driven by emerging environmental priorities, DurAlt(R) FC was used as an aftermarket product in limited distribution channels. Nevertheless, the product has already been used successfully in the U.S. in more than one billion gallons of fuel as a bulk treatment additive by several wholesale fuel distributors of major oil companies, servicing the needs of consumers, fleet operators, marine harbors and retail service stations. Current consumer aftermarket initiatives include private labels with Amway Corporation, Harley-Davidson Motor Company, and MotorVac Technologies, Inc.


                                     85


Potential customers for DurAlt(R) FC would include all U.S. and international oil refining companies, such as Exxon-Mobil, BP Amoco Arco, Shell, and TotalFina Elf and international petroleum additive companies, such as Ethyl, Octel, Lubrizol and BASF. In addition, PMC believes a large consumer aftermarket for DurAlt(R) FC is available through private label arrangements, automotive stores, discount/department store/supermarket automotive departments and gasoline service stations.

Target markets currently consist of the U.S., Western Europe, Japan and the developing countries of Africa, Asia, Eastern Europe and Latin America. While lead phase down from gasoline has progressed in some of these markets, lead is still present in gasoline in many of the developing countries. Use of PMC's fuel additive technology would help to reduce the need for lead in these markets. In addition, in the U.S. and other countries where lead has been eliminated from gasoline, positive performance and emissions results can still be achieved, including visible and dramatic improvements in diesel fuel tailpipe emissions.

In the United States and other developed markets using unleaded gasoline, the key market issues addressed by DurAlt(R) FC are driven by recent environmental regulations and the resultant performance requirements of auto manufacturers. For example, in the U.S. gasoline market, recent EPA regulation requires the use of detergents in all gasoline motor fuels. Detergents maintain cleanliness of injectors and inlet valves in automotive fuel supply systems. Unfortunately, these detergents add deposits in the final stage of the engine, the combustion chamber, which cause problems related to increased octane demand, engine start-up clatter ("cold rapping") and overall reduced performance related to fuel economy and emissions.

In response to this problem, auto manufacturers are demanding the use of additive technology in gasoline that would reduce combustion chamber deposits
(CCDs). DurAlt(R) FC technology reduces CCDs and engine octane requirement increase (ORI). Thus, DurAlt(R) FC could be added to gasoline by oil refiners to offset the negative effects of CCD buildup caused by detergents while generally improving overall engine performance.

In a multi-year research project with a major oil company, DurAlt(R) FC technology was successfully combined with various detergent additive chemistries resulting in PMC securing sixteen new patents. DurAlt(R) FC could, therefore, be sold directly to detergent additive manufacturers, combined with detergent additive packages, and sold to oil refiners. Combining DurAlt(R) FC with detergent chemistries would result in a valid performance claim of improved engine cleanliness starting at the tip of the fuel injector, working throughout the fuel inlet system, through the combustion chamber and out the exhaust valve. This would satisfy automaker complaints concerning the CCD buildup effects of detergent additives while preserving and enhancing the long-term emissions and fuel economy benefits provided by detergent additives.

Further, because its ability to reduce ORI would enable automobile manufactures to achieve improved fuel economy by optimizing the tuning of their engines for use with lower octane fuel, DurAlt(R) FC could ultimately be used on a national basis to assist car companies and oil refiners in a combined effort to improve overall U.S. fleet fuel economy averages and contribute to an across-the-board reduction of greenhouse gases from automotive engines.


                                     86


In U.S. markets such as California, "reformulated gasoline" containing oxygenates, such as MTBE (blended into gasoline at up to 15% by volume), are used to reduce ozone related emissions. MTBE also boosts the octane rating of fuel. In recent developments, MTBE seepage into the water table has been shown to contaminate water supplies and may be linked to certain respiratory problems in people fueling automobiles at service stations. As a result of these problems, recommendations have been made to phase MTBE out of gasoline. One effect of such an action would be to reduce the "octane pool" available to oil refiners, thus encouraging the use of ORI control fuel additive technologies such as DurAlt(R) FC (used at approximately 100 ppm in gasoline).

In summary, octane rich components of gasoline including aromatics, such as benzene, octane enhancing blending stocks, such as MTBE, and metallic additives, such as tetraethyl lead, that boost octane rating of gasoline, are being discontinued or disfavored because of concerns related to health effects and emissions. Auto manufacturers assert that reducing octane requirement increase is preferable to boosting octane rating of gasoline. This is true from economic, performance and environmental standpoints. Oil refiners, on the other hand, have historically preferred to sell higher octane features of gasoline to the motoring public at a significant price differential.

However, Arco, California's largest gasoline retailer recently made a strategic market decision to focus on sales of regular and mid-grade fuels and to de-emphasize premium. Furthermore, over the past twelve months, some major oil companies in the U.S. and Europe, including BP Amoco and Elf Aquitaine have broken ranks and are now pursuing a business and market strategy calling for voluntary reductions by oil companies of greenhouse gas emissions and reduced sulfur content in motor fuels. As a result of this newly developing environmental trend among major oil refiners, there is renewed interest in DurAlt(R) FC technology in the U.S. and Europe. The move toward voluntary environmental improvement by major oil refiners is not only practical but also responds to the demands of their industry partners, the auto manufacturers, who are vigorously soliciting assistance from oil refiners in dealing with problems related to CCDs, ORI, fuel economy and emission performance as a result of government environmental regulations.

PMC has entered into a memorandum of understanding with the additives division of a major European oil company to sell DurAlt(R) FC as a bulk treatment additive to oil refiners. Marketing initiatives to the consumer aftermarket will also be pursued under the agreement. Additional candidates have been identified and preliminary negotiations are underway with a number of them.

Additionally, PMC is negotiating directly with a small number of major oil companies to secure one or more as customers to bulk treat their fuels with DurAlt(R) FC at their refineries. Confidentiality agreements are in place and discussions are underway with three major oil companies. One major oil company has already validated DurAlt(R) FC performance claims for gasoline in extensive laboratory tests.

PMC also has private label arrangements with three companies who sell DurAlt(R) FC within the consumer market and for use by fleets.


                                     87


Production


PMC's product manufacturing is contracted with Grow Automotive, a wholly owned subsidiary of PPG Industries, Inc. PPG is a $7 billion coatings, glass and specialty chemical manufacturer based in Pittsburgh. The exclusive contractual agreement eliminates the need for PMC to make a large capital investment in manufacturing equipment and expertise and assures quality control and a reliable supply of PMC's product.

PMC's relationship with Grow provides the "reliable supplier" corporate profile that is required by major oil companies and other large customers of petroleum additives. PMC's twelve-year relationship with Grow Automotive/PPG has provided PMC with an uninterrupted supply of DurAlt(R) FC and PMC's other products, and guarantees excellent product quality assurance and reliability.

Grow Automotive operates production facilities in Detroit, Michigan, and Baton Rouge, Louisiana. Grow's parent company, PPG, maintains production facilities and operations worldwide. This extensive network enables PMC to provide product and logistical support to meet its customers' needs at competitive costs while preserving good profit margins. These margins will improve as production volumes increase. In addition to worldwide manufacturing and quality assurance capabilities, the relationship gives PMC access to in-depth information concerning transportation, regulation, handling and storage of petroleum additives without developing or managing those services and expertise internally.

Patents & Trademarks


PMC has aggressively pursued patents in the US and worldwide. Currently, PMC holds 38 U.S. and foreign patents, with one additional U.S. patent pending and 15 U.S. and foreign trademarks. PMC believes the extensive patents verify the proprietary nature of its technology. The patents have not been challenged and its technology has been licensed to major corporations, oil refiners, and consumer retail sectors.

In addition to patents covering DurAlt(R) FC, PMC has also pursued patents for DurAlt(R) blended with all major detergent additives. The resultant patents now provide a single marketable package that controls engine deposits from the fuel injectors to the exhaust valve. Environmental requirements, by government organizations and engine manufacturers, for additives that control all engine deposits represent a several billion-dollar world market opportunity. Those patents covering DurAlt(R) with detergent additives are newly issued, allowing protection for many years into the future.

Competition


PMC believes DurAlt(R) FC has no direct competition at this time. Existing fuel additives are not comparable and cannot make the same performance claims as DurAlt(R) FC technology. Some additive manufacturers make limited claims addressing some but not all of PMC's performance claims. DurAlt(R) FC is non-metallic, has performance claim verification by several auto company/engine manufacturer and environmental groups, and has been approved for bulk treatment of unleaded gasoline by the U.S. EPA.


                                     88


However, there are numerous companies, including Lubrizol, Ethyl Corporation and Octel, that are engaged in the business of manufacturing and selling chemical additives for petroleum products. Although PMC believes that PMC's products compare favorably with those currently on the market, all of PMC's competitors have substantially greater resources, as well as established distribution networks and market shares. PMC's competitors have expended substantial sums on advertising to establish product identity and brand recognition, and will not, for the foreseeable future, be in a position to establish product identity or brand recognition in this manner. PMC will face intense competition from its competitors in its attempt to introduce its products into the market. There can be no assurance that PMC will be able to introduce and market its products successfully.

Employees


PMC currently has seven full-time and one part time employees, including four management employees in Colorado and three administrative personnel in Michigan. PMC believes its relationship with its employees is excellent.

                                PMC MANAGEMENT

Directors and Executive Officers


The following sets forth certain information concerning PMC's directors and executive officers:

           Name             Age   Position
           ----             ---   --------
Mark L. Nelson              52    Chairman, President and CEO
Gerald E. Patera            58    Interim CFO
Chandra B. Prakash, Ph.D.   62    Vice President - Environmental &
                                    Vehicle/Fuel Regulations
Alan L. Smith               56    Director and Vice President and
                                    Senior Automotive Industry Advisor
Mary A. Stuart              45     Vice President, Administrative Services
Otis L. Nelson, Jr.         75     Chairman Emertitus
A. Richard Nelson           69     Director and Secretary
Richard Socia               55     Director
John Loveall                50     Director
Terry Maynard               52     Director
Robert MacKenzie            55     Director

Mark L. Nelson serves as PMC's Chairman, President and Chief Executive Officer. Mr. Nelson is one of the co-founders of PMC. He has led PMC in development of its products, key business relationships, distribution system, marketing activities, research that confirmed product performance, and acquisition of patents. Mr. Nelson has extensive management and industry experience and continues to manage PMC's key business relationships. He has overall responsibility for activities related to business and market development, establishment of strategic alliances, legal affairs and capital formation.


                                     89


Gerald E. Patera has been serving as PMC's interim Chief Financial Officer since August, 1999. He has a thirty-year diversified business background that includes over twenty years of executive level experience in manufacturing, banking and computer industries. He began his career in accounting and financial analysis, first with an automotive supplier, then with Chrysler Corporation, where he was selected for the High Potential Development Program. Career changes led to management and executive level positions, most notably as Vice President over a large operations group at a major commercial bank; Vice President & CFO of a $200 million computer peripherals manufacturer; and as President and CEO of a NASDAQ listed holding company that he guided through several acquisitions and multiple equity offerings while establishing working relationships with the Securities & Exchange Commission, investment bankers, stockbrokers and shareholders. Mr. Patera is a principal of Bridgestone Capital Group, L.L.C. In addition to his other responsibilities, Mr. Patera is currently affiliated with the National Association of Securities Dealers as a member of the Board of Arbitrators for NASD Regulation, Inc. Mr. Patera received his Bachelor's degree in Business Administration with majors in finance and economics from Eastern Michigan University in 1968.

Chandra B. Prakash, Ph.D. is PMC's Vice President Environmental & Vehicle/Fuel Regulations, with special focus in India, Canada and other international markets Dr. Prakash is a world respected government scientist and manager. Prior to joining PMC in November, 1997, Dr. Prakash was Head of Transportation Fuels with the Federal Department of Environment in Canada. He provided technical expertise and guidance related to various transportation fuels in motor vehicles and the interactions of emissions, engines, and fuels. He also provided recommendations to senior managers and the Minister related to the environmental implications of the use of various transportation fuels including alternative fuels. Dr. Prakash also managed R&D programs with a budget over half a million dollars per year and has authored over 60 technical papers and presentations at various worldwide symposia. Dr. Prakash attended a University in India and received a Bachelor of Science degree with majors in Physics, Chemistry, and Mathematics and a Master of Science degree in Mathematics. He also received a Bachelor of Science degree in Chemical Engineering from a second University in India. He received his Ph.D. degree in Chemical Engineering from the University of British Columbia in Canada.

Alan L. Smith has been PMC's Vice President and Senior Automotive Industry Advisor since February, 1998 and one of its Directors since November, 1998. He joined PMC upon retiring from a highly diversified 33-year career with Ford Motor Company. Mr. Smith began his career in 1963 as a co-op student at the Ford Motor Company Scientific Research Laboratory. His work included design and development of early exhaust emission control technologies and advanced engine concepts. After graduating from the University of Michigan with Bachelor's and Master's degrees in Mechanical Engineering, he continued working in Ford Research on alternative gasoline engines for passenger cars, including two-stroke, stratified charge, Rankin cycle, and Wankel engines. During this time, he was Supervisor of Development for the first small 4-cylinder engine designed by Ford in the U.S. This engine was later put into production as the 1.6L Ford Escort engine, where it presently has the distinction of being the #1 selling engine in the world. Mr. Smith moved to Ford Powertrain Product Engineering in 1983 as the Manager responsible for the design and development of the 2.3L OHV engine which was subsequently used for ten years in the Tempo and Topaz vehicles. He later became the Powertrain Manager for Ford's first world car, known as the Mondeo in Europe and the Contour/Mystique in the U.S. This vehicle program contained more powertrain complexity than


                                     90


any ever attempted by Ford. It included two all new engines and two all new transmissions, and the design and development responsibility was shared by Ford engineers located in four countries; England, Germany, Belgium, and the United States. In this position, Mr. Smith was responsible for overall powertrain systems engineering, control system specification and calibration, and engine/transmission performance, including emissions, fuel economy and driveability. After twenty-nine years of experience in all areas of engine design and development, Mr. Smith moved in 1992 to the position of Chief Powertrain Reliability Engineer, where he was responsible for development and implementation of Quality and Reliability standards and procedures for all Ford engines and transmissions, worldwide. This led to two subsequent promotions to Director of Quality for Ford Electronics and later, Director of Quality for all Ford commercial vehicles, worldwide. During this time, Ford began the most significant corporate restructuring ever attempted by an organization of its size, moving to global vehicle teams. Mr. Smith played a key role as a member of the team designing the processes, structure, roles and responsibilities, and selecting personnel. Mr. Smith's professional affiliations include membership in the Society of Automotive Engineers, where he served as an active member of the Passenger Car Engine Committee. In this capacity he was responsible for organizing Technical Sessions for the Annual SAE International Exposition. This included assessment of technical papers submitted for publication and presentation.

Mary A. Stuart joined PMC in 1997 and serves as Vice President, Administrative Services. She earned a Bachelor of Science in Business Administration from Regis University in Denver, Colorado. Ms. Stuart has extensive Business, Investor and Media Relations experience and is uniquely qualified to represent PMC in the areas of development and management of office services, personnel development, employee benefit programs, third party administrative service relationships and other administrative areas.

Otis L. Nelson, Jr. is Chairman Emeritus and one of the founders of PMC. Mr. Nelson is co-inventor of PMC's products, an advisor to PMC and Chairman of Polar Research Corporation, a Michigan corporation ("Polar Research"). Polar Research is independent of PMC. Mr. Nelson is the father of Mark L. Nelson and the brother of A. Richard Nelson.

A. Richard Nelson is a Director and Secretary of PMC. He is one of the co-founders of PMC and a co-inventor, with his brother, Otis L. Nelson, and his nephew, Mark L. Nelson, of the inventions which are the subject of the Patents. Mr. Nelson is also President of Polar Research Corporation, a Michigan corporation ("Polar Research"). Polar Research is independent of PMC, but assists PMC in development and refinement of the intellectual property which is at the core of PMC's products. Mr. Nelson manages chemical research, patent development and technical patent activities and oversees production and quality control of PMC products.

Richard J. Socia has served as a Director of PMC since 1995. He is the principal of a real estate firm in Michigan, and for 29 years has conducted a successful real estate business. Mr. Socia serves as a director and officer of numerous business, civic and charitable organizations.

John Loveall has served as a director of PMC since 1995. Mr. Loveall began his business career by developing a lumber business, and then entered commercial banking. Mr. Loveall recently sold his other businesses. Mr. Loveall has numerous charitable and civic interests, and is an active investor.


                                     91


Terry Maynard has served as a director of PMC since 1995. He is marketing director for an investment advisors firm in Michigan. Mr. Maynard has spent over 17 years as a financial consultant and a registered representative for regional and national brokerage firms. Mr. Maynard holds many securities and insurance licenses and serves as an Arbitrator for the National Association of Securities Dealers.

Robert MacKenzie has served as a director of PMC since November, 1998. He enjoyed a 33-year career in restaurant management, at times managing up to 130 employees. Mr. MacKenzie provided educational opportunities for employees through tuition and other financial assistance. Currently, his pursuits include investing in real estate and managing certain properties. Mr. MacKenzie has numerous charitable and civic interests, and is an active investor.

Our current plans include increasing our management staff by the addition of two management personnel; a Chief Financial Officer and a Marketing Director to complement our existing management team.

Board Compensation


Except as set forth below, PMC currently does not pay its directors for their services as directors, but will reimburse them for any out-of-pocket expenses they incur in the performance of their duties as directors. In March 1999, PMC issued options to Messrs. Alan Smith and Robert MacKenzie, members of the Board of Directors, that enable them to each purchase 25,000 shares of PMC common stock at an exercise price of $.001 per share during the period ending September 30, 2004.

Board Committees and Corporate Governance


PMC has agreed with the broker-dealers who acted as placement agents for the sale of its Series A Preferred Stock that it will cause its Board of Directors to replace two of PMC's existing directors with persons that are acceptable to the Placement Agents. PMC has also agreed to form an Audit Committee and a Compensation Committee of its Board of Directors. Those committees will be established and operate in accordance with the standards set forth for companies whose securities are listed on the NASDAQ Small Cap Marketsm. PMC has also agreed that it will provide its shareholders with all reports that a NASDAQ listed company is required to provide to its shareholders. PMC's agreement to comply with those NASDAQ requirements will apply even if it does not have any securities listed on NASDAQ.

Executive Compensation


The following table shows all the cash compensation paid or to be paid by PMC, as well as certain other compensation paid or accrued, during the fiscal years indicated, to its Chief Executive Officer and each other Executive Officer who received total annual salary and bonus in excess of $100,000 in any fiscal year. Those persons are collectively referred to as the "Named Officers".


                                     92


                          SUMMARY COMPENSATION TABLE

                                     Annual Compensation                  Long Term Compensation
                        ---------------------------------------------   --------------------------
                                                            Other       Restricted       Shares
                        Year                                Annual        Stock        Underlying     All Other
Name and Principal      Ended                            Compensation     Awards         Options       Compen-
Position                March 31  Salary ($)  Bonus ($)    ($)(1)          ($)             (#)        sation ($)
------------------      --------  ----------  ---------  ------------   ----------    ------------    ----------
Mark L. Nelson            1999    $  12,500      -0-     $162,500(2)       -0-        2,577,167(4)    $77,726(3)
President and             1998      112,500      -0-          -0-          -0-          830,000(5)     48,655(3)
Chief Executive
Officer

Chandra Prakash, Ph.D     1999       20,818      -0-      110,519(2)       -0-          300,000          -0-
Vice President            1998       32,790      -0-       30,000(2)       -0-          200,000(6)       -0-

Alan L. Smith             1999       18,833      -0-       33,333(2)       -0-          325,000(7)       -0-
Vice President            1998          -0-      -0-       16,667(2)       -0-          200,000(7)       -0-

(1) The value of benefits and other perquisites are less than 10% of the total annual salary and bonus. PMC does not currently provide any 401(k) plan, retirement pension, health insurance or other similar benefits to its officers or employees.

(2) This represents salaries that were deferred during the year and not yet subsequently paid.

(3) These are patent royalties paid to Mr. Nelson pursuant to patent assignment and license agreements. See "PMC Management - Certain Transactions" for a description of those agreements.

(4) These options were granted to Mark Nelson in connection with the assignment of patents and patent applications. This amount is the net amount of options retained by Mr. Nelson after assigning a portion of those options to investors who had provided funds in exchange for a portion of all patent royalties received by Mr. Nelson, his father and his uncle. See "Certain Transactions - Patent Assignments and License" below.

(5) Includes options for 580,000 shares of PMC common stock granted to Mr. Nelson pursuant to a patent license agreement and options for 250,000 shares of PMC common stock granted pursuant to the 1997 Incentive Stock Option Plan. See "Stock Option Plan" and "Certain Transactions - Patent Assignments and License" below.

(6)  These options were granted pursuant to the 1997 Incentive Stock Option
     Plan.

(7) Includes options for 25,000 shares granted as compensation for services as a director.

The following table sets forth information with respect the grant of options during the past fiscal year to the Named Officers for their services as officers or directors. PMC has not granted any Stock Appreciation Rights ("SAR's").


                                     93


                      OPTION GRANTS IN LAST FISCAL YEAR
                              Individual Grants

                                      % of Total
                                       Options
                          Number of   Granted to     Exercise
                           Options    Employees in    or Base      Expiration
Name                       Granted   Fiscal Year(1)  Price ($/Sh)     Date
----                      --------   --------------  ------------  ----------

Mark L. Nelson               0 (2)       0.0%            --             --
Chandra B. Prakash, Ph.D.  300,000      24.0%          $.001       9/30/2004
Alan L. Smith              325,000      26.0%          $.001       9/30/2004

(1) During the year ended March 31, 1999, options for a total of 1,250,000 of PMC stock shares with an exercise price of $.001 per share were granted to employees and directors in their capacities as employees and directors. Additional options were also granted to persons who are employees and/or directors for patent assignments, debt conversions and loans.

(2)  Does not include options granted for patent assignments.

The following table sets forth information with respect to the Named Officers concerning exercise of options during the last fiscal year and unexercised options held as of the end of the fiscal year. PMC did not have any SARs outstanding.


        Aggregated Option Exercises and Fiscal Year-End Option Values

                                                                   Value of
                                                   Number of      Unexercised
                                                  Unexercised    In-the-Money
                                                   Options at     Options/SARs
                            Shares                 FY-end (#)     at FY-end (#)
                          Acquired on   Value     Exercisable/    Exercisable/
Name                      Exercise(#) Realized($) Unexercisable Unexercisable(1)
-----------               ----------- ----------- ------------- ----------------
Mark L. Nelson                0           0        3,407,167(2)     $300,921
Chandra B. Prakash, Ph.D.     0           0          500,000         $59,700
Alan L. Smith                 0           0          525,000         $64,675

(1) Because PMC's common stock is not publicly traded, there is currently no market valuation for the shares issuable upon exercise of these options. For purposes of this calculation, PMC has assumed that its common stock was valued at $.20 per share.

(2) Includes options for 3,197,167 shares of PMC common stock that were issued to Mr. Nelson in exchange for patent assignments.


Employee Stock Option Plan


In December, 1997, PMC's Board of Directors adopted the 1997 Incentive Stock Option Plan (the "Plan"), pursuant to which 1,500,000 shares of PMC common stock were reserved for issuance upon the exercise of options to be granted under the Plan. The Plan was approved by PMC's shareholders in January 1998. The Plan is intended to promote PMC's growth and


                                     94


profitability to provide PMC's employees who are largely responsible for the management, growth and promotion of PMC's business with an incentive to continue to make substantial contributions to PMC's success and to provide those key employees with the opportunity to purchase PMC's common stock.

The Plan is administered by a committee (the "Option Committee") consisting of three persons selected by the Board. The Option Committee has the authority to designate the key employees eligible to participate in the Plan, to prescribe the terms of award, to interpret the Plan, and to make all other determinations for administering the Plan.

The Plan provides for granting of stock options that will be "Incentive Stock Options" within the meaning of Section 422 of the Internal Revenue Code of 1986 (the "Code"). Incentive Stock Options are required to be issued at an option exercise price per share equal to the fair market value of a share of common stock on the date of grant, except that the exercise price of options granted to any employee who owns (or, under pertinent Code provisions, is deemed to own) more than 10% of PMC's outstanding common stock must equal at least 110% of fair market value on the date of grant. Exercise of a stock option will be subject to terms and conditions established by the Option Committee and set forth in the instrument evidencing the stock option. Stock options may be exercised with either cash or shares of PMC common stock or other form of payment authorized by the Option Committee. The date of expiration of a stock option will be fixed by the Option Committee but may not be longer than ten years from the date the option is granted.

As of November 30, 1999, options to purchase a total of 900,000 shares of PMC common stock were outstanding pursuant to the Plan, including the following options held by executive officers: Mark L. Nelson-250,000 shares; Chandra B. Prakash-200,000 shares; Alan L. Smith-200,000 shares; and Mary A.
Stuart-100,000 shares.

Indemnification of Directors and Officers


The Utah Revised Business Corporation Act contains provisions entitling PMC's directors and officers to indemnification by us for liability arising out of certain actions. Additionally, PMC's Articles of Incorporation provide that, to the fullest extent permitted by law, a director shall not be liable to PMC or its stockholders for monetary damages for the breach of fiduciary duty as a director. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to PMC's directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, PMC has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by PMC of expenses incurred or paid by one of its directors, officers or controlling persons in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling persons, PMC will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by PMC is against public policy as expressed in the Act and will be governed by the final adjudication of that issue.


                                     95


PMC Certain Transactions


       Patent Assignments and License

PMC's business depends upon the inventions that are the subject of its patents. Messrs. Otis L. Nelson, Jr., Mark L. Nelson and A. Richard Nelson, who are officers, directors and principal shareholders of PMC, are the inventors of PMC's products and applied for the initial patents thereon. In 1986, the Nelsons had assigned certain patents and patent applications to PMC in exchange for minimum guaranteed royalties to be paid to the Nelsons on a quarterly basis beginning in February, 1986. Although PMC filed for bankruptcy in 1993, that patent assignment was expressly assumed by PMC in the plan of reorganization that was approved by the Bankruptcy Court in December, 1994. Under the terms of that 1986 patent assignment, the Nelsons would have been owed approximately $838,000 in unpaid royalties as of June 30, 1997. At that time, in order to resolve any uncertainties and in an effort to reach a mutually agreeable resolution of the amounts to be paid and the time during which they would be paid, PMC and the Nelsons agreed to enter into new agreements with respect to those patents. Pursuant to a Consolidated Patent Assignment Agreement dated as of April 1, 1997 (the "Patent Assignment Agreement"), the Nelsons confirmed that they had assigned to PMC the U.S. and foreign patents and patent applications set forth therein and waived any unpaid obligations under the prior agreement. In exchange, PMC gave the Nelsons promissory notes in the aggregate amount of $1,694,181 as payment of all royalties (described below) that would have been due with respect to the assigned U.S. patents for the period ending December 31, 1997 and with respect to the assigned foreign patents for the period ending December 26, 2000. PMC also agreed to pay the Nelsons royalties with respect to the assigned U.S. patents for the periods commencing January 1, 1998 and with respect to the assigned foreign patents for the periods commencing December 27, 2000. The royalties to be paid were 5% of the gross receipts that PMC received from sales of products that were covered by the assigned patents plus an amount equal to 10% of the gross receipts from licensing fees PMC received with respect to the assigned patents. Those royalties were to be paid until all those patents expired. Because the Nelsons and PMC's directors and principal shareholders were concerned that another party might seek to gain control of PMC in order to acquire its patents, the Patent Assignment Agreement provided that the assigned patents would be reconveyed to the Nelsons upon the occurrence of certain events including PMC's failure to pay the amounts owed, a hostile takeover, or sale of the assigned patents, PMC bankruptcy or the sale of all or substantially all of PMC's assets without the approval of the Nelsons. The Patent Assignment Agreement also gave the Nelsons the right to nominate the majority of PMC's directors. The Patent Assignment Agreement has been superceded by the Modification Agreement described below.

Pursuant to a Consolidated Exclusive License Agreement dated as of July 1, 1997 (the "Patent License Agreement"), the Nelsons gave PMC an exclusive license to a pending U.S. patent application. In exchange, PMC agreed to pay the Nelsons royalties with respect to the licensed patent application that were the same as the royalties to be paid pursuant to the Patent Assignment Agreement described above. PMC agreed that there would be minimum annual royalties commencing at $250,000 for 1997 and increasing by $250,000 for each year thereafter. In lieu of paying those minimum annual royalties for 1997 through 2001, PMC agreed to give the Nelsons an option to purchase 8,200,000 shares of PMC common stock for $.001 per share. The Patent License Agreement also provided that the Nelsons would have the right to elect a majority of PMC's directors. The Patent License Agreement was superceded by the Modification Agreement described below.

At the annual shareholders meeting held in January 1998, the shareholders of PMC were asked to approve and ratify the Patent Assignment Agreement and the Patent License Agreement. Approximately 68.5% of the then outstanding shares voted in favor of that ratification and no shares were voted against that ratification.


                                     96


In early 1999, PMC had discussions with the representative of potential investors and its investment banker who reviewed the Patent Assignment Agreement and the Patent License Agreement and desired to have those agreements modified in order to: (1) base the royalties on net pretax profits rather than gross revenues; (2) terminate the right of the Nelsons to appoint a majority of PMC's directors; and (3) terminate the obligation of PMC to reconvey the patents to the Nelsons upon the happening of certain events. After further discussion, the Nelsons and PMC entered into a Reaffirmation and Modification of Patent Assignment and Royalty Agreements dated February 3, 1999 (the "Modification Agreement") whereby the Nelsons reaffirmed the patent assignments that had been previously made and agreed to assign to PMC the pending application for a U.S. patent that was previously licensed to PMC pursuant to the Patent License Agreement. The Modification Agreement also provided that the Patent Assignment Agreement, the Patent License Agreement and all other prior agreements relating to the assignment or license of patents from the Nelsons to PMC were terminated and superceded by the Modification Agreement. Those prior agreements that were superceded by the Modification Agreement were modified by: (1) decreasing the royalty rate from 5% of gross receipts from PMC's sales of products and 10% of PMC's gross receipts from licensing fees to 10% of PMC's net pretax profits from sales of products and 10% of PMC's licensing fees; (2) terminating PMC's obligation to pay the Nelsons all accrued but unpaid royalties under the prior agreements and cancelling the promissory notes in the aggregate principal amount of $1,694,181 that had previously delivered pursuant to the prior agreement; (3) terminating the right of the Nelsons to nominate a majority of PMC's directors; and (4) terminating PMC's obligation to reconvey the patents to the Nelsons upon the occurrence of certain events. In exchange, the Nelsons were to be paid a one time payment of $2,000,000 in addition to the reduced royalties described above and retaining the options for 8,200,000 shares of PMC common stock they had received pursuant to the Patent License Agreement. Those reduced royalties will continue in effect until the expiration of all of the assigned patents. The Modification Agreement also provides that the Nelsons will be granted a security interest in the assigned patents to secure payment of all amounts owed to them pursuant to the Modification Agreement. The Modification Agreement was subsequently modified at the request of PMC's investment bankers so that, instead of receiving $2,000,000 in cash, the Nelsons would receive: (a) 3,995,000 shares of PMC common stock (subsequently converted into options to purchase 3,995,000 shares of PMC common stock for $.001 per share); and (b) options to purchase 7,050,000 shares of PMC common stock at $.40 per share during the five year period ending February 3, 2004.

In 1994, in order to raise funds required to purchase PMC's assets out of bankruptcy, the Nelsons had entered into royalty sharing agreements with several investors who provided those funds. Pursuant to those agreements, the Nelsons agreed that, in addition to shares of common stock to be issued to those persons, they would also be entitled to share in any royalties that the Nelsons received. As a result, the Nelsons have assigned to those investors:
(1) a total of 3,460,000 of the 8,200,000 options the Nelsons received pursuant to the Patent License Agreement; (2) 1,198,500 of the 3,995,000 options with an exercise price of $.001 that the Nelsons received pursuant to the Modification Agreement; and (3) 2,115,000 of the 7,050,000 options with an exercise price of $.40 per share that the Nelsons received pursuant to the Modification Agreement. Among those investors who were assigned a portion of the options granted to the Nelsons were Messrs. John Loveall and Richard J. Socia, members of the Board of Directors. Mr. Loveall was assigned the following options by the Nelsons: (1) options to purchase 1,219,500 shares at an exercise price of $.001 per share and (2) options to purchase 705,000 shares at an exercise price of $.40 per share during the period ending February 3, 2004. Mr. Socia was assigned the following options by the
Nelsons: (1) options to purchase 1,609,750 shares at an exercise price of $.001; and (2) options to purchase 352,500 shares at an exercise price of $.40 per share during the period ending February 3, 2004.

       Other Stock Options

In addition to the options described above under "Board Compensation", "Employee Stock Option Plan" and "Certain Transactions - Patent Assignment & License", PMC has also granted other options as certain of its officers, directors and affiliates for various reasons as described below.

In exchange for their agreement to cancel certain debt owed to them, in September and October 1999 PMC granted options to Debbi Jo Socia, the wife of Richard Socia, one of PMC's directors and to Hall & Romkema, P.C., a firm whose principal shareholder is Terry Hall, one of PMC's principal shareholders. Hall & Romkema, P.C. was issued options to purchase 413,733 shares at a price of $.001 per share (which options have been exercised) and options to purchase 730,188 shares for $.40 per share during the period ended September 30, 2000. Debbi Jo Socia was issued options to purchase 17,000 shares for $.001 per share and options to purchase 30,000 shares at $.40 per share. In May 1998, Halso Inc., a corporation controlled by Richard Socia,


                                     97


was issued options to purchase 75,000 shares for $.20 per share (which options were subsequently exercised) pursuant to a loan agreement it had entered into with PMC.

In April 1999, Chandra B. Prakash was issued options to purchase 100,000 shares for $.001 per share and Alan L. Smith was issued options to purchase 150,000 shares at $.001 per share during the period ended February 3, 2008. In January and August 1999, Dr. Prakash was also issued two separate options that, in the aggregate, would enable him to purchase 500,000 shares for $.001 per share during the period ended September 30, 2004. In January, July and August 1999, Mr. Alan Smith was also issued three separate options that would enable him to purchase a total of 775,000 shares for a purchase price of $.001 dollars per share during the period ended September 30, 2004.

Mary Stuart, one of PMC's vice presidents, was issued options in April 1999 to purchase 100,000 shares at an exercise price of $.001 per share during the period ended September 30, 2004 and in October 1999 was issued options to purchase 300,000 shares at an exercise price of $.40 per share during the period ended October 31, 2004.

As compensation for services they provided, Messrs. Terry Maynard and Richard Socia, members of PMC's Board of Directors, were issued options on July 26, 1999 with an exercise price of $.001 per share and an expiration date of September 30, 2004. Mr. Maynard received options for 500,000 shares and Mr. Socia received options for 250,000 shares.

On May 10, 1999, Robert MacKenzie, a member of PMC's Board of Directors, loaned PMC $55,000 and, as part of the loan agreement, received options to purchase 100,000 shares. Those options will be exercisable for a period of two years following PMC's initial public offering at a price equal to 50% of the initial public offering price.

In December, 1999, Gerald Patera, PMC's Chief Financial Officer, was granted options to purchase 500,000 shares at a price of $.001 per share during the period ending December 31, 2004.


Consultant Shares

Gerald Patera is a member of Bridgestone Capital Group, L.L.C., ("Bridgestone") a firm that has advised PMC on various financial matters and that helped negotiate the terms of the Merger with Biorelease. In consideration of its efforts in structuring and negotiating the terms of the Merger and assisting PMC and Biorelease in completing the Merger, PMC and Biorelease agreed that, subject to the Merger being completed, Biorelease would issue shares of Biorelease common stock to Bridgestone and its principals. Those shares are part of the 780,000 post-reverse split shares of Biorelease common stock that are referred to herein as the "Consultant Shares." Mr. Patera will directly receive 148,225 of those post-reverse split shares of Biorelease common stock and, by virtue of his 17.5% ownership interest in Bridgestone may be deemed to receive an additional 28,844 post-reverse shares of Biorelease common stock (17.5% of the 164,825 shares to be issued to Bridgestone).

             PROPOSAL TWO -- APPROVAL OF THE CHARTER AMENDMENT TO
                AUTHORIZE 1,000,000 SHARES OF PREFERRED STOCK

General


Biorelease currently does not have any preferred stock authorized. One of the conditions in the Merger Agreement is that the Biorelease stockholders authorize an amendment to the Biorelease Certificate of Incorporation to authorize 1,000,000 shares of preferred stock. Of those 1,000,000 shares, 100,000 would be designated as Series A Convertible Preferred Stock (the "Series A Convertible Preferred Stock") and the remaining 900,000 shares would be so called "blank check" preferred stock. The Series A Convertible Preferred Stock would be issued to the holders of the PMC Series A Convertible Preferred Stock and the remaining shares of preferred stock would be available for future issuance by the Board of Directors. The terms of the Series A Convertible Preferred Stock are identical to the terms of the PMC Series A Convertible Preferred Stock, except for changes made to reflect the Exchange Ratio used to determine the number of shares of Biorelease common stock to be issued in exchange for each share of PMC common stock pursuant to the Merger.


                                     98


The following summary of the proposed amendment to the Certificate of Incorporation with respect to its authorized capital stock is qualified in its entirety by reference to the full text of the proposed amendment, which is attached to this Proxy Statement as Annex D.

Effect on Common Stock


Currently, holders of common stock are entitled to one vote per share on all matters submitted to a vote of stockholders of Biorelease and to ratably receive dividends, if any, as may be declared from time to time by the Board of Directors from funds legally available therefor. Upon liquidation, dissolution or winding up of Biorelease, holders of common stock are entitled to share ratably in any assets available for distribution to stockholders after payment of all obligations of Biorelease. However, if the Charter Amendment is approved, the right of the holders of common stock to receive dividends or other distributions will also be subject to the preferential liquidation rights of the holders of the Series A Convertible Preferred Stock and any other preferred stock which may be issued in the future, as set forth in the Certificate of Incorporation.

If the proposed amendment is approved, all or any part of the authorized but unissued shares of preferred stock may thereafter be issued without further approval from the stockholders, except as may be required by law, the Certificate of Incorporation or By-laws of Biorelease, or the policies of any stock exchange or stock market on which the shares of stock of Biorelease may be listed or quoted. Those shares of preferred stock may be issued for such purposes and on such terms as the Board of Directors may determine. Holders of the capital stock of Biorelease do not have any preemptive rights to subscribe for the purchase of any shares of common stock or preferred stock, which means that current stockholders do not have a prior right to purchase any new issue of preferred stock in order to maintain their proportionate ownership.

The proposed Charter Amendment will not affect the rights of existing holders of common stock except to the extent that issuances of preferred stock will reduce each existing stockholder's proportionate ownership and may result in the existence of preferred stock with rights superior to those of holders of the common stock, as previously described above.

The flexibility of the Board of Directors to issue preferred stock or additional shares of common stock could enhance the Board of Directors' ability to negotiate on behalf of stockholders should a proposed takeover arise. Although it is not the purpose of the proposed Charter Amendment and, other than the proposed Merger, the Board of Directors are not aware of any pending or proposed effort to acquire control of Biorelease, the authorized but unissued shares of preferred or common stock also could be used by the Board of Directors to discourage, delay or make more difficult a change in control of Biorelease. For example, such shares could be privately placed with purchasers who might align themselves with the Board of Directors in opposing a hostile takeover bid. The issuance of preferred stock or additional shares of common stock might serve to dilute the stock ownership of persons seeking to obtain control and thereby increase the cost of acquiring a given percentage of the outstanding shares.


                                     99


Authorization of Series A Convertible Preferred Stock


       General

If the Charter Amendment is approved, Biorelease would have 100,000 shares of Series A Convertible Preferred Stock authorized for issuance. Pursuant to the Biorelease Merger, each share of the Series A Convertible Preferred Stock will be exchanged for a share of PMC Series A Convertible Preferred Stock. The Series A Convertible Preferred Stock has the same terms and conditions as the PMC Series A Convertible Preferred Stock, except for changes made to reflect the Exchange Ratio used to determine the number of shares of Biorelease common stock to be issued in exchange for each share of PMC common stock pursuant to the Merger.

       Rank

      Each share of the Series A Convertible Preferred Stock shall have the same relative rights and preferences as, and shall be identical in all respects with, all other shares of the Series A Convertible Preferred Stock. Except as may be authorized by a vote of the holders of the Series A Convertible Preferred Stock , the Series A Convertible Preferred Stock shall rank senior to any other series of preferred stock now or hereafter issued by Biorelease.

       Dividends Payable in Cash and Restricted Stock

      The Series A Convertible Preferred Stock will be issued for $100.00 per share (the "Issue Price"). The holders of shares of the Series A Convertible Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors of Biorelease and out of the assets of Biorelease legally available therefor, cumulative cash dividends at the rate per annum of Twelve percent (12%) of the Issue Price per share, from the date of issuance of such shares until such shares are converted or redeemed, and payable quarterly on the last day of March, June, September and December in each year, commencing on December 31, 1999.

Notwithstanding the foregoing, during the period beginning January 1, 2002, if there is an established trading market for Biorelease's common stock, Biorelease shall have the option to pay the dividends in the form of shares of Biorelease's common stock rather than in cash. In that event, the shares to be issued would be valued at Fifty percent (50%) of the Current Market Price Per Share (as defined below) of Biorelease's common stock on the dividend payment date. For the purpose of this subsection, the Current Market Price Per Share of common stock at any date shall be the average of the daily closing prices for the twenty (20) business days before the date of such computation. The closing price for each day shall be (a) the last reported sale price regular way or, in case no reported such sale takes place on such day, the average of the closing bid and asked prices regular way for such day, in either case on the principal national securities exchange in the United States on which the shares are listed or admitted to trading, or (b) if the shares are not listed or admitted to trading on any national securities exchange in the United States, but are traded in the over-the-counter market in the United States, the average of the closing bid and asked prices of the common stock on NASDAQ, the OTCBB or any comparable system, or (c) if the common stock is not listed on NASDAQ, the OTCBB or a comparable system, then the average of the closing bid and asked prices as furnished by two members of the National Association of Securities Dealers, Inc. selected from time to time by Biorelease for that purpose. All shares issued pursuant to this paragraph will be "restricted securities" as that term is


                                     100


defined in Rule 144 promulgated by the Securities & Exchange Commission and therefore may not be freely sold or transferred by the recipient unless those shares are subsequently registered under the Securities Act of 1933 or an exemption from that registration is available. Prior to issuing any shares of restricted common stock hereunder, the recipient will be required to execute an investment letter containing such warranties and representations as are customary in an issuance of securities without registration under the Securities Act of 1933.

Dividends on the Series A Convertible Preferred Stock shall be payable before any dividends or distributions shall be paid upon, or declared and set apart for, any Junior Stock (as defined below) and before any repurchase, redemption, retirement or other acquisition for valuable consideration of any shares of Junior Stock (other than upon conversion thereof into common stock) shall be effected, so that if in any quarterly dividend period all dividends at the rate fixed above accrued from the date of issuance of any shares of the Series A Convertible Preferred Stock shall not have been paid, or declared and set apart for payment, the deficiency shall be fully paid or set apart for payment, together with interest thereon as provided above, before any dividends or distributions shall be paid upon, or set apart for, or any repurchase, redemption, retirement or other acquisition for valuable consideration is effected of, the Junior Stock (other than upon conversion thereof into common stock). As used herein "Junior Stock" shall mean Biorelease's common stock and each other class or series of Biorelease's capital stock, whether common or preferred, the terms of which do not provide that shares of that class or series shall rank senior to or on a parity with the Series A Convertible Preferred Stock as to distributions of dividends and distributions upon the liquidation of Biorelease.

       Preference on Liquidation

The Series A Convertible Preferred Stock shall be preferred with respect to both earnings and assets of Biorelease. In the event of the voluntary or involuntary liquidation, dissolution or winding-up of Biorelease, the holders of shares of the Series A Convertible Preferred Stock shall be entitled, before any payment or distribution of the assets of Biorelease shall be made or set apart to the holders of Junior Stock, to receive from the net assets of Biorelease available for distribution to shareholders cash in an amount equal to the Issue Price of such shares, together with any accrued and unpaid dividends and any other amounts which may be payable with respect to such shares to the date of final distribution to the holders of the Series A Convertible Preferred Stock. The holders of shares of the Series A Convertible Preferred Stock shall be entitled to no further participation in any assets of Biorelease. Neither the consolidation or Merger of Biorelease with or into any other corporation, nor the Merger or consolidation of any other corporation into or with Biorelease, nor the sale, lease, exchange or conveyance of all or any part of the assets of Biorelease, shall be deemed to be a dissolution, liquidation or winding-up of Biorelease for the purposes of this paragraph.

       Voting

      Except as may otherwise be required by law or for certain specified events that may alter the rights of the holders of the Series A Convertible Preferred Stock, the holders of shares of the Series A Convertible Preferred Stock shall not be entitled to vote upon any matter


                                     101


       Redemption by Biorelease

Commencing January 1, 2005, Biorelease shall have the right, but not the obligation, to redeem up to One Hundred percent (100%) of the then outstanding shares of Series A Convertible Preferred Stock at a price of $109.00 per share plus all accrued and unpaid dividends (and interest, if any) on such shares through and including the date selected by Biorelease for such redemption (the "Redemption Date"). In the event of any redemption pursuant to this paragraph, Biorelease shall determine the shares to be redeemed by random selection among all of the outstanding Series A Convertible Preferred Stock. The Series A Convertible Preferred Stock shall not be entitled to the benefit of any sinking fund to be applied to the redemption thereof.

       Conversion

Subject to the terms and conditions of this paragraph, each of the holders of shares of the Series A Convertible Preferred Stock shall have the option, at any time and from time to time, to convert each of those shares into shares of Biorelease common stock at a rate of one share of common stock for each $3.00 of Issue Price of the shares so converted (with the conversion price subject to certain specified adjustments) (such price or such price as last adjusted, as the case may be, being referred to herein as the "Conversion Price"). In order to exercise such conversion privilege, any such holder shall surrender to Biorelease at its principal offices (i) the certificates for the shares of the Series A Convertible Preferred Stock to be converted,
(ii) a notice (a "Conversion Notice") that such holder elects to convert such shares and (iii) an investment letter in form satisfactory to Biorelease to ensure compliance with the provisions of the Securities Act of 1933 and applicable state securities laws. In the event that such holder elects to convert only a portion of the number of shares of the Series A Convertible Preferred Stock covered by a certificate surrendered for conversion, Biorelease shall issue and deliver to such holder, a certificate or certificates for the number of full shares of the Series A Convertible Preferred Stock not converted.

The Conversion Price will be subject to change in the event of a stock split, combination or reclassification of the common stock or certain other events. The Conversion Price will also be subject to adjustment on a date that is the later of: (a) December 31, 2000 or (b) Twelve (12) months after the consummation of the Merger (the "Adjustment Date") if the Current Market Price Per Share of Biorelease's common stock (as defined under "--Dividends Payable in Cash and restricted Stock" above) is less than $3.00 per share. In that event, the Conversion Price will be adjusted to equal to the Current Market Price Per Share but not less than $1.50 per share.

       Registration Rights

All shares issued upon conversion of the Series A Convertible Preferred Stock will be "restricted securities" as defined in Rule 144 unless they are issued pursuant to an effective registration statement under the Securities Act of 1933. Biorelease agrees to register all of the shares of common stock underlying the Series A Convertible Preferred Stock in a registration statement on the appropriate form with the Securities and Exchange Commission (the "Commission"), so that the holders of those shares shall be entitled to freely sell them in the public market. Biorelease will file that registration statement not later than 90 days after the effective date of the Merger (or such later date as may be agreed to by the broker dealers who have acted as Placement Agents for the sale of the Series A Convertible Preferred Stock to enable the Company to prepare


                                     102


and include audited financial statements for the year ended March 31, 2000 in that registration statement). If the Company does not file that registration statement within 120 days after the effective date of the Biorelease Merger (or such later date as may be agreed to by the Placement Agents) then the conversion price of the Series A Preferred Stock and the exercise price of the Warrants will be reduced by ___% of what they were prior to that adjustment.

Authorization of "Blank Check" Preferred Stock


Pursuant to the proposed Charter Amendment, in addition to the 100,000 shares of Series A Convertible Preferred Stock, an additional 900,000 shares of preferred stock will be available to be issued from time-to-time by the Board of Directors in one or more series. Subject to the provisions of Biorelease's Certificate of Incorporation and limitations prescribed by law, the Board of Directors would be expressly authorized to adopt resolutions to issue shares, to fix the number of shares and to change the number of shares constituting any series and to provide for or change the voting powers, designations, preferences and relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof, including dividend rights (including whether dividends are cumulative), dividend rates, terms of redemption (including sinking fund provisions), redemption prices, conversion rights and liquidation preferences of the shares constituting any series of the preferred stock, in each case without any further action or vote by the stockholders. Other than the issuance of the shares of Series A Convertible Preferred Stock that will be exchanged for the shares of PMC Series A Convertible Preferred Stock pursuant to the Merger, Biorelease has no current plans to issue any shares of Preferred Stock.

The issuance of such preferred stock, while providing desired flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of rendering more difficult or discouraging an attempt to obtain control of Biorelease by means of a tender offer, proxy contest, merger or otherwise, thereby protecting the continuity of Biorelease's management. The issuance of shares of the preferred stock pursuant to the Board of Directors' authority described above may adversely affect the rights of the holders of common stock. For example, preferred stock issued by Biorelease may rank prior to the common stock as to dividend rights, liquidation preference or both, may have full or limited voting rights and may be convertible into shares of common stock. Accordingly, the issuance of shares of preferred stock may discourage bids for the common stock or may otherwise adversely affect the market price of the common stock.

Vote Required and Effective Date


Approval of the Charter Amendment requires the affirmative vote of the holders of at least a majority of the shares of the Biorelease common stock entitled to vote at the Biorelease Special Meeting. With respect to such proposal, abstentions and broker non-votes are not counted as votes cast.

If the Charter Amendment is adopted by Biorelease's stockholders, it will only become effective if the Merger is approved and completed. The Charter Amendment will become effective on the same date that the Merger becomes effective.


                                     103


Recommendation


The Biorelease Board of Directors deems the Charter Amendment to be in the best interests of Biorelease and its stockholders and recommends a vote "FOR" approval thereof. Unless authority to do so is withheld, the person(s) named in each proxy will vote the shares represented thereby "FOR" the approval of the Charter Amendment.

             PROPOSAL THREE - ADOPTION OF THE REVERSE STOCK SPLIT

General


The Board of Directors of Biorelease has unanimously adopted a resolution approving, and recommending to Biorelease's stockholders for their approval, an amendment to Biorelease's Certificate of Incorporation authorizing a one-for-twenty five reverse stock split of the shares of common stock of Biorelease (the "Reverse Stock Split"). The Reverse Stock Split will only take effect if the Merger is approved and completed. If the Reverse Stock Split is approved, the provisions of Article Fourth of Biorelease's Certificate of Incorporation will be amended to include the following provision (the "Reverse Stock Split Amendment"):

           "Effective immediately prior to the merger of the Corporation and Polar Molecular Corporation, a Utah corporation on __________, 2000 (the "Split Effective Time"), each share of the Corporation's common stock that was outstanding or held as treasury shares as of the Split Effective Time (the "Old Common Stock") shall be automatically changed and reclassified, as of the Split Effective Time and without further action, into one twenty fifth (.04) of a fully paid and nonassessable share of the Corporation's common stock. The Corporation shall not issue fractional shares on account of that reverse split. Each person who would otherwise be entitle to receive a fraction of a share of common stock (after aggregating all fractional shares of common stock that otherwise would be received by such holder) shall be entitled to receive from the Corporation a number of shares rounded to the nearest whole share (i.e., fractions of less than .5 will be rounded down and fractions of .5 or more will be rounded up)."

The Reverse Stock Split Amendment will become effective immediately before the Merger and will effect a one- for-twenty five reverse stock split of the shares of Biorelease common stock issued and outstanding or held as treasury shares immediately before completion of the Merger but will not change the number of authorized shares of Biorelease common stock.

Reasons for the Reverse Stock Split Amendment


One of the requirements of the Merger Agreement is that the shareholders of Biorelease approve the Reverse Stock Split. PMC requested the Reverse Stock Split in an effort to increase the market price per share of the Biorelease common stock in order to increase the likelihood that it would qualify for a listing on the Nasdaq SmallCap Market system (the "Nasdaq SmallCap Market"). In order to obtain that listing, among other requirements, the Biorelease common stock must initially have a bid price in excess of $4.00 per share and, after it is listed, it must maintain a closing bid price in excess of $1.00 per share. As of the date of this Proxy Statement, Biorelease is not in compliance with this requirement.


                                     104


The Board of Directors has determined that having the Biorelease common stock listed on the Nasdaq SmallCap Market would be in the best interests of Biorelease's stockholders by potentially significantly increasing the liquidity of the trading market for the common stock. That increased liquidity could increase the trading price and decrease the transaction costs of trading shares of the common stock.

There can be no assurance, however, that the market price of the common stock will rise in proportion to the reduction in the number of outstanding shares resulting from the Reverse Stock Split or that the market price of the post-split common stock can be maintained above the levels required for listing on the Nasdaq SmallCap Market.

Potential Effects of the Reverse Stock Split


Pursuant to the Reverse Stock Split, each holder of twenty five shares of Biorelease common stock ("Old Common Stock") immediately prior to the effectiveness of the Reverse Stock Split would become the holder of one share of post- Reverse Stock Split Biorelease common stock ("New Common Stock") after consummation of the Reverse Stock Split.

Although the Reverse Stock Split will not, by itself, impact Biorelease's assets or prospects, the Reverse Stock Split could result in a decrease in the aggregate market value of Biorelease's equity capital. The Board of Directors believes that this risk is outweighed by the benefits of the potential listing of the common stock on the Nasdaq SmallCap Market.

If approved, the Reverse Stock Split will result in some shareholders owning "odd-lots" of less than 100 shares of common stock. Brokerage commissions and other costs of transactions in odd-lots are generally somewhat higher than the costs of transactions in "round-lots" of even multiples of 100 shares.

Shares of Common Stock Issued and Outstanding or Held as Treasury Shares


Biorelease is currently authorized to issue a maximum of 50,000,000 shares of common stock. As of the Record Date, there were _____ shares of common stock issued and outstanding, or held as treasury shares. Although the number of authorized shares of common stock will not change as a result of the Reverse Stock Split, the number of shares of common stock issued and outstanding, or held as treasury shares, will be reduced to a number that will be approximately equal to (i) the number of shares of common stock issued and outstanding, or held as treasury shares, immediately prior to the effectiveness of the Reverse Stock Split, divided by (ii) twenty five.

With the exception of the number of shares issued and outstanding, or held as treasury shares, the rights and preferences of the shares of common stock prior and subsequent to the Reverse Stock Split will remain the same. After the effectiveness of the Reverse Stock Split, except for those changes that will result from the Merger, it is not anticipated that the financial condition of Biorelease, the percentage ownership of management, the number of Biorelease's stockholders, or any aspect of Biorelease's business would materially change as a result of the Reverse Stock Split.


                                     105


The common stock is currently registered under Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and as a result, Biorelease is subject to the periodic reporting and other requirements of the Exchange Act. The proposed Reverse Stock Split will not affect the registration of the common stock under the Exchange Act.

Increase of Shares of Common Stock Available for Future Issuance


As a result of the Reverse Stock Split, there will be a reduction in the number of shares of common stock issued and outstanding, or held as treasury shares, and an associated increase in the number of authorized shares which would be unissued and available for future issuance after the Reverse Stock Split (the "Increased Available Shares"). The Increased Available Shares could be used for any proper corporate purpose approved by the Board of Directors of Biorelease including, among others, future financing transactions.

Because the Reverse Stock Split will create the Increased Available Shares, the Reverse Stock Split may be construed as having an anti-takeover effect. Although neither the Board of Directors nor the management of Biorelease views the Reverse Stock Split as an anti-takeover measure, Biorelease could use the Increased Available Shares to frustrate persons seeking to effect a takeover or otherwise gain control of Biorelease.

Effectiveness of the Reverse Stock Split


The Reverse Stock Split, if approved by Biorelease's stockholders, would become effective (the "Effective Date") upon the filing with the Secretary of State of the State of Delaware of a Certificate of Amendment of Biorelease's Certificate of Incorporation that contains the Reverse Stock Split Amendment. It is expected that such filing will take place on or shortly after the date of the Special Meeting, assuming the stockholders approve the Reverse Stock Split and the Merger is completed.

Commencing on the Effective Date, each Old Common Stock certificate will be deemed for all corporate purposes to evidence ownership of the reduced number of shares of common stock resulting from the Reverse Stock Split. As soon as practicable after the Effective Date, transmittal forms will be mailed to each holder of record of certificates for shares of Old Common Stock to be used in forwarding such certificates for surrender and exchange for certificates representing the number of shares of New Common Stock such shareholder is entitled to receive as a consequence of the Reverse Stock Split. The transmittal forms will be accompanied by instructions specifying other details of the exchange. Upon receipt of such transmittal form, each shareholder should surrender the certificates representing shares of Old Common Stock, in accordance with the applicable instructions. Each holder who surrenders certificates will receive new certificates representing the whole number of shares of New Common Stock that he holds as a result of the Reverse Stock Split. SHAREHOLDERS SHOULD NOT SEND THEIR STOCK CERTIFICATES UNTIL THEY RECEIVE A TRANSMITTAL FORM.


                                     106


On the Effective Date, the interest of each stockholder of record who owns fewer than thirteen shares of common stock will thereby be terminated, and he, she or it will have no right to vote as a stockholder or share in the assets or any future earnings of Biorelease.

Fractional Shares


Biorelease will not issue fractional shares in connection with the Reverse Stock Split. Instead, holders of Old Common Stock who would otherwise be entitled to receive a fractional share of New Common Stock on account of the Reverse Stock Split shall (after aggregating all fractional shares of Biorelease common stock that otherwise would be received by such holder) be entitled to receive from Biorelease a number of shares rounded to the nearest whole share (i.e., fractions of less than .5 will be rounded down and fractions of .5 or more will be rounded up).

Certain Federal Income Tax Consequences


The following discussion summarizing certain federal income tax consequences is based on the Internal Revenue Code of 1986, as amended, the applicable Treasury Regulations promulgated thereunder, judicial authority and current administrative rulings and practices in effect on the date of this Proxy Statement. This discussion is for general information only and does not discuss consequences which may apply to special classes of taxpayers (e.g., non-resident aliens, broker-dealers or insurance companies). Stockholders are urged to consult their own tax advisors to determine the particular consequences to them.

The receipt of New Common Stock solely in exchange for Old Common Stock will not generally result in recognition of gain or loss to the stockholders. The adjusted tax basis of a stockholder's New Common Stock will be the same as the adjusted tax basis of the shares of Old Common Stock exchanged therefor, and the holding period of the New Common Stock will include the holding period of the Old Common Stock exchanged therefor. No gain or loss will be recognized by Biorelease as a result of the Reverse Stock Split.

No Appraisal Rights


No appraisal rights are available under the Delaware General Corporation Law or under Biorelease's Certificate of Incorporation or By-Laws to any stockholder who dissents from the proposal to approve the Reverse Stock Split Amendment.

Recommendation of the Board of Directors


Biorelease's Board of Directors recommends a vote FOR the proposal to amend Biorelease's Certificate of Incorporation in order to effect the one-for-twenty five Reverse Stock Split of the shares of common stock of Biorelease issued and outstanding, or held as treasury shares, subject to approval and completion of the Merger.


                                     107


                  PROPOSAL FOUR - ELECTION OF PMC NOMINEES

One of the purposes of the Biorelease Special Meeting is to elect seven directors nominated by PMC pursuant to the Merger Agreement, effective upon the consummation of the Merger, each of whom shall serve until the next annual meeting of stockholders or until their respective successors shall been elected or qualified or until their earlier resignation or removal.

Information Concerning Nominees


Set forth below are the names each nominee for director nominated by PMC to serve on the Biorelease Board of Directors effective upon consummation of the Merger. Information concerning their age as of the Record Date, positions and offices held with PMC, their principal occupation for at least the past five years, the date which each such nominee became a director of PMC and other directorships held by the person in companies filing periodic reports pursuant to the Securities Exchange Act of 1934, compensation paid to them by PMC and certain related party transactions between them and PMC is set forth above in the section entitled "PMC Management."

PMC Nominees for Election to the Biorelease Board
-------------------------------------------------
           Mark L. Nelson
           Alan L. Smith
           A. Richard Nelson
           Richard Socia
           John Loveall
           Terry Maynard
           Robert MacKenzie

Recommendation


Because the Biorelease stockholders must elect the PMC Nominees to the Biorelease Board of Directors effective upon consummation of the Merger before PMC is obligated to consummate the Merger, the Biorelease Board of Directors unanimously recommends that each of our stockholders vote "FOR" the election of the nominees set forth in Proposal Number Four.

                                LEGAL MATTERS

The validity of the shares of Biorelease common stock to be issued in connection with the Merger will be passed upon for Biorelease by John B. Lowy, P.C. Certain legal matters in connection with the Merger will be passed upon for PMC by Berry Moorman P.C., Detroit, Michigan.

                                   EXPERTS

The consolidated financial statements of Biorelease Corp. at June 30, 1999 and 1998 and for each of the two years in the period ended June 30, 1999, appearing in this Proxy


                                     108


Statement/Prospectus have been audited by Ferrari & Associates, P.C., independent auditors, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing. Reference is made to said report, which includes an explanatory paragraph with respect to the uncertainty regarding Biorelease's ability to continue as a going concern as discussed in Note 1 to the financial statements.

The consolidated financial statements of Polar Molecular Corporation at March 31, 1999 and for each of the two years in the period ended March 31, 1999, included in this Proxy Statement/Prospectus have been audited by Hein + Associates LLP, independent auditors, as set forth in their report thereon (which contains an explanatory paragraph regarding PMC's ability to continue as a going concern) appearing elsewhere herein, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing. Reference is made to said report, which includes an explanatory paragraph with respect to the uncertainty regarding PMC's ability to continue as a going concern as discussed in Note 1 to the financial statements.






                                     109


                  INDEX TO CONSOLIDATED FINANCIAL STATEMENTS


POLAR MOLECULAR CORPORATION

Independent Auditors' Report                                          F-2

Balance Sheets -- September 30, 1999 (unaudited) and March 31, 1999   F-3

Statements of Operations for the Six Months Ended September 30, 1999
     and 1998 (unaudited) and For the Years Ended March 31, 1999
     and 1998                                                         F-4

Statements of Changes in Stockholders' Equity for the period from
     April 1, 1997 Through September 30, 1999 (unaudited)             F-5

Statements of Cash Flows for the Six Months Ended September 30, 1999
     and 1998 (unaudited) for the Years Ended March 31, 1999
     and 1998                                                         F-6

Notes to Financial Statements                                         F-7

BIORELEASE CORP. CONSOLIDATED FINANCIAL STATEMENTS

Independent Auditors' Report                                          F-17

Consolidated Balance Sheets
June 30, 1999 and 1998                                                F-18

Consolidated Statements of Operations
Two years ended June 30, 1999 and for the cumulative period
from inception to June 30, 1999                                      F-20

Consolidated Statements of Stockholders' Equity (Deficit)
for the two years ended June 30, 1999 and the cumulative
period from inception to June 30, 1999                               F-21

Consolidated Statements of Cash Flows
Two years ended June 30, 1999 for the cumulative period
from inception to June 30, 1999                                      F-22

Notes to Consolidated Financial Statements                           F-23



                                     110











                         Polar Molecular Corporation

                             Financial Statements
                                March 31, 1999








                        INDEX TO FINANCIAL STATEMENTS



                                                                         PAGE
                                                                         ----

Independent Auditor's Report..............................................F-2

Balance Sheets - September 30, 1999 (Unaudited)
         and March 31, 1999 ..............................................F-3

Statements of Operations - For the Six Months Ended
         September 30, 1999 and 1998 (Unaudited) and
         For the Years Ended March 31, 1999 and 1998......................F-4

Statement of Changes in Stockholders' Equity -
         For the Period from April 1, 1997 through
         September 30, 1999 (Unaudited)...................................F-5

 Statements of Cash Flows - For the Six Months Ended
         September 30, 1999 and 1998 (Unaudited) and
         For the Years Ended March 31, 1999 and 1998......................F-6

Notes to Financial Statements.............................................F-7




                                     F-1









                         INDEPENDENT AUDITOR'S REPORT




Board of Directors
Polar Molecular Corporation
Denver, Colorado

We have audited the accompanying balance sheet of Polar Molecular Corporation as of March 31, 1999, and the related statements of operations changes in stockholders' deficit and cash flows for the years ended March 31, 1999 and 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Polar Molecular Corporation as of March 31, 1999, and the results of its operations and its cash flows for the years ended March 31, 1999 and 1998 in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has suffered recurring losses from operations and has working capital and net capital deficits that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



HEIN + ASSOCIATES LLP

Denver, Colorado
October 18, 1999



                                     F-2






                         POLAR MOLECULAR CORPORATION

                                BALANCE SHEETS

                                                                            September 30,     March 31,
                                                                                1999            1999
                                                                            ------------      ---------
                                                                            (Unaudited)
                                   ASSETS
CURRENT ASSETS:
     Cash and cash equivalents                                              $      8,604    $      6,426
     Accounts receivable                                                          10,481          23,172
     Other receivables                                                            70,447           8,560
     Inventory                                                                     9,074           2,356
     Prepaid expenses                                                             21,104           3,087
                                                                            ------------    ------------
         Total current assets                                                    119,710          43,601

PROPERTY, PLANT AND EQUIPMENT, net of accumulated
   depreciation of $29,786 (unaudited) and $27,224                                15,593          12,061

PATENT AND TRADEMARK, net of accumulated amortization of
   $161,828 (unaudited) and $138,590                                             218,909         236,041
                                                                            ------------    ------------

TOTAL ASSETS                                                                $    354,212    $    291,703
                                                                            ============    ============


                    LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES:
     Current portion of long-term debt, and notes with no stated maturity   $    402,766    $    383,792
     Notes due related parties                                                      --            35,000
     Accounts payable                                                            321,417         509,330
     Deferred revenue                                                            743,416         743,416
     Accrued payroll and payroll taxes                                           434,811         449,528
     Other accrued liabilities                                                    26,965          21,651
                                                                            ------------    ------------
         Total current liabilities                                             1,929,375       2,142,717

NOTES PAYABLE, net of current portion                                             93,345          81,448

STOCKHOLDERS' DEFICIT:
Common stock - .001 par value, 150,000,000 shares authorized,
         74,292,000 (unaudited) and  71,643,000 shares issued and
         outstanding, respectively                                                74,292          71,643
     Additional paid-in capital                                               10,039,959       8,024,179
     Accumulated deficit                                                     (11,782,759)    (10,028,284)
                                                                            ------------    ------------
         Total stockholders' deficit                                          (1,668,508)     (1,932,462)
                                                                            ------------    ------------

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT                                 $    354,212    $    291,703
                                                                            ============    ============

            See accompanying notes to these financial statements.

                                     F-3



                         POLAR MOLECULAR CORPORATION

                           STATEMENTS OF OPERATIONS

                                                       FOR THE SIX
                                                       MONTHS ENDED              FOR THE YEARS ENDED
                                                       SEPTEMBER 30,                   MARCH 31,
                                               --------------------------    --------------------------
                                                  1999           1998            1999          1998
                                               -----------    -----------    -----------    -----------
                                               (Unaudited)    (Unaudited)
REVENUES                                       $    56,367    $    70,085    $   182,130    $   306,999

     Cost of revenues                               23,130         37,112         61,351         63,062
                                               -----------    -----------    -----------    -----------

GROSS PROFIT                                        33,237         32,973        120,779        243,937

OTHER OPERATING EXPENSES:
     Officers' salaries                            140,000        238,695        215,861        268,889
     Travel and entertainment expenses              44,439         83,946        126,758        155,538
     General and administrative                    375,041        264,333        717,831        805,067
     Non-cash operating expenses:
Expense for stock and options issued for
              royalties                               --             --        2,053,995           --
Expense for stock and options granted to
              employees and consultants          1,189,225           --        1,365,210         66,825
         Amortization and depreciation              25,800         22,458         54,292         43,157
                                               -----------    -----------    -----------    -----------
              Total other operating expenses     1,774,505        609,432      4,533,947      1,339,476
                                               -----------    -----------    -----------    -----------

LOSS FROM OPERATIONS                            (1,741,268)      (576,459)    (4,413,168)    (1,095,539)

OTHER INCOME (EXPENSE):
     Interest expense                              (14,156)       (34,906)      (207,133)      (210,333)
     Other income                                      949            467          3,637         (7,355)
                                               -----------    -----------    -----------    -----------
              Total other income (expense)         (13,207)       (34,439)      (203,496)      (217,688)
                                               -----------    -----------    -----------    -----------

NET LOSS                                       $(1,754,475)   $  (610,898)   $(4,616,664)   $(1,313,227)
                                               ===========    ===========    ===========    ===========

            See accompanying notes to these financial statements.

                                     F-4






                         POLAR MOLECULAR CORPORATION

                STATEMENT OF CHANGES IN STOCKHOLDERS' DEFICIT
   FOR THE PERIOD FROM APRIL 1, 1997 THROUGH SEPTEMBER 30, 1999 (UNAUDITED)

                                                                                    Additional
                                                              Common Stock            Paid-in        Retained
                                                          Shares        Amount        Capital         Deficit          Total
                                                          ------     ------------   ----------       --------          -----
BALANCES, April 1, 1997                                61,902,678    $     61,902   $  3,086,265   $ (4,098,393)   $   (950,226)

Shares issued in conjunction with anti-dilution
  provision                                                20,549              21            (21)          --              --
    Issuance of shares in private placements            2,171,000           2,171        559,929           --           562,100
    Issuance of shares for interest and services          325,000             325         66,500           --            66,825
    Net loss                                                 --              --             --       (1,313,227)     (1,313,227)
                                                       ----------    ------------   ------------   ------------    ------------

BALANCES, March 31, 1998                               64,419,227          64,419      3,712,673     (5,411,620)     (1,634,528)

    Issuance of shares in private placements            1,375,803           1,376        520,625                        522,001
    Shares issued in connection with anti-dilution
          provision                                       126,974             127           (127)                          --
    Notes converted to common stock                     1,500,000           1,500        311,500                        313,000
    Stock issued for interest                             226,000             226         64,298                         64,524
    Stock and options issued for patent
          assignment and royalties                      3,995,000           3,995      2,050,000                      2,053,995
    Stock options issued to consultants                      --              --        1,076,460           --         1,076,460
    Stock options issued to employees                        --              --          288,750           --           288,750
    Net loss                                                                                         (4,616,664)     (4,616,664)
                                                       ----------    ------------   ------------   ------------    ------------

BALANCES, March 31, 1999                               71,643,004          71,643      8,024,179    (10,028,284)     (1,932,462)

    Issuance of shares in private placements
      (unaudited)                                       2,443,886           2,444        826,760           --           829,204
    Stock and stock options issued to employees
      and consultants (unaudited)                         205,000             205      1,189,020           --         1,189,225
    Net loss (unaudited)                                     --              --             --       (1,754,475)     (1,754,475)
                                                       ----------    ------------   ------------   ------------    ------------

BALANCES, September 30, 1999 (Unaudited)               74,291,890    $     74,292   $ 10,039,959   $(11,782,759)   $ (1,668,508)
                                                       ==========    ============   ============   ============    ============

            See accompanying notes to these financial statements.

                                     F-5






                         POLAR MOLECULAR CORPORATION

                           STATEMENTS OF CASH FLOWS

                                                       FOR THE SIX
                                                       MONTHS ENDED              FOR THE YEARS ENDED
                                                       SEPTEMBER 30,                   MARCH 31,
                                                ---------------------------   ---------------------------
                                                    1999           1998          1999            1998
                                                ------------   ------------   -----------    ------------
                                                (Unaudited)    (Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net loss                                     $(1,754,475)   $  (610,898)   $(4,616,664)   $(1,313,227)
   Adjustments to reconcile net loss
     to net cash used in
     operating activities:
         Depreciation and amortization               25,800         22,458         50,541         53,591
         Bad debt expense                              --             --             --          100,000
   Common stock or options issued for
         services or royalties                    1,189,225           --        3,419,205         66,825
   Changes in operating assets and
     liabilities:
         Accounts receivable                         12,691          2,672         (8,462)        (5,849)
         Other receivables                          (61,887)        (3,457)        (8,560)         7,854
         Inventory                                   (6,718)         1,889          7,481          5,845
         Other assets                               (18,017)          --             (835)        63,612
         Accounts payable                          (187,913)       110,062         97,965        159,061
         Deferred revenue                              --             --          (73,111)      (198,382)
         Accrued liabilities                        (24,393)       265,429        417,792        101,369
         Other liabilities                             --             --          150,604         80,618
                                                -----------    -----------    -----------    -----------
   Net cash used in operating activities           (825,687)      (211,845)      (564,044)      (878,683)

CASH FLOWS FROM INVESTING ACTIVITIES:
   Patent additions                                  (6,106)          --          (22,511)       (25,260)
   Purchase of office equipment                      (6,094)        (1,082)        (1,082)        (3,770)
                                                -----------    -----------    -----------    -----------
        Net cash used in investing activities       (12,200)        (1,082)       (23,593)       (29,030)

CASH FLOWS FROM FINANCING ACTIVITIES:
   Cash received from note borrowings                28,922         10,000         51,250        150,000
   Cash paid on note borrowing                      (18,061)       (91,859)       (29,541)       (10,681)
   Proceeds from stock issuances                    829,204        248,009        515,399        562,000
                                                -----------    -----------    -----------    -----------
        Net cash provided by financing
          activities                                840,065        166,150        537,108        701,319

INCREASE (DECREASE) IN CASH                           2,178        (46,777)       (50,529)      (206,394)

CASH, at beginning of year                            6,426         56,955         56,955        263,349
                                                -----------    -----------    -----------    -----------

CASH, at end of year                            $     8,604    $    10,178    $     6,426    $    56,955
                                                ===========    ===========    ===========    ===========

SUPPLEMENTAL CASH FLOW INFORMATION:
   Cash payments for:
        Interest                                $        --    $        --    $     6,946    $     7,784
                                                ===========    ===========    ===========    ===========
   Non-cash financing activities:
        Conversion of notes to stock            $        --    $        --    $   313,000    $        --
                                                ===========    ===========    ===========    ===========

            See accompanying notes to these financial statements.

                                     F-6





                         POLAR MOLECULAR CORPORATION

                        NOTES TO FINANCIAL STATEMENTS
     (Information for Periods Subsequent to March 31, 1999 is Unaudited)



1.   ORGANIZATION AND NATURE OF OPERATIONS:

     Polar Molecular Corporation (the "Company") was incorporated on January 12, 1984 and merged with SunCom, Inc., a Utah corporation, on January 29, 1986 in a reverse acquisition in order to facilitate the marketability of the Company's common stock. SunCom was incorporated on June 15, 1983 and performed no significant operations and did not have any material financial position as of the merger date. The Company became a public company in 1986 and was placed in bankruptcy in 1993. In December 1994, the Company emerged from bankruptcy as a private company. The Company provides services and various petroleum fuel additives for use in crude and refined petroleum products.


2.   SIGNIFICANT ACCOUNTING POLICIES:

     Cash and Cash Equivalents - The Company considers all highly liquid debt securities purchased with an original maturity of three months or less to be cash equivalents.

     Accounts Receivable - No provision for uncollectible accounts was deemed necessary at March 31, 1999. There were $4,022 and $8,482 of bad debts recorded for the year ended March 31, 1999 and 1998, respectively, for trade receivables. In addition, the Company wrote off a $100,000 loan receivable in 1998.

     Inventories - Inventories consist primarily of packaging materials and finished products. Inventories are stated at the lower of cost (first-in, first-out method) or market.

     Income Taxes - The Company accounts for income taxes under the liability method, whereby current and deferred tax assets and liabilities are determined based on tax rates and laws enacted as of the balance sheet date. Deferred tax expense represents the change in the deferred tax asset/liability balance.

     Depreciation - Depreciation of machinery and equipment is computed using an accelerated method over estimated useful lives of 5 to 7 years.

     Deferred Revenue -Deferred revenue consists of sales which were billed in advance. Deferred revenue is being amortized based on gallons sold.

     Use of Estimates - The preparation of the Company's financial statements in conformity with generally accepted accounting principles requires the Company's management to make estimates and assumptions that affect the amounts reported in these financial statements and accompanying notes. Actual results could differ from those estimates.

     Stock-Based Compensation - The Company accounts for stock-based compensation issued to employees using the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations. Accordingly, compensation cost for stock options granted to employees is measured as the excess, if any, of the market price of the Company's

                                     F-7





                         POLAR MOLECULAR CORPORATION

                        NOTES TO FINANCIAL STATEMENTS
     (Information for Periods Subsequent to March 31, 1999 is Unaudited)



     common stock at the measurement date (generally, the date of grant) over the amount an employee must pay to acquire the stock.

     Impairment of Long-Lived Assets - In the event that facts and circumstances indicate that the cost of assets or other assets may be impaired, an evaluation of recoverability would be performed. If an evaluation is required, the estimated future undiscounted cash flows associated with the asset would be compared to the asset's carrying amount to determine if a write-down to market value or discounted cash flow value is required.

     The Company accounts for options, warrants, and similar instruments which are granted to non-employees for goods and services at fair value on the grant date, as required by SFAS No. 123, Accounting for Stock-Based Compensation. Fair value is generally determined under an option pricing model using the criteria set forth in SFAS No. 123. The Company did not adopt SFAS No. 123 to account for stock-based compensation for employees but is subject to the pro forma disclosure requirements.

     Research and Development Costs - These costs are expensed as incurred. Total research and development costs totaled $20,925 and $40,538 in 1999 and 1998, respectively.

     Trademarks and Patents - Trademarks and patents consist of legal costs incurred to, as well as royalties paid, obtain the trademark and patents. Patents are being amortized over 17 years.

     Unaudited Information - The balance sheets of September 30, 1999 and the statements of operations for the six-month period ended September 30, 1999 and 1998 were taken from the Company's books and records without audit. However, in the opinion of management, such information includes all adjustments (consisting only of normal recurring accruals) which are necessary to properly reflect the financial position of the Company as of September 30, 1999 and the results of operations for the six months ended September 30, 1999 and 1998.


3.   CONTINUED OPERATIONS:

     At March 31, 1999, the Company had a working capital deficit of approximately $2,100,000, negative equity of approximately $1,900,000, and has incurred significant losses from operations since its inception. These factors indicate the Company may be unable to continue operations as a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The financial statements do not include any adjustment should the Company be unable to continue operations. The Company has taken the following steps to improve its operations:

          o    The Company has entered into a reverse merger agreement (see
               Note 12) which may facilitate the Company's ability to raise additional capital through the sale of its common stock. This capital is necessary for ongoing research and development and product marketing to major oil companies with whom the Company has ongoing projects. The Company also plans to

                                     F-8





                         POLAR MOLECULAR CORPORATION

                        NOTES TO FINANCIAL STATEMENTS
     (Information for Periods Subsequent to March 31, 1999 is Unaudited)


               hire senior marketing personnel to further both its commercial and consumer marketing efforts.

          o Subsequent to year-end, the Company has raised $829,204 (unaudited) in private placements (see Note 12).

          o Other plans include pursuing strategic relationships with certain profitable businesses that have established customer bases and distribution networks suitable for the Company's products.

     Continuation of the Company is dependent upon, among other things, raising additional capital and ultimately achieving profitable operations to satisfy its obligations, and provide future working capital for the development and marketing of its products.


4.   PATENTS:

     When the Company was founded in 1986, its principal stockholders assigned patents to the Company in return for certain licensing and royalty rights. In fiscal 1995, the Company entered into bankruptcy. When it emerged in December of 1995, the Company qualified for fresh start accounting and the reorganized Company reaffirmed the patent assignments and royalty agreements with the original stockholders. The patents were assigned $325,000 of the reorganizational value. Upon emergence from bankruptcy, the Company began to amortize the cost over the average remaining life of all its patents at the reorganization date, which was 9 years. Subsequent to its emergence from bankruptcy, the Company capitalized an additional $43,131 relating to patent maintenance and related legal costs. These costs are also being amortized over the remaining 9-year life.

     The Company recorded amortization of $43,157 during the year ended March 31, 1999 and $46,908 for the year ended March 31, 1998. The Company evaluates the realizability of its patents based on estimated cash flows to be generated from such assets. To the extent impairment is identified, the Company will recognize a write-down of the related assets. To date, no impairment has been identified.


5.   TRANSACTIONS WITH PRINCIPAL STOCKHOLDERS:

     In conjunction with the acquisition of the patents and trademarks, the Company entered into certain royalty agreements, as defined in the patent assignment and the license agreement.

     Effective February 3, 1999, the Company entered into a reaffirmation agreement with the principal stockholders. In consideration for all past and future royalties due for the patents, the Company agreed to issue 3,995,000 shares of common stock (which have not yet been issued, but are reflected as outstanding in the financial statements due to the related party nature of the transaction), issued 7,050,000 five-year options at $.40 per share, and issued 8,200,000 options with no expiration at $.001 per share. The Company

                                     F-9





                         POLAR MOLECULAR CORPORATION

                        NOTES TO FINANCIAL STATEMENTS
     (Information for Periods Subsequent to March 31, 1999 is Unaudited)


     also agreed to pay the principal shareholders 10% of all licensing fees plus 10% of all pre-tax profits. The estimated fair value of the stock and options of approximately 2,054,000 is reflected as royalty expense in the accompanying statement of operations.


6.   COMMITMENTS:

     The Company is leasing office space in Denver, Colorado for $3,805 per month. The agreement requires 90 days notice to terminate.

     Rent expense for office space and equipment was $48,286 and $38,627 for the years ended March 31, 1999 and 1998, respectively.


7.   UNEARNED REVENUE/SIGNIFICANT CUSTOMERS:

     On May 23, 1995, the Company received $1,275,000 advanced royalties from one customer. This advanced payment of royalties gives the customer the right to manufacture, sell and/or use 300,000 gallons of additives. As of March 31, 1999, the unearned revenue of $743,410 represents 192,124 gallons of additives remaining to be manufactured. This revenue will be recognized as income in the year the additives are sold or used. Revenue recognized in 1999 and 1998 represents approximately 40% and 65% of total sales for each year, respectively.

     At March 31, 1999, 89% of the Company's receivables were from one customer.


8.   DEBT:

     The Company has the following debt (all without collateral) at March 31, 1999:

                   Secured claims with quarterly payments of
                   $5,841 which includes interest at
                   8.25%, due April 1, 2005.                       $ 113,940

                   Notes with no specified maturity or
                   interest rate.  In conjunction with this
                   borrowing in 1994, the Company issued the
                   noteholders 925,000 shares of
                   common stock.                                     165,000

                   Notes issues with an interest rate of
                   prime plus one, no specified maturity,
                   convertible at $.20 per a share.                   25,000

                   Notes issued with an interest rate of prime
                   plus one, no specified maturity,
                   convertible at $.25 per share.                     15,000



                                     F-10





                         POLAR MOLECULAR CORPORATION

                        NOTES TO FINANCIAL STATEMENTS
     (Information for Periods Subsequent to March 31, 1999 is Unaudited)


                   Notes with no specified maturity or interest
                   rate, payable from revenues, and
                   guaranteed by a stockholder. In conjunction
                   with the loan in 1994, the Company
                   issued 120,000 shares of stock.                    20,000

                   Notes, past due, imputed interest based
                   on original repayment terms ranging                10,000
                   from 107% to 212%.

                   Note past due, with no specified interest rate.
                   In conjunction with this note, the Company
                   issued in 1998 40,000 shares valued at $10,000.    14,250

                   Notes with various terms.                         102,050
                                                                  ----------

                         Total                                       465,240

                         Less current maturities and notes
                           with no stated maturity                  (383,792)
                                                                  ----------

                         Total debt                               $   81,448
                                                                  ==========

     The Company has $35,000 in notes payable to two directors at 8.5% interest, with no specified maturity.

     Aggregate annual maturities of long-term debt at March 31, 1999 are as follows:


                    Years Ending
                      March 31,                                  Amount
                    ------------                                 ------
          2000, and notes with no specific maturity            $ 418,792
          2001                                                    17,140
          2002                                                    18,609
          2003                                                    20,704
          2004                                                    21,936
          2005                                                     3,059
                                                               ---------

                                                               $ 500,240
                                                               =========


9.   CONSULTING AGREEMENT:

     On April 10, 1998, the Company entered into a consulting agreement with a non-profit corporation. The services were paid for with the issuance of options entitling the holders to purchase 805,750 shares of the Company's common stock at an exercise price of $.01 per share and with an additional 8,962,776 shares of the Company's common stock to be held in escrow until the satisfaction of certain conditions by the non-



                                     F-11





                         POLAR MOLECULAR CORPORATION

                        NOTES TO FINANCIAL STATEMENTS
     (Information for Periods Subsequent to March 31, 1999 is Unaudited)



     profit organization. These conditions were not satisfied, therefore, the shares were never issued to the non-profit organization. The Company valued the options at their fair value of $201,000.


10.  STOCKHOLDERS' EQUITY:

     In fiscal 1998, the Company issued 2,171,000 shares of common stock in private placements for net proceeds of $562,100.

     The Company paid for services and promotion expense during 1998 by issuing 325,000 shares of common stock. The value of these services and promotions were determined to be $66,825.

     In fiscal 1999, the Company issued 1,325,803 shares of common stock in private placements for net proceeds of $522,001.

     In fiscal 1999, the Company issued 3,995,000 shares to officers and Directors for certain royalties related to the patents.

     In fiscal 1999, the Company issued 1,500,000 shares for the conversion of $313,000 in debt. Conversion rates ranged from $.20 to $.25 based on prior understandings between the parties.

     In fiscal 1999, there were also 226,000 shares issued for the payment of $64,524 of interest.

     Anti-Dilution Agreement - In 1996, the Company sold 500,000 shares of its common stock for $0.50 a share in a private placement to a limited liability company (LLC). The Company granted the LLC a right of first refusal to participate in any future private placements of the Company's common stock prior to any public offering. In addition, if the Company sells shares below $0.50, it must issue shares at no cost sufficient to preserve the ownership of the Company by the LLC. In fiscal 1998 and 1999, the Company issued 20,549 and 80,998 shares, respectively, under this provision.


                                     F-12





                         POLAR MOLECULAR CORPORATION

                        NOTES TO FINANCIAL STATEMENTS
     (Information for Periods Subsequent to March 31, 1999 is Unaudited)


     Stock Options - The following is a table of options issued during 1999 and 1998:

                                                                    Weighted
                                                                    Average
                                            Employees  Non-employee Exercise
                                             Options     Options     Price
                                            ---------  ------------ --------
     OPTIONS OUTSTANDING, March 31, 1997         --           --     $  --

       Options granted                        900,000         --       .20
       Options granted                        250,000         --      .001
                                           ----------   ----------   -----

     OPTIONS OUTSTANDING, March 31, 1998    1,150,000         --       .16

       Options granted                           --        805,750     .01
       Options granted                           --      9,075,000    .001
       Options granted                      1,250,000         --      .001
       Options granted                           --      7,050,000     .40
                                           ----------   ----------   -----

     OPTIONS OUTSTANDING, March 31, 1999    2,400,000   16,930,750   $ .16
                                           ==========   ==========   =====

     All options granted in fiscal 1998 were below the market value of the Company's stock. In 1999, 10,300,000 were granted below market, and the remaining 7,050,000 options granted in fiscal 1999 were above market. At March 31, 1999, all options were exercisable. If not previously exercised, options outstanding at March 31, 1999, will expire as follows:

                                                               Weighted
                                  Range                         Average
                               -----------        Number of    Exercise
     Year Ended March 31,      Low    High         Options       Price
     --------------------      ----   ----        ---------    --------
     2004                       .40    .40        7,050,000       .40
     2008                      .001   .001          150,000      .001
     No expiration             .001    .20       12,005,750       .02
                                                 ----------

                                                 19,205,750
                                                 ==========


                                     F-13





                         POLAR MOLECULAR CORPORATION

                        NOTES TO FINANCIAL STATEMENTS
     (Information for Periods Subsequent to March 31, 1999 is Unaudited)



     The fair value of each employee option and warrant granted in 1999 and 1998 was estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted average assumptions:


                              Year Ended March 31,
                              --------------------
                                 1999    1998
                                 ----    ----

     Expected volatility            0%      0%
     Risk-free interest rate     6.25%   6.25%
     Expected dividends            --      --
     Expected terms (in years)   5-10    5-10


     The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions. Because the Company's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, it is management's opinion that the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

     Had compensation cost been determined based on the fair value at grant dates for all stock option awards consistent with SFAS No. 123, the Company's net loss and net loss per share would have been increased to the pro forma amounts indicated below:


                                Year Ended March 31,
                                --------------------
                                1999           1998
                                ----           ----

     Net loss as reported   $(4,616,664)   $(1,313,227)

     Pro forma              $(4,617,914)   $(1,493,477)


11.  INCOME TAXES:

     Deferred tax assets (liabilities) are comprised of the following as of March 31, 1999:


     Accrued salaries                 $   157,000
     Net operating loss                 2,313,000
     Less valuation allowance          (2,470,000)
                                      -----------

             Net deferred tax asset   $        --
                                      ===========


                                     F-14





                         POLAR MOLECULAR CORPORATION

                        NOTES TO FINANCIAL STATEMENTS
     (Information for Periods Subsequent to March 31, 1999 is Unaudited)



     At March 31, 1999, the Company has net operating loss carryforwards totaling approximately $6,600,000. These operating loss carryforwards expire in the years 2010 through 2019, and may be subject to limitations due to changes in control of the Company.


12.  SUBSEQUENT EVENTS (UNAUDITED):

     Reverse Acquisition - In July 1999, the Company entered into a letter of intent for a merger with a public shell company. For financial statement purposes, Polar Molecular will be company, and this transaction will be treated as a purchase by Polar Molecular of the public shell. For legal purposes, however, the public shell will remain surviving entity. Therefore, the combined entity will retain the public shell's capital structure. Following a 1 for 25 reverse stock split by the public shell, each outstanding share of Polar Molecular's common stock will be exchanged for approximately 13,000,000 shares of the public shell's stock. Polar Molecular and the public shell were unrelated entities prior to the merger. The net assets of the public shell acquired in the merger will be recorded at their net historical recorded value, which approximates their fair market value. The public shell's operations will be consolidated with Polar Molecular and included in the accompanying statement of operations commencing on the closing of the merger.

     Private Placements - Subsequent to year-end, the Company issued approximately 2,443,886 shares of common stock for net proceeds of approximately $829,204.




                                     F-15








                        BIORELEASE CORP. AND SUBSIDIARY
                        (A Development Stage Enterprise)

                       CONSOLIDATED FINANCIAL STATEMENTS

                                 June 30, 1999

                       With Independent Auditors' Report














                                      F-16


                          INDEPENDENT AUDITORS' REPORT


The Stockholders and Board of Directors
Biorelease Corp.

We have audited the accompanying consolidated balance sheet of Biorelease Corp. and Subsidiary (a development stage enterprise) as of June 30, 1999, and the related consolidated statements of operations, changes in stockholders' deficit, and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits. The consolidated financial statements of Biorelease Corp. and Subsidiary as of June 30, 1998 and for the year then ended have been audited by other auditors. That report, dated, October 27, 1998 expressed an unqualified opinion on those statements, with an explanatory paragraph regarding the uncertainty of the entity's ability to continue as a going concern.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above, present fairly, in all material respects, the financial position of Biorelease Corp. and Subsidiary as of June 30, 1999 and the results of their operations and their cash flows for the year then ended, in conformity with generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1, the Company is a development stage enterprise that, since its inception, has incurred operating losses, and the Company does not have sufficient working capital to support its future operations on an ongoing basis. Because of these factors, there is substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are discussed in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

The consolidated financial statements of Biorelease Corp. and Subsidiary, for the period from inception to June 30, 1999 have been audited by us and other auditors. Those reports expressed an unqualified opinion on those statements, with an explanatory paragraph regarding the uncertainty of the entity's ability to continue as a going concern.




/s/ Ferarri & Associates, P. C.
- -------------------------------
Ferarri & Associates, P. C.

Litchfield, New Hampshire
September 20, 1999

                                      F-17



                BIORELEASE CORP. AND SUBSIDIARY D/B/A BIORELEASE
                        (A Development Stage Enterprise)

                           Consolidated Balance Sheets

                             June 30, 1999 and 1998

                                     ASSETS


                                                           1999          1998
                                                           ----          ----
Current assets
   Cash                                                 $  12,232     $   1,320
   Accounts receivable - trade                                  -         8,455
                       - other                                  -           745
   Inventory                                               16,366        18,434
   Prepaid expenses and other current assets                    -             -
                                                         --------      --------
           Total current assets                            28,598        28,954
                                                         --------      --------

Equipment, net                                              5,055        10,971
                                                         --------      --------

Other assets
   Intangible assets, net                                       -        20,449
   Other                                                        -           300
                                                         --------      --------
           Total other assets                                   -        20,749
                                                         --------      --------



           Total assets                                 $  33,653     $  60,674
                                                         ========      ========



- ----------------------------------------------------------------------------
The accompanying notes are an integral part of these consolidated financial statements.


                                       F-18



                      LIABILITIES AND STOCKHOLDERS' DEFICIT


                                                                    1999         1998
                                                                    ----         ----
Current liabilities
   Note payable                                                $        -     $     27,500
   Accounts payable                                                 1,820          113,515
   Accrued expenses                                                16,000           93,954
   Current portion of notes payable - stockholders                      -           46,100
   Other current liabilities                                            -            1,549
                                                               ----------      -----------
           Total current liabilities                               17,820          282,618
                                                               ----------      -----------

Notes payable - long-term portion
   Stockholders                                                         -           14,955
   Other                                                                -           16,000
                                                               ----------      -----------
           Total notes payable - long-term portion                      -           30,955
                                                               ----------      -----------

Other liabilities - related party                                   7,200           87,734
                                                               ----------      -----------

           Total liabilities                                       25,020          401,307
                                                               ----------      -----------

Commitments and contingencies (Note 5)

Stockholders' deficit
   Common stock of $.01 par value; 50,000,000 shares
       Authorized,  11,997,738 and 10,286,659 shares
       issued and 11,997,738 and 9,736,659 shares
       outstanding as of June 30, 1999 and 1998,
       respectively                                               119,977          102,867
   Additional paid-in capital                                   9,112,069        9,140,088
   Development stage accumulated deficit                       (9,215,339)      (9,528,088)
   Stock subscriptions receivable on exercise
        of stock options                                           (8,074)               -
   Stock subscriptions receivable                                      (-)         (50,000)
                                                               ----------      -----------

                                                                    8,633         (335,133)
   550,000 shares of treasury stock - at par                            -            5,500
                                                               ----------      -----------
      Total stockholders' equity (deficit)                          8,633         (340,633)
                                                               ----------      -----------

      Total liabilities and stockholders' equity (deficit)   $     33,653     $     60,674
                                                               ==========      ===========



- ----------------------------------------------------------------------------
The accompanying notes are an integral part of these consolidated financial statements.


                                       F-19



                BIORELEASE CORP. AND SUBSIDIARY D/B/A BIORELEASE
                        (A Development Stage Enterprise)


                      Consolidated Statements of Operations

                     Years Ended June 30, 1999 and 1998 and

              the Cumulative Period from Inception to June 30, 1999

                                                                                                          Period From
                                                                          For the Year Ended June 30,    Inception to
                                                                              1999            1998       June 30, 1999
                                                                          ------------    -----------    -------------
Revenues
   Sales                                                                  $     11,630    $    15,121     $   173,064
   Sponsored research                                                                -         47,154         355,620
   Grant revenues                                                                    -              -          33,117
   Other income                                                                                   550           9,050
                                                                           -----------     ----------      ----------
        Total revenues                                                          11,630         62,825         570,851

Cost of revenues                                                                 2,818          2,041          28,155
                                                                            -----------     ----------      ----------

        Gross profit                                                             8,812         60,784         542,696
                                                                           -----------     ----------      ----------
Costs and expenses
   Research and development                                                          -              -       2,558,041
   Purchased technology                                                              -              -         690,000
   General and administrative                                                   22,794         63,117       4,290,308
   Cell culture operations                                                           -              -         601,116
                                                                           -----------     ----------      ----------

        Total costs and expenses                                                22,794         63,117       8,139,465
                                                                           -----------     ----------      ----------

        Loss from operations                                                   (13,982)        (2,333)     (7,596,769)
                                                                           -----------     ----------      ----------

Other income (expense)
   Interest, net                                                               (5,183)         (8,435)         66,824
   Litigation costs                                                                  -              -         (99,242)
   Offering costs                                                                    -         (1,500)       (336,446)
   Option compensation                                                               -              -        (219,375)
   Other income (expense)                                                        9,869              -         (13,165)
   Accelerated lease commitment cost                                                 -              -        (315,000)
   Recognized loss for decline in value of investment                                -              -      (1,500,000)
   Gain (loss) on sale of equipment                                                 (1)             -          62,616
   Income recognized on indemnified liabilities                                242,276                        242,276
   Income recognized on settlements                                             79,770              -         373,376
                                                                           -----------     ----------      ----------
        Other expense, net                                                     326,731         (9,935)     (1,738,137)
                                                                           -----------     ----------      ----------

        Income (loss) before provision for income taxes and cumulative
            effect of change in accounting principle                           312,749       ( 12,268)     (9,334,906)

Provision for income taxes                                                           -              -         343,873
                                                                           -----------     ----------      ----------

        Loss before cumulative effect of change in accounting principle        312,749       ( 12,268)     (9,678,906)

Cumulative effect of change in accounting principle                                  -              -         463,440
                                                                           -----------     ----------      ----------

Net Income (loss)                                                          $   312,749    $   (12,268)    $(9,215,339)
                                                                           ===========    ===========     ===========

Weighted average shares                                                      9,925,082      9,551,242       6,416,880
                                                                           ===========    ===========     ===========

Basic and diluted profit (loss) per share                                  $      0.03    $     (0.00)    $     (1.44)
                                                                           ===========    ===========     ===========


- ----------------------------------------------------------------------------
The accompanying notes are an integral part of these consolidated financial statements.


                                       F-20


                BIORELEASE CORP. AND SUBSIDIARY D/B/A BIORELEASE
                        (A Development Stage Enterprise)


                Consolidated Statements of Stockholders' Deficit

                       Years Ended June 30, 1999 and 1998



                                             Common Stock
                                      -------------------------                Development
                                         Number                   Additional       Stage        Stock                     Total
                                           of          Capital      Paid-in    Accumulated  Subscription  Treasury    Stockholders'
                                      Issued Shares    Amount       Capital       Deficit    Receivable    Stock    Equity (Deficit)
                                      -------------  ---------    ----------   -----------  ------------  --------  ----------------
Balance, June 30, 1997                  9,921,659    $  99,216    $9,110,298   $(9,515,820)   $(50,000)   $(5,500)      $(361,806)
   Issuance of common stock for
       Services                           365,000        3,651        29,790             -           -          -          33,441

   Net loss                                     -            -             -       (12,268)          -          -         (12,268)
                                       ----------    ---------    ----------   -----------    --------    -------       ---------
Balance, June 30, 1998                 10,286,659      102,867     9,140,088    (9,528,088)    (50,000)    (5,500)       (340,633)
Issuance of
  treasury stock for
       settlement of liabilities                -            -        (5,500)            -           -      5,500               -
Cancellation of stock
       subscription receivable                                       (50,000)                   50,000               -
Issuance of common stock
       to minority interest holders       263,879        2,638        (2,638)            -           -          -               -
Issuance of common stock upon
       exercise of common stock
       options                            397,611        3,976         4,098             -      (8,074)         -               -
Issuance of common stock upon
       exercise of options in
       settlement of liabilities        1,049,589       10,496        26,021             -           -          -          36,517

   Net income                                   -            -             -       312,749           -          -         312,749
                                       ----------    ---------    ----------   -----------    --------    -------       ---------

Balance, June 30, 1998                 11,997,738    $ 119,977    $9,112,069   $(9,215,339)   $ (8,074)   $     -       $   8,633
                                       ==========    =========    ==========   ===========    ========    =======       =========



- ----------------------------------------------------------------------------
The accompanying notes are an integral part of these consolidated financial statements.


                                       F-21


                BIORELEASE CORP. AND SUBSIDIARY D/B/A BIORELEASE
                        (A Development Stage Enterprise)

                      Consolidated Statements of Cash Flows

                       Years Ended June 30, 1999 and 1998

              the Cumulative Period From Inception to June 30, 1999

                                                                                                                  Period From
                                                                                For the Year Ended June 30,       Inception to
                                                                                    1999            1998          June 30, 1999
                                                                                    ----            ----          -------------
Cash flows from operating activities
   Net loss                                                                     $     312,749   $    (12,268)  $    (9,215,339)
   Adjustments to reconcile net loss to net cash provided (used) by operating activities
           Depreciation and amortization                                               26,364         19,914           282,294
           Cumulative effect of change in accounting principle                              -              -          (463,440)
           Recognized loss on investment                                                    -              -         1,500,000
           Gain (loss) on sale of assets                                                    1              -           (38,703)
           Loss on extinguishment of debt                                                   -              -            42,000
           Common stock issued in exchange for
                Purchased technology                                                        -              -           605,000
                Services rendered                                                           -         33,441           128,453
           Common stock options issued in exchange for services rendered                    -              -            52,300
           Amortization of unearned compensation                                            -              -           140,625
           Repricing of A warrants                                                          -              -            78,750
           (Increase) decrease in
                Accounts receivable                                                     8,455           (356)                -
                Inventory                                                               2,068          1,247           (16,366)
                Prepaid expenses and other current assets                                   -            180               360
                Other receivables                                                         745           (550)                -
                Other assets                                                              300            399                 -
                Deferred tax assets                                                         -              -           463,440
           Increase (decrease) in
                Accounts payable                                                     (111,695)        (2,882)           72,771
                Accrued expenses                                                      (77,954)       (47,289)           23,468
                Other current liabilities                                              (1,549)          (818)                -
                Deferred income                                                             -        (20,000)                -

                Other liabilities                                                     (80,534)             -             7,200
                                                                                 ------------    -----------     -------------
                    Net cash provided (used) by operating activities                   78,950        (28,982)       (6,337,187)
                                                                                 ------------    -----------     -------------

Cash flows from investing activities
   Purchase of collateralized mortgage obligation                                           -              -        (1,000,000)
   Proceeds from collateralized mortgage obligation                                         -              -         1,000,000
   Purchase of fixed assets                                                                 -              -          (333,187)
   Purchase of intangible assets                                                            -              -          (105,205)

   Proceeds from sale of assets                                                             -              -           189,742
                                                                                 ------------    -----------     -------------

                    Net cash used by investing activities                                   -              -          (248,650)
                                                                                 ------------    -----------     -------------

Cash flows from financing activities
   Advance from and amounts due to stockholders                                             -              -           594,385
   Repayment of advances                                                                    -              -          (159,975)
   Notes payable                                                                     (104,555)        15,025                 -
   Issuance of common stock                                                            36,517              -         2,142,483
   Treasury stock acquisition                                                               -              -           (10,000)
   Re-capitalization                                                                        -              -         4,031,176
                                                                                 ------------    -----------     -------------
                    Net cash provided (used) by financing activities                  (68,038)       (15,025)        6,598,069
                                                                                 ------------    -----------     -------------

                    Net increase (decrease) in cash                                    10,912       (13,957)            12,232


Cash, beginning of year                                                                 1,320         15,277                 -
                                                                                 ------------    -----------     -------------

Cash, end of year                                                                $     12,232    $     1,320     $      12,232
                                                                                 ============    ===========     =============

- ----------------------------------------------------------------------------
The accompanying notes are an integral part of these consolidated financial statements.

                                       F-22

                BIORELEASE CORP. AND SUBSIDIARY D/B/A BIORELEASE
                        (A Development Stage Enterprise)

                   Notes to Consolidated Financial Statements

                             June 30, 1999 and 1998


Organization

Biorelease Corp. (the Company) and Biorelease Technologies, Inc. (Subsidiary) are being presented as a development stage enterprise engaged in facilitating the development, licensing, and marketing of biotech product lines.

1. Summary of Significant Accounting Policies

       Basis of Presentation

       The financial statements of the parent, Biorelease Corp. and its subsidiary, Biorelease Technologies, Inc., which is approximately 90% owned by Biorelease Corp., are presented on a consolidated basis. All inter-company balances and transactions have been eliminated in the accompanying consolidated financial statements.

       Use of Estimates

       The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

       Future Operations

       These consolidated financial statements have been presented on the basis that the Company is a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As a development stage enterprise, the Company currently does not have sufficient available funds to support its technology development and related marketing efforts over any extended period of time. Because the Company has limited working capital, there is substantial doubt about its ability to continue as a going concern without additional capital and attainment of profitable operations. On July 26, 1999 the Company signed a definitive agreement under which Biorelease will merge with Polar Molecular Corporation, a Utah corporation ("PMC"). (See Note 5)


       Revenues

       Revenues from product sales are recorded when shipped.

                                       F-23


                BIORELEASE CORP. AND SUBSIDIARY D/B/A BIORELEASE
                        (A Development Stage Enterprise)

                   Notes to Consolidated Financial Statements

                             June 30, 1999 and 1998


1. Summary of Significant Accounting Policies (Continued)

       Inventory

       Inventory is stated at the lower of cost (first-in, first-out) or market. Management has recently re-tested each batch of biotech product in inventory and estimates the shelf life of its inventory to remain potent through June 30, 2002. The shelf life of the product beyond June 30, 2002 will be evaluated at that time, with the potential for an obsolescence write-down of inventory due to loss of biological activity.

       Equipment

       Equipment is stated at cost. Depreciation and amortization are provided using an accelerated method over the estimated useful lives of five to seven years. Repairs and maintenance are charged to expense when incurred. Any gain or loss resulting from the disposal of equipment is included in operations and the cost and related accumulated depreciation are removed from the respective account balances.

       Intangible Assets

       Intangible assets consist of costs incurred to obtain and maintain patents. During the fiscal year ending June 30, 1999 all remaining patent costs were written off reflecting the expiration or abandonment of all remaining patents.

       Income Taxes

       Deferred income taxes are recognized for the tax consequences in future years for differences between the tax bases of assets and liabilities and their financial reporting amounts at each year-end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the tax payable for the period and the change during the period in deferred tax assets and liabilities.

       Income (Loss) Per Common Share

       Income (loss) per common share is computed using the weighted-average number of common shares outstanding during each period. For all net loss fiscal years presented, common stock options are not included in the Company's computation of diluted net loss per share, as the inclusion of these shares would be anti-dilutive; therefore, diluted loss per share is equal to basic loss per share.



                                       F-24


                BIORELEASE CORP. AND SUBSIDIARY D/B/A BIORELEASE
                        (A Development Stage Enterprise)

                   Notes to Consolidated Financial Statements

                             June 30, 1999 and 1998


1. Summary of Significant Accounting Policies (Concluded)

       As of June 30, the net income (loss) per share was calculated as follows:

                                                                 Period from
                                                                 inception to
                                    1999            1998        June 30, 1999
                                    ----            -----       -------------
      Net income(loss)           $   317,749     $  (12,268)    $ (9,215,339)
      Shares                       9,925,082      9,551,242        6,416,880
                                 -----------      ---------        ---------

      Per share amount           $      0.03     $    (0.00)    $     (1.44)
                                 ===========      ==========     ===========


2. Equipment

       Equipment consisted of the following as of June 30:

                                                   1999          1998
                                                   ----          ----

           Equipment                              $80,201      $80,701
           Less accumulated depreciation           75,146       69,730
                                                   ------       ------

                                                  $ 5,055      $10,971
                                                   ======       ======

       Depreciation expense for the years ended June 30, 1999 and 1998 was $5,915 and $8,016, respectively.


3. Intangible Assets

       Intangible assets consisted of the following as of June 30:

                                                        1999        1998
                                                        ----        ----

           Patents                                    $80,039     $80,039
           Less accumulated amortization               80,039      59,590
                                                       ------      ------
                                                      $     0     $20,449
                                                       ======      ======







                                       F-25



                BIORELEASE CORP. AND SUBSIDIARY D/B/A BIORELEASE
                        (A Development Stage Enterprise)

                   Notes to Consolidated Financial Statements

                             June 30, 1999 and 1998


4. Notes Payable (Also see Note 1 and Note 10)

       Notes payable consisted of the following as of June 30:

                                                                             1999            1998
                                                                             ----            ----
         Stockholders
         Unsecured promissory notes, bearing interest at 9%,
         due date December 31, 1995.  These notes were forgiven in
         exchange for and in exchange for an indemnity agreement
         with a related party. See note 10.                            $            -    $    43,600

         Unsecured  non-interest-bearing  notes,  with payments of
         $1,000 due monthly and $417 due  quarterly.  The Company
         reached  settlement  on these  notes  (see Note 5).  The
         first note requires any amount still  outstanding  to be
         paid December 1997.  This note was paid in full February
         1998. The second note is party to an indemnity agreement
         with a related party.  See Note 10.                                        -         14,975

         Promissory  note,   payments  of  interest  only  at  9%,
         collateralized  by Genesis  preferred stock. The Company
         has  settled  this note by  allowing  the note holder to
         exercise options
         for no cash.                                                               -         14,955

         Other:
         Unsecured promissory note, quarterly payments of interest only, balance due July 1998.  This note is party to an indemnity
         agreement with a related party.  See note 10.                              -         16,000

         Unsecured, non-interest-bearing promissory note payable.
         This note is party to an indemnity agreement with a related party.
         See Note 10.                                                               -         27,500
                                                                           ----------     ----------
                                                                                    -        104,555
         Less current portion                                                       -         73,600
                                                                           ----------     ----------


         Notes payable, excluding current portion                          $        -     $   30,955
                                                                           ==========     ==========



                                      F-26


                BIORELEASE CORP. AND SUBSIDIARY D/B/A BIORELEASE
                        (A Development Stage Enterprise)

                   Notes to Consolidated Financial Statements

                             June 30, 1999 and 1998



5.  Commitments and Contingencies

       On July 26, 1999 the Company signed a definitive agreement under which Biorelease will merge with Polar Molecular Corporation, a Utah corporation ("PMC"). The proposed merger will be accounted for as a reverse merger, using the purchase method of accounting. As a result of the proposed merger, if completed, the name of Biorelease will be changed to "Polar Molecular Corporation" and the current management team of Biorelease will resign and be replaced by PMC's management team. The merger agreement provides, among other things, that Biorelease is to reverse split its outstanding common shares on a one-for-25 basis and is to spin-off or otherwise dispose of its wholly-owned subsidiary (and only operating company) Biorelease Technologies, Inc. To acquire PMC, Biorelease has agreed to issue to the PMC shareholders 13,620,000 post-reverse split shares. After the reverse stock split and upon the issuance of common shares to the shareholders of PMC, Biorelease will have approximately 14,880,000 shares of common stock issued and outstanding, of which approximately 91.5% will be owned by the current shareholders of PMC and approximately 8.5% will be owned by the then current shareholders of Biorelease. The completion of the proposed transaction is subject to, among other things, PMC filing a Form S-4 registration statement with the Securities and Exchange Commission, approval by the shareholders of both companies, the completion of a private offering pursuant to which PMC is to raise at least $2,000,000 before closing, and other matters.

       Since July 1, 1997, the Company has had no leased premises. Office rental space has been provided by a related party without charge (see Note 10).

       During 1994, a note holder had brought suit against the Company for repayment of $40,000 of principal and costs of collection. Under the terms of the note, at the Company's option, the note could be satisfied by the note holder receiving Company stock of equivalent value. The note holder is a stockholder of the Company. A court-approved settlement was reached during 1995 in the amount of $43,475. The Company agreed to pay a monthly amount of $1,000 through December 1996 where upon the remaining balance is due. Interest on late payments is accrued at the rate of 10%. In February 1998, the Company paid $8,000 and agreed to issue 20,000 shares of the Company's common stock in final settlement of this obligation. The Company has accrued $1,000 for the remaining obligation under this settlement, which is accounted for as common stock in transit at June 30, 1999.

       The Company does not carry product liability insurance.


                                      F-27

                BIORELEASE CORP. AND SUBSIDIARY D/B/A BIORELEASE
                        (A Development Stage Enterprise)

                   Notes to Consolidated Financial Statements

                             June 30, 1999 and 1998



6.       Income Taxes

       The Company has not filed federal or state tax returns for the years ended December 31, 1993, 1994, 1995, 1996, 1997 and 1998. There will be no federal tax liability for the years then ended. $4,700 of state business tax liabilities recorded as of June 30, 1998 were indemnified as part of the related party agreement entered into as of June 30, 1999. (See Note 10)

       For income tax filing purposes, the Company recognizes revenue and expenses on a cash basis and its fiscal year-end is December 31.

       The net current and long-term deferred taxes consisted of the following components as of June 30:

                                                                                     1999 Tax Effect
                                           -----------------------------------------------------------------------------------------
                                                                                 Asset                             Liability
                                                                   ---------------------------------   -----------------------------
               Item                                Total                Current          Long-Term         Current        Long-Term
               ----                                -----                -------          ---------         -------        ---------
       Accrual to cash adjustment          $         (27,179)      $        1,268   $              -   $    (28,447)  $            -

       Net operating loss deduction                 1,113,621                   -          1,113,621              -                -
                                            -----------------       -------------    ---------------    -----------    -------------
                                                      086,422               1,268             13,621                               -
       Valuation allowance                         (1,086,442)             (1,268)        (1,113,621)       (28,447)               -
                                            -----------------       -------------    ---------------    -----------    -------------
                                           $                -      $            -   $              -   $          -   $            -
                                            =================       =============    ===============    ===========    =============

                                                                                  1998 Tax Effect
                                           -----------------------------------------------------------------------------------------
                                                                                Asset                              Liability
                                                                   ---------------------------------   -----------------------------
                    Item                          Total                Current          Long-Term        Current         Long-Term
                    ----                          -----                -------          ---------        -------         ---------
       Accrual to cash adjustment           $          76,185      $       79,738    $             -  $     (3,553)   $            -
       Net operating loss deduction                 1,047,515                   -          1,047,515             -                 -
                                            -----------------       -------------    ---------------    -----------    -------------
                                                    1,123,700              79,738          1,047,515        (3,553)                -
           Valuation allowance                     (1,123,700)            (76,185)        (1,047,515)            -                 -
                                            -----------------       -------------    ---------------    -----------    -------------
                                            $               -      $        3,553    $             -  $     (3,553)   $            -
                                            =================       =============    ===============    ===========    =============





                                       F-28


                BIORELEASE CORP. AND SUBSIDIARY D/B/A BIORELEASE
                        (A Development Stage Enterprise)

                   Notes to Consolidated Financial Statements

                             June 30, 1999 and 1998


6. Income Taxes (Concluded)

                                                         Valuation
                                                         Allowance
                                                        ----------
           Balance, June 30, 1997                       $1,301,284
               Net decrease                               (177,584)
                                                         ---------
           Balance June 30, 1998                        $1,123,700
               Net decrease                                (32,258)
                                                         ---------
           Balance June 30, 1999                        $1,086,442
                                                         =========

       A valuation allowance equivalent to 100% of the deferred tax asset has been established since it is more probable than not that the Company will not be able to recognize a tax benefit for the asset.

7. Equity

       Effective June 30, 1992, the Company acquired substantially all of the outstanding common and preferred stock of FLS Acquisition Corp. (FLSA) in exchange for common stock of OIA. This reorganization was accounted for as a reverse acquisition of OIA by FLSA under the purchase method of accounting, as the shareholders of FLSA controlled the consolidated entity immediately following the reorganization. Subsequent to the transaction, the Company changed its name to Biorelease Corp. and FLSA changed its name to Biorelease Technologies, Inc.

       The terms of the reorganization agreement between the Company and the Subsidiary called for the issuance of 2,845,436 shares of OIA, Inc. common stock in exchange for 5,014,780 shares of FLSA common stock, representing all of FLSA common stock issued and outstanding at the date of the reorganization. Currently, all but 433,105 shares of FLSA have been acquired. A certificate for 263,879 shares reflecting the Company's remaining obligations under the reorganization agreement has been issued to a trustee for the benefit of the minority Subsidiary shareholders. The reorganization agreement also called for the issuance of up to 1,022,130 additional shares of the Company's common stock, subject to the achievement of certain operating results in future years. The Company did not meet the requirements. No accounting recognition has been given to the minority ownership interest in the subsidiary because the subsidiary is a deficit corporation and the minority shareholders have no obligation to fund their share of such deficit.



       Effective September 1, 1992, the Board of Directors adopted the 1992 Directors' Stock Option Plan (Directors' Plan) and the 1992 Stock Option Plan (Option Plan). Under the Directors' Plan, a maximum number of 100,000 shares are reserved for option grants. The option price per share


                                       F-29


                BIORELEASE CORP. AND SUBSIDIARY D/B/A BIORELEASE
                        (A Development Stage Enterprise)

                   Notes to Consolidated Financial Statements

                             June 30, 1999 and 1998


       7.  Equity (Continued)

       will be its market price at the date of grant, provided however, that at no time will the option price be less than $6.00 per share. Options granted under this Plan vest immediately and expire 10 years from the date of grant. The Plan was modified by a proxy vote during 1994. The maximum number of shares pursuant to this Plan has been increased to 250,000 shares, and the requirement that the minimum exercise price be $6.00 per share has been removed.

       Under the Option Plan, a maximum number of 500,000 shares are reserved for option grants. The option price per share will be its market value at the date of grant, provided however, that at no time will the option price be less than $6.00 per share. Vesting and expiration dates will vary based upon individual agreement with the option holder. The Plan was modified by a proxy vote during 1994. The maximum number of shares pursuant to this Plan has been increased to 10% of the issued and outstanding shares of the Company, not to exceed 1,000,000 shares, and the requirement that the minimum exercise price be $6.00 per share has been removed. Under the Plan, an incentive stock option plan benefiting its President provides for an option to purchase up to 200,000 shares of common stock at $1.40 exercise price if certain operational criteria are met.

       A summary of the Company's stock option plans as of June 30, 1999 and 1998 and changes during the year are presented below:


                                                                                         Options Granted to
                                                        Director Plan                     Service Providers
                                                       --------------------            ---------------------------
                                                                   Weighted                               Weighted
                                                        Number      Average               Number           Average
                                                          of       Exercise                 of            Exercise
                                                       Options       Price                Options           Price
                                                       -------     --------            -----------        --------
       Options outstanding, June 30, 1997              157,500       2.75                3,244,320           0.69
       Options outstanding, June 30, 1998              157,500       2.75                3,244,320           0.69
       Options Granted                                  40,000       0.03                        -
       Options exercised                               (80,000)                         (1,347,200)
       Options expired                                       -                            (357,500)
                                                       -------                           ---------
       Options outstanding, June 30, 1999              117,500       2.75                1,539,620           0.69
                                                       =======       ====               ==========           ====

       Currently exercisable                           117,500       2.75                1,539,620           0.69
                                                       =======       ====               ==========           ====

       The range of exercise prices is $.06 to $7.50 as of June 30, 1999 and 1998, respectively.



                                       F-30


                BIORELEASE CORP. AND SUBSIDIARY D/B/A BIORELEASE
                        (A Development Stage Enterprise)

                   Notes to Consolidated Financial Statements

                             June 30, 1999 and 1998



7. Equity (Concluded)

       The weighted average fair value of the options granted during the years ended June 30, 1999 and 1998 is presented below:

                                                1999                 1998
                                                ----                 ----
                Director Plan                    $0.03           Non Granted
                Option Plan                   Non Granted        Non Granted
                Options granted to
                    service providers         Non Granted        Non Granted

       The Company applies APB Opinion 25 and related interpretations in accounting for certain options granted. Accordingly, no compensation cost has been recognized for those options. Had compensation cost for the Company plans been determined based on the fair value at the grant dates, consistent with the method of FASB Statement 123, the Company's net income or loss would not have been affected for the years ended June 30, 1999 and 1998, and there would have been no impact on the profit or loss per share for those years.

       The fair value of each option is estimated on the date of grant using the Black-Scholes option-pricing model using the following weighted-average assumptions:

                                                        1999             1998
                                                        ----             ----

           Weighted risk-free interest rate              N/A              N/A
           Weighted expected life                        N/A              N/A
           Weighted expected volatility                  N/A              N/A

8. Investment

       The Company acquired 150,000 shares of 6% cumulative, convertible preferred stock of Genesis Farms, Inc. (Genesis) on March 31, 1994 in consideration for issuing 1,500,000 shares of the Company's common stock. The preferred stock can be converted into common stock at a ratio of 10 shares of common stock for each share of the preferred. On March 31, 1994, the Company's stock had a fair market value of $1. In accordance with generally accepted accounting principles (the cost method of accounting for non-marketable investments), the Company recorded the investment in Genesis at $1,500,000. Management believes the value of Genesis stock has been permanently impaired and has reduced the carried value of its investment in the Genesis preferred stock to $-0- as of June 30, 1999 and 1998.

                                       F-31


                BIORELEASE CORP. AND SUBSIDIARY D/B/A BIORELEASE
                        (A Development Stage Enterprise)

                   Notes to Consolidated Financial Statements

                             June 30, 1999 and 1998


9. Cash Flow Information

                                                                                    For the Year             Period From
                                                                                   Ended June 30,            Inception to
                                                                           -----------------------------        June 30,
                                                                               1999               1998            1999
                                                                               ----               ----       --------------

       Cash paid for interest                                              $         0          $    525      $     7,752

       Non-cash investing and financing activities were as follows:
                Liabilities repaid through issuance
                    of common stock                                             36,517            33,441          652,731
                Issuance of common stock for
                    subscription receivable                                          -                 -           50,000
                Non-marketable security acquired
                    through the issuance of common
                    stock                                                            -                 -        1,500,000

10.      Related Party Transactions

       On October 4, 1996, R. Bruce Reeves resigned as a member of the Board of Directors, President, and Chief Executive Officer of the Company. Effective April 1, 1996, the Company engaged a consulting firm, controlled by a Reeves' family member, to perform the executive duties of the Company. In fiscal year end June 30, 1999, the Company accrued $7,200 in contractual fees for these services as compared to fiscal year ended June 30, 1998, wherein the Company paid $1,500 for these services. In February 1998, the Company's Board of Directors appointed Mr. Reeves as acting President to manage ongoing business activities of the Company.

       As of June 30, 1998, the Company was indebted $87,734 to this related party. The indebtedness bore no interest and had been deferred for a period of three years. The Company had incurred $16,827 of additional accrued expenses payable to the related party as of June 30, 1998. As of June 30, 1999 the Company and this related party reached agreement under which the related party, on behalf of itself and other creditors of the Company, received 725,000 shares of the Company's stock, the Genesis preferred shares held by the Company, all rights to recover shares previously issued to Genesis Capital in the March 31, 1994 exchange transaction along with an option for one year to acquire up to 60% of the Subsidiary at the then book value in exchange for (i) forgiving $67,918 in debt owed by the Company and the Subsidiary to the related party and other creditors, (ii) indemnification by the related party for an additional $242,276 in liabilities plus (iii) rights to offset exercise price against outstanding indebtedness for certain outstanding options.

11.    Disclosure About Fair Value of Financial Instruments

       The Company's financial instruments consist of cash, short-term trade receivables and payables, and long-term debt. The carrying value of all instruments approximates their fair value.

                                       F-32


                                                                      ANNEX A




                             AMENDED AND RESTATED

                     AGREEMENT AND PLAN OF REORGANIZATION

                                 BY AND AMONG

                           BIORELEASE CORPORATION,

                                     AND

                         POLAR MOLECULAR CORPORATION.

                          Dated as of July 26, 1999
























                                     A-1




                              TABLE OF CONTENTS

ARTICLE 1 DEFINITIONS.......................................................6
           1.1       Affiliate..............................................6
           1.2       Biorelease Common Stock................................6
           1.3       Biorelease SEC Reports.................................2
           1.4       Certificate of Merger..................................2
           1.5       Closing................................................2
           1.6       Closing Date...........................................2
           1.7       Code...................................................2
           1.8       Delaware Law...........................................2
           1.9       Disclosure Schedule....................................2
           1.10      Effective Time.........................................2
           1.11      Exchange Act...........................................2
           1.12      Exchange Agent.........................................2
           1.13      Exchange Ratio.........................................2
           1.14      Form S-4 Registration Statement........................3
           1.15      GAAP...................................................3
           1.16      Governmental Entity....................................3
           1.17      Knowledge..............................................3
           1.19      Material Adverse Effect................................3
           1.19      Merger.................................................3
           1.20      OTCBB..................................................3
           1.21      Person.................................................3
           1.22      PMC Affiliate Agreements...............................3
           1.23      PMC Common Stock.......................................3
           1.24      PMC Stock Option Plans.................................3
           1.25      PMC Preferred Stock....................................3
           1.26      Proxy Statement/Prospectus.............................3
           1.27      SEC....................................................4
           1.28      Securities Act.........................................4
           1.29      Stockholders'Meeting...................................4
           1.30      Surviving Corporation..................................4
           1.31      Taxes..................................................4
           1.32      Utah Law...............................................4
ARTICLE 2  THE MERGER.......................................................4
           2.1       The Merger.............................................4
           2.2       Effective Time; Closing................................4
           2.3       Effect of the Merger...................................4
           2.4       Articles of Incorporation; Bylaws......................4
           2.5       Directors and Officers.................................5
           2.6       Effect on Capital Stock................................5
           2.7       Surrender of Certificates..............................7
           2.8       No Further Ownership Rights in PMC Common Stock........8
           2.9       Lost, Stolen or Destroyed Certificates.................8
           2.10      Tax and Accounting Consequences........................9


                                     A-2


           2.11      Taking of Necessary Action; Further Action.............9
ARTICLE 3 REPRESENTATIONS AND WARRANTIES OF PMC.............................9
           3.1       Organization and Qualification; Subsidiaries...........9
           3.2       Articles of Incorporation And Bylaws...................9
           3.3       Capitalization.........................................9
           3.4       Authority Relative to This Agreement..................10
           3.5       No Conflict; Required Filings And Consents............10
           3.6       Compliance; Permits...................................11
           3.7       Financial Statements..................................11
           3.8       No Undisclosed Liabilities............................12
           3.9       Absence of Certain Changes or Events..................12
           3.10      Absence of Litigation.................................12
           3.11      Employee Benefit Plans................................13
           3.12      Labor Matters.........................................13
           3.13      Form S-4 Registration Statement; Proxy Statement......13
           3.14      Restrictions on Business Activities...................13
           3.15      Title to Property.....................................13
           3.16      Taxes.................................................14
           3.17      Environmental Matters.................................14
           3.18      Intangible Assets.....................................15
           3.19      Agreements, Contracts and Commitments.................15
           3.20      Insurance.............................................16
           3.21      Directors and Officers................................16
           3.22      Shareholder List......................................16
           3.23      Transfer Agent........................................16
           3.24      Stock Transfer Records................................16
           3.25      Corporate Record Books................................16
           3.26      Related Party Transactions............................16
           3.27      Lack of Disputes......................................17
           3.28      Board Approval........................................17
           3.29      Vote Required.........................................17
           3.30      Disclosures...........................................17
ARTICLE 4 REPRESENTATIONS AND WARRANTIES OF BIORELEASE.....................17
           4.1       Organization and Qualification; Subsidiaries..........17
           4.2       Certificate of Incorporation and Bylaws...............18
           4.3       Capitalization........................................18
           4.4       Authority Relative to This Agreement..................18
           4.5       No Conflict; Required Filings and Consents............19
           4.6       Compliance; Permits...................................19
           4.7       SEC Filings; Financial Statements.....................20
           4.8       No Undisclosed Liabilities............................20
           4.9       Absence of Certain Changes or Events..................21
           4.10      Absence of Litigation.................................21
           4.11      Employee Benefit Plans................................21
           4.12      Labor Matters.........................................22
           4.13      Form S-4 Registration Statement; Proxy Statement......22


                                     A-3


           4.14      Restrictions on Business Activities...................22
           4.15      Title to Property.....................................22
           4.16      Taxes.................................................22
           4.17      Environmental Matters.................................23
           4.18      Intangible Assets.....................................23
           4.19      Agreements, Contracts and Commitments.................24
           4.20      Insurance.............................................25
           4.21      Directors, Officers and Affiliates....................25
           4.22      Prior Sales...........................................25
           4.23      Shareholder List......................................25
           4.24      Transfer Agent and Market Makers......................25
           4.25      Stock Transfer Records................................25
           4.26      Corporate Record Books................................25
           4.27      Related Party Transactions............................25
           4.28      Lack of Disputes......................................26
           4.29      Board Approval........................................26
           4.30      Vote Required.........................................26
           4.31      Disclosures...........................................26
ARTICLE 5  CONDUCT PRIOR TO THE EFFECTIVE TIME.............................26
           5.1       Conduct of Business By PMC............................26
           5.2       Conduct of Business by Biorelease.....................28
ARTICLE 6  ADDITIONAL AGREEMENTS...........................................30
           6.1       Proxy Statement/Prospectus; Form S-4 Registration
                       Statement; Other Filings; Board Recommendations.....30
           6.2       Meeting of PMC Stockholders...........................30
           6.2       Meeting of Biorelease Stockholders....................31
           6.4       Confidentiality; Access to Information................32
           6.5       Public Disclosure.....................................33
           6.6       Reasonable Efforts; Notification......................33
           6.7       Third Party Consents..................................34
           6.8       Stock Options and Employee Benefits...................34
           6.9       Form S-8..............................................35
           6.10      OTCBB and NASDAQ Listings.............................35
           6.11      PMC Affiliate Agreement...............................35
           6.12      Comfort Letter of Biorelease's Auditors...............35
           6.13      Comfort Letter of PMC's Auditors......................35
           6.14      Biorelease Audit; Accountants'Consent.................36
           6.15      PMC Accountants'Consent...............................36
ARTICLE 7  CONDITIONS TO THE MERGER........................................36
           7.1       Conditions to Obligations of Each Party to Effect
                       the Merger..........................................36
           7.2       Additional Conditions to Obligations of PMC...........37
           7.3       Additional Conditions to the Obligations
                       of Biorelease.......................................38
ARTICLE 8 TERMINATION, AMENDMENT AND WAIVER................................38
           8.1       Termination...........................................38
           8.2       Notice of Termination; Effect of Termination..........40


                                     A-4


           8.3       Fees and Expenses.....................................40
           8.4       Amendment.............................................41
           8.5       Extension; Waiver.....................................41
ARTICLE 9  GENERAL PROVISIONS..............................................41
           9.1       Non-Survival of Representations and Warranties........41
           9.2       Notices...............................................42
           9.3       Interpretation........................................42
           9.4       Counterparts..........................................43
           9.5       Entire Agreement; Third Party Beneficiaries...........43
           9.6       Severability..........................................43
           9.7       Other Remedies; Specific Performance..................43
           9.8       Governing Law.........................................43
           9.9       Rules of Construction.................................44
           9.10      Assignment............................................44
           9.11      Waiver of Jury Trial..................................44
           9.12      Amendment of Agreement................................44

           INDEX OF EXHIBITS
           Exhibit A    Form of Affiliate Agreement


                                     A-5


           AMENDED AND RESTATED AGREEMENT AND PLAN OF REORGANIZATION

           This AGREEMENT AND PLAN OF REORGANIZATION is made and entered into as of July 26, 1999, among BIORELEASE CORPORATION, a Delaware corporation ("Biorelease") and POLAR MOLECULAR CORPORATION., a Utah corporation ("PMC").

                                   RECITALS

           A. Upon the terms and subject to the conditions of this Agreement and in accordance with the Delaware General Corporation Law ("Delaware Law") and the Utah Business Corporation Act ("Utah Law"), Biorelease and PMC intend to enter into a business combination transaction.

           B. The Board of Directors of PMC and Biorelease have each (i) determined that the Merger (as defined in Article 1) is consistent with and in furtherance of the long-term business strategy of their company and fair to, and in the best interests of, their company and its stockholders, (ii) approved this Agreement, the Merger and the other transactions contemplated by this Agreement and (iii) determined to recommend that their stockholders adopt and approve this Agreement and approve the Merger.

           C. Concurrently with the execution of this Agreement, and as a condition and inducement to Biorelease's willingness to enter into this Agreement, certain affiliates of PMC are entering into Affiliate Agreements in substantially the form attached hereto as Exhibit A (the "PMC Affiliate Agreements").

           D. The parties intend, by executing this Agreement, to adopt a plan of reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code").

           NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                  ARTICLE 1
                                 DEFINITIONS

           The terms defined in this Article shall have the following respective meanings for all purposes of this Agreement:

           1.1 "Affiliate" means, with respect to any Person, any family member and any other Person controlling, controlled by or under common control with such Person.

           1.2 "Biorelease Common Stock" refers to the shares of common stock of Biorelease to be received by the shareholders of PMC in exchange for their shares of PMC Common Stock. Unless the context otherwise requires, all references to a number of shares of Biorelease Common


                                     A-6


Stock shall refer to the number of shares after the reverse stock split to be conducted pursuant to Section 2.4(b).

           1.3 "Biorelease SEC Reports" means Biorelease's annual report on Form 10-KSB for the year ended June 30, 1999 and all proxy statements, Quarterly Reports on Form 10-QSB, Current Reports on Form 8-K and all amendments thereto filed subsequent to the filing of that Form 10-KSB.

           1.4 "Certificate of Merger" shall have the meaning set forth in
Section 2.2.

           1.5 "Closing" means the consummation and effectuation of the transactions contemplated herein pursuant to the terms and conditions of this Agreement. The Closing shall be held on the date and the location specified in Section 2.2.

           1.6 "Closing Date" means the date on which the Closing actually occurs pursuant to Section 2.2.

           1.7 "Code" refers to the Internal Revenue Code of 1986, as amended.

           1.8 "Delaware Law" refers to the Delaware General Corporation Law.

           1.9 "Disclosure Schedule" means the disclosure schedule executed by each party (referencing the appropriate section of paragraph numbers) that are delivered to the other parties on or prior to the date of this Agreement.

           1.10 "Effective Time" shall have the mean as set forth in Section
2.2.

           1.11 "Exchange Act" refers to the Securities Exchange Act of 1934, as amended.

           1.12 "Exchange Agent" refers to the bank, trust company or transfer agent selected pursuant to Section 2.7(a) to handle the exchange of the certificates for the PMC Common Stock for the shares of Biorelease Common Stock.

           1.13 "Exchange Ratio" is used to determine the number of shares of Biorelease Common Stock to be issued in exchange for each share of PMC Common Stock. The Exchange ratio is equal to the number of shares of PMC Common Stock outstanding immediately prior to the Effective Time divided by 13,620,000. For purposes of determine the number of shares of PMC Common Stock that are outstanding, each share that may be issued upon the exercise of stock options or warrants with an exercise price of less than $.20 per share will be deemed to be issued and outstanding. In the event the number of shares of Biorelease Common Stock outstanding immediately prior to the Effective Time, after including all shares then issuable upon the exercise of conversion rights, options, warrants or other rights that would require Biorelease to issue additional shares (other than to the Shareholders of PMC pursuant to the Merger), and after taking into account the 1-for-25 reverse split to be conducted pursuant to Section 2.4(b), would exceed 1,326,194 shares, then appropriate adjustments will be made in the Exchange Ratio to


                                     A-7


maintain the relative percentage of Biorelease Common Stock to be issued in exchange for the PMC Common Stock.

           1.14 "Form S-4 Registration Statement" refers to the registration statement on Form S-4 to be filed with the SEC by Biorelease in connection with the issuance of the Biorelease Common Stock in or as a result of the Merger.

           1.15 "GAAP" means generally accepted accounting principles as in effect in the United States on December 31, 1998.

           1.16 "Governmental Entity" refers to any court, administrative agency, commission, governmental or regulatory authority, domestic or foreign.

           1.17 "Knowledge" means, with respect to a party hereto, with respect to any matter in question, that any of the Chairman, Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, General Counsel or Controller of such party, has actual knowledge of such matter.

           1.18 "Material Adverse Effect" when used in connection with an entity means any change, event, violation, inaccuracy, circumstance or effect that is materially adverse to the business, assets (including intangible assets), capitalization, financial condition or results of operations of such entity and its subsidiaries taken as a whole.

           1.19 "Merger" refers to the merger of PMC with and into Biorelease of which Biorelease shall continue as the surviving corporation.

           1.20 "OTCBB" refers to the OTC Bulletin Board that is operated by the National Association of Securities Dealers but is separate from the NASDAQ stock market.

           1.21 "Person" shall mean any individual, corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization, entity or Governmental Entity.

           1.22 "PMC Affiliate Agreements" refers to the agreements to be executed by certain affiliates of PMC in the form attached hereto as Exhibit A.

           1.23 "PMC Common Stock" refers to the common stock of PMC. The PMC Common Stock will be exchanged for Biorelease Common Stock as a result of the Merger.

           1.24 "PMC Stock Option Plan" shall have the meaning set forth in
Section 2.6(c).

           1.25 "PMC Preferred Stock" shall have the meaning set forth in
Section 2.6(a).

           1.26 "Proxy Statement/Prospectus" refers to the proxy statement/prospectus that will be part of the Form S-4 Registration Statement.


                                     A-8


           1.27 "SEC" means the United States Securities and Exchange
Commission.

           1.28 "Securities Act" means the Securities Act of 1933, as amended.

           1.29 "Stockholders' Meeting" refers to the meetings of stockholders of PMC and Biorelease to be held pursuant to Sections 6.2 and 6.3.

           1.30 "Surviving Corporation" shall refer to Biorelease, the corporation that will survive the merger between PMC and Biorelease.

           1.31 "Taxes" shall have the meaning set forth in Section 3.16.

           1.32 "Utah Law" shall mean the Utah Business Corporation Act.


                                  ARTICLE 2
                                  THE MERGER

           2.1 The Merger. At the Effective Time and subject to and upon the terms and conditions of this Agreement and the applicable provisions of Delaware Law and Utah Law, PMC shall be merged with and into Biorelease (the "Merger"), the separate corporate existence of PMC shall cease and Biorelease shall continue as the surviving corporation. Biorelease as the surviving corporation after the Merger is hereinafter sometimes referred to as the "Surviving Corporation."

           2.2 Effective Time; Closing. Subject to the provisions of this Agreement, the parties hereto shall cause the Merger to be consummated by filing a Certificate of Merger with the Secretary of State of the State of Delaware and the Secretary of State of the State of Utah in accordance with the relevant provisions of Delaware Law and Utah Law (the "Certificate of Merger") as soon as practicable on or after the Closing Date (the time of such filing, or such later time as may be agreed in writing by PMC and Biorelease and specified in the Certificate of Merger, being the "Effective Time"). The closing of the Merger (the "Closing") shall take place at the offices of Berry Moorman P.C., at a time and date to be specified by the parties, which shall be no later than the second business day after the satisfaction or waiver of the conditions set forth in Article 7, or at such other time, date and location as the parties hereto agree in writing but no later than 150 days after the SEC declares the Form S-4 Registration Statement effective (the "Closing Date").

           2.3 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in this Agreement and the applicable provisions of Delaware Law and Utah Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of PMC and Biorelease shall vest in the Surviving Corporation, and all debts, liabilities and duties of PMC and Biorelease shall become the debts, liabilities and duties of the Surviving Corporation.

           2.4       Articles of Incorporation; Bylaws.



                                     A-9



                     (a) At the Effective Time, the Certificate of Incorporation of Biorelease, as in effect immediately prior to the Effective Time and as amended pursuant to Subsection (b) below, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended as provided by law and such Certificate of Incorporation.

                     (b) At or before the Effective Time, the Certificate of Incorporation of Biorelease shall be amended so that: (i) the name of Biorelease shall be changed to "Polar Molecular Corporation";
           (ii) Biorelease will conduct a one-for-twenty-five (1-for-25) reverse split of its common stock; and (iii) 10,000,000 shares of preferred stock will be authorized.

                     (c) The Bylaws of Biorelease, as in effect immediately prior to the Effective Time, shall be, at the Effective Time, the Bylaws of the Surviving Corporation until thereafter amended.

           2.5 Directors and Officers. The directors of the Surviving Corporation shall be the directors of PMC immediately prior to the Effective Time, until their respective successors are duly elected or appointed and qualified. The officers of the Surviving Corporation shall be the officers of PMC immediately prior to the Effective Time, until their respective successors are duly appointed. At the Biorelease Stockholders' Meeting, the shareholders shall elect nominees approved by PMC to the Biorelease Board of Directors. Those directors shall then appoint officers of Biorelease that have been designated by PMC.

           2.6 Effect on Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of Biorelease, PMC or the holders of any of the securities of PMC:

                     (a) Conversion of PMC Common and Preferred Stock Each share of Common Stock, $0.001 par value per share, of PMC (the "PMC Common Stock") issued and outstanding immediately prior to the Effective Time, other than any shares of PMC Common Stock to be canceled pursuant to Section 2.6(b), will be canceled and extinguished and automatically converted (subject to Sections 2.6(e) and (f)) into the right to receive a number of shares of Biorelease Common Stock equal to the Exchange Ratio. The Biorelease Common Stock will be issued upon surrender of the certificate representing such share of PMC Common Stock in the manner provided in Section 2.7 (or in the case of a lost, stolen or destroyed certificate, upon delivery of an affidavit (and bond, if required) in the manner provided in Section 2.9). Each share of Preferred Stock of PMC (the "PMC Preferred Stock") that is issued and outstanding immediately prior to the Effective Time will be canceled and extinguished and automatically converted into one share of preferred stock of Biorelease that will have the same terms and conditions as the PMC Preferred Stock. Prior to the issuance of any shares of PMC Preferred Stock, the Boards of Directors of PMC and Biorelease shall approve the form of the provisions of the Articles of Incorporation of PMC and the Certificate of Incorporation of Biorelease that will set forth the terms and conditions of those shares of PMC Preferred Stock and the preferred stock of Biorelease into which those shares will be converted.


                                    A-10


                     (b) Cancellation of Biorelease-Owned Stock. Each share of PMC Common Stock held by PMC or owned by Biorelease or any direct or indirect wholly-owned subsidiary of PMC or of Biorelease immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof.

                     (c) Stock Options and Warrants. At the Effective Time, all options and warrants to purchase PMC Common Stock then outstanding (the "PMC Stock Options") shall be assumed by Biorelease. When they become assumed by Biorelease, (1) each PMC Stock Option will be exercisable (or will become exercisable in accordance with its terms) for the number of whole shares of Biorelease Common Stock equal to the product of the number of shares of PMC Common Stock that were issuable upon exercise of such PMC Stock Option immediately prior to the Effective Time multiplied by the Exchange Ratio, rounded to the nearest whole number of shares of Biorelease Common Stock and (2) the per share exercise price for the shares of Biorelease Common Stock issuable upon exercise of such assumed PMC Stock Option will be equal to the quotient determined by dividing the exercise price per share of PMC Common Stock at which such PMC Stock Option was exercisable immediately prior to the Effective Time by the Exchange Ratio, rounded up to the nearest whole cent. Pursuant to Section 1.13, all PMC Stock Options with an exercise price of less than $.20 per share of PMC Common Stock will be deemed to be outstanding for purposes of computing the Exchange Ratio.

                     (d) Intentionally omitted.

                     (e) Capital Stock of Biorelease. Each share of Biorelease Common Stock issued and outstanding immediately prior to the Effective Time shall, except for the reverse stock split to be approved pursuant to Section 2.4(b), remain unchanged as a result of the Merger.

                     (f) Adjustments to Exchange Ratio. The Exchange Ratio shall be adjusted to reflect appropriately the effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into Biorelease Common Stock or PMC Common Stock), reorganization, recapitalization, reclassification or other like change with respect to Biorelease Common Stock or PMC Common Stock occurring on or after the date hereof and prior to the Effective Time.

                     (g) Fractional Shares. No fraction of a share of Biorelease Common Stock will be issued by virtue of the Merger, but in lieu thereof each holder of shares of PMC Common Stock who would otherwise be entitled to a fraction of a share of Biorelease Common Stock (after aggregating all fractional shares of Biorelease Common Stock that otherwise would be received by such holder) shall receive from Biorelease a number of shares rounded to the nearest whole share (i.e., fractions of less than .5 will be rounded down and fractions of .5 or more will be rounded up).


                                    A-11


           2.7       Surrender of Certificates.

                     (a) Exchange Agent. PMC shall select a bank, trust company or transfer agent reasonably acceptable to Biorelease to act as the exchange agent (the "Exchange Agent") for the Common Stock in the Merger. The conversion of the PMC Preferred Stock into shares of Biorelease Preferred Stock will be performed by the Surviving Corporation.

                     (b) Biorelease to Provide Common Stock. Promptly after the Effective Time (but in no event later than three (3) business days thereafter), Biorelease shall make available to the Exchange Agent for exchange in accordance with this Article 2, the shares of Biorelease Common Stock issuable pursuant to Section 2.6 in exchange for outstanding shares of PMC Common Stock and cash in an amount sufficient for payment of any dividends or distributions to which holders of shares of PMC Common Stock may be entitled pursuant to Section 2.7(d).

                     (c) Exchange Procedures. Promptly after the Effective Time (but in no event later than five (5) business days thereafter), Biorelease shall cause the Exchange Agent to mail to each holder of record (as of the Effective Time) of a certificate or certificates (the "Certificates"), which immediately prior to the Effective Time represented outstanding shares of PMC Common Stock whose shares were converted into shares of Biorelease Common Stock pursuant to Section 2.6 and any dividends or other distributions pursuant to Section 2.7(d), (i) a letter of transmittal in customary form (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall contain such other provisions as Biorelease may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Biorelease Common Stock and any dividends or other distributions pursuant to Section 2.7(d). Upon surrender of Certificates for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Biorelease, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the holders of such Certificates shall be entitled to receive in exchange therefor certificates representing the number of whole shares of Biorelease Common Stock into which their shares of PMC Common Stock were converted at the Effective Time and any dividends or distributions payable pursuant to Section 2.7(d), and the Certificates so surrendered shall forthwith be canceled. Until so surrendered, outstanding Certificates will be deemed from and after the Effective Time, for all corporate purposes, subject to
           Section 2.7(d) as to the payment of dividends, to evidence only the ownership of the number of full shares of Biorelease Common Stock into which such shares of PMC Common Stock shall have been so converted and the right to receive an amount in cash of any dividends or distributions payable pursuant to Section 2.7(d).

                     (d) Distributions With Respect to Unexchanged Shares. No dividends or other distributions declared or made after the date of this Agreement with respect to Biorelease Common Stock with a record date after the Effective Time will be paid to the holders of any unsurrendered Certificates with respect to the shares of Biorelease Common Stock represented thereby until the holders of record of such Certificates shall surrender


                                    A-12


           such Certificates. Subject to applicable law, following surrender of any such Certificates, the Exchange Agent shall deliver to the record holders thereof, without interest, certificates representing whole shares of Biorelease Common Stock issued in exchange therefor along with payment of the amount of any such dividends or other distributions with a record date after the Effective Time payable with respect to such whole shares of Biorelease Common Stock.

                     (e) Transfers of Ownership. If certificates representing shares of Biorelease Common Stock are to be issued in a name other than that in which the Certificates surrendered in exchange therefor are registered, it will be a condition of the issuance thereof that the Certificates so surrendered will be properly endorsed and otherwise in proper form for transfer and that the persons requesting such exchange will have paid to Biorelease or any agent designated by it any transfer or other taxes required by reason of the issuance of certificates representing shares of Biorelease Common Stock in any name other than that of the registered holder of the Certificates surrendered, or established to the satisfaction of Biorelease or any agent designated by it that such tax has been paid or is not payable.

                     (f) No Liability. Notwithstanding anything to the contrary in this Section 2.7, neither the Exchange Agent, Biorelease, the Surviving Corporation nor any party hereto shall be liable to a holder of shares of Biorelease Common Stock or PMC Common Stock for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

           2.8 No Further Ownership Rights in PMC Common Stock. All shares of Biorelease Common Stock issued in accordance with the terms hereof (including any cash paid in respect thereof pursuant to Section 2.7(d)) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of PMC Common Stock, and there shall be no further registration of transfers on the records of the Surviving Corporation of shares of PMC Common Stock which were outstanding immediately prior to the Effective Time. If after the Effective Time Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article 2.

           2.9 Lost, Stolen or Destroyed Certificates. In the event that any Certificates shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, certificates representing the shares of Biorelease Common Stock into which the shares of PMC Common Stock represented by such Certificates were converted pursuant to
Section 2.6 and cash for any dividends or distributions payable pursuant to
Section 2.7(d); PROVIDED, HOWEVER, that Biorelease may, in its discretion and as a condition precedent to the issuance of such certificates representing shares of Biorelease Common Stock, cash and other distributions, require the owner of such lost, stolen or destroyed Certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Biorelease, the Surviving Corporation or the Exchange Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.


                                    A-13


           2.10      Tax and Accounting Consequences.

                     (a) It is intended by the parties hereto that the Merger shall constitute a reorganization within the meaning of Section 368 of the Code. The parties hereto adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Income Tax Regulations.

                     (b) It is intended by the parties hereto that the Merger shall be treated as a purchase for accounting purposes.

           2.11 Taking of Necessary Action; Further Action. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of PMC and Biorelease, the officers and directors of PMC and Biorelease will take all such lawful and necessary action.

                                  ARTICLE 3
                    REPRESENTATIONS AND WARRANTIES OF PMC

           PMC represents and warrants to Biorelease, subject to such exceptions as are specifically disclosed in the PMC Disclosure Schedule (referencing the appropriate section and paragraph numbers) delivered by PMC to Biorelease on or prior to the date of this Agreement as follows:

           3.1 Organization and Qualification; Subsidiaries. PMC is a corporation duly organized, validly existing and in good standing under the laws of Utah and has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted. PMC is in possession of all franchises, grants, authorizations, licenses, permits, easements, consents, certificates, approvals and orders ("Approvals") necessary to own, lease and operate the properties it purports to own, operate or lease and to carry on its business as it is now being conducted, except where the failure to have such Approvals would not, individually or in the aggregate, have a Material Adverse Effect on PMC. PMC is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing that would not, either individually or in the aggregate, have a Material Adverse Effect on PMC. PMC does not directly or indirectly own any equity or similar interest in, or any interest convertible or exchangeable or exercisable for, any equity or similar interest in, any corporation, partnership, joint venture or other business, association or entity.

           3.2 Articles of Incorporation and Bylaws. PMC has previously furnished to Biorelease a complete and correct copy of its Articles of Incorporation and Bylaws as amended to date. Such Articles of Incorporation and Bylaws are in full force and effect. PMC is not in violation of any of the provisions of its Articles of Incorporation or Bylaws.

           3.3 Capitalization. The authorized capital stock of PMC consists of 150,000,000 shares of PMC Common Stock, par value $0.001 per share, and 10,000,000 shares of Preferred


                                    A-14

Stock ("PMC Preferred Stock"), par value $.001 per share. Section 3.3 of the PMC Disclosure Schedule sets forth a list of the shares that are issued and all outstanding options and warrants. As of the date hereof, no shares of PMC Preferred Stock were issued or outstanding. Except as set forth in the PMC Disclosure Schedule, no change in such capitalization has occurred between June 30, 1999 and the date hereof. Except as set forth in this Section 3.3 or in the PMC Disclosure Schedule, as of the date of this Agreement, there are no options, warrants or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of PMC or obligating PMC to issue or sell any shares of capital stock of, or other equity interests in, PMC. All shares of PMC Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, shall be duly authorized, validly issued, fully paid and nonassessable. There are no obligations, contingent or otherwise, of PMC to repurchase, redeem or otherwise acquire any shares of PMC Common Stock or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any other entity.

           3.4 Authority Relative to This Agreement. PMC has all necessary corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and, subject to obtaining the approval of the stockholders of PMC of the Merger, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by PMC and the consummation by PMC of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of PMC and no other corporate proceedings on the part of PMC are necessary to authorize this Agreement or to consummate the transactions so contemplated (other than, with respect to the Merger, the approval and adoption of this Agreement by holders of a majority of the outstanding shares of PMC Common Stock in accordance with the Utah Law and PMC's Articles of Incorporation and Bylaws). This Agreement has been duly and validly executed and delivered by PMC and, assuming the due authorization, execution and delivery by Biorelease, constitutes legal and binding obligations of PMC, enforceable against PMC in accordance with their respective terms.

           3.5 No Conflict; Required Filings and Consents.

               (a) The execution and delivery of this Agreement by PMC do not, and the performance of this Agreement by PMC shall not,
           (i) conflict with or violate its Articles of Incorporation or Bylaws, (ii) subject to obtaining the approval of PMC's stockholders of the Merger and compliance with the requirements set forth in Subsection (b) below, conflict with or violate any law, rule, regulation, order, judgment or decree applicable to PMC or by which its or any of its properties is bound or affected, or
           (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or impair PMC's rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of PMC pursuant to, any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which PMC is a party or by which PMC or its properties are bound or affected.


                                    A-15


                     (b) The execution and delivery of this Agreement by PMC do not, and the performance of this Agreement by PMC shall not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity, except
           (A) for applicable requirements, if any, of the Securities Act, the Exchange Act, state securities laws, and of foreign Governmental Entities and the rules and regulations thereunder, the rules and regulations of NASDAQ, and the filing and recordation of the Certificate of Merger as required by Delaware Law and Utah Law and (B) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, (i) would not prevent consummation of the Merger or otherwise prevent PMC from performing its obligations under this Agreement or (ii) could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on PMC.

           3.6       Compliance; Permits.

                     (a) PMC is not in conflict with, or in default or violation of, (i) any law, rule, regulation, order, judgment or decree applicable to PMC or by which its properties is bound or affected, or (ii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which PMC is a party or by which PMC or its properties is bound or affected, except for any conflicts, defaults or violations which could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on PMC. To the knowledge of PMC, no investigation or review by any governmental or regulatory body or authority is pending or threatened against PMC, nor has any governmental or regulatory body or authority indicated an intention to conduct the same, other than, in each such case, those the outcome of which could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on PMC.

                     (b) PMC holds all permits, licenses, variances, exemptions, orders and approvals from governmental authorities which are material to operation of the business of PMC (collectively, the "PMC Permits"). PMC is in compliance in all respects with the terms of the PMC Permits, except where failure to comply could not reasonably be expected to have a Material Adverse Effect on PMC.

           3.7       Financial Statements.

                     (a) The PMC Disclosure Schedule contains an audited balance sheet of PMC as of March 31, 1999 and related audited statements of operation and changes in financial position for the 12 months then ended (collectively referred to as the "PMC Financial Statements").

                     (b) All such financial statements have been prepared in accordance with GAAP consistently applied throughout the periods involved. As of the date of any of such balance sheets, except as and to the extent reflected or reserved against therein, PMC did not have any liabilities or obligations (absolute or contingent) which should be reflected in a balance sheet or the notes thereto prepared in accordance with GAAP, and all assets


                                    A-16


           reflected therein are properly reported and present fairly the value of the assets of PMC in accordance with GAAP. Such statements of operations present fairly the results of operations of PMC for the periods indicated. Such statements of changes in financial position present fairly the information which should be presented therein in accordance with GAAP.

                     (c) The financial and other books and records of PMC are in all material respects complete and correct and have been maintained in accordance with good business and accounting practice.

           3.8 No Undisclosed Liabilities. PMC does not have any liabilities (absolute, accrued, contingent or otherwise) of a nature required to be disclosed on a balance sheet or in the related notes to the financial statements prepared in accordance with GAAP (including, without limitation, in accordance with the revenue recognition principles thereof) which are, individually or in the aggregate, material to the business, results of operations or financial condition of PMC taken as a whole, except (i) liabilities provided for in PMC's balance sheet as of March 31, 1999, (ii) liabilities incurred since March 31, 1999 in the ordinary course of business consistent with past practices or (iii) banking, accounting, legal and printing fees associated with the Merger.

           3.9 Absence of Certain Changes or Events. Since March 31, 1999, except as set forth in the PMC Disclosure Schedule, there has not been: (i) any Material Adverse Effect on PMC, (ii) any declaration, setting aside or payment of any dividend on, or other distribution (whether in cash, stock or property) in respect of, any of PMC's capital stock, or any purchase, redemption or other acquisition by PMC of any of PMC's capital stock or any other securities of PMC or any options, warrants, calls or rights to acquire any such shares or other securities, (iii) any split, combination or reclassification of any of PMC's capital stock, (iv) any granting by PMC of any increase in compensation or fringe benefits, except for normal increases of cash compensation in the ordinary course of business consistent with past practice, or any payment by PMC of any bonus, except for bonuses made in the ordinary course of business consistent with past practice, or any granting by PMC of any increase in severance or termination pay or any entry by PMC into any currently effective employment, severance, termination or indemnification agreement or any agreement the benefits of which are contingent or the terms of which are materially altered upon the occurrence of a transaction involving PMC of the nature contemplated hereby, (v) entry by PMC into any licensing or other agreement with regard to the acquisition or disposition of any material intellectual property other than licenses in the ordinary course of business consistent with past practice, (vi) any material change by PMC in its accounting methods, principles or practices, except as required by concurrent changes in GAAP, or (vii) any revaluation by PMC of any of its assets, including, without limitation, writing down the value of capitalized inventory or writing off notes or accounts receivable other than in the ordinary course of business.

           3.10 Absence of Litigation. There are no material claims, actions, suits or proceedings pending or, to the knowledge of PMC, threatened (or, to the knowledge of PMC, any governmental or regulatory investigation pending or threatened) against PMC as to which PMC has received any written notice or assertion, or any properties or rights of PMC, before any court, arbitrator or administrative, governmental or regulatory authority or body, domestic or foreign.


                                    A-17


           3.11 Employee Benefit Plans. PMC is not a party to any oral or written (i) contract for the employment of any officer or employee that is not terminable or 30 days (or less) notice, (ii) profit sharing, bonus, deferred compensation, pension or retirement plan, agreement or arrangement; or (iii) collective bargaining agreement. The only employee fringe or benefit plan, commitment or other arrangements (whether or not set forth in a written document and including, without limitation, all "employee benefit plans" within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) that covers any active, former employee, director or consultant of PMC, or with respect to which PMC has or may in the future have liability, are listed in the PMC Disclosure Schedule (the "Plans"). PMC has provided to Biorelease: (i) correct and complete copies of all documents embodying each Plan including (without limitation) all amendments thereto, all related trust documents, and all material written agreements and contracts relating to each such Plan and any other information requested by Biorelease regarding the Plan.

           3.12 Labor Matters. There is no litigation pending or, to the knowledge of PMC, threatened, between PMC and any of their respective employees. As of the date of this Agreement, PMC is not a party to any collective bargaining agreement or other labor union contract applicable to persons employed by PMC nor does PMC know of any activities or proceedings of any labor union to organize any such employees. As of the date of this Agreement, PMC has no knowledge of any strikes, slowdowns, work stoppages or lockouts, or threats thereof, by or with respect to any employees of PMC.

           3.13 Form S-4 Registration Statement; Proxy Statement. None of the information supplied or to be supplied by PMC for inclusion or incorporation by reference in (i) the Form S-4 Registration Statement will, at the time the Form S-4 Registration Statement becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading; and (ii) the Proxy Statement/Prospectus to be filed with the SEC by PMC and Biorelease pursuant to Section 6.1(a) hereof will, at the date mailed to the stockholders of PMC, at the times of the PMC Stockholders' Meeting and as of the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The information provided by PMC for inclusion in the Proxy Statement/Prospectus will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations promulgated by the SEC thereunder.

           3.14 Restrictions on Business Activities. There is no material agreement, judgment, injunction, order or decree binding upon PMC which has or could reasonably be expected to have the effect of prohibiting or materially impairing any business practice of PMC, any acquisition of property by PMC or the conduct of business by PMC as currently conducted.

           3.15 Title to Property. PMC owns no real property. PMC has good and defensible title to all of its material properties and assets, free and clear of all liens, charges and encumbrances except liens for taxes not yet due and payable and such liens or other imperfections of title, if any, as do not materially detract from the value of or interfere with the present use of the property


                                     A-18


affected thereby; and all leases pursuant to which PMC lease from others material amounts of real or personal property are in good standing, valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing material default or event of default (or any event which with notice or lapse of time, or both, would constitute a material default and in respect of which PMC has not taken adequate steps to prevent such default from occurring). All the plants, structures and equipment of PMC, are in good operating condition and repair, in all material respects.

           3.16 Taxes. Prior to the Effective Date, PMC will have timely filed all tax returns required to be filed by it (other than those that are not, individually or in the aggregate, material), have paid all Taxes (as defined below) shown thereon to be due and have provided adequate accruals in all material respects in accordance with GAAP in its financial statements for any Taxes that have not been paid, whether or not shown as being due on any returns. In addition, (i) no material claim for unpaid Taxes that are currently, or will be prior to the Effective Time, due and payable has become a lien against the property of PMC or is being asserted against PMC, (ii) no audit of any material Tax Return of PMC is being conducted by a tax authority, (iii) no extension of the statute of limitations on the assessment of any Taxes has been granted by PMC or any of its subsidiaries and is currently in effect and (iv) there is no agreement, contract or arrangement to which PMC is a party that may result in the payment of any amount that would not be deductible pursuant to Sections 280G, 162(a) (by reason of being unreasonable in amount), 162(b) through (p) or 404 of the Code. As used herein, "Taxes" shall mean all taxes of any kind, including, without limitation, those on or measured by or referred to as income, gross receipts, sales, use, ad valorem, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, value added, property or windfall profits taxes, customs, duties or similar fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any governmental authority, domestic or foreign. As used herein, "Tax Return" shall mean any return, report or statement required to be filed with any governmental authority with respect to Taxes.

           3.17 Environmental Matters. To the best of its knowledge, PMC (i) has obtained all applicable permits, licenses and other authorizations which are material to the business of PMC and required under Federal, state or local laws relating to pollution or protection of the environment, including laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, or hazardous or toxic materials or wastes into ambient air, surface water, ground water, or land or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants or hazardous or toxic materials or wastes by PMC (or its respective agents); (ii) are in material compliance with all terms and conditions of such required permits, licenses and authorizations, and also are in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in such laws or contained in any regulation, code, plan, order, decree, judgment, notice or demand letter issued, entered, promulgated or approved thereunder; (iii) as of the date hereof, are not aware of nor have received notice of any event, condition, circumstance, activity, practice, incident, action or plan which is reasonably likely to interfere with or prevent continued material compliance or which would give rise to any material common law or statutory liability, or otherwise form the basis of any claim, action, suit or proceeding, based on or resulting from PMC's (or any of its respective agents)


                                    A-19


manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling, or the emission, discharge, or release into the environment, of any pollutant, contaminant, or hazardous or toxic material or waste; and (iv) have taken all actions necessary under applicable requirements of Federal, state or local laws, rules or regulations to register any products or materials required to be registered by PMC (or any of its respective agents) thereunder.

           3.18 Intangible Assets. The PMC Disclosure Schedule contains a true and complete list of all patents and patent applications (pending or in the process of preparation), domestic or foreign, patent rights, trademarks, trade names and licenses under the patents of others, trade secrets, secret processes and other proprietary rights of every kind and nature used or necessary for use by PMC in its business as presently conducted, or controlled in whole or in part by PMC or directly or indirectly owned or controlled in whole or in party by PMC or any of PMC's officers, directors or key employees. To the best of PMC's knowledge, all such patents, patent applications, patent rights and licenses are valid and effective in accordance with their terms, and all such trade names, trade secrets, secret processes and other proprietary rights are valid and effective. To the best of PMC's knowledge, the conduct of PMC's business does not infringe upon the patents, trademarks, trade secrets, or copyrights or other intellectual property rights, of any other party. PMC has not received any notice of any claim of infringement. Except as disclosed in the PMC Disclosure Schedule, there are no agreements, contracts or obligations under which PMC is obligated with respect to, or is using, any patents, patent applications, patent rights, trademarks, trade names, licenses under the patents of others, trade secrets, secret processes or other proprietary rights. The trade secrets and "know-how" of PMC are in such form and of such quality that, following the Closing, PMC will be able to continue to sell the products heretofore provided by PMC.

           3.19 Agreements, Contracts and Commitments. Except as set forth in the PMC Disclosure Schedule, PMC is not a party to and is not bound by:

                     (a) any employment or consulting agreement, contract or commitment with any officer, director or member of PMC's Board of Directors, other than those that are terminable by PMC on no more than thirty days notice and which do so with no express (whether by contract or by policy) liability or financial obligation to PMC;

                     (b) any agreement or plan, including, without limitation, any stock option plan, stock appreciation right plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement;

                     (c) any agreement, contract or commitment containing any covenant limiting in any respect the right of PMC to engage in any line of business or to compete with any person; or

                     (d) any agreement, contract or commitment currently in force relating to the disposition or acquisition by PMC after the date of this Agreement of a material amount of


                                    A-20


           assets not in the ordinary course of business or pursuant to which PMC has any material ownership interest in any corporation, partnership, joint venture or other business enterprise.

           PMC is not and, to PMC's knowledge, no other party to a PMC Contract (as defined below), is in breach, violation or default under, and PMC has not received written notice that it has breached, violated or defaulted under, any of the material terms or conditions of any of the agreements, contracts or commitments to which PMC is a party or by which it is bound that are required to be disclosed in the PMC Disclosure Schedule pursuant to this Section 3.20 hereof (any such agreement, contract or commitment, a "PMC Contract") in such a manner as would permit any other party to cancel or terminate any such PMC Contract, or would permit any other party to seek material damages or other remedies (for any or all of such breaches, violations or defaults, in the aggregate).

           3.20 Insurance. PMC maintains insurance policies and fidelity bonds covering the assets, business, equipment, properties, operations, employees, officers and directors of PMC (collectively, the "Insurance Policies") which are of the type and in amounts customarily carried by persons conducting businesses similar to those of PMC. There is no material claim by PMC pending under any of the material Insurance Policies as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds.

           3.21 Directors and Officers. The PMC Disclosure Schedule contains a complete list of the current Board of Directors and executive officers of PMC.

           3.22 Shareholder List. The PMC Disclosure Schedule contains an alphabetical list, as of a date within thirty (30) days from the date hereof, of all of the shareholders of PMC and the number of shares of PMC Common Stock owned by each of them. That list also indicates which stock certificates have stop transfer orders and restrictive legends placed upon them.

           3.23 Transfer Agent. PMC acts as its own transfer agent.

           3.24 Stock Transfer Records. The stock transfer books and stock ledgers of PMC are in good order, complete, accurate, and up to date, and with all necessary signatures, and set forth all stock and securities issued, transferred and surrendered. No duplicate certificate has been issued at any time heretofore without an indemnity agreement and/or bond being posted. No transfer has been made without surrender of the proper certificate duly endorsed. All certificates so surrendered have been duly cancelled and are attached to the proper stubs with all necessary stock powers attached hereto.

           3.25 Corporate Record Books. The corporate record books of PMC are in good order, complete, accurate, up to date, with all necessary signatures, and set forth all meetings and actions set forth in all certificates of votes of stockholders or directors furnished to anyone at any time.

           3.26 Related Party Transactions Except as set forth in the PMC Disclosure Schedule, neither any officer nor any director or employee of PMC, nor any spouse or child of any of them, has any direct or indirect interest in any competitor, supplier, or customer of PMC or in any person


                                    A-21


from whom or to whom PMC leases any real or personal property, or in any other person with whom PMC is doing business.

           3.27 Lack of Disputes. There is currently no material and adverse dispute, pending or, to the knowledge of PMC, threatened, anticipated or contemplated of any kind with any customer, supplier, source of financing, employee, landlord, or licensee of PMC.

           3.28 Board Approval. The Board of Directors of PMC has, as of the date of this Agreement (i) approved, subject to stockholder approval, this Agreement and the transactions contemplated hereby and thereby, (ii) determined that the Merger is in the best interests of the stockholders of PMC and is on terms that are fair to such stockholders and (iii) recommended that the stockholders of PMC approve this Agreement and the Merger.

           3.29 Vote Required. The affirmative vote of a majority of the votes that holders of the outstanding shares of PMC Common Stock are entitled to vote thereon is the only vote of the holders of any class or series of PMC's capital stock necessary to approve this Agreement and the transactions contemplated hereby.

           3.30 Disclosures. None of the representations or warranties by PMC herein and no statement contained in any certificate, Schedule or other writing furnished by PMC in connection herewith contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained herein or therein not misleading.

                                  ARTICLE 4
                 REPRESENTATIONS AND WARRANTIES OF BIORELEASE

           Biorelease represents and warrants to PMC, subject to such exceptions as are set forth in the Biorelease SEC Reports or specifically disclosed in the Biorelease Disclosure Schedule (referencing the appropriate section and paragraph number) delivered by Biorelease to PMC on or prior to the date of this Agreement, as follows:

           4.1 Organization and Qualification; Subsidiaries. Each of Biorelease and its subsidiaries are a corporation duly organized, validly existing and in good standing under the laws of Delaware and has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted. Each of Biorelease and its subsidiaries in possession of all franchises, grants, authorizations, licenses, permits, easements, consents, certificates, approvals and orders ("Approvals") necessary to own, lease and operate the properties it purports to own, operate or lease and to carry on its business as it is now being conducted, except where the failure to have such Approvals would not, individually or in the aggregate, have a Material Adverse Effect on Biorelease. Each of Biorelease and its subsidiaries are duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing that would not, either individually or in the aggregate, have a Material Adverse Effect on Biorelease. Other than Biorelease Technologies, Inc., a wholly owned subsidiary of Biorelease, Biorelease does not directly or indirectly own any


                                    A-22


equity or similar interest in, or any interest convertible or exchangeable or exercisable for, any equity or similar interest in, any corporation, partnership, joint venture or other business, association or entity.

           4.2 Certificate of Incorporation and Bylaws. Biorelease has previously furnished to PMC a complete and correct copy of its Certificate of Incorporation and Bylaws as amended to date. Such Certificate of Incorporation and Bylaws and equivalent organizational documents of each subsidiary are in full force and effect. Neither Biorelease nor any subsidiaries are in violation of any of the provisions of its Certificate of Incorporation or Bylaws.

           4.3 Capitalization. The authorized capital stock of Biorelease consists of 50,000,000 pre reverse split shares of Biorelease Common Stock, par value $.01 per share. At the close of business on June 30, 1999 (i) 11,975,238 pre reverse split shares of Biorelease Common Stock were issued and outstanding, all of which are validly issued, fully paid and nonassessable, (ii) 1,679,620 shares of pre reverse split Biorelease Common Stock were reserved for issuance upon the exercise of outstanding options ("Biorelease Options") to purchase Biorelease Common Stock and (iii) 19,500,000 shares of pre reverse split shares of Biorelease Common Stock are reserved for issuance to certain consultants and advisors of Biorelease. All of the outstanding shares of Biorelease's capital stock have been duly authorized and validly issued and are fully paid and nonassessable. All shares of Biorelease Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, shall, and the shares of Biorelease Common Stock to be issued pursuant to the Merger will be, duly authorized, validly issued, fully paid and nonassessable. Except as set forth in the Biorelease Disclosure Schedule, no change in such capitalization has occurred between March 31, 1999 and the date hereof. Except as set forth in this Section 4.3 or in the Biorelease Disclosure Schedule, as of the date of this Agreement, there are no options, warrants or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of Biorelease or obligating Biorelease to issue or sell any shares of capital stock of, or other equity interests in, Biorelease. There are no obligations, contingent or otherwise, of Biorelease to repurchase, redeem or otherwise acquire any shares of Biorelease Common Stock or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any other entity.

           4.4 Authority Relative to This Agreement. Biorelease has all necessary corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder, subject to obtaining the approval of Biorelease's stockholders of the issuance of Biorelease Common Stock in the Merger, to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement by Biorelease and the consummation by Biorelease of the transactions contemplated hereby has been duly and validly authorized by all necessary corporate action on the part of Biorelease and no other corporate proceedings on the part of Biorelease are necessary to authorize this Agreement, or to consummate the transactions so contemplated. This Agreement has been duly and validly executed and delivered by Biorelease and, assuming the due authorization, execution and delivery by PMC, constitutes legal and binding obligations of Biorelease, enforceable against Biorelease in accordance with their respective terms.


                                    A-23


           4.5 No Conflict; Required Filings and Consents.

                     (a) The execution and delivery of this Agreement by Biorelease do not, and the performance of this Agreement by Biorelease shall not, (i) conflict with or violate the Certificate of Incorporation, Bylaws or equivalent organizational documents of Biorelease or any subsidiary, (ii) subject to compliance with the requirements set forth in Section 4.5.(b) below, conflict with or violate any law, rule, regulation, order, judgment or decree applicable to Biorelease or any subsidiary or by which its properties are bound or affected, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or impair Biorelease's rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of Biorelease pursuant to, any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Biorelease or any subsidiary is a party or by which Biorelease or any subsidiary or any of their respective properties are bound or affected.

                     (b) The execution and delivery of this Agreement by Biorelease do not, and the performance of this Agreement by Biorelease shall not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity except (i) for applicable requirements, if any, of the Securities Act, the Exchange Act, state securities laws, and the rules and regulations thereunder, the rules and regulations of NASDAQ, and the filing and recordation of the Certificate or Merger as required by the Delaware Law and Utah Law and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, (i) would not prevent consummation of the Merger or otherwise prevent Biorelease from performing its obligations under this Agreement or (ii) could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Biorelease.

           4.6 Compliance; Permits.

                     (a) Biorelease is not in conflict with, or in default or violation of, (i) any law, rule, regulation, order, judgment or decree applicable to Biorelease or by which its properties is bound or affected, or (ii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Biorelease is a party or by which Biorelease or its properties is bound or affected, except for any conflicts, defaults or violations which could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Biorelease. To the knowledge of Biorelease, no investigation or review by any governmental or regulatory body or authority is pending or threatened against Biorelease, nor has any governmental or regulatory body or authority indicated an intention to conduct the same, other than, in each such case, those the outcome of which could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Biorelease.

                     (b) Biorelease holds all permits, licenses, variances, exemptions, orders and approvals from governmental authorities which are material to operation of the business of


                                    A-24


           Biorelease (collectively, the "Biorelease Permits"). Biorelease is in compliance in all respects with the terms of the Biorelease Permits, except where failure to comply could not reasonably be expected to have a Material Adverse Effect on Biorelease.

           4.7 SEC Filings; Financial Statements.

                     (a) Biorelease has made available to PMC a correct and complete copy of all of the Biorelease SEC Reports, which are all the forms, reports and documents required to be filed by Biorelease with the SEC since June 30, 1999 and has also provided PMC with a true and complete copy of all forms, reports and documents filed with the SEC since June 30, 1994. The Biorelease SEC Reports (A) were prepared in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and
           (B) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                     (b) Each set of consolidated financial statements (including, in each case, any related notes thereto) contained in the Biorelease SEC Reports was prepared in accordance with GAAP (including, without limitation, in accordance with the revenue recognition provisions thereof) applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, do not contain footnotes as permitted by Form 10-Q of the Exchange Act) and each fairly presents the consolidated financial position of Biorelease and its subsidiaries as at the respective dates thereof and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal adjustments which were not or are not expected to be material in amount.

                     (c) Biorelease has previously furnished to PMC a complete and correct copy of any amendments or modifications, which have not yet been filed with the SEC but which are required to be filed, to agreements, documents or other instruments which previously had been filed by Biorelease with the SEC pursuant to the Securities Act or the Exchange Act.

                     (d) Biorelease has filed all the reports required to be filed under the Exchange Act during the preceding twelve months.

                     (e) The Biorelease Common Stock is currently listed for trading on the OTCBB under the symbol "BRLZ." Biorelease is current with all filings and reports that are required to maintain its listing on the OTCBB.

           4.8 No Undisclosed Liabilities. Biorelease does not have any liabilities (absolute, accrued, contingent or otherwise) of a nature required to be disclosed on a balance sheet or in the related notes to the consolidated financial statements prepared in accordance with GAAP (including, without limitation, in accordance with the revenue recognition principles thereof)


                                    A-25


which are, individually or in the aggregate, material to the business, results of operations or financial condition of Biorelease taken as a whole, except (i) liabilities provided for in Biorelease's balance sheet as of March 31, 1999, (ii) liabilities incurred since March 31, 1999 in the ordinary course of business consistent with past practices or (iii) banking, accounting, legal and printing fees associated with the Merger.

           4.9 Absence of Certain Changes or Events. Since March 31, 1999, except as set forth in the Biorelease Disclosure Schedule, there has not been: (i) any Material Adverse Effect on Biorelease, (ii) any declaration, setting aside or payment of any dividend on, or other distribution (whether in cash, stock or property) in respect of, any of Biorelease's capital stock, or any purchase, redemption or other acquisition by Biorelease of any of Biorelease's capital stock or any other securities of Biorelease or any options, warrants, calls or rights to acquire any such shares or other securities, (iii) any split, combination or reclassification of any of Biorelease's capital stock, (iv) any granting by Biorelease of any increase in compensation or fringe benefits, except for normal increases of cash compensation in the ordinary course of business consistent with past practice, or any payment by Biorelease of any bonus, except for bonuses made in the ordinary course of business consistent with past practice, or any granting by Biorelease of any increase in severance or termination pay or any entry by Biorelease into any currently effective employment, severance, termination or indemnification agreement or any agreement the benefits of which are contingent or the terms of which are materially altered upon the occurrence of a transaction involving Biorelease of the nature contemplated hereby, (v) any material change by Biorelease in its accounting methods, principles or practices, except as required by concurrent changes in GAAP, or
(vi) any revaluation by Biorelease of any of its assets, including, without limitation, writing down the value of capitalized inventory or writing off notes or accounts receivable other than in the ordinary course of business.

           4.10 Absence of Litigation. Except as set forth in the Biorelease SEC Reports, there are no material claims, actions, suits or proceedings pending or, to the knowledge of Biorelease, threatened (or to the knowledge of Biorelease, any governmental or regulatory investigation pending or threatened) against Biorelease or any subsidiary as to which Biorelease or any subsidiary has received any written notice or assertion, or any properties or rights of Biorelease or any subsidiary, before any court, arbitrator or administrative, governmental or regulatory authority or body, domestic or foreign.

           4.11 Employee Benefit Plans. Biorelease is not a party to any oral or written (i) contract for the employment of any officer or employee that is not terminable or 30 days (or less) notice, (ii) profit sharing, bonus, deferred compensation, pension or retirement plan, agreement or arrangement; or (iii) collective bargaining agreement. The only employee fringe or benefit plan, commitment or other arrangements (whether or not set forth in a written document and including, without limitation, all "employee benefit plans" within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) that covers any active, former employee, director or consultant of Biorelease, or with respect to which Biorelease has or may in the future have liability, are listed in the Biorelease Disclosure Schedule (the "Plans"). Biorelease has provided to PMC: (i) correct and complete copies of all documents embodying each Plan including (without limitation) all amendments thereto, all related trust


                                    A-26


documents, and all material written agreements and contracts relating to each such Plan and any other information requested by PMC regarding the Plan.

           4.12 Labor Matters. There is no litigation pending or, to the knowledge of Biorelease, threatened, between Biorelease, its subsidiaries and any of their respective employees. As of the date of this Agreement, Biorelease is not a party to any collective bargaining agreement or other labor union contract applicable to persons employed by Biorelease nor does Biorelease know of any activities or proceedings of any labor union to organize any such employees. As of the date of this Agreement, Biorelease has no knowledge of any strikes, slowdowns, work stoppages or lockouts, or threats thereof, by or with respect to any employees of Biorelease.

           4.13 Form S-4 Registration Statement; Proxy Statement. None of the information supplied or to be supplied by Biorelease for inclusion or incorporation by reference in (i) the Form S-4 Registration Statement will, at the time the Form S-4 Registration Statement becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading; and (ii) the Proxy Statement/Prospectus will, at the dates mailed to the stockholders of PMC, at the time of the PMC Stockholders Meeting and as of the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Form S-4 Registration Statement will comply as to form in all material respects with the provisions of the Securities Act and the rules and regulations promulgated by the SEC thereunder.

           4.14 Restrictions on Business Activities. There is no material agreement, judgment, injunction, order or decree binding upon Biorelease which has or could reasonably be expected to have the effect of prohibiting or materially impairing any business practice of Biorelease, any acquisition of property by Biorelease or the conduct of business by Biorelease as currently conducted.

           4.15 Title to Property. Biorelease owns no real property. Biorelease has good and defensible title to all of its material properties and assets, free and clear of all liens, charges and encumbrances except liens for taxes not yet due and payable and such liens or other imperfections of title, if any, as do not materially detract from the value of or interfere with the present use of the property affected thereby; and all leases pursuant to which Biorelease lease from others material amounts of real or personal property are in good standing, valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing material default or event of default (or any event which with notice or lapse of time, or both, would constitute a material default and in respect of which Biorelease has not taken adequate steps to prevent such default from occurring). All the plants, structures and equipment of Biorelease, are in good operating condition and repair, in all material respects.

           4.16 Taxes. As of the Closing Date, Biorelease will have timely filed all tax returns required to be filed by it (other than those that are not, individually or in the aggregate, material), have paid all Taxes (as defined below) shown thereon to be due and have provided adequate accruals in all material respects in accordance with GAAP in its financial statements for any Taxes


                                    A-27


that have not been paid, whether or not shown as being due on any returns. In addition, (i) no material claim for unpaid Taxes that are currently, or will be prior to the Effective Time, due and payable has become a lien against the property of Biorelease or is being asserted against Biorelease, (ii) no audit of any material Tax Return of Biorelease is being conducted by a tax authority, (iii) no extension of the statute of limitations on the assessment of any Taxes has been granted by Biorelease or any of its subsidiaries and is currently in effect and (iv) there is no agreement, contract or arrangement to which Biorelease is a party that may result in the payment of any amount that would not be deductible pursuant to Sections 280G, 162(a) (by reason of being unreasonable in amount), 162(b) through (p) or 404 of the Code. As used herein, "Taxes" shall mean all taxes of any kind, including, without limitation, those on or measured by or referred to as income, gross receipts, sales, use, ad valorem, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, value added, property or windfall profits taxes, customs, duties or similar fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any governmental authority, domestic or foreign. As used herein, "Tax Return" shall mean any return, report or statement required to be filed with any governmental authority with respect to Taxes.

           4.17 Environmental Matters. To the best of its knowledge, Biorelease (i) has obtained all applicable permits, licenses and other authorizations which are material to the business of Biorelease and required under Federal, state or local laws relating to pollution or protection of the environment, including laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, or hazardous or toxic materials or wastes into ambient air, surface water, ground water, or land or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants or hazardous or toxic materials or wastes by Biorelease (or its respective agents); (ii) are in material compliance with all terms and conditions of such required permits, licenses and authorizations, and also are in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in such laws or contained in any regulation, code, plan, order, decree, judgment, notice or demand letter issued, entered, promulgated or approved thereunder; (iii) as of the date hereof, are not aware of nor have received notice of any event, condition, circumstance, activity, practice, incident, action or plan which is reasonably likely to interfere with or prevent continued material compliance or which would give rise to any material common law or statutory liability, or otherwise form the basis of any claim, action, suit or proceeding, based on or resulting from Biorelease's (or any of its respective agents) manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling, or the emission, discharge, or release into the environment, of any pollutant, contaminant, or hazardous or toxic material or waste; and (iv) have taken all actions necessary under applicable requirements of Federal, state or local laws, rules or regulations to register any products or materials required to be registered by Biorelease (or any of its respective agents) thereunder.

           4.18 Intangible Assets. The Biorelease Disclosure Schedule contains a true and complete list of all patents and patent applications (pending or in the process of preparation), domestic or foreign, patent rights, trademarks, trade names and licenses under the patents of others, trade secrets, secret processes and other proprietary rights of every kind and nature used or necessary for use by Biorelease in its business as presently conducted, or controlled in whole or in


                                    A-28


part by Biorelease or directly or indirectly owned or controlled in whole or in party by Biorelease or any of Biorelease's officers, directors or key employees. To the best of Biorelease's knowledge, all such patents, patent applications, patent rights and licenses are valid and effective in accordance with their terms, and all such trade names, trade secrets, secret processes and other proprietary rights are valid and effective. To the best of Biorelease's knowledge, the conduct of Biorelease's business does not infringe upon the patents, trademarks, trade secrets, or copyrights or other intellectual property rights, of any other party. Biorelease has not received any notice of any claim of infringement. Except as disclosed in the Biorelease Disclosure Schedule, there are no agreements, contracts or obligations under which Biorelease is obligated with respect to, or is using, any patents, patent applications, patent rights, trademarks, trade names, licenses under the patents of others, trade secrets, secret processes or other proprietary rights. The trade secrets and "know-how" of Biorelease are in such form and of such quality that, following the Closing, Biorelease will be able to continue to sell the products heretofore provided by Biorelease.

           4.19 Agreements, Contracts and Commitments. The Biorelease Disclosure Schedule contains a true and correct list of all material contracts, agreements or other understandings or arrangements, written or oral, or commitments therefor, relating to Biorelease, its business and assets or liabilities (collectively, the "Biorelease Contracts"). Except as set forth in the Biorelease Disclosure Schedule, Biorelease is not a party to and is not bound by:

                     (a) any employment or consulting agreement, contract or commitment with any officer, director or member of Biorelease's Board of Directors, other than those that are terminable by Biorelease on no more than thirty days notice and which do so with no express (whether by contract or by policy) liability or financial obligation to Biorelease;

                     (b) any agreement or plan, including, without limitation, any stock option plan, stock appreciation right plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement;

                     (c) any agreement, contract or commitment containing any covenant limiting in any respect the right of Biorelease to engage in any line of business or to compete with any person or granting any exclusive distribution rights; or

                     (d) any agreement, contract or commitment currently in force relating to the disposition or acquisition by Biorelease after the date of this Agreement of a material amount of assets not in the ordinary course of business or pursuant to which Biorelease has any material ownership interest in any corporation, partnership, joint venture or other business enterprise.

           Biorelease is not and, to Biorelease's knowledge, no other party to a Biorelease Contract, is in breach, violation or default under, and Biorelease has not received written notice that it has breached, violated or defaulted under, any of the material terms or conditions of any of the Biorelease Contracts in such a manner as would permit any other party to cancel or terminate any


                                    A-29


such Biorelease Contract, or would permit any other party to seek material damages or other remedies (for any or all of such breaches, violations or defaults, in the aggregate).

           4.20 Insurance. Biorelease maintains insurance policies (the "Insurance Policies") which are of the type and in amounts customarily carried by persons conducting businesses similar to those of Biorelease. There is no material claim by Biorelease pending under any of the material Insurance Policies as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds.

           4.21 Directors, Officers and Affiliates. The Biorelease Disclosure Schedule contains a complete list of the current Board of Directors and executive officers of Biorelease and all persons who are an Affiliate of Biorelease.

           4.22 Prior Sales. The Biorelease Disclosure Schedule contains a true, correct and complete current list of the names and addresses of the purchasers of any securities of Biorelease that have been privately offered and sold by Biorelease within the last two years from the date of this Agreement, the prices paid by the purchasers of those securities and a brief description of the facts upon which Biorelease relied in claiming an exemption from the registration requirements of the state and federal securities laws in making those sales.

           4.23 Shareholder List. The Biorelease Disclosure Schedule contains an alphabetical list, as of a date within thirty (30) days from the date hereof, of all of the shareholders of record of Biorelease and the number of shares of Biorelease Common Stock owned by each of them. That list also indicates which stock certificates have stop transfer orders and restrictive legends placed upon them.

           4.24 Transfer Agent and Market Makers. The Biorelease Disclosure Schedule contains the name of the transfer agent and any market makers for the securities of Biorelease and a description of any affiliation between those persons and Biorelease or any officer or director of Biorelease.

           4.25 Stock Transfer Records. The stock transfer books and stock ledgers of Biorelease are in good order, complete, accurate, and up to date, and with all necessary signatures, and set forth all stock and securities issued, transferred and surrendered. No duplicate certificate has been issued at any time heretofore without an indemnity agreement and/or bond being posted. No transfer has been made without surrender of the proper certificate duly endorsed. All certificates so surrendered have been duly cancelled and are attached to the proper stubs with all necessary stock powers attached hereto.

           4.26 Corporate Record Books. The corporate record books of Biorelease are in good order, complete, accurate, up to date, with all necessary signatures, and set forth all meetings and actions set forth in all certificates of votes of stockholders or directors furnished to anyone at any time.

           4.27 Related Party Transactions Except as set forth in the Biorelease Disclosure Schedule, neither any officer nor any director or employee of Biorelease, nor any spouse or child


                                    A-30


of any of them, has any direct or indirect interest in any competitor, supplier, or customer of Biorelease or in any person from whom or to whom Biorelease leases any real or personal property, or in any other person with whom Biorelease is doing business.

           4.28 Lack of Disputes. There is currently no material and adverse dispute, pending or, to the knowledge of Biorelease, threatened, anticipated or contemplated of any kind with any customer, supplier, source of financing, employee, landlord, or licensee of Biorelease.

           4.29 Board Approval. The Board of Directors of Biorelease has, as of the date hereof, (i) approved this Agreement, the Merger Agreement and the transactions contemplated hereby and (ii) determined that the Merger is in the best interests of the stockholders of Biorelease and is on terms that are fair to such stockholders.

           4.30 Vote Required. The affirmative vote of a majority of the votes that holders of the outstanding shares of Biorelease Common Stock are entitled to vote thereon is the only vote of the holders of any class or series of Biorelease's capital stock necessary to approve this Agreement and the transactions contemplated hereby.

           4.31 Disclosures. None of the representations or warranties by Biorelease herein and no statement contained in any certificate, Schedule or other writing furnished by Biorelease in connection herewith contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained herein or therein not misleading.

                                  ARTICLE 5
                     CONDUCT PRIOR TO THE EFFECTIVE TIME

           5.1 Conduct of Business By PMC. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Effective Time, PMC shall, except to the extent that Biorelease shall otherwise consent in writing, carry on its business, in all material respects, in the usual, regular and ordinary course, in substantially the same manner as heretofore conducted and in compliance with all applicable laws and regulations, pay its debts and taxes when due subject to good faith disputes over such debts or taxes, pay or perform other material obligations when due, and use its commercially reasonable efforts consistent with past practices and policies to (i) preserve intact its present business organization, (ii) keep available the services of its present officers and employees and (iii) preserve its relationships with customers, suppliers, distributors, licensors, licensees, and others with which it has business dealings.

           In addition, except as permitted by the terms of this Agreement, and except as provided in Section 5.1 of the PMC Disclosure Schedule, without the prior written consent of Biorelease, which consent will not be unreasonably withheld or delayed, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Effective Time, PMC shall not do any of the following:

                     (a) Accelerate, amend or change the period of exercisability of options or restricted stock, or reprice options granted under any employee, consultant, director


                                    A-31


           or other stock plans or authorize cash payments in exchange for any options granted under any of such plans;

                     (b) Grant any severance or termination pay to any officer or employee except pursuant to written agreements outstanding, or policies existing, on the date hereof and as previously disclosed in writing or made available to Biorelease, or adopt any new severance plan;

                     (c) Declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock, equity securities or property) in respect of any capital stock or split, combine or reclassify any capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for any capital stock;

                     (d) Issue, deliver, sell, authorize, pledge or otherwise encumber or propose any of the foregoing of, any shares of capital stock or any securities convertible into shares of capital stock, or subscriptions, rights, warrants or options to acquire any shares of capital stock or any securities convertible into shares of capital stock, or enter into other agreements or commitments of any character obligating it to issue any such shares or convertible securities, other than (x) the issuance delivery and/or sale of shares of PMC Common Stock pursuant to the exercise of stock options or warrants therefor outstanding as of the date of this Agreement, and (y) the granting of stock options (and the issuance of Common Stock upon exercise thereof), in the ordinary course and consistent with past practices, in an amount not to exceed options to purchase (and the issuance of Common Stock upon exercise thereof) 500,000 shares in the aggregate;

                     (e) Cause, permit or propose any amendments to its Articles of Incorporation or Bylaws;

                     (f) Incur any indebtedness for borrowed money or guarantee any such indebtedness of another person, issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities of PMC other than (i) in connection with the financing of ordinary course trade payables consistent with past practice or (ii) in the ordinary course of business;

                     (g) Make any individual or series of related payments outside of the ordinary course of business in excess of $50,000, other than banking, accounting, legal and printing fees associated with the Merger;

                     (h) except in the ordinary course of business, modify, amend or terminate any material contract or agreement to which PMC is a party or waive, release or assign any material rights or claims thereunder;

                     (i) materially revalue any of its assets or, except as required by GAAP, make any change in accounting methods, principles or practices;


                                    A-32


                     (j) Engage in any action that could reasonably be expected to cause the Merger to fail to qualify as a "reorganization" under Section 368(a) of the Code;

                     (k) Engage in any action with the intent to directly or indirectly adversely impact any of the transactions contemplated by this Agreement; or

                     (l) Agree in writing or otherwise to take any of the actions described in subsections (a) through (k) above.

           5.2 Conduct of Business by Biorelease.

                     (a) During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Effective Time, Biorelease shall, except to the extent that PMC shall otherwise consent in writing, carry on its business, in all material respects, in the usual, regular and ordinary course, in substantially the same manner as heretofore conducted and in compliance with all applicable laws and regulations, pay its debts and taxes when due subject to good faith disputes over such debts or taxes, and pay or perform other material obligations when due.

                     (b) In addition, except as permitted by the terms of this Agreement, without the prior written consent of PMC, which consent will not be unreasonably withheld or delayed, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Effective Time, Biorelease shall not do any of the following and shall not permit its subsidiaries to do any of the following:

                               (1) Accelerate, amend or change the period of
                     exercisability of options or restricted stock, or reprice options granted under any employee, consultant, director or other stock plans or authorize cash payments in exchange for any options granted under any of such plans;

                               (2) Grant any severance or termination pay to
                     any officer or employee except pursuant to written agreements outstanding, or policies existing, on the date hereof and as previously disclosed in writing or made available to PMC, or adopt any new severance plan;

                               (3) Declare, set aside or pay any dividends on
                     or make any other distributions (whether in cash, stock, equity securities or property) in respect of any capital stock or split, combine or reclassify any capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for any capital stock;

                               (4) Issue, deliver, sell, authorize, pledge or
                     otherwise encumber or propose any of the foregoing of, any shares of capital stock or any securities convertible into shares of capital stock, or subscriptions, rights, warrants or options to acquire any shares of capital stock or any securities convertible into shares of capital stock, or enter into other agreements or commitments of any character


                                    A-33


                     obligating it to issue any such shares or convertible securities, other than the issuance delivery and/or sale of shares of Biorelease Common Stock pursuant to the exercise of stock options or warrants therefor outstanding as of the date of this Agreement;

                               (5) Cause, permit or propose any amendments to
                     its Articles of Incorporation or Bylaws;

                               (6) Sell, lease, license, encumber or
                     otherwise dispose of any properties or assets which are material, individually or in the aggregate, to the business of Biorelease;

                               (7) Incur any indebtedness for borrowed money
                     or guarantee any such indebtedness of another person, issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities of Biorelease;

                               (8) Adopt or amend any employee benefit plan
                     or employee stock purchase or employee stock option plan, or enter into any employment contract or collective bargaining agreement, pay any special bonus or special remuneration to any director or employee, or increase the salaries or wage rates or fringe benefits (including rights to severance or indemnification) of its directors, officers, employees or consultants other than in the ordinary course of business, consistent with past practice, or change in any material respect any management policies or procedures;

                               (9) Make any individual or series of related
                     payments outside of the ordinary course of business in excess of $10,000, other than banking, accounting, legal and printing fees associated with the Merger;

                               (10) Except in the ordinary course of
                     business, modify, amend or terminate any material contract or agreement to which Biorelease is a party or waive, release or assign any material rights or claims thereunder;

                               (11) Materially revalue any of its assets or,
                     except as required by GAAP, make any change in accounting methods, principles or practices;

                               (12) Engage in any action that could
                     reasonably be expected to cause the Merger to fail to qualify as a "reorganization" under Section 368(a) of the Code;

                               (13) Engage in any action with the intent to
                     directly or indirectly adversely impact any of the transactions contemplated by this Agreement; or

                               (14) Agree in writing or otherwise to take any
                     of the actions described in subsections (1) through (13) above.


                                    A-34


                     (c) Biorelease will either liquidate its subsidiary, Biorelease Technologies, Inc. ("BTI"), sell all of the assets or shares of BTI or spin off all of the shares of BTI to those persons who are shareholders of record of Biorelease as of a date before the Effective Date. As a result of that transaction, BTI shall cease to be a subsidiary of Biorelease as of the Effective Date and Biorelease shall not have any of the assets or liabilities of BTI.

                                  ARTICLE 6
                            ADDITIONAL AGREEMENTS

           6.1 Proxy Statement/Prospectus; Form S-4 Registration Statement; Other Filings; Board Recommendations. As promptly as practicable after the execution of this Agreement, PMC and Biorelease will prepare, and file with the SEC, the Form S-4 Registration Statement in which the Proxy Statement/Prospectus will be included as a prospectus. Each of PMC and Biorelease will respond to any comments of the SEC, will use its respective commercially reasonable efforts to have the Form S-4 Registration Statement declared effective under the Securities Act as promptly as practicable after such filing and PMC and Biorelease will each cause the Proxy Statement/Prospectus to be mailed to its stockholders at the earliest practicable time after the Form S-4 Registration Statement is declared effective by the SEC. As promptly as practicable after the date of this Agreement, each of PMC and Biorelease will prepare and file any other filings required to be filed by it under the Exchange Act, the Securities Act or any other Federal, foreign or state securities or related laws relating to the Merger and the transactions contemplated by this Agreement (the "Other Filings"). Each of PMC and Biorelease will notify the other promptly upon the receipt of any comments from the SEC or its staff or any other government officials and of any request by the SEC or its staff or any other government officials for amendments or supplements to the Form S-4 Registration Statement, the Proxy Statement/Prospectus or any Other Filing or for additional information and will supply the other with copies of all correspondence between such party or any of its representatives, on the one hand, and the SEC, or its staff or any other government officials, on the other hand, with respect to the Form S-4 Registration Statement, the Proxy Statement/Prospectus, the Merger or any Other Filing. Each of PMC and Biorelease will cause all documents that it is responsible for filing with the SEC or other regulatory authorities under this Section 6.1(a) to comply in all material respects with all applicable requirements of law and the rules and regulations promulgated thereunder. Whenever any event occurs which is required to be set forth in an amendment or supplement to the Proxy Statement/Prospectus, the Form S-4 Registration Statement or any Other Filing, PMC or Biorelease, as the case may be, will promptly inform the other of such occurrence and cooperate in filing with the SEC or its staff or any other government officials, and/or mailing to stockholders of PMC, such amendment or supplement.

           6.2 Meeting of PMC Stockholders.

                     (a) Promptly after the date hereof, PMC will take all action necessary in accordance with the Utah Law and its Articles of Incorporation and Bylaws to convene the PMC Stockholders' Meeting to be held as promptly as practicable, and in any event (to the extent permissible under applicable law) within 45 days after the declaration of effectiveness of the Form S-4 Registration Statement, for the purpose of voting upon this Agreement and the Merger. PMC will use its commercially reasonable efforts to solicit from its stockholders proxies in favor of the adoption and approval of this Agreement and


                                    A-35


           the approval of the Merger and will take all other action necessary or advisable to secure the vote or consent of its stockholders required by the rules of NASDAQ or Utah Law to obtain such approvals. Notwithstanding the anything to the contrary contained in this Agreement, PMC may adjourn or postpone the PMC Stockholders' Meeting to the extent necessary to ensure that any necessary supplement or amendment to the Prospectus/Proxy Statement is provided to PMC's stockholders in advance of a vote on the Merger and this Agreement or, if as of the time for which PMC Stockholders' Meeting is originally scheduled (as set forth in the Prospectus/Proxy Statement) there are insufficient shares of PMC Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the PMC Stockholders' Meeting. PMC shall ensure that the PMC Stockholders' Meeting is called, noticed, convened, held and conducted, and that all proxies solicited by PMC in connection with the PMC Stockholders' Meeting are solicited, in compliance with the Utah Law, its Articles of Incorporation and Bylaws and all other applicable legal requirements. PMC's obligation to call, give notice of, convene and hold the PMC Stockholders' Meeting in accordance with this Section 6.2(a) shall not be limited to or otherwise affected by any withdrawal, amendment or modification of the recommendation of the Board of Directors of PMC with respect to the Merger.

                     (b) The Board of Directors of PMC shall recommend that PMC's stockholders vote in favor of and adopt and approve this Agreement and the Merger at the PMC Stockholders' Meeting. The Prospectus/Proxy Statement shall include a statement to the effect that the Board of Directors of PMC has recommended that PMC's stockholders vote in favor of and adopt and approve this Agreement and the Merger at the PMC Stockholders' Meeting. Neither the Board of Directors of PMC nor any committee thereof shall withdraw, amend or modify, or propose or resolve to withdraw, amend or modify in a manner adverse to Biorelease, the recommendation of the Board of Directors of PMC that PMC's stockholders vote in favor of and adopt and approve this Agreement and the Merger.

           6.3 Meeting of Biorelease Stockholders.

                     (a) Promptly after the date hereof, Biorelease will take all action necessary in accordance with the Delaware Law and its Articles of Incorporation and Bylaws to convene the Biorelease Stockholders' Meeting to be held as promptly as practicable, and in any event (to the extent permissible under applicable law) within 45 days after the declaration of effectiveness of the Form S-4 Registration Statement, for the purpose of voting upon this Agreement and the Merger. Biorelease will use its commercially reasonable efforts to solicit from its stockholders proxies in favor of the adoption and approval of this Agreement and the approval of the Merger and will take all other action necessary or advisable to secure the vote or consent of its stockholders required by the rules of NASDAQ or Delaware Law to obtain such approvals. Notwithstanding the anything to the contrary contained in this Agreement, Biorelease may adjourn or postpone the Biorelease Stockholders' Meeting to the extent necessary to ensure that any necessary supplement or amendment to the Prospectus/Proxy Statement is provided to Biorelease's stockholders in advance of a vote on the Merger and this Agreement or, if as of the time for which Biorelease Stockholders' Meeting is originally scheduled (as set forth in the


                                    A-36


           Prospectus/Proxy Statement) there are insufficient shares of Biorelease Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Biorelease Stockholders' Meeting. Biorelease shall ensure that the Biorelease Stockholders' Meeting is called, noticed, convened, held and conducted, and that all proxies solicited by Biorelease in connection with the Biorelease Stockholders' Meeting are solicited, in compliance with the Utah Law, its Articles of Incorporation and Bylaws, the rules of NASDAQ and all other applicable legal requirements. Biorelease's obligation to call, give notice of, convene and hold the Biorelease Stockholders' Meeting in accordance with this Section 6.3(a) shall not be limited to or otherwise affected by any withdrawal, amendment or modification of the recommendation of the Board of Directors of Biorelease with respect to the Merger.

                     (b) The Board of Directors of Biorelease shall recommend that Biorelease's stockholders vote in favor of and adopt and approve this Agreement and the Merger at the Biorelease Stockholders' Meeting. The Prospectus/Proxy Statement shall include a statement to the effect that the Board of Directors of Biorelease has recommended that Biorelease's stockholders vote in favor of and adopt and approve this Agreement and the Merger at the Biorelease Stockholders' Meeting. Neither the Board of Directors of Biorelease nor any committee thereof shall withdraw, amend or modify, or propose or resolve to withdraw, amend or modify in a manner adverse to PMC, the recommendation of the Board of Directors of Biorelease that Biorelease's stockholders vote in favor of and adopt and approve this Agreement and the Merger.

           6.4       Confidentiality; Access to Information.

                     (a) The parties acknowledge that PMC and Biorelease have previously executed a Confidentiality Agreement, dated as of ________________, 1999 (the "Confidentiality Agreement"), which Confidentiality Agreement will continue in full force and effect in accordance with its terms.

                     (b) Access to PMC Information. PMC will afford Biorelease and its accountants, counsel and other representatives reasonable access during normal business hours to the properties, books, records and personnel of PMC during the period prior to the Effective Time to obtain all information concerning the business of PMC as Biorelease may reasonably request. No information or knowledge obtained by Biorelease in any investigation pursuant to this Section will affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Merger.

                     (c) Access to Biorelease Information. Biorelease will afford PMC and its accountants, counsel and other representatives reasonable access during normal business hours to the properties, books, records and personnel of Biorelease during the period prior to the Effective Time to obtain all information concerning the business of Biorelease as PMC may reasonably request. No information or knowledge obtained by PMC in any investigation pursuant to this Section will affect or be deemed to modify any representation


                                    A-37


           or warranty contained herein or the conditions to the obligations of the parties to consummate the Merger.

           6.5 Public Disclosure. Biorelease and PMC will consult with each other, and to the extent practicable, agree, before issuing any press release or otherwise making any public statement with respect to the Merger, this Agreement or an Acquisition Proposal and will not issue any such press release or make any such public statement prior to such consultation, except as may be required by law or any listing agreement with a national securities exchange or NASDAQ. The parties have agreed to the text of the joint press release announcing the signing of this Agreement.

           6.6 Reasonable Efforts; Notification.

                     (a) Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement, including using reasonable efforts to accomplish the following: (i) the taking of all reasonable acts necessary to cause the conditions precedent set forth in Article 7 to be satisfied, (ii) the obtaining of all necessary actions or nonactions, waivers, consents, approvals, orders and authorizations from Governmental Entities and the making of all necessary registrations, declarations and filings (including registrations, declarations and filings with Governmental Entities, if any) and the taking of all reasonable steps as may be necessary to avoid any suit, claim, action, investigation or proceeding by any Governmental Entity, (iii) the defending of any suits, claims, actions, investigations or proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed and
           (iv) the execution or delivery of any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement. In connection with and without limiting the foregoing, each of Biorelease and PMC and its Board of Directors shall, if any state takeover statute or similar statute or regulation is or becomes applicable to the Merger, this Agreement or any of the transactions contemplated by this Agreement, use all reasonable efforts to ensure that the Merger and the other transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such statute or regulation on the Merger, this Agreement and the transactions contemplated hereby. Notwithstanding anything herein to the contrary, nothing in this Agreement shall be deemed to require Biorelease or PMC or any subsidiary or affiliate thereof to agree to any divestiture by itself or any of its affiliates of shares of capital stock or of any business, assets or property, or the imposition of any material limitation on the ability of any of them to conduct their businesses or to own or exercise control of such assets, properties and stock.

                     (b) PMC shall give prompt notice to Biorelease of any representation or warranty made by it contained in this Agreement becoming untrue or inaccurate, or any


                                    A-38


           failure of PMC to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement, in each case, such that the conditions set forth in Section 7.3(a) or 7.3(b) would not be satisfied, PROVIDED, HOWEVER, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

                     (c) Biorelease shall give prompt notice to PMC of any representation or warranty made by it contained in this Agreement becoming untrue or inaccurate, or any failure of Biorelease to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement, in each case, such that the conditions set forth in Section 7.2(a) or 7.2(b) would not be satisfied, PROVIDED, HOWEVER, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

           6.7 Third Party Consents. As soon as practicable following the date hereof, Biorelease and PMC will each use its commercially reasonable efforts to obtain any consents, waivers and approvals under any of its or its subsidiaries' respective agreements, contracts, licenses or leases required to be obtained in connection with the consummation of the transactions contemplated hereby.

           6.8 Stock Options and Employee Benefits.

                     (a) At the Effective Time, each outstanding option to purchase shares of PMC Common Stock (each, a "PMC Stock Option") under the PMC Stock Option Plan, whether or not exercisable, whether or not vested, shall by virtue of the Merger and without any further action on the part of PMC or the holder thereof, be assumed by Biorelease in such manner that Biorelease (i) is "assuming a stock option in a transaction to which Section 424(a) applied" within the meaning of Section 424 of the Code, or (ii) to the extent that Section 424 of the Code does not apply to any such PMC Stock Options, would be a transaction within Section 424 of the Code. Each PMC Stock Option so assumed by Biorelease under this Agreement will continue to have, and be subject to, the same terms and conditions of such options immediately prior to the Effective Time (including, without limitation, any repurchase rights or vesting provisions), except that (1) each PMC Stock Option will be exercisable (or will become exercisable in accordance with its terms) for the number of whole shares of Biorelease Common Stock equal to the product of the number of shares of PMC Common Stock that were issuable upon exercise of such PMC Stock Option immediately prior to the Effective Time multiplied by the Exchange Ratio, rounded down to the nearest whole number of shares of Biorelease Common Stock and (2) the per share exercise price for the shares of Biorelease Common Stock issuable upon exercise of such assumed PMC Stock Option will be equal to the quotient determined by dividing the exercise price per share of PMC Common Stock at which such PMC Stock Option was exercisable immediately prior to the Effective Time by the Exchange Ratio, rounded up to the nearest whole cent.


                                    A-39


                     (b) It is intended that PMC Stock Options assumed by Biorelease shall qualify following the Effective Time as incentive stock options as defined in Section 422 of the Code to the extent PMC Stock Options qualified as incentive stock options immediately prior to the Effective Time and the provisions of this Section 6.8 shall be applied consistent with such intent.

                     (c) From and after the Effective Time, Biorelease shall grant all employees credit for all service (to the same extent as service with Biorelease is taken into account with respect to similarly situated employees of Biorelease) with PMC prior to the Effective Time for eligibility and vesting purposes.

           6.9 Form S-8. Biorelease agrees to file a registration statement on Form S-8 for the shares of Biorelease Common Stock issuable with respect to assumed PMC Stock Options as soon as is reasonably practicable after the Effective Time (but in any event within five (5) business days of the Effective Time) and intends to maintain the effectiveness of such registration statement thereafter for so long as any of such options or other rights remain outstanding.

           6.10 OTCBB and NASDAQ Listings. Biorelease agrees to apply, at the expense of PMC or the Surviving Corporation, for listing on the OTCBB the shares of Biorelease Common Stock issuable, and those required to be reserved for issuance, in connection with the Merger, upon official notice of issuance. Biorelease will also, as soon as practicable after the date hereof, seek to have all of the common stock of Biorelease listed on the NASDAQ Small Cap Market. The parties acknowledge that the listing on the NASDAQ will require, among other things, that the Form S-4 Registration Statement be declared effective by the SEC and PMC must obtain sufficient funds to satisfy the net worth requirement for initial listing on NASDAQ.

           6.11 PMC Affiliate Agreement. Set forth in the PMC Disclosure
Schedule is a list of those persons who may be deemed to be, in PMC's reasonable judgment, affiliates of PMC within the meaning of Rule 145 promulgated under the Securities Act (each a "PMC Affiliate"). PMC will provide Biorelease with such information and documents as Biorelease reasonably requests for purposes of reviewing such list. PMC will use its commercially reasonable efforts to deliver or cause to be delivered to Biorelease, as promptly as practicable on or following the date hereof, from each PMC Affiliate an executed affiliate agreement in substantially the form attached hereto as EXHIBIT B (the "PMC Affiliate Agreement"), each of which will be in full force and effect as of the Effective Time. Biorelease will be entitled to place appropriate legends on the certificates evidencing any Biorelease Common Stock to be received by a PMC Affiliate pursuant to the terms of this Agreement, and to issue appropriate stop transfer instructions to the transfer agent for the Biorelease Common Stock, consistent with the terms of the PMC Affiliate Agreement.

           6.12 Comfort Letter of Biorelease's Auditors. Prior to the Closing, Biorelease shall cause Berry, Dunn, McNeil & Parker, P.C., certified public accountants to Biorelease, to provide a letter reasonably acceptable to PMC, relating to their audit of the financial statements relating to Biorelease contained in or incorporated by reference in the Form S-4 Registration Statement.

           6.13 Comfort Letter of PMC's Auditors. Prior to the Closing, PMC shall cause Heine & Associates, L.L.P., certified public accountants to PMC, to provide a letter reasonably


                                    A-35


acceptable to Biorelease, relating to their audit of the financial statements relating to PMC contained in or incorporated by reference in the Form S-4 Registration Statement.

           6.14 Biorelease Audit; Accountants' Consent. Biorelease shall cause Berry, Dunn, McNeil & Parker, P.C., certified public accountants to Biorelease, by a target date of August 15, 1999 but in no event later than September 15, 1999; (i) to complete, and to communicate to PMC the results of, an audit of Biorelease's financial statements as of and for the year period ending June 30, 1999 (the "1999 Audit"); and (ii) to provide, upon request, an accountants' consent for the inclusion, in the Proxy Statement/Prospectus, of audit report(s) for the periods required to be included in such Proxy Statement/Prospectus (irrespective of whether an audit for such period is required under SEC rules) (the "Accountants' Consent"). The inclusion of a going concern qualification in the 1999 Audit shall not be deemed to result in a breach of the covenant set forth in this Section 6.14.

           6.15 PMC Accountants' Consent. PMC shall cause Hein + Associates, L.L.P., certified public accountants to PMC, to provide, upon request, an accountants' consent for the inclusion, in the Proxy Statement/Prospectus, of audit report(s) for the periods required to be included in such Proxy Statement/Prospectus (irrespective of whether an audit for such period is required under SEC rules) (the "Accountants' Consent"). The inclusion of a going concern qualification in the 1999 Audit shall not be deemed to result in a breach of the covenant set forth in this Section 6.15.

                                  ARTICLE 7
                           CONDITIONS TO THE MERGER

           7.1 Conditions to Obligations of Each Party to Effect the Merger. The respective obligations of each party to this Agreement to effect the Merger shall be subject to the satisfaction at or prior to the Closing Date of the following conditions:

                     (a) Stockholder Approval. This Agreement shall have been approved and adopted, and the Merger shall have been duly approved, by the requisite vote under applicable law, by the stockholders of PMC and of Biorelease.

                     (b) Form S-4 Registration Statement Effective; Proxy Statement. The SEC shall have declared the Form S-4 Registration Statement effective. No stop order suspending the effectiveness of the Form S-4 Registration Statement or any part thereof shall have been issued and no proceeding for that purpose, and no similar proceeding in respect of the Proxy Statement/Prospectus, shall have been initiated or threatened in writing by the SEC.

                     (c) No Order. No Governmental Entity shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and which has the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger.


                                    A-41


                     (d) Tax Opinion. PMC shall have received a written opinion from its tax counsel, Berry Moorman, P.C., in form and substance reasonably satisfactory to them, to the effect that the Merger will constitute a reorganization within the meaning of
           Section 368(a) of the Code and such opinion shall not have been withdrawn. The parties to this Agreement agree to make such reasonable representations as requested by such counsel for the purpose of rendering such opinions.

                     (e) Cash Held by PMC. PMC currently has a working capital deficit and will seek to raise additional funds through the sale of preferred stock, common stock and/or warrants. At some time within the six months prior to the closing, PMC shall have raised sufficient funds through the sale of preferred stock, common stock and/or warrants or from its operation so that it will have Adjusted Cash (as defined below) of at least $2,000,000 as shown on a balance sheet attested to by PMC's president and CFO. For purposes of the foregoing, the Adjusted Cash shall equal the cash and cash equivalents shown on that balance sheet plus $2,139,460 (PMC's current liabilities and long term shown on that balance sheet plus $2,139,460 (PMC's liabilities as of June 30, 1999) minus the current and long term liabilities shown on that balance sheet. As of the closing, the Adjusted Cash shall equal at least $1,000,000.


           7.2 Additional Conditions to Obligations of PMC. The obligation of PMC to consummate and effect the Merger shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, exclusively by PMC:

                     (a) Representations and Warranties. Each representation and warranty of Biorelease contained in this Agreement (i) shall have been true and correct as of the date of this Agreement and
           (ii) shall be true and correct on and as of the Closing Date with the same force and effect as if made on the Closing Date except,
           (A) in each case, or in the aggregate, as does not constitute a Material Adverse Effect on Biorelease, (B) for changes contemplated by this Agreement and (C) for those representations and warranties which address matters only as of a particular date (which representations shall have been true and correct except as does not constitute a Material Adverse Effect on Biorelease as of such particular date) (it being understood that, for purposes of determining the accuracy of such representations and warranties,
           (i) all "Material Adverse Effect" qualifications and other qualifications based on the word "material" or similar phrases contained in such representations and warranties shall be disregarded and (ii) any update of or modification to the Biorelease Disclosure Schedule made or purported to have been made after the date of this Agreement shall be disregarded). PMC shall have received a certificate with respect to the foregoing signed on behalf of Biorelease by an authorized officer of Biorelease.

                     (b) Agreements and Covenants. Biorelease shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing Date, and PMC shall have received a certificate to such effect signed on behalf of Biorelease by an authorized officer of Biorelease.

                     (c) Material Adverse Effect. No Material Adverse Effect with respect to Biorelease shall have occurred since the date of this Agreement.

                     (d) Net Worth of Biorelease. Biorelease shall have a net worth of at least $0, after accounting for all expenses to be paid by Biorelease hereunder and the spin off of BTI. That net worth shall be shown on a balance sheet prepared by Biorelease's independent auditors.

                     (e) Spin Off of BTI. As set forth in Section 5.2(c), Biorelease shall have spun off or liquidated its operating subsidiary, BTI


                                    A-42


                     (f) Representations by Principal Shareholder. Dr. R. Bruce Reeves, President and a principal shareholder of Biorelease, will execute and deliver to PMC a certificate in which he warrants and represents that, to the best of his knowledge after due investigations, the representations and warranties made herein by Biorelease are true and correct.

           7.3 Additional Conditions to the Obligations of Biorelease. The obligations of Biorelease to consummate and effect the Merger shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, exclusively by
Biorelease:

                     (a) Representations and Warranties. Each representation and warranty of PMC contained in this Agreement (i) shall have been true and correct as of the date of this Agreement and (ii) shall be true and correct on and as of the Closing Date with the same force and effect as if made on and as of the Closing Date except (A) in each case, or in the aggregate, as does not constitute a Material Adverse Effect on PMC (B) for changes contemplated by this Agreement and (C) for those representations and warranties which address matters only as of a particular date (which representations shall have been true and correct except as does not constitute a Material Adverse Effect on PMC as of such particular date) (it being understood that, for purposes of determining the accuracy of such representations and warranties,
           (i) all "Material Adverse Effect" qualifications and other qualifications based on the word "material" or similar phrases contained in such representations and warranties shall be disregarded and (ii) any update of or modification to the PMC Disclosure Schedule made or purported to have been made after the date of this Agreement shall be disregarded). Biorelease shall have received a certificate with respect to the foregoing signed on behalf of PMC by an authorized officer of PMC.

                     (b) Agreements and Covenants. PMC shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it at or prior to the Closing Date, and Biorelease shall have received a certificate to such effect signed on behalf of PMC by the Chief Executive Officer and the Chief Financial Officer of PMC.

                     (c) Material Adverse Effect. No Material Adverse Effect with respect to PMC and its subsidiaries shall have occurred since the date of this Agreement.

                     (d) Affiliate Agreements. Each of the PMC Affiliates shall have entered into the PMC Affiliate Agreement and each of such agreements will be in full force and effect as of the Effective Time.

                                  ARTICLE 8
                      TERMINATION, AMENDMENT AND WAIVER

           8.1 Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after the requisite approvals of the stockholders of PMC or Biorelease:


                                    A-43


                     (a) by mutual written consent duly authorized by the Boards of Directors of Biorelease and PMC;

                     (b) by either PMC or Biorelease if the Merger shall not have been consummated by March 31, 2000 for any reason; PROVIDED, HOWEVER, that the right to terminate this Agreement under this
           Section 8.1(b) shall not be available to any party whose action or failure to act has been a principal cause of or resulted in the failure of the Merger to occur on or before such date and such action or failure to act constitutes a breach of this Agreement;

                     (c) by either PMC or Biorelease if a Governmental Entity shall have issued an order, decree or ruling or taken any other action, in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger, which order, decree, ruling or other action is final and nonappealable;

                     (d) by either PMC or Biorelease if the required approval of the stockholders of PMC contemplated by this Agreement shall not have been obtained by reason of the failure to obtain the required vote at a meeting of PMC stockholders duly convened therefor or at any adjournment thereof (PROVIDED that the right to terminate this Agreement under this Section 8.1(d) shall not be available to PMC where the failure to obtain PMC stockholder approval shall have been caused by the action or failure to act of PMC and such action or failure to act constitutes a breach by PMC of this Agreement);

                     (e) by either PMC or Biorelease if the required approval of the stockholders of Biorelease contemplated by this Agreement shall not have been obtained by reason of the failure to obtain the required vote at a meeting of Biorelease stockholders duly convened therefor or at any adjournment thereof (PROVIDED that the right to terminate this Agreement under this Section 8.1(e) shall not be available to Biorelease where the failure to obtain Biorelease stockholder approval shall have been caused by the action or failure to act of Biorelease and such action or failure to act constitutes a breach by Biorelease of this Agreement);

                     (f) by PMC, upon a breach of any representation, warranty, covenant or agreement on the part of Biorelease set forth in this Agreement, or if any representation or warranty of Biorelease shall have become untrue, in either case such that the conditions set forth in Section 7.2(a) or Section 7.2(b) would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue, PROVIDED that if such inaccuracy in Biorelease's representations and warranties or breach by Biorelease is curable by Biorelease through the exercise of its commercially reasonable efforts, then PMC may not terminate this Agreement under this Section 8.1(f) for thirty days after delivery of written notice from PMC to Biorelease of such breach, provided Biorelease continues to exercise commercially reasonable efforts to cure such breach (it being understood that PMC may not terminate this Agreement pursuant to this paragraph
           (f) if it shall have materially breached this Agreement or if such breach by Biorelease is cured during such thirty day period); or


                                    A-44


                     (g) by Biorelease, upon a breach of any representation, warranty, covenant or agreement on the part of PMC set forth in this Agreement, or if any representation or warranty of PMC shall have become untrue, in either case such that the conditions set forth in Section 7.3(a) or Section 7.3(b) would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue, PROVIDED, that if such inaccuracy in PMC's representations and warranties or breach by PMC is curable by PMC through the exercise of its commercially reasonable efforts, then Biorelease may not terminate this Agreement under this Section 8.1(g) for thirty days after delivery of written notice from Biorelease to PMC of such breach, provided PMC continues to exercise commercially reasonable efforts to cure such breach (it being understood that Biorelease may not terminate this Agreement pursuant to this paragraph (g) if it shall have materially breached this Agreement or if such breach by PMC is cured during such thirty day period).

           8.2 Notice of Termination; Effect of Termination. Any termination of this Agreement under Section 8.1 above will be effective immediately upon the delivery of written notice of the terminating party to the other parties hereto. In the event of the termination of this Agreement as provided in
Section 8.1, this Agreement shall be of no further force or effect, except
(i) as set forth in this Section 8.2, Section 8.3 and Article 9 (General Provisions), each of which shall survive the termination of this Agreement, and (ii) nothing herein shall relieve any party from liability for any willful breach of this Agreement. No termination of this Agreement shall affect the obligations of the parties contained in the Confidentiality Agreement, all of which obligations shall survive termination of this Agreement in accordance with their terms.

           8.3 Fees and Expenses. Except as set forth in this Section 8.3, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses whether or not the Merger is consummated. As used herein, "Post Form 10KSB" when referring to any expenses incurred by Biorelease shall refer to expenses that relate to periods after Biorelease files its Form 10KSB for the year ended June 30, 1999 and shall not include any expenses incurred by Biorelease in preparing that Form 10KSB or the audited financial statements included therein. The Post Form 10KSB expenses of Biorelease that will be reimbursed by PMC hereunder shall not include any fees or expenses relating to the spinoff or liquidation of Biorelease's subsidiary, BTI; except as provided in Section 8.3(c) hereof.

                     (a) Expenses to be paid by PMC. PMC shall pay the following expenses relating to the Merger: the legal fees of its securities counsel, (including all legal fees, expenses related to the preparation and filing of the Form S-4 Registration Statement and the preparation of the Proxy Statement/Prospectus); all audit costs concerning the pre-closing and post-closing audit of PMC, (including the cost of producing any audited or unaudited pro-forma financial statements and/or any audited or unaudited stub financial statements for PMC); any Post Form 10KSB auditor fees incurred by Biorelease for the production of similar pro-forma or stub period financial statements relating to the Merger; the Post Form 10KSB legal and other professional fees incurred by Biorelease relating to the Merger; Biorelease's Post Form 10KSB transfer agent fees and expenses; the Delaware franchise fees and filing fees (to complete the pre-closing capital structure changes called for in this Agreement); all costs relating to press releases made by Biorelease; the cost of


                                    A-45


           printing new stock certificates; the printing, duplication and mailing costs of the shareholders letter, proxy statement, meeting notice, and transmittal form; and the post-closing stock transfer fees for the re-issuance of replacement stock certificates in the new name of Biorelease. Since Biorelease must advance monies and/or incur the forgoing described reimbursable expenses prior to Closing, PMC has advanced to Biorelease a sum of ten thousand ($10,000.00) dollars. PMC shall receive a detailed estimate of all of Biorelease's expenses to be reimbursed by PMC prior to incurring the expenses for which PMC would be obligated. Biorelease shall provide an accounting to PMC for all monies used from PMC advances. PMC shall replenish this expense fund from time to time upon the written request of Biorelease. The written requests for funds shall contain reasonably detailed estimates as to the anticipated additional expenses to be advanced by PMC. The failure of PMC to provide the requested additional funds to Biorelease within ten (10) days after receipt of such written notice, will constitute a default under the terms of this Agreement. The maximum amount of Biorelease's fees and expenses that will be required to be paid by PMC hereunder shall be $40,000, including the $10,000 previously advanced by PMC.

                     (b) Expenses to be paid by Biorelease. Except as set forth in Section 8.3 with respect to certain Post Form 10KSB expenses of Biorelease that will be paid by PMC, Biorelease shall pay the costs related to initiating the following actions: the legal fees of its securities counsel; the cost of an opinion letter by legal counsel regarding present or past litigation; audit fees to its auditors for pre-closing audit work concerning Biorelease only; the cost of preparation of board minutes and resolutions of Biorelease; shareholder consent resolutions; cover letter to transfer agent; various letters to NASD, and other regulatory agencies (concerning the required advance notices of the impending transaction and reverse-stock split); a letter to apply for a new CUSIP number; assistance to PMC on choice and printing of a new stock certificate; and a draft of a transmittal form for the new name replacement stock certificate.

                     (c) Cost of Spinning Off Subsidiary. Biorelease will either spinoff all of the shares of capital stock of its subsidiary, Biorelease Technologies Inc. ("BTI"), to the persons who were shareholders of Biorelease prior to the Merger or sell the assets of BTI and distribute the net proceeds to those shareholders. Except as set forth below, Biorelease will pay all costs of completing those transactions. In the event Biorelease desires to spinoff the shares of capital stock of BTI, then Biorelease will, at its expense, prepare and file any registration statement required to be filed with the SEC and state securities administrators to enable those shares to be issued and pay all costs of printing and distributing the prospectus to those shareholders. However, if that prospectus is able to be distributed to the shareholders of Biorelease concurrently with the proxy statement for the meeting of shareholders of Biorelease called to vote to approve the Merger, then PMC will pay up to $5,000 of the cost of printing that prospectus and will also pay the cost of mailing that prospectus to the shareholders of Biorelease.

           8.4 Amendment. Subject to applicable law, this Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed on behalf of each of Biorelease and PMC.

           8.5 Extension; Waiver. At any time prior to the Effective Time any party hereto may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. Delay in exercising any right under this Agreement shall not constitute a waiver of such right.

                                  ARTICLE 9
                              GENERAL PROVISIONS

           9.1 Non-Survival of Representations and Warranties. The representations and warranties of PMC and Biorelease contained in this Agreement shall terminate at the Effective


                                    A-46


Time, and only the covenants that by their terms survive the Effective Time shall survive the Effective Time.

           9.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or sent via telecopy (receipt confirmed) to the parties at the following addresses or telecopy numbers (or at such other address or telecopy numbers for a party as shall be specified by like notice):

           (a)       if to Biorelease, to:

                               Biorelease Corporation
                               304 Granite St., Suite 200
                               Manchester, N.H. 03102-4004
                               Attn: Dr. Bruce Reeves, Ph. D., President
                               Telephone:  (603) 641-8443
                               Fax:  (603) 641-9535

                     with a copy to:
                               John Lowy, P.C.
                               645 Fifth Ave., 4th Floor
                               New York, NY 10022
                               Attention: John Lowy
                               Telephone:  (212) 371-7799
                               Fax:  (212) 371-8527

           (b)       if to PMC, to:

                               Polar Molecular Corporation
                               4600 S. Ulster Street, Suite 700
                               Denver, Colorado 80237
                               Attn: Mark L. Nelson, President
                               Telephone:  (303) 804-3804
                               Fax:  (303) 804-3825

                     with a copy to:
                               Berry Moorman P.C.
                               600 Woodbridge
                               Detroit, Michigan 48226
                               Attention: Gary D. Bruhn, Esq.
                               Telephone:  (313) 567-1000
                               Fax::   (313) 567-1001

           9.3 Interpretation. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. When reference is made herein to "the business of" an entity, such reference shall be deemed to include the business of all direct and indirect subsidiaries of such entity. Reference to


                                    A-47


the subsidiaries of an entity shall be deemed to include all direct and indirect subsidiaries of such entity.

           9.4 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

           9.5 Entire Agreement; Third Party Beneficiaries. This Agreement and the documents and instruments and other agreements among the parties hereto as contemplated by or referred to herein, including the PMC Disclosure Schedule and the Biorelease Disclosure Schedule (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, it being understood that the Confidentiality Agreement shall continue in full force and effect until the Closing and shall survive any termination of this Agreement; and (b) are not intended to confer upon any other person any rights or remedies hereunder, except as specifically provided in Section 6.10.

           9.6 Severability. In the event that any provision of this Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

           9.7 Other Remedies; Specific Performance. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

           9.8 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Michigan, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof; provided that issues involving the corporate governance of any of the parties hereto shall be governed by their respective jurisdictions of incorporation. Each of the parties hereto irrevocably consents to the exclusive jurisdiction of any state or federal court within the Eastern District of Michigan, in connection with any matter based upon or arising out of this Agreement or the matters contemplated herein, other than issues involving the corporate governance of any of the parties hereto, agrees that


                                    A-43


process may be served upon them in any manner authorized by the laws of the State of Michigan for such persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction and such process.

           9.9 Rules of Construction. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

           9.10 Assignment. No party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

           9.11 Waiver of Jury Trial. EACH OF BIORELEASE AND PMC HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF BIORELEASE OR PMC IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.

           9.12 Amendment of Agreement. The parties agree that, if they can do so in compliance with the Delaware Law and the Utah Law, all applicable securities laws and without adverse tax consequences to themselves or to their shareholders, they will seek to structure the transaction in an alternative format that will achieve their mutual goals but enable them to accomplish those goals more quickly. In the event an alternative structure is agreed to, the parties will amend this Agreement to reflect that alternative structure.

           IN WITNESS WHEREOF, the parties hereto have caused this Amended and Restated Agreement to be executed by their duly authorized respective officers this 20th day of December, 1999 but to be effective as of the date first written above.

                                           POLAR MOLECULAR CORPORATION


                                      By:  /s/     Mark L. Nelson
                                           --------------------------------
                                           Mark L. Nelson, President and CEO


                                           BIORELEASE CORPORATION


                                      By:  /s/     R. Bruce Reeves
                                           --------------------------------
                                          Dr. R. Bruce Reeves, CEO


                                    A-44


                                                                    EXHIBIT A

           FORM OF POLAR MOLECULAR CORPORATION AFFILIATE AGREEMENT

           This AFFILIATE AGREEMENT (the "Agreement") is made and entered into as of July 26, 1999, between BIORELEASE CORP., a Delaware corporation ("Biorelease"), and the undersigned stockholder (the "Affiliate") of POLAR MOLECULAR CORPORATION, a Utah corporation (the "Company").

                                  RECITALS

           A. Biorelease and the Company have entered into an Agreement and Plan of Reorganization (the "Merger Agreement") dated as of July 26, 1999 pursuant to which the Company will merge with and into Biorelease (the "Merger") (capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Merger Agreement);

           B. Pursuant to the Merger, at the Effective Time, outstanding shares of Company Common Stock, including any shares owned by Affiliate, will be converted into the right to receive shares of Biorelease Common Stock;

           C. The execution and delivery of this Agreement by the Affiliate is a material inducement to Biorelease to enter into the Merger Agreement;

           D. It is intended that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986 as amended (the "Code");

           E. The Affiliate has been advised that Affiliate may be deemed to be an "affiliate" of the Company, as the term "affiliate" is used for purposes of paragraphs (c) and (d) of Rule 145 of the Rules and Regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission"), as amended, although nothing contained herein shall be construed as an admission by Affiliate that Affiliate is in fact an "affiliate" of the Company.

                                  AGREEMENT

           NOW, THEREFORE, intending to be legally bound, the parties hereby agree as follows:

           1. COMPLIANCE WITH RULE 145 AND THE SECURITIES ACT.

                     (a) The Affiliate has been advised that (i) the issuance of shares of Biorelease Common Stock in connection with the Merger is expected to be effected pursuant to a Registration Statement on Form S-4 to be filed with the Commission to register the shares of Biorelease Common Stock under the Securities Act of 1933, as amended (the "Securities Act"), and as such will not be deemed "restricted securities" within the meaning of Rule 144 promulgated under the Securities Act, and resale of such shares will not be subject to any restrictions other than as set forth in Rule 145 under the Securities Act (which will not apply if such shares are otherwise transferred pursuant to an effective


                                    A-50


           registration statement under the Securities Act or an appropriate exemption from registration), and (ii) the Affiliate may be deemed to be an "affiliate" of the Company within the meaning of the Securities Act and, in particular, Rule 145 promulgated thereunder. Affiliate accordingly agrees not to sell, transfer, or otherwise dispose of any Biorelease Common Stock issued to the Affiliate in the Merger unless (X) such sale, transfer or other disposition is made in conformity with the requirements of Rule 145(d) promulgated under the Securities Act; (Y) such sale, transfer or other disposition is made pursuant to an effective registration statement under the Securities Act; or (Z) the Affiliate delivers to Biorelease a written opinion of counsel, reasonably acceptable to Biorelease in form and substance, that such sale, transfer, or other disposition is otherwise exempt from registration under the Securities Act. In connection with the obligations of the Affiliate hereunder, Biorelease agrees to file all reports required under the Exchange Act to satisfy the requirements of Rule 144(c) as long as the Affiliate shall be subject to the requirements of Rule 145.

                     (b) Biorelease will give stop transfer instructions to its transfer agent with respect to any Biorelease Common Stock received by Affiliate pursuant to the Merger, and there will be placed on the certificates representing such Common Stock, or any substitutions therefor, a legend stating in substance: "The shares represented by this certificate were issued in a transaction to which Rule 145 applies and may only be transferred in conformity with Rule 145(d), pursuant to an effective registration statement under the Securities Act of 1933, as amended, or in accordance with a written opinion of counsel, reasonably acceptable to the issuer in form and substance, that such transfer is exempt from registration under the Securities Act of 1933, as amended." The foregoing legend shall be removed (by delivery of a substitute certificate without such legend) if the Affiliate delivers to Biorelease (i) satisfactory written evidence that the shares have been sold in compliance with Rule 145 (in which case, the substitute certificate will be issued in the name of the transferee) or (ii) an opinion of counsel, in form and substance reasonably satisfactory to Biorelease, to the effect that public sale of the shares by the holder thereof is no longer subject to Rule 145.

           2. SHARE OWNERSHIP. The Affiliate is the beneficial owner of that number of shares of Company Common Stock (including shares issuable upon exercise of stock options and warrants) as set forth on the signature page hereto (the "Company Securities"). Except for the Company Securities, the Affiliate does not beneficially own any shares of Company Common Stock or any other equity securities of the Company or any options, warrants, or other rights to acquire any equity securities of the Company.

           3. MISCELLANEOUS.

                     (a) For the convenience of the parties hereto, this Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                     (b) This Agreement shall be enforceable by, and shall inure to the benefit of and be binding upon, the parties hereto and their respective successors and assigns. As


                                    A-51


           used herein, the term "successors and assigns" shall mean, where the context so permits, heirs, executors, administrators, trustees and successor trustees, and personal and other representatives.

                     (c) This Agreement shall be governed by and construed, interpreted and enforced in accordance with the internal laws of the State of Michigan.

                     (d) If a court of competent jurisdiction determines that any provision of this Agreement is not enforceable or enforceable only if limited in time or scope, this Agreement shall continue in full force and effect with such provision stricken or so limited.

                     (e) Counsel to the parties to the Merger Agreement shall be entitled to rely upon this Agreement as appropriate.

                     (f) This Agreement shall not be modified or amended, or any right hereunder waived or any obligation excused, except by a written agreement signed by both parties.

           IN WITNESS WHEREOF, the parties have executed this Affiliate Agreement as of the date set forth on the first page of this Agreement.


WITNESS:                               POLAR MOLECULAR CORPORATION


_____________________________     By:  ________________________________
                                       Mark L. Nelson, President and CEO


_____________________________  :       ________________________________
                                       Name:___________________________
                                       Shares beneficially owned:____________


                                    A-47





                                                                      ANNEX B

        PART 13 OF THE UTAH REVISED BUSINESS CORPORATION ACT REGARDING
                    DISSENTERS RIGHTS OF PMC SHAREHOLDERS

ss. 16-10a-1301.  Definitions

For purposes of Part 13:

(1) "Beneficial shareholder" means the person who is a beneficial owner of shares held in a voting trust or by a nominee as the record shareholder.

(2) "Corporation" means the issuer of the shares held by a dissenter before the corporate action, or the surviving or acquiring corporation by merger or share exchange of that issuer.

(3) "Dissenter" means a shareholder who is entitled to dissent from corporate action under Section 16-10a-1302 and who exercises that right when and in the manner required by Sections 16-10a-1320 through 16-10a-1328.

(4) "Fair value" with respect to a dissenter's shares, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action.

(5) "Interest" means interest from the effective date of the corporate action until the date of payment, at the statutory rate set forth in Section 15-1-1, compounded annually.

(6) "Record shareholder" means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares that are registered in the name of a nominee to the extent the beneficial owner is recognized by the corporation as the shareholder as provided in Section 16-10a-723.

(7) "Shareholder" means the record shareholder or the beneficial shareholder.


ss. 16-10a-1302.  Right to dissent

(1) A shareholder, whether or not entitled to vote, is entitled to dissent from, and obtain payment of the fair value of shares held by him in the event of, any of the following corporate actions:

         (a) consummation of a plan of merger to which the corporation is a party if:

                  (i) shareholder approval is required for the merger by
                  Section 16-10a-1103 or the articles of incorporation; or

                  (ii) the corporation is a subsidiary that is merged with its parent under Section 16-10a-1104;

         (b) consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired;

         (c) consummation of a sale, lease, exchange, or other disposition of all, or substantially all, of the property of the corporation for which a shareholder vote is required under Subsection 16-10a-1202(1), but not including a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within one year after the date of sale; and

         (d) consummation of a sale, lease, exchange, or other disposition of all, or substantially all, of the property of an entity controlled by the corporation if the shareholders of the corporation were entitled to vote upon the consent of the corporation to the disposition pursuant to Subsection 16-10a-1202(2).

(2) A shareholder is entitled to dissent and obtain payment of the fair value of his shares in the event of any other corporate action to the extent the articles of incorporation, bylaws, or a resolution of the board of directors so provides.

(3) Notwithstanding the other provisions of this part, except to the extent otherwise provided in the articles of incorporation, bylaws, or a resolution of the board of directors, and subject to the limitations set forth in Subsection (4), a shareholder is not entitled to dissent and obtain payment under Subsection (1) of the fair value of the shares of any class or series of shares which either were listed on a national securities exchange registered under the federal Securities Exchange Act of 1934, as amended, or on the National Market System of the National Association of Securities Dealers Automated Quotation System, or were held of record by more than 2,000 shareholders, at the time of:

         (a) the record date fixed under Section 16-10a-707 to determine the shareholders entitled to receive notice of the shareholders' meeting at which the corporate action is submitted to a vote;

         (b) the record date fixed under Section 16-10a-704 to determine shareholders entitled to sign writings consenting to the proposed corporate action; or

         (c) the effective date of the corporate action if the corporate action is authorized other than by a vote of shareholders.

(4) The limitation set forth in Subsection (3) does not apply if the shareholder will receive for his shares, pursuant to the corporate action, anything except:

         (a) shares of the corporation surviving the consummation of the plan of merger or share exchange;

         (b) shares of a corporation which at the effective date of the plan of merger or share exchange either will be listed on a national securities exchange registered under the federal

         Securities Exchange Act of 1934, as amended, or on the National Market System of the National Association of Securities Dealers Automated Quotation System, or will be held of record by more than 2,000 shareholders;

         (c) cash in lieu of fractional shares; or

         (d) any combination of the shares described in Subsection (4), or cash in lieu of fractional shares.

(5) A shareholder entitled to dissent and obtain payment for his shares under this part may not challenge the corporate action creating the entitlement unless the action is unlawful or fraudulent with respect to him or to the corporation.


ss. 16-10a-1303.  Dissent by nominees and beneficial owners

(1) A record shareholder may assert dissenters' rights as to fewer than all the shares registered in his name only if the shareholder dissents with respect to all shares beneficially owned by any one person and causes the corporation to receive written notice which states the dissent and the name and address of each person on whose behalf dissenters' rights are being asserted. The rights of a partial dissenter under this subsection are determined as if the shares as to which the shareholder dissents and the other shares held of record by him were registered in the names of different shareholders.

(2) A beneficial shareholder may assert dissenters' rights as to shares held on his behalf only if:

         (a) the beneficial shareholder causes the corporation to receive the record shareholder's written consent to the dissent not later than the time the beneficial shareholder asserts dissenters' rights; and

         (b) the beneficial shareholder dissents with respect to all shares of which he is the beneficial shareholder.

(3) The corporation may require that, when a record shareholder dissents with respect to the shares held by any one or more beneficial shareholders, each beneficial shareholder must certify to the corporation that both he and the record shareholders of all shares owned beneficially by him have asserted, or will timely assert, dissenters' rights as to all the shares unlimited on the ability to exercise dissenters' rights. The certification requirement must be stated in the dissenters' notice given pursuant to Section 16-10a-1322.

ss. 16-10a-1320.  Notice of dissenters' rights

(1) If a proposed corporate action creating dissenters' rights under Section 16-10a-1302 is submitted to a vote at a shareholders' meeting, the meeting notice must be sent to all shareholders of the corporation as of the applicable record date, whether or not they are entitled to vote at the meeting. The notice shall state that shareholders are or may be entitled to assert dissenters' rights under this part. The notice must be accompanied by a copy of this part and the materials, if any, that under this chapter are required to be given the shareholders entitled to vote on the proposed action at the meeting. Failure to give notice as required by this subsection does not affect any action taken at the shareholders' meeting for which the notice was to have been given.

(2) If a proposed corporate action creating dissenters' rights under Section 16-10a-1302 is authorized without a meeting of shareholders pursuant to
Section 16-10a-704, any written or oral solicitation of a shareholder to execute a written consent to the action contemplated by Section 16-10a-704 must be accompanied or preceded by a written notice stating that shareholders are or may be entitled to assert dissenters' rights under this part, by a copy of this part, and by the materials, if any, that under this chapter would have been required to be given to shareholders entitled to vote on the proposed action if the proposed action were submitted to a vote at a shareholders' meeting. Failure to give written notice as provided by this subsection does not affect any action taken pursuant to Section 16-10a-704 for which the notice was to have been given.


ss. 16-10a-1321.  Demand for payment -- Eligibility and notice of intent

(1) If a proposed corporate action creating dissenters' rights under Section 16-10a-1302 is submitted to a vote at a shareholders' meeting, a shareholder who wishes to assert dissenters' rights:

(a) must cause the corporation to receive, before the vote is taken, written notice of his intent to demand payment for shares if the proposed action is effectuated; and ss. 16-10a-1321. Demand for payment -- Eligibility and notice of intent

(1) If a proposed corporate action creating dissenters' rights under Section 16-10a-1302 is submitted to a vote at a shareholders' meeting, a shareholder who wishes to assert dissenters' rights:

         (a) must cause the corporation to receive, before the vote is taken, written notice of his intent to demand payment for shares if the proposed action is effectuated; and

         (b) may not vote any of his shares in favor of the proposed action.

(2) If a proposed corporate action creating dissenters' rights under Section 16-10a-1302 is authorized without a meeting of shareholders pursuant to
Section 16-10a-704, a shareholder who wishes to assert dissenters' rights may not execute a writing consenting to the proposed corporate action.

(3) In order to be entitled to payment for shares under this part, unless otherwise provided in the articles of incorporation, bylaws, or a resolution adopted by the board of directors, a shareholder must have been a shareholder with respect to the shares for which payment is demanded as of the date the proposed corporate action creating dissenters' rights under Section 16-10a-1302 is approved by the shareholders, if shareholder approval is required, or as of the effective date of the corporate action if the corporate action is authorized other than by a vote of shareholders.

(4) A shareholder who does not satisfy the requirements of Subsections (1) through (3) is not entitled to payment for shares under this part.


ss. 16-10a-1322.  Dissenters' notice

(1) If proposed corporate action creating dissenters' rights under Section 16-10a-1302 is authorized, the corporation shall give a written dissenters' notice to all shareholders who are entitled to demand payment for their shares under this part.

(2) The dissenters' notice required by Subsection (1) must be sent no later than ten days after the effective date of the corporate action creating dissenters' rights under Section 16-10a-1302, and shall:

         (a) state that the corporate action was authorized and the effective date or proposed effective date of the corporate action;

         (b) state an address at which the corporation will receive payment demands and an address at which certificates for certificated shares must be deposited;

         (c) inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;

         (d) supply a form for demanding payment, which form requests a dissenter to state an address to which payment is to be made;

         (e) set a date by which the corporation must receive the payment demand and by which certificates for certificated shares must be deposited at the address indicated in the dissenters' notice, which dates may not be fewer than 30 nor more than 70 days after the date the dissenters' notice required by Subsection (1) is given;

         (f) state the requirement contemplated by Subsection 16-10a-1303(3), if the requirement is imposed; and

         (g) be accompanied by a copy of this part.

ss. 16-10a-1323.  Procedure to demand payment

(1) A shareholder who is given a dissenters' notice described in Section 16-10a-1322, who meets the requirements of Section 16-10a-1321, and wishes to assert dissenters' rights must, in accordance with the terms of the dissenters' notice:

         (a) cause the corporation to receive a payment demand, which may be the payment demand form contemplated in Subsection
         16-10a-1322(2)(d), duly completed, or may be stated in another writing;

         (b) deposit certificates for his certificated shares in accordance with the terms of the dissenters' notice; and

         (c) if required by the corporation in the dissenters' notice described in Section 16-10a-1322, as contemplated by Section 16-10a-1327, certify in writing, in or with the payment demand, whether or not he or the person on whose behalf he asserts dissenters' rights acquired beneficial ownership of the shares before the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action creating dissenters' rights under Section 16-10a-1302.

(2) A shareholder who demands payment in accordance with Subsection (1) retains all rights of a shareholder except the right to transfer the shares until the effective date of the proposed corporate action giving rise to the exercise of dissenters' rights and has only the right to receive payment for the shares after the effective date of the corporate action.

(3) A shareholder who does not demand payment and deposit share certificates as required, by the date or dates set in the dissenters' notice, is not entitled to payment for shares under this part.


ss. 16-10a-1324.  Uncertificated shares

(1) Upon receipt of a demand for payment under Section 16-10a-1323 from a shareholder holding uncertificated shares, and in lieu of the deposit of certificates representing the shares, the corporation may restrict the transfer of the shares until the proposed corporate action is taken or the restrictions are released under Section 16-10a-1326.

(2) In all other respects, the provisions of Section 16-10a-1323 apply to shareholders who own uncertificated shares.


ss. 16-10a-1325.  Payment

(1) Except as provided in Section 16-10a-1327, upon the later of the effective date of the corporate action creating dissenters' rights under
Section 16-10a-1302, and receipt by the corporation of each payment demand pursuant to Section 16-10a-1323, the corporation shall pay the amount the corporation estimates to be the fair value of the dissenter's shares, plus interest to each dissenter who has complied with Section 16-10a-1323, and who meets the requirements of Section 16-10a-1321, and who has not yet received payment.

(2) Each payment made pursuant to Subsection (1) must be accompanied by:

         (a) (i) (A) the corporation's balance sheet as of the end of its most recent fiscal year, or if not available, a fiscal year ending not more than 16 months before the date of payment; (B) an income statement for that year; (C) a statement of changes in shareholders' equity for that year and a statement of cash flow for that year, if the corporation customarily provides such statements to shareholders; and (D) the latest available interim financial statements, if any;

         (ii) the balance sheet and statements referred to in Subsection (i) must be audited if the corporation customarily provides audited financial statements to shareholders;

         (b) a statement of the corporation's estimate of the fair value of the shares and the amount of interest payable with respect to the shares;

         (c) a statement of the dissenter's right to demand payment under
         Section 16-10a-1328; and

         (d) a copy of this part.


ss. 16-10a-1326.  Failure to take action

(1) If the effective date of the corporate action creating dissenters' rights under Section 16-10a-1302 does not occur within 60 days after the date set by the corporation as the date by which the corporation must receive payment demands as provided in Section 16-10a-1322, the corporation shall return all deposited certificates and release the transfer restrictions imposed on uncertificated shares, and all shareholders who submitted a demand for payment pursuant to Section 16-10a-1323 shall thereafter have all rights of a shareholder as if no demand for payment had been made.

(2) If the effective date of the corporate action creating dissenters' rights under Section 16-10a-1302 occurs more than 60 days after the date set by the corporation as the date by which the corporation must receive payment demands as provided in Section 16-10a-1322, then the corporation shall send a new dissenters' notice, as provided in Section 16-10a-1322, and the provisions of Sections 16-10a-1323 through 16-10a-1328 shall again be applicable.


ss. 16-10a-1327. Special provisions relating to shares acquired after announcement of proposed corporate action

(1) A corporation may, with the dissenters' notice given pursuant to Section 16-10a-1322, state the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action creating dissenters' rights under Section 16-10a-1302 and state that a shareholder who asserts dissenters' rights must certify in writing, in or with the payment demand, whether or not he or the person on whose behalf he asserts dissenters' rights acquired beneficial ownership of the shares before that date. With respect to any dissenter who does not certify in writing, in or with the payment demand that he or the person on whose behalf the dissenters' rights are being asserted, acquired beneficial ownership of the shares before that date, the corporation may, in lieu of making the payment provided in
Section 16-10a-1325, offer to make payment if the dissenter agrees to accept it in full satisfaction of his demand.

(2) An offer to make payment under Subsection (1) shall include or be accompanied by the information required by Subsection 16-10a-1325(2).

ss. 16-10a-1328.  Procedure for shareholder dissatisfied with payment or offer

(1) A dissenter who has not accepted an offer made by a corporation under
Section 16-10a-1327 may notify the corporation in writing of his own estimate of the fair value of his shares and demand payment of the estimated amount, plus interest, less any payment made under Section 16-10a-1325, if:

         (a) the dissenter believes that the amount paid under Section 16-10a-1325 or offered under Section 16-10a-1327 is less than the fair value of the shares;

         (b) the corporation fails to make payment under Section 16-10a-1325 within 60 days after the date set by the corporation as the date by which it must receive the payment demand; or

         (c) the corporation, having failed to take the proposed corporate action creating dissenters' rights, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares as required by Section 16-10a-1326.

(2) A dissenter waives the right to demand payment under this section unless he causes the corporation to receive the notice required by Subsection (1) within 30 days after the corporation made or offered payment for his shares.


ss. 16-10a-1330.  Judicial appraisal of shares -- Court action

(1) If a demand for payment under Section 16-10a-1328 remains unresolved, the corporation shall commence a proceeding within 60 days after receiving the payment demand contemplated by Section 16-10a-1328, and petition the court to determine the fair value of the shares and the amount of interest. If the corporation does not commence the proceeding within the 60-day period, it shall pay each dissenter whose demand remains unresolved the amount demanded.

(2) The corporation shall commence the proceeding described in Subsection (1) in the district court of the county in this state where the corporation's principal office, or if it has no principal office in this state, the county where its registered office is located. If the corporation is a foreign corporation without a registered office in this state, it shall commence the proceeding in the county in this state where the registered office of the domestic corporation merged with, or whose shares were acquired by, the foreign corporation was located.

(3) The corporation shall make all dissenters who have satisfied the requirements of Sections 16-10a-1321, 16-10a-1323, and 16-10a-1328, whether or not they are residents of this state whose demands remain unresolved, parties to the proceeding commenced under Subsection (2) as an action against their shares. All such dissenters who are named as parties must be served with a copy of the petition. Service on each dissenter may be by registered or certified mail to the address stated in his payment demand made pursuant to Section 16-10a-1328. If no address is stated in the payment demand, service may be made at the address stated in the payment demand given pursuant to Section 16-10a-1323. If no address is stated in the payment demand, service may be made at the address shown on the corporation's current record of shareholders for the record shareholder holding the dissenter's shares. Service may also be made otherwise as provided by law.

(4) The jurisdiction of the court in which the proceeding is commenced under Subsection (2) is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend decision on the question of fair value. The appraisers have the powers described in the order appointing them, or in any amendment to it. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

(5) Each dissenter made a party to the proceeding commenced under Subsection
(2) is entitled to judgment:

         (a) for the amount, if any, by which the court finds that the fair value of his shares, plus interest, exceeds the amount paid by the corporation pursuant to Section 16-10a-1325; or

         (b) for the fair value, plus interest, of the dissenter's after-acquired shares for which the corporation elected to withhold payment under Section 16-10a-1327.


ss. 16-10a-1331.  Court costs and counsel fees

(1) The court in an appraisal proceeding commenced under Section 16-10a-1330 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds that the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under
Section 16-10a-1328.

(2) The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable:

         (a) against the corporation and in favor of any or all dissenters if the court finds the corporation did not substantially comply with the requirements of Sections 16-10a-1320 through 16-10a-1328; or

         (b) against either the corporation or one or more dissenters, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this part.

(3) If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to those counsel reasonable fees to be paid out of the amounts awarded the dissenters who were benefited.

                                                                      ANNEX C

        SECTION 262 OF THE DELAWARE GENERAL CORPORATION LAW REGARDING
                      APPRAISAL RIGHTS OF SHAREHOLDERS

ss. 262. Appraisal rights

   (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to ss. 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

   (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to ss. 251 (other than a merger effected pursuant to ss. 251(g) of this title), ss. 252, ss. 254, ss. 257, ss. 258, ss. 263 or ss. 264
of this title:

               (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of ss. 251 of this title.

               (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to ss.ss. 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

                           a. Shares of stock of the corporation surviving or
                  resulting from such merger or consolidation, or depository receipts in respect thereof;


                                     C-1



                           b. Shares of stock of any other corporation, or
                  depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

                           c. Cash in lieu of fractional shares or fractional
                  depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

                           d. Any combination of the shares of stock,
                  depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

               (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under ss. 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

   (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

   (d) Appraisal rights shall be perfected as follows:

               (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

                                     C-2


               (2) If the merger or consolidation was approved pursuant to ss. 228 or ss. 253 of this title, each consitutent corporation, either before the effective date of the merger or consolidation or within ten days thereafter, shall notify each of the holders of any class or series of stock of such constitutent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section; provided that, if the notice is given on or after the effective date of the merger or consolidation, such notice shall be given by the surviving or resulting corporation to all such holders of any class or series of stock of a constituent corporation that are entitled to appraisal rights. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constitutent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constitutent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constitutent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

   (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have

                                     C-3



been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

   (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

   (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

   (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

   (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the

                                     C-4



case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

   (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

   (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or +9thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

   (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

                                     C-5


                                                                      ANNEX D

          FORM OF CHARTER AMENDMENT TO AUTHORIZE 1,000,000 SHARES OF PREFERRED STOCK AND DESIGNATE 100,000 SHARES AS SERIES A
                         CONVERTIBLE PREFERRED STOCK

Article Four of the Certificate of Incorporation of Biorelease Corp. would be replaced with the following if the Charter Amendment and the Reverse Stock Split are approved.

FOURTH

         A. General. The Corporation is authorized to issue a total of 50,000,000 shares of common stock, par value $.01 per share, and 1,000,000 shares of preferred stock.

         B. Reverse Split of Common Stock. Effective immediately prior to the merger of the Corporation and Polar Molecular Corporation, a Utah corporation on __________, 2000 (the "Split Effective Time"), each share of the Corporation's common stock that was outstanding or held as treasury shares as of the Split Effective Time (the "Old Common Stock") shall be automatically changed and reclassified, as of the Split Effective Time and without further action, into one twenty fifth (.04) of a fully paid and nonassessable share of the Corporation's common stock. The Corporation shall not issue fractional shares on account of that reverse split. Each person who would otherwise be entitle to receive a fraction of a share of common stock (after aggregating all fractional shares of common stock that otherwise would be received by such holder) shall be entitled to receive from the Corporation a number of shares rounded to the nearest whole share (i.e., fractions of less than .5 will be rounded down and fractions of .5 or more will be rounded up).

         C.       Preferred Stock.

                  1. The shares of Preferred Stock authorized by this Certificate of Incorporation may be issued from time to time in one or more series. For any wholly unissued series of Preferred Stock, the Board of Directors is hereby authorized to fix and alter the dividend rights, dividend rates, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), redemption prices, liquidation preferences, the number of shares constituting any such series and the designation thereof, or any of them.

                  2. For any series of Preferred Stock having issued and outstanding shares, the Board of Directors is further authorized to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of such series when the number of shares of such series was originally fixed by the Board of Directors, but such increase or decrease shall be subject to the limitations and restrictions stated in the resolution of the Board of Directors originally fixing the number of shares of such series, if any. If the number of shares of any series is so decreased, then the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number if shares of such series.

                                     D-1


         D.       Series A Preferred Stock.

                  1. Designations. One Hundred Thousand authorized shares of Preferred Stock shall be issued in and as a series to be designated the "Series A 12% Cumulative Convertible Senior Preferred Stock" (the "Series A Preferred Stock").

                  2. Rank. Each share of the Series A Preferred Stock shall have the same relative rights and preferences as, and shall be identical in all respects with, all other shares of the Series A Preferred Stock. Except as may be authorized by a vote of the holders of the Series A Preferred Stock in accordance with Section 5, the Series A Preferred Stock shall rank senior to any other series of preferred stock now or hereafter issued by the Corporation.

                  3.       Dividends.

                           (a) The Series A Preferred Stock will be issued
                  for $100.00 per share (the "Issue Price"). The holders of shares of the Series A Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors of the Corporation and out of the assets of the Corporation legally available therefor, cumulative cash dividends at the rate per annum of Twelve percent (12%) of the Issue Price per share, from the date of issuance of such shares until such shares are converted or redeemed hereunder, and payable quarterly on the last day of March, June, September and December in each year, commencing on December 31, 1999.

                           (b) Notwithstanding the foregoing, during the
                  period beginning January 1, 2002, if there is an established trading market for the Corporation's Common Stock, the Corporation shall have the option to pay the dividends in the form of shares of the Corporation's Common Stock rather than in cash. In that event, the shares to be issued would be valued at fifty percent (50%) of the Current Market Price Per Share (as defined below) of the Corporation's Common Stock on the dividend payment date. For the purpose of this subsection, the Current Market Price Per Share of Common Stock at any date shall be the average of the daily closing prices for the twenty (20) business days before the date of such computation. The closing price for each day shall be (a) the last reported sale price regular way or, in case no reported such sale takes place on such day, the average of the closing bid and asked prices regular way for such day, in either case on the principal national securities exchange in the United States on which the shares are listed or admitted to trading, or (b) if the shares are not listed or admitted to trading on any national securities exchange in the United States, but are traded in the over-the-counter market in the United States, the average of the closing bid and asked prices of the Common Stock on NASDAQ, the OTCBB or any comparable system, or (c) if the Common Stock is not listed on NASDAQ, the OTCBB or a comparable system, then the average of the closing bid and asked prices as furnished by two members of the National Association of Securities Dealers, Inc. selected from time to time by the Corporation for that purpose.

                                     D-2


                           (c) In computing the amount of dividends accrued
                  in respect of a fraction of a calendar quarter, such amount shall be pro rated on the basis of a 360-day year. Any dividends on the Series A Preferred Stock which are not paid within 30 days after the date upon which payment thereof is due shall bear interest at the rate of Twelve percent (12%) per annum from such date until paid.

                           (d) Dividends on the Series A Preferred Stock
                  shall be payable before any dividends or distributions shall be paid upon, or declared and set apart for, any Junior Stock (as defined below) and before any repurchase, redemption, retirement or other acquisition for valuable consideration of any shares of Junior Stock (other than upon conversion thereof into Common Stock) shall be effected, so that if in any quarterly dividend period all dividends at the rate fixed above accrued from the date of issuance of any shares of the Series A Preferred Stock shall not have been paid, or declared and set apart for payment, the deficiency shall be fully paid or set apart for payment, together with interest thereon as provided above, before any dividends or distributions shall be paid upon, or set apart for, or any repurchase, redemption, retirement or other acquisition for valuable consideration is effected of, the Junior Stock (other than upon conversion thereof into Common Stock). As used herein "Junior Stock" shall mean the Corporation's Common Stock and each other class or series of the Corporation's capital stock, whether common or preferred, the terms of which do not provide that shares of that class or series shall rank senior to or on a parity with the Series A Preferred Stock as to distributions of dividends and distributions upon the liquidation of the Corporation.

                  4. Preference on Liquidation. The Series A Preferred Stock shall be preferred with respect to both earnings and assets of the Corporation. In the event of the voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, the holders of shares of the Series A Preferred Stock shall be entitled, before any payment or distribution of the assets of the Corporation shall be made or set apart to the holders of Junior Stock, to receive from the net assets of the Corporation available for distribution to shareholders cash in an amount equal to the Issue Price of such shares, together with any accrued and unpaid dividends and any other amounts which may be payable with respect to such shares pursuant to Sections 3 and 6 hereof to the date of final distribution to the holders of the Series A Preferred Stock. The holders of shares of the Series A Preferred Stock shall be entitled to no further participation in any assets of the Corporation. In the event the holders of the Series A Preferred Stock agree pursuant to
         Section 5 to the authorization of any shares of Parity Stock (as defined in Section 5(a)) and if, upon any liquidation, dissolution or winding-up of the Corporation, the assets of the Corporation distributable among the holders of the shares of the Series A Preferred Stock and the Parity Stock shall be insufficient to permit the payment in full to such holders of the aforementioned preferential amounts, then the entire assets of the Corporation or the proceeds thereof available for that distribution shall be distributed ratably among the holders of all of the outstanding shares of the Series A Preferred Stock and the Parity Stock in proportion to the full preferential amounts to which they are respectively

                                     D-3


         entitled. Neither the consolidation or merger of the Corporation with or into any other corporation, nor the merger or consolidation of any other corporation into or with the Corporation, nor the sale, lease, exchange or conveyance of all or any part of the assets of the Corporation, shall be deemed to be a dissolution, liquidation or winding-up of the Corporation for the purposes of this Section 4.

                  5. Voting. Except as may otherwise be required by law or the provisions of this Section 5, the holders of shares of the Series A Preferred Stock shall not be entitled to vote upon any matter; provided, however, that so long as any shares of the Series A Preferred Stock shall be outstanding and unless the consent or vote of a greater number of shares shall then be required by law, the consent or approval of the holders of at least a majority of the total number of shares of the Series A Preferred Stock, voting as one class, at the time outstanding, given in person or by proxy at a meeting at which the holders of shares of the Series A Preferred Stock shall be entitled to vote separately as a class, shall be necessary for effecting or validating each of the following:

                           (a) The authorization, or any increase in the
                  authorized amount, of any class or series of capital stock of the Corporation (i) having any preference or priority as to dividends or upon liquidation (referred to herein as "Senior Stock") over the Series A Preferred Stock or (ii) that shall be equal in right and rank pari passu with the Series A Preferred Stock as to dividends or upon liquidation (referred to herein as "Parity Stock") or (iii) convertible into the Series A Preferred Stock;

                           (b) The reclassification of any shares of capital
                  stock into shares of Senior Stock or Parity Stock or into shares of capital stock of the Corporation convertible into the Series A Preferred Stock;

                           (c) The authorization of any security exchangeable
                  for, convertible into, or evidencing the right to purchase any shares of Senior Stock or Parity Stock or shares of capital stock of the Corporation convertible into the Series A Preferred Stock;

                           (d) The amendment, alteration or repeal of any
                  provision of the Articles of Incorporation of the Corporation or any certificate amendatory thereof or supplemental thereto, so as to alter or change any of the preferences, rights or powers of the Series A Preferred Stock; or

                           (e) The voluntary liquidation, dissolution or
                  winding-up of the Corporation, the sale or exchange of all or substantially all of the assets of the Corporation or the merger or consolidation of the Corporation with or into any other corporation; provided, however, that no vote of the holders of the Series A Preferred Stock as a class hereunder shall be required in the case of a merger or consolidation or a sale or exchange of the assets of the Corporation if: (i) after such transaction, the resulting, surviving or acquiring corporation shall have no stock either authorized or outstanding (except such stock of the Corporation as

                                     D-4



                  may have been authorized or outstanding immediately preceding such transaction, or such stock of the resulting, surviving or acquiring corporation as may be issued in exchange therefor) ranking prior to, or on a parity with, the Series A Preferred Stock or the stock of the resulting, surviving or acquiring corporation issued in exchange therefor; and (ii) each holder of shares of the Series A Preferred Stock immediately preceding such transaction shall continue to hold such shares of the Series A Preferred Stock or shall receive in exchange therefor the same number of shares of stock, with substantially the same preferences, rights and powers, of the resulting, surviving or acquiring corporation.

                  6.       Redemption.

                           (a) Redemption by the Corporation. Commencing
                  January 1, 2005, the Corporation shall have the right, but not the obligation, to redeem up to One Hundred percent (100%) of the then outstanding shares of Series A Preferred Stock at a price of $109.00 per share plus all accrued and unpaid dividends (and interest, if any) on such shares through and including the date selected by the Corporation for such redemption in accordance with this Section 6 (the "Redemption Date"). In the event of any redemption pursuant to this Section 6, the Corporation shall determine the shares to be redeemed by random selection among all of the outstanding Series A Preferred Stock.

                           The Corporation shall notify the holders of record
                  of shares of the Series A Preferred Stock that are to be redeemed of any such redemption by mailing, by prepaid certified or registered mail, a written notice of redemption not less than ten (10) nor more than thirty (30) days prior to any Redemption Date at their respective addresses appearing on the stock transfer books of the Corporation. Any such holder shall be entitled to receive payment upon such redemption only upon surrender to the Corporation, at the address set forth in its notice of redemption, of the certificates representing such holder's shares of the Series A Preferred Stock called for redemption by the Corporation. The holders of shares of the Series A Preferred Stock shall have the right to convert such shares, in accordance with the provisions of Section 7 hereof, at any time up to the close of business on the Redemption Date.

                           (b) Failure to Effect Redemption. In the event
                  that the Corporation fails to make redemption in full on any Redemption Date, interest shall accrue and be payable on the unpaid redemption amount at the rate of Twelve percent (12%) per annum from such Redemption Date until paid, and dividends (and interest thereon, if any) shall continue to be payable on the Series A Preferred Stock as provided in Section 3 hereof.

                           (c) Effect of Redemption. On and after any
                  Redemption Date (unless the Corporation defaults in the payment or provision for payment (as set forth below) in respect of such redemption), the holders of shares of the Series A Preferred Stock being redeemed shall cease to be shareholders of the Corporation

                                     D-5


                  with respect to such shares and shall have no interest in the Corporation by virtue thereof and shall have no voting or other rights with respect thereto except the right to receive payment of all amounts payable upon such redemption as provided in this Section 6, and such shares shall be deemed to have been redeemed and to be no longer outstanding. In the event that any certificates representing any shares of the Series A Preferred Stock have not on or prior to any Redemption Date been surrendered to the Corporation for cancellation in exchange for payment of the redemption price, the Corporation may set aside, with such escrow agent as shall be designated by it, sufficient funds to provide for the redemption payment with respect to such shares to be made upon surrender or such certificates. No shares of the Series A Preferred Stock so redeemed shall be reissued or otherwise disposed of, and no shares of the Series A Preferred Stock shall be issued in lieu thereof, and the Corporation shall cause all shares redeemed to be retired and cancelled in the manner provided by law.

                           (d) No Sinking Fund. The Series A Preferred Stock
                  shall not be entitled to the benefit of any sinking fund to be applied to the redemption thereof.

                  7.       Conversion.

                           (a) Conversion and Conversion Price. Subject to
                  the terms and conditions of this Section 7, each of the holders of shares of the Series A Preferred Stock shall have the option, at any time and from time to time, to convert each of such shares into shares of Common Stock at a rate of one share of Common Stock for each $3.00 of Issue Price of the shares so converted or, in case an adjustment of such conversion rate has taken place pursuant to the further provisions of this Section 7, then at the conversion rate as last adjusted and in effect at the date the certificates for such shares of the Series A Preferred Stock are surrendered for conversion (such price or such price as last adjusted, as the case may be, being referred to herein as the "Conversion Price"). In order to exercise such conversion privilege, any such holder shall surrender to the Corporation at its principal offices (i) the certificates for the shares of the Series A Preferred Stock to be converted, (ii) a notice (a "Conversion Notice") that such holder elects to convert such shares in accordance with the provisions of this Section 7(a) and (iii) an investment letter in form satisfactory to the Corporation to ensure compliance with the provisions of the Securities Act of 1933 and applicable state securities laws. In the event that such holder elects to convert only a portion of the number of shares of the Series A Preferred Stock covered by a certificate surrendered for conversion, the Corporation shall issue and deliver to such holder, a certificate or certificates for the number of full shares of the Series A Preferred Stock not converted.

                           (b) Issuance of Certificates; Time Conversion
                  Effected. Promptly after the receipt of a Conversion Notice and surrender of certificates as aforesaid, the Corporation shall issue and deliver to such holder, registered in such name or names as such holder may direct, a certificate or certificates for the number of full shares of Common Stock issuable upon the conversion of the shares surrendered

                                     D-6


                  therefor. To the extent permitted by law, such conversion shall be deemed to have been effected and the Conversion Price shall be determined, as of the close of business on the date on which the Conversion Notice shall have been received by the Corporation and such shares of the Series A Preferred Stock shall have been surrendered as aforesaid, and at such time the rights of such holder as to such shares surrendered shall cease and the person in whose name any certificate or certificates for shares of Common Stock shall then be issuable upon such conversion shall be deemed to have become the holder of record of the shares of Common Stock represented thereby; provided, however, that no such surrender of such shares or any portion thereof on any date when the stock transfer books of the Corporation shall be closed shall be effective to constitute the person entitled to receive shares of Common Stock upon such conversion as the record holder of such shares of Common Stock on such date, but such surrender of such shares or any portion thereof shall be effective to constitute the person entitled to receive such shares of Common Stock as the record holder thereof for all purposes at the opening of business on the next succeeding business day on which such stock transfer books are open; provided, however, that such conversion shall nevertheless be at the Conversion Price in effect at the close of business on the date when such Conversion Notice shall have been received by the Corporation and the certificates for such shares shall have been surrendered as aforesaid. If the last day for the conversion of the Series A Preferred Stock at the place of surrender shall not be a business day, then the last day for such conversion at such place shall be the next succeeding business day.

                           (c) Fractional Shares; Accrued Interest; Partial
                  Conversion. No fractional shares shall be issued upon conversion of any of the Series A Preferred Stock and no payment or adjustment shall be made upon any such conversion on account of any cash dividends on the Common Stock issued upon such conversion. At the time of each conversion of any shares of the Series A Preferred Stock, the Corporation shall pay in cash all accrued and unpaid dividends (and interest thereon, if any) on the shares surrendered for conversion to the date upon which the conversion is deemed to take place as provided in Section 7(b) hereof. If any fractional interest in a share of Common Stock would, except for the provisions of the first sentence of this Section 7(c), be deliverable upon the conversion of the Series A Preferred Stock, the Corporation shall deliver a full share thereof in lieu of such fractional share, at no cost to the holder thereof.

                           (d) Adjustment of Conversion Price Upon the
                  Occurrence of Certain Events. The Conversion Price shall be subject to adjustment as follows:

                                    (i) Stock Splits, Combinations and
                           Reclassifications. In case the Corporation shall increase or decrease the number of its issued and outstanding shares of Common Stock by means of (A) the payment of a stock dividend; (B) a stock split or subdivision of shares; (C) a consolidation or combination of shares; or (D) a reclassification or recapitalization involving its Common Stock, then the Conversion Price in

                                     D-7




                           effect immediately prior thereto shall be adjusted by dividing (I) the number of shares of Common Stock outstanding immediately prior to the occurrence of any of the events described above multiplied by the Conversion Price in effect immediately prior to such occurrence, by (II) the total number of shares of Common Stock outstanding immediately after such occurrence, so that the holder of any share of the Series A Preferred Stock shall be entitled to receive the number of shares of Common Stock which it would have owned or have been entitled to receive after the happening of any of the events described above, had such holder converted such shares in full immediately prior to the happening of such event. As an example, if the Corporation were to declare a 2-for-1 stock split, then the Conversion Price would decrease from $3.00 to $1.50 per share. Such adjustment shall be made whenever any of the events listed above shall occur. An adjustment made pursuant to this Section 7(d)(i) shall become effective immediately after the effective date of the subdivision, combination or reclassification, as the case may be.

                                    (ii) Issuance of Assets or Securities on
                           Common Stock. In case the Corporation shall distribute to all holders of shares of its Common Stock evidences of its indebtedness or assets (excluding cash dividends) or options, rights or warrants to purchase shares of Common Stock, then the Conversion Price shall be adjusted by multiplying the Conversion Price in effect immediately prior to such distribution by a fraction, the denominator of which shall be such Conversion Price and the numerator of which shall be such Conversion Price less the fair market value (as determined by the Corporation's then independent certified accountants) of the portion of such evidences of indebtedness, assets, options, warrants, rights or Convertible Securities attributable to one share of Common Stock. Such adjustment shall be made whenever any such distribution is made and shall become effective retroactively immediately after the record date for the determination of shareholders entitled to receive such distribution.

                                    (iii) Intentionally omitted.

                                    (iv) Market Price Adjustment. On a date
                           that is the later of: (a) December 31, 2000 or (b) Twelve (12) months after the consummation of the merger between the Corporation and Polar Molecular Corporation (the "Adjustment Date"), the Corporation will adjust the Conversion Price if the Current Market Price Per Share (as defined in
                           Section 3(b)) of the Corporation's Common Stock is less than $3.00 per share. In that event, the Conversion Price will be adjusted to equal to the Current Market Price Per Share but not less than $1.50 per share.

                                    (v) Minimum Adjustments. Notwithstanding
                           the foregoing, no adjustment of the Conversion Price shall be made in an amount less than $.001 per share, but any such lesser adjustment shall be carried forward

                                     D-8



                           and shall be made at the time and together with the next subsequent adjustment which together with any adjustments so carried forward shall amount to $.001 per share or more, provided that upon any adjustment of the Conversion Price as a result of any dividend or distribution payable in Common Stock or the reclassification, subdivision or combination of Common Stock into a greater or smaller number of shares, the foregoing figure of $.001 per share (or such figure as last adjusted) shall be adjusted (to the nearest cent) in proportion to the adjustment in the Conversion Price.

                                    (vi) Record Date; Treasury Stock. In case
                           the Corporation shall take a record of the holders of its Common Stock for the purpose of entitling them (A) to receive a dividend or other distribution payable in Common Stock or in evidences of indebtedness, assets, options, warrants, rights or Convertible Securities or (B) to subscribe for or purchase Common Stock, then such record date shall be deemed to be the date of the issuance or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Corporation.

                                    (vii) Notice of Adjustment. Upon any
                           adjustment of the Conversion Price, the
                           Corporation shall give written notice thereof to each holder of shares of the Series A Preferred Stock, which notice shall state the Conversion Price resulting from such adjustment, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

                           (e) Reorganization, Reclassification,
                  Consolidation, Merger or Sale. If any capital reorganization or reclassification of capital stock of the Corporation, or any consolidation or merger of the Corporation with another corporation, or the sale of all or substantially all of its assets to another corporation, shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, lawful and adequate provision shall be made whereby any holder of shares of the Series A Preferred Stock shall thereafter have the right to receive upon the basis and upon the terms and conditions specified herein and in lieu of the shares of the Common Stock of the Corporation immediately theretofore receivable upon the conversion of shares of the Series A Preferred Stock, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such stock immediately theretofore so receivable had such reorganization, reclassification, consolidation, merger or sale not taken place, and

                                     D-9


                  in any such case appropriate provision shall be made with respect to the rights and interests of such holder to the end that the provisions hereof (including, without limitation, provisions for adjustment of the Conversion Price) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise of such conversion rights (including an immediate adjustment, by reason of such consolidation or merger, of the Conversion Price to the value of the Common Stock reflected by the terms of such consolidation or merger if the value so reflected is less than the Conversion Price in effect immediately prior to such consolidation or merger). The Corporation shall not effect any such consolidation, merger or sale, unless prior to the consummation thereof the successor corporation (if other than the Corporation) resulting from such consolidation or merger or the Corporation purchasing such assets shall assume by written instrument executed and mailed or delivered to any holder of the Series A Preferred Stock the obligation to deliver thereto such shares of stock, securities or assets as, in accordance with the foregoing provisions, any holder may be entitled to receive. If a purchase, tender or exchange offer is made to and accepted by the holders of more than Fifty percent (50%) of the outstanding shares of Common Stock of the Corporation, the Corporation shall not effect any consolidation, merger or sale with the person having made such purchase, tender or exchange offer or with any affiliate of such person, unless prior to the consummation of such consolidation, merger or sale each holder of the Series A Preferred Stock shall have been given a reasonable opportunity to then elect to receive on conversion thereof either the stock, securities or assets then issuable with respect to the Common Stock or the stock, securities, assets, or the equivalent, issued to previous holders of the Common Stock in accordance with such purchase, tender or exchange offer.

                           (f) Notices. In case at any time:

                                    (i) The Corporation shall declare any
                           cash dividend upon its Common Stock;

                                    (ii) The Corporation shall declare any
                           dividend upon its Common Stock payable in stock or make any special dividend or other distribution other than regular cash dividends to holders of its Common Stock;

                                    (iii) The Corporation shall offer for
                           subscription pro rata to the holders of its Common Stock any additional shares of stock of any class or other rights;

                                    (iv) There shall be any capital
                           reorganization, or reclassification or the capital stock of the Corporation, or consolidation or merger of the Corporation with, or sale of all or substantially all of its assets to, another corporation; or

                                    D-10



                                    (v) There shall be a voluntary or
                           involuntary dissolution, liquidation or winding-up of the Corporation;

                  then, in any one or more of such cases, the Corporation shall give to each holder of the Series A Preferred Stock
                  (A) at least 20 days' prior written notice of the date on which a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up, and (B) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up, at least 20 days' prior written notice of thee date when the same shall take place. Such notice in accordance with the foregoing clause (A) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Common Stock shall be entitled thereof, and such notice in accordance with the foregoing clause (B) shall also specify the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up as the case may be.

                           (g) Stock to be Reserved. The Corporation shall at
                  all times reserve and keep available, free from preemptive rights out of its authorized but unissued Common Stock or its issued Common Stock held in treasury, or both, solely for the purpose of issue upon the conversion of the Series A Preferred Stock herein provided, such number of shares of Common Stock as shall then be issuable upon the conversion thereof. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of the Series A Preferred Stock, the Corporation shall take such corporate action as may in the opinion of its counsel be necessary to increase its authorized but unissued Common Stock to such number of shares as shall be sufficient for that purpose. The Corporation covenants and agrees that all shares of Common Stock which shall be so issuable shall, upon issuance, be duly authorized and validly issued, fully paid and nonassessable and free from all preemptive rights of shareholders and liens and charges with respect to the issue thereof. The Corporation shall not take any action which results in any adjustment of the Conversion Price if the total number of shares of Common Stock issuable after such action upon conversion of the Series A Preferred Stock would exceed the total number of shares of Common Stock then authorized by the Corporation's Articles of Incorporation. The Corporation shall take all such action as may be necessary to assure that all such shares of Common Stock may be so issued without violation of any applicable law or regulation, any requirements of any exchange upon which the Common Stock of the Corporation may be listed, the charter of bylaws of the Corporation, or any agreement, instrument or order to which the Corporation or any of its subsidiaries is then subject.

                                    D-11


                           (h) Issue Tax. The issuance of certificates for
                  shares of Common Stock upon conversion of the Series A Preferred Stock and the issuance of certificates for shares of the Series A Preferred Stock upon the conversion of only a portion of the number of shares of the Series A Preferred Stock covered by a certificate therefor, shall be made without charge to any holder thereof for any issuance tax in respect thereto, provided that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of such holder.

                           (i) Listing. If any shares of Common Stock
                  required to be reserved for purposes of conversion of the Series A Preferred Stock hereunder require listing on any securities exchange, before such shares may be issued upon conversion, the Corporation shall, at its expense and as expeditiously as possible, use its best efforts to cause such shares to be duly listed on such securities exchange.

                  8. Certificates. So long as any shares of the Series A Preferred Stock are outstanding, there shall be set forth on the face or back of each stock certificate issued by the Corporation a statement that the Corporation shall furnish without charge to each shareholder who so request, the powers, preferences and rights of each class of stock or series thereof and the qualifications, limitations or restrictions or such preferences or such rights.


                                    D-12



                                   PART II
                  INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 20. Indemnification of Directors and Officers.

The Restated Certificate of Incorporation and By-Laws of the Registrant provide that the Registrant shall indemnify any person to the full extent permitted by the Delaware General Corporation Law (the "DGCL"). Section 145 of the DGCL, relating to indemnification, is hereby incorporated herein by reference.

Item 21. Exhibits and Financial Statements Schedules.

           (a) The following is a list of Exhibits filed herewith as a part of this Registration Statement:

Exhibit No.                    Description of document
-----------                    -----------------------

    2.1 Amended and Restated Agreement and Plan of Merger, dated as of July 26, 1999, by and among Biorelease Corp and Polar Molecular Corporation, attached as Annex A to the Joint Proxy Statement/Prospectus contained in this Registration Statement.

    3.1        Certificate of Incorporation of Biorelease(1)

    3.2 Amendment to Certificate of Incorporation of Biorelease filed on November 2, 1992 (1)

    3.3 Amendment to Certificate of Incorporation of Biorelease filed on July 20, 1995 (1)

    3.3        By-Laws of Biorelease(1)

    4.1 Form of Proposed Amendment to the Certificate of Incorporation of Biorelease Corp. to reverse split currently outstanding shares of common stock and authorize preferred stock. This is attached as Annex D to the Joint Proxy Statement/Prospectus.

    4.2        Form of Class A Warrant of Biorelease(2)

    5.1 Legal Opinion of John B. Lowy P.C. regarding the legality of the shares of Biorelease Common Stock being exchanged for shares of PMC Common Stock (2)

    8.1        Form of Tax Opinion of Berry Moorman P.C. (2)

   10.1 Reaffirmation and Modification of Patent Assignment and Royalty Agreements dated as of February 3, 1999 between Otis
               L. Nelson, Jr., Mark L. Nelson and A. Richard Nelson and Polar Molecular Corporation and amendment thereto.

   10.2 Agreement dated June 1, 1995 between Polar Molecular Corporation and Grow Group, Inc.(2)

   10.3 License Agreement dated June 21, 1990 by and between Alox Corporation and Polar Molecular Corporation(2)

   10.4 Office Lease dated January 15, 1997 between Omnioffices/Denver Tech, Inc as lessor and Polar Molecular Corporation as lessee, including amendments thereto.

   10.5        Polar Molecular Corporation 1997 Employees Incentive Stock
               Option Plan


                                    II-1


   21          Subsidiaries of the Registrant

   23.1A Independent Auditors' Consent in connection with Biorelease Corp. financial statements for the year ended June 30, 1999

   23.1B       Independent Auditors' Consent in connection with
               Biorelease Corp. financial statements for the year ended June 30, 1998

   23.2 Independent Auditors' Consent in connection with Polar Molecular Corporation

   23.3        Consent of John B. Lowy, P.C. (included in Exhibit 5.1)

   23.4        Consent of Berry Moorman P.C. (included in Exhibit 8.1).

   99.1        Form of Biorelease Corp. Proxy Card. (2)

   99.2        Form of Polar Molecular Proxy Card. (2)

   99.6 Consents of persons named to become directors of Biorelease Corp.. who have not signed this Registration Statement. (2)
-------

(1) Previously filed with the Commission as an Exhibit to the Registration Statement on Form S-1, as amended, file No. 33-43976 and, by this reference, incorporated herein.

(2) To be filed by amendment.

Item 22. Undertakings.

(a)        Biorelease Corp. hereby undertakes:

           (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

                     (i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                     (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                     (iii) Include any additional or changed material information on the plan of distribution.


                                    II-2


           (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement relating to the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

           (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

           (b) Biorelease Corp. hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(c) Biorelease Corp. hereby undertakes to supply by means of a post-effective amendment all information concerning this transaction and Polar Molecular Corporation, that was not the subject of and included in the registration statement when it became effective

(e) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Biorelease Corp. pursuant to the foregoing provisions, or otherwise, Biorelease Corp. has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by Biorelease Corp. of expenses incurred or paid by a director, officer or controlling person of Biorelease Corp. in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Biorelease Corp. will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.


                                    II-3


                                  SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Manchester, State of New Hampshire, on January 17, 2000.
                          ---
                                         BIORELEASE CORP


                                      By: /s/  R. Bruce Reeves
                                         --------------------------
                                         R. Bruce Reeves, President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures                 Title                          Date
----------                 -----                          ----


/s/  R. Bruce Reeves       President                      January 17, 2000
------------------------                                          ---
R. Bruce Reeves


/s/  Kevin McGuire         Principal Financial Officer    January 17, 2000
------------------------                                          ---
Kevin McGuire


/s/  Richard F. Schubert   Director                       January 17, 2000
------------------------                                          ---
Richard F. Schubert


/s/  Richard Whitney       Director                       January 17, 2000
------------------------                                          ---
Richard Whitney